                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [_]
   Check the appropriate box:
   [_] Preliminary Proxy Statement
   [_] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
   [X] Definitive Proxy Statement
   [_] Definitive Additional Materials
   [_] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                VWR Corporation
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

- -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
      6(i)(2) or Item 22(a)(2) of Schedule 14A. (Paid on 6/28/95)

   [_]$500 per each party to the controversery pursuant to the Exchange Act
      Rule 14a-6(i)(3).

   [_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
      11.

     (1)Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------
     (2)Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

            -------------------------------------------------------------------
     (4)Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------
     (5)Total fee paid:
            -------------------------------------------------------------------
   [_] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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

                    [LOGO OF VWR CORPORATION APPEARS HERE]

Dear Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of VWR Corporation to be held at 11:00 a.m., EDT, on September 13, 1995, at the offices of the Corporation, 1310 Goshen Parkway, West Chester, Pennsylvania. At the Meeting, you will be asked to approve the issuance and sale of Common Shares of the Corporation to EM Laboratories, Incorporated ("EML"), an affiliate of E. Merck, Darmstadt, Germany. The proceeds from the issuance of such shares and the proceeds of borrowings by the Corporation from senior bank lenders and EML will be used by the Corporation to fund the $400,000,000 to be paid at the closing of the Corporation's proposed acquisition of the industrial distribution business of the Industrial and Life Sciences Division of Baxter Healthcare Corporation, a subsidiary of Baxter International Inc. At the Meeting we will respond to any questions you may have.

  Your Board of Directors recommends that you vote to approve the issuance of Common Shares to EML. This matter is described more fully in the formal notice of special meeting and proxy statement which appear on the following pages.

  YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, it is important that your shares be represented. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage paid envelope. If you attend the Meeting, you will, of course, have the privilege of voting in person.

  I look forward to greeting you personally; and on behalf of the Board of Directors and management of the Corporation, I would like to express our appreciation for your interest in VWR Corporation.

                                          Sincerely,

                                               /s/ Jerrold B. Harris

                                                     JERROLD B. HARRIS
                                               President and Chief Executive
                                                          Officer

West Chester, Pennsylvania
August 11, 1995

                                VWR CORPORATION

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               ----------------

TO THE SHAREHOLDERS:

  A Special Meeting of Shareholders of VWR Corporation will be held at 11:00 a.m., EDT, on September 13, 1995, at the offices of the Corporation, 1310 Goshen Parkway, West Chester, Pennsylvania, for the following purposes:

1. To approve the issuance to EM Laboratories, Incorporated ("EML"), pursuant to agreements between the Corporation and EMI Industries, Incorporated ("EMI"), EML's parent corporation, of Common Shares, par value $1.00 per share, of the Corporation which will result in EML's ownership of up to 49.89% of the issued and outstanding Common Shares of the Corporation; and

2. To transact such other business as may properly come before the Meeting, or any adjournment thereof.

  Only shareholders of record at the close of business on July 14, 1995, are entitled to notice of, and to vote at, the Meeting.

  Each shareholder is urged to sign, date and promptly return the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          BY
                                                /s/ Walter S, Sobon

                                                     WALTER S. SOBON
                                                 Vice President Finance
                                                   Corporate Secretary

West Chester, Pennsylvania
August 11, 1995

                                VWR CORPORATION

                              1310 GOSHEN PARKWAY
                       WEST CHESTER, PENNSYLVANIA 19380
                                (610) 431-1700

                               ----------------

 PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 13,
                                     1995

                               ----------------

  This proxy statement and accompanying proxy, which are being mailed to shareholders on or about August 11, 1995, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of VWR Corporation (the "Corporation" or "VWR") to be voted at a Special Meeting (the "Meeting") of Shareholders of the Corporation to be held at 11:00 a.m., EDT, on September 13, 1995, at the offices of the Corporation, 1310 Goshen Parkway, West Chester, Pennsylvania, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time before they are voted. The proxy of any shareholder may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Corporation, by presenting a duly executed proxy bearing a later date, or by voting in person at the Meeting; but mere attendance by a shareholder at the Meeting will not revoke a proxy previously granted.

  The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitation by mail, directors, officers, and employees of the Corporation may solicit proxies. The Corporation has employed Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee expected to be approximately $5,000 plus reasonable expenses. Solicitation is being made by the use of the mails, but may also be made by telephone, other means of telecommunication and personal interviews.

  The approval of the issuance and sale of the Corporation's Common Shares, par value $1.00 per share (the "Common Shares"), to EM Laboratories, Incorporated ("EML"), an affiliate of E. Merck, Darmstadt, Germany, requires the affirmative vote of a majority of the votes cast by all shareholders present in person or by proxy and voting at the Meeting, a quorum being present. If a proxy is marked as "abstain" on such proposal, or if specific instructions are given that no vote be cast on such proposal (a "specified non-vote"), the Common Shares represented by such proxy will not be voted on such proposal. Abstentions and specified non-votes will have no effect on the vote for the issuance and sale of Common Shares to EML, although such shares will be included for purposes of determining the presence of a quorum for the conduct of the Meeting.

  As of the close of business on July 14, 1995, the record date for the Meeting, there were outstanding an aggregate of 12,898,870 Common Shares. The Common Shares are the only class of securities of the Corporation entitled to be voted at the Meeting. Each Common Share is entitled to one vote. Only shareholders of record on the books of the Corporation at the close of business on July 14, 1995 will be entitled to notice of, and to vote at, the Meeting.

  In the event that at the time any session of the Meeting is called to order a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Meeting to a later date so as to permit the solicitation of additional proxies to constitute a quorum. In the event that a quorum is present but votes sufficient to adopt the proposal to approve the issuance and sale of Common Shares to EML have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the Common Shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of any proposal to adjourn the Meeting with respect to the voting on the proposal to approve the issuance and sale of Common Shares to EML, and will vote those proxies required to be voted against the proposal to approve the issuance and sale of Common Shares to EML against any such adjournment. Notice of the time and place of any such adjourned session of the Meeting will be given at the Meeting and otherwise to the extent required by law or the Bylaws of the Corporation.

  ALL PROXIES WILL BE VOTED IN ACCORDANCE WITH INDICATED INSTRUCTIONS. IF NO INSTRUCTIONS ARE GIVEN ON THE PROPOSAL TO APPROVE THE ISSUANCE AND SALE OF COMMON SHARES TO EML, THE PROXY WILL BE VOTED FOR SUCH PROPOSAL.

  Holders of 2,924,241 Common Shares, including EML and certain directors of the Corporation, constituting approximately 22.7% of the outstanding Common Shares entitled to be voted at the Meeting, have advised the Corporation that they intend to vote FOR the issuance and sale of Common Shares to EML.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ISSUANCE OF ADDITIONAL COMMON SHARES TO EML...............................   6
  General.................................................................   6
  Sale Prices for the EML Shares and the Debenture........................   7
  Use of Proceeds From the Issuance of the EML Shares and the Debenture...   7
  Reasons For the Issuance of Additional Shares to EML....................   7
  Opinion of Financial Advisor Relating to the Issuance and Sale of the
   EML Shares and Debenture...............................................   9
  Summary of the Securities Purchase Agreement............................  11
  Summary of the Standstill Agreement and the Standstill Amendment........  12
  Regulatory Approvals....................................................  14
  General Effect Upon the Rights of Existing Shareholders.................  14
  Certain Officers' Agreements............................................  15
  Litigation..............................................................  16
  Required Vote...........................................................  16
DESCRIPTION OF THE ACQUISITION OF THE INDUSTRIAL DISTRIBUTION BUSINESS OF
 BAXTER HEALTHCARE CORPORATION............................................  17
  Introduction and Background.............................................  17
  General Description of the Acquisition..................................  17
  Description of Other Financing of the Acquisition.......................  18
  VWR's Reasons for the Acquisition.......................................  19
  Risks To VWR Associated with the Acquisition............................  20
  Opinion of Financial Adviser Relating to the Acquisition................  21
  Regulatory Approvals....................................................  23
  Summary of the Asset Purchase Agreement.................................  23
  Other Material Contracts................................................  24
  Accounting for the Acquisition..........................................  25
  Federal Income Tax Consequences.........................................  25
  Prior Transaction.......................................................  25
  Corporate Name Change...................................................  25
  Market Data.............................................................  26
INFORMATION ABOUT THE INDUSTRIAL DISTRIBUTION BUSINESS....................  26
  Description of Business.................................................  26
  Customers and Suppliers.................................................  26
  Competition.............................................................  26
  Description of Property.................................................  26
  Selected Financial Data--Industrial Distribution Business...............  27
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations of the Industrial Distribution Business..................  27
VWR SELECTED FINANCIAL DATA...............................................  31
UNAUDITED PRO FORMA FINANCIAL INFORMATION.................................  32
  Unaudited Pro Forma Balance Sheet.......................................  33
  Unaudited Pro Forma Statement of Operations.............................  37
  Comparative Per Share Data..............................................  39
OWNERSHIP OF VWR'S COMMON SHARES..........................................  40
INDEPENDENT PUBLIC ACCOUNTANTS............................................  41
PROPOSALS OF SECURITY HOLDERS.............................................  41
OTHER BUSINESS............................................................  41
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................  41
FINANCIAL STATEMENTS OF INDUSTRIAL DISTRIBUTION BUSINESS.................. F-1

                                    EXHIBITS

Exhibit I--Opinion of PNC Securities Corp

Exhibit II--Common Share and Debenture Purchase Agreement

Exhibit III--Standstill Agreement

Exhibit IV--Amendment No. 1 to Standstill Agreement

Exhibit V--Opinion of Goldman, Sachs & Co.

Exhibit VI--Asset Purchase Agreement

Exhibit VII--Services Agreement

Exhibit VIII--Baxter Distribution Agreement

                             INDEX OF DEFINED TERMS

TERM                                                                       PAGE
- ----                                                                       -----
Acquisition...............................................................     7
Amended Percentage Limitation.............................................  7,13
April Shares..............................................................     6
April Warrant.............................................................     6
Asset Purchase Agreement..................................................     7
Banks.....................................................................    18
Baxter....................................................................     7
Baxter Distribution Agreement.............................................    18
Business Employees........................................................    23
Canlab....................................................................    25
Commitment Letter.........................................................    18
Common Shares.............................................................     1
Corporation...............................................................     1
Debenture.................................................................     6
Debenture Shares..........................................................     7
EBITDA....................................................................    19
EMI.......................................................................     6
EMI Distribution Agreement................................................     8
EML.......................................................................     1
EML Agreements............................................................     6
EML Investment............................................................ 32,39
EML Shares................................................................     6

TERM                                                                       PAGE
- ----                                                                       -----
Engagement Letter.........................................................    23
40% Shareholder...........................................................    15
Initial Fee...............................................................    23
Exchange Act..............................................................    13
Goldman, Sachs............................................................     8
HSR Act...................................................................    12
Industrial Distribution Business..........................................     7
LIBOR.....................................................................    19
LIFO......................................................................    39
Meeting...................................................................     1
Monthly Retainer Fee......................................................    23
Original Percentage Limitation............................................     6
PNC Bank..................................................................    11
PNC Securities............................................................     9
Prime.....................................................................    19
Purchase Shares...........................................................     7
Purchased Assets..........................................................    23
Refinancing............................................................... 32,39
Revolver..................................................................    18
Rights Agreement..........................................................    12
Securities Act............................................................    13
Securities Purchase Agreement.............................................     6
Senior Facility...........................................................    18
Services Agreement........................................................ 17,32
Specified non-vote........................................................     1
Standstill Agreement......................................................     6
Standstill Amendment......................................................    12
Standstill Period.........................................................    12
Standstill Shares.........................................................     7
Term Loan.................................................................    18
20% Shareholder...........................................................    15
USD.......................................................................    35

                  ISSUANCE OF ADDITIONAL COMMON SHARES TO EML

GENERAL

  On April 13, 1995, pursuant to an agreement with EM Industries, Incorporated, EML's direct parent corporation ("EMI"), the Corporation issued and sold to EML 1,818,181 Common Shares (the "April Shares"), and a warrant (the "April Warrant") exercisable to purchase an additional 967,015 Common Shares at $11.00 per share. EML paid the Corporation an aggregate of approximately $20,000,000 for the April Shares and the April Warrant, and the Corporation has used the proceeds to reduce its indebtedness. As a result of its acquisition of the April Shares and the April Warrant, EML now beneficially owns (including the Common Shares covered by the April Warrant which has not yet been exercised) approximately 20% of the Corporation's issued and outstanding Common Shares.

  In connection with the agreement to purchase the April Shares and the April Warrant, EMI entered into a Standstill Agreement with the Corporation, dated February 27, 1995 (the "Standstill Agreement"), pursuant to which EMI agreed that it and its affiliates would not, subject to certain specified exceptions, for a period of four years, increase its beneficial ownership of the Corporation's Common Shares above 20.1% (the "Original Percentage Limitation") without the prior consent of the Corporation. EML directly assumed those restrictions at the time of its purchase of the April Shares and the April Warrant.

  The Corporation is now seeking shareholder approval of the proposed issuance to EML of Common Shares which the Corporation has agreed to issue to EML, subject to such shareholder approval, under the terms of (i) a Common Share and Debenture Purchase Agreement, dated May 24, 1995 (the "Securities Purchase Agreement") between the Corporation and EMI, (ii) a Subordinated Debenture of the Corporation in the principal amount of $135,000,000 (the "Debenture") which will be purchased by EML under the terms of the Securities Purchase Agreement, and (iii) the Standstill Agreement, as proposed to be amended under the terms of the Securities Purchase Agreement. EMI has assigned its rights under the Standstill Agreement, as well as its rights to acquire additional Common Shares and the Debenture under the Securities Purchase Agreement, to EML. The Securities Purchase Agreement, the Debenture and the Standstill Agreement are sometimes collectively referred to herein as the "EML Agreements" and the Common Shares to be issued to EML under the EML Agreements are referred to herein as the "EML Shares." Based upon 12,898,870 issued and outstanding Common Shares as of July 14, 1995 (the record date) and assuming the exercise by EML of the April Warrant, the EML Agreements contemplate the issuance and sale by the Corporation to EML of approximately 8,242,000 Common Shares, plus such additional number of Common Shares as will enable EML to maintain an ownership percentage equal to 49.89% of the issued and outstanding Common Shares. The obligations of the Corporation under the Securities Purchase Agreement are subject to the approval by the Corporation's shareholders of the issuance of the EML Shares.

  Approval by the shareholders of the Corporation of the issuance of the EML Shares is required under the regulations of the Nasdaq Stock Market (R) which require approval of issuances which result in a "change in control" of an issuer. While the provisions of the Standstill Agreement are inconsistent with a conclusion that EML's acquisition of the EML Shares will result in a change in control of the Corporation (e.g., restrictions on further acquisitions of VWR's Common Shares by EML or its affiliates and limitations on EML's representation on VWR's Board of Directors. See "Issuance of Additional Common Shares to EML--Summary of the Standstill Agreement and the Standstill Amendment."), the Nasdaq regulations nevertheless require shareholder approval of such issuances because of the significant percentage of Common Shares which will be owned by EML as a result of the EML Agreements. Shareholder approval is not otherwise required under applicable law or the Articles of Incorporation or Bylaws of the Corporation.

SALE PRICES FOR THE EML SHARES AND THE DEBENTURE

  Under the terms of the Securities Purchase Agreement, EML has agreed to purchase 6,832,797 Common Shares (the "Purchase Shares") at a price of $12.44 per share and the Debenture at a price of $135,000,000. After giving effect to the purchase of the Purchase Shares and the exercise of the April Warrant, EML will own approximately 46% of the issued and outstanding Common Shares. Under the terms of the Debenture, the Corporation is obligated to issue to EML, at a price of $12.44 per share in lieu of cash interest, that number of Common Shares (the "Debenture Shares") as will cause EML's beneficial ownership of Common Shares to increase to 49.89% (the "Amended Percentage Limitation") of the issued and outstanding Common Shares. Assuming the Corporation does not issue any additional Common Shares to third parties prior to the completion of the issuance of the Debenture Shares to EML, the Corporation will issue approximately 1,409,000 Debenture Shares to EML. Under the Standstill Agreement, as proposed to be amended by the Securities Purchase Agreement, in the event the Corporation issues additional Common Shares to third parties in a registered public offering or private placement, EML is entitled to purchase from time to time that number of Common Shares (the "Standstill Shares") as will enable it to maintain an ownership interest of Common Shares equal to the Amended Percentage Limitation at the same price at which the Corporation proposes to issue such additional Common Shares to third parties. The consideration to be received by VWR for the issuance and sale of the EML Shares and the Debenture was determined by negotiations between the parties and approved by the Board of Directors of VWR, with EML's Board representatives abstaining. On May 24, 1995, the last trading day prior to the announcement of the execution of the Securities Purchase Agreement, the high and low per share sales price of the Corporation's Common Shares, as reported by the Nasdaq Stock Market, were $10.00 and $9.25, respectively.

USE OF PROCEEDS FROM THE ISSUANCE OF THE EML SHARES AND THE DEBENTURE

  Closing under the Securities Purchase Agreement, and EML's exercise of the April Warrant, are to occur on or prior to closing of VWR's proposed acquisition of the industrial distribution business of the Industrial and Life Sciences Division of Baxter Healthcare Corporation, a Delaware corporation ("Baxter") and the industrial distribution business conducted by certain Baxter affiliates (collectively, the "Industrial Distribution Business"). The proceeds from the issuance and sale of the Purchase Shares and the Debenture (approximately $220,000,000) and from EML's exercise of the April Warrant (approximately $10,600,000) will be used to fund, in part, the $400,000,000 to be paid by VWR at the closing of such acquisition.

  Baxter is a wholly-owned subsidiary of Baxter International Inc., a Delaware corporation. Such acquisition of assets from Baxter pursuant to the Asset Purchase Agreement dated as of May 24, 1995 between Baxter and VWR (the "Asset Purchase Agreement") is referred to herein as the "Acquisition." See "Description of the Acquisition of the Industrial Distribution Business of Baxter Healthcare Corporation" for information regarding the Industrial Distribution Business and the terms of the Acquisition.

REASONS FOR THE ISSUANCE OF ADDITIONAL SHARES TO EML

  The Board of Directors of the Corporation has had two interdependent corporate strategies which resulted in its decision to enter into the Securities Purchase Agreement. The first set of reasons relates to the desirability of the Acquisition. The Acquisition is intended to enable the Corporation to substantially increase its sales volume through the Corporation's existing distribution infrastructure (facilities and systems) while increasing its associated costs by a smaller percentage. For a more complete description of the Board's reasons for entering into the Asset Purchase Agreement to effect the Acquisition, as well as certain risks to the Corporation inherent in the Acquisition, see "Description of the Acquisition of the Industrial Distribution Business of Baxter Healthcare Corporation-- VWR's Reasons for the Acquisition" and "--Risks To VWR Associated with the Acquisition."

  At the time of VWR's acquisition in Canada of the Canlab division of an affiliate of Baxter in the summer of 1994, the Corporation conducted exploratory talks with Baxter about the possibility of acquiring the Industrial Distribution Business. In connection with those discussions, the Corporation and Goldman, Sachs & Co. ("Goldman, Sachs") discussed with several possible funding sources the issuance by the Corporation of equity to fund such a transaction. Only limited preliminary interest was demonstrated by these potential sources. The Corporation did not pursue such discussions because at the time the exploratory acquisition talks were terminated by Baxter.

  At approximately the beginning of 1995, VWR resumed discussions with Baxter regarding the possible acquisition of the Industrial Distribution Business. Having reached the conclusion that the Acquisition would be in the best interests of the Corporation and its shareholders, the Board then was required to determine an optimal method for funding the Acquisition. The Board recognized that the Acquisition would involve a high degree of risk to shareholders if funded by an unduly large amount of borrowings. The Board concluded that an adequate equity element was necessary. Because of both the timing constraints associated with the Acquisition and the Corporation's experience in seeking equity capital in the fall of 1994, the Board concluded that it would not be desirable or feasible to raise additional equity to fund the Acquisition through a public offering of equity securities or a broadly-based institutional private placement.

  EML is a wholly-owned subsidiary of EMI, which is, in turn, a wholly-owned subsidiary of Merck AG, a Swiss corporation. Merck AG is controlled by Merck & Cie. KG, a Swiss partnership, which is 97.81% owned by Merck KGaA, Darmstadt, Germany, a limited liability company based on shares, the majority of which are owned by E. Merck, Darmstadt, Germany. Merck KGaA, Darmstadt, Germany, has succeeded to E. Merck, Darmstadt Germany's international business of manufacturing and distributing pharmaceutical, laboratory and chemical products. In 1994, E. Merck, Darmstadt, Germany achieved worldwide sales of approximately $3.5 billion. (E. Merck, Darmstadt, Germany and its affiliates are not affiliated with Merck & Co., the United States-based manufacturer and world wide distributor of pharmaceutical and other products.)

  During the past two years, the Corporation has formed certain strategic alliances with E. Merck, Darmstadt, Germany and its affiliates. For example, on December 17, 1993, the Corporation and E. Merck, Darmstadt, Germany entered into a joint venture agreement whereby the Corporation acquired 10% of the outstanding capital stock of Bender & Hobein GmbH, a subsidiary of E. Merck, Darmstadt, Germany and one of the largest distributors of scientific products in Germany, and agreed to provide certain distribution assistance to Bender & Hobein. In addition, in early 1993 the Corporation's Canadian subsidiary, VWR Scientific of Canada Ltd., became the sole distributor of certain chemical products manufactured by BDH, Inc., a wholly-owned subsidiary of Merck AG. On February 27, 1995, the date on which the Corporation and EMI executed the agreements relating to the April Shares and April Warrant, the Corporation and EMI entered into a distribution agreement (the "EMI Distribution Agreement") which provides for the distribution in the United States of certain products manufactured by EMI and its affiliates. These alliances most recently culminated in the Corporation's sale to EML in April, 1995, of the April Shares and the April Warrant for a total purchase price of approximately $20,000,000, the proceeds of which were used by the Corporation to reduce its indebtedness and thereby strengthen its balance sheet.

  It was in the context of the Corporation's growing set of relationships with affiliates of E. Merck, Darmstadt, Germany that the Board determined that a logical source of funding for the Acquisition would be E. Merck, Darmstadt, Germany and its affiliates and that, by effecting such funding in that manner, the Corporation could effectively pursue its goal of greater sales and infrastructure utilization while further strengthening its strategic alliances with E. Merck, Darmstadt, Germany and its affiliates.

  The Board of Directors considered in substantial detail at a number of meetings both the desirability and proposed terms of the Acquisition and the discussions with EMI and its affiliates concerning possible funding of a substantial portion of the cost of the Acquisition by EMI and its affiliates. The deliberations culminated at the Board's meeting on May 24, 1995, at which time the Board received an opinion from Goldman, Sachs that the consideration to be paid by the Corporation for the Industrial Distribution Business pursuant to the Asset Purchase Agreement is fair to the Corporation (see "Description of the Acquisition of the Industrial Distribution Business of Baxter Healthcare Corporation--Opinion of Financial Advisor Relating to the Acquisition") and an opinion of PNC Securities Corp that the consideration to be paid by EML in connection with the issuance and sale of the EML Shares and the Debenture to EML are fair to the Corporation and its shareholders not affiliated with EML from a financial point of view (see "--Opinion of Financial Advisor Relating to the Issuance and Sale of Purchase Shares and Debenture").

  The Board of Directors concluded that the issuance and sale of the EML Shares on the terms provided for in the EML Agreements and the use of the proceeds from the issuance and sale of the Purchase Shares and the Debenture to fund a portion of the Acquisition presented an effective linchpin between the corporate strategies inherent in the Corporation's pursuit of the Acquisition and the desire to further strengthen the Corporation's strategic alliance with E. Merck, Darmstadt, Germany and its affiliates.

OPINION OF FINANCIAL ADVISOR RELATING TO THE ISSUANCE AND SALE OF THE EML SHARES AND DEBENTURE

  PNC Securities Corp ("PNC Securities") has delivered to the Corporation's Board of Directors its opinion that, in light of the perceived benefits of consummating the Acquisition and the necessity of obtaining financing therefor, the consideration to be received by the Corporation in connection with the issuance and sale of the EML Shares and the Debenture is fair to the Corporation and its shareholders not affiliated with EML from a financial point of view. The full text of the opinion of PNC Securities dated May 24, 1995, which sets forth certain assumptions made, matters considered and limitations on and the scope of the review undertaken, is attached as Exhibit I to this Proxy Statement. PNC Securities received no instructions from VWR, nor were any limitations imposed by VWR or its affiliates on the scope of the investigation made or procedures followed in connection with its fairness opinion. In arriving at its opinion, PNC Securities was not authorized to solicit, and did not solicit, inquiries with respect to the placement of Common Shares or subordinated debt of the Corporation with institutional investors in order to finance in part the Acquisition. In the opinion of VWR's management, since May 24, 1995, no events have occurred, and there has been no significant change in any information available to PNC Securities which should alter PNC Securities' opinion given as of such date. SHAREHOLDERS ARE URGED TO READ THE PNC SECURITIES OPINION CAREFULLY AND IN ITS ENTIRETY. The opinion of PNC Securities is directed only to the fairness of the consideration to be paid by EML in connection with the issuance and sale of the EML Shares and the Debenture and does not constitute a recommendation to any VWR shareholder of the Corporation as to how such shareholder should vote, nor an opinion regarding the fairness to the Corporation of the terms of the Acquisition. (See "Description of the Acquisition of the Industrial Distribution Business of Baxter Healthcare Corporation--Opinion of Financial Advisor Relating to the Acquisition.") The summary of the opinion of PNC Securities as set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

  In arriving at its opinion, PNC Securities, among other things, (i) analyzed certain publicly-available financial statements and other information of the Corporation, including documentation relating to the purchase by EML of the April Shares and April Warrant; (ii) analyzed certain internal financial statements and other financial and operating data concerning the Corporation, including certain pro forma financial data giving effect to the consummation of the Acquisition and related financing, prepared by the management of the Corporation; (iii) analyzed certain financial data projections prepared by the management of the Corporation; (iv) discussed the past and current operations and financial condition and the prospects of the Corporation with senior management of the Corporation, including the strategic and operating benefits anticipated by senior management to be derived from the Acquisition, the issuance and sale of the EML Shares and the Debenture and the Corporation's commercial arrangements with EML and discussed with senior management of the Corporation prior efforts by the Corporation to placing equity securities; (v) reviewed the historical stock prices and trading volume of the Common Shares;
(vi) visited the principal offices of the Corporation; (vii) compared the financial performance and prospects of the Corporation with that of certain other comparable publicly-traded companies and analyzed the market valuation of such companies; (viii) compared certain financial terms contained in the EML Shares and the Debenture to certain financial terms of other selected transactions deemed relevant; (ix) reviewed the principal terms of the Acquisition and the opinion of Goldman Sachs, the Corporation's financial advisor, dated May 24, 1995 with respect to the fairness to the Corporation of the consideration to be paid by the Corporation for the Industrial Distribution Business as of the date of such opinion; (x) reviewed the terms of the EML Agreements (including the Standstill Agreement, as proposed to be amended by the Securities Purchase Agreement) and related agreements as agreed between the Corporation and EML; and (xi) performed such other analyses as PNC Securities deemed appropriate.

  PNC Securities' opinion was based solely on the consideration to be received by the Corporation from the issuance and sale of the EML Shares and the Debenture to EML pursuant to the Securities Purchase Agreement subject to the standstill restrictions contained in the Standstill Agreement, as proposed to be amended by the Securities Purchase Agreement, which limit the ability of EML and its affiliates to acquire majority ownership of the Corporation or to elect a majority of the Board of Directors, for an agreed period of time and under the conditions set forth in the Standstill Agreement and, as proposed to be amended by the Securities Purchase Agreement. In rendering its opinion, it was PNC Securities' understanding, based upon discussions with senior management of the Corporation and its review of the related documents, that EML will not acquire control of the management and direction of the business and affairs of the Corporation as a result of the issuance and sale of the EML Shares, and therefore the opinion of PNC Securities did not address the question whether the consideration to be paid by EML for the EML Shares and the Debenture would be fair from a financial point of view if the transactions with EML were to result in a change of control.

  Further, PNC Securities assumed that the consideration to be paid by the Corporation in connection with the Acquisition is fair to the Corporation and its shareholders from a financial point of view. PNC Securities also considered the view of the Board of Directors and senior management of the Corporation that the Acquisition represents a significant business opportunity for the Corporation and that significant strategic and operational benefits will be derived by consummating the Acquisition and the concurrent investment and commercial arrangements with EML, and the view of management of the Corporation that the issuance and sale of the EML Shares and the Debenture represents the best source of the financing for the Acquisition available to the Corporation at the time and that the purchase by EML of the Purchase Shares and the Debenture will provide significant benefit to the Corporation by its assistance in obtaining necessary bank financing to consummate the Acquisition.

  In connection with its opinion, PNC Securities did not independently verify any of the financial and other information that was provided to PNC Securities by the Corporation or that was publicly available, and its opinion is conditioned on the information being complete and accurate in all material respects. In addition, PNC Securities did not make and has not been provided with any evaluation or appraisal of any of the assets (contingent or otherwise) of the

Corporation. With respect to the financial projections, including pro forma financial data taking into account the Acquisition, PNC Securities assumed that they had been reasonably prepared on bases reflecting the best then available estimates and judgments of the Corporation's management as to the future financial performance of the Corporation. PNC Securities did not make any independent evaluation of the solvency of the Corporation and assumed after giving effect to the Acquisition and related debt and equity financing, including the issuance and sale of the Purchase Shares and the Debenture, that
(i) the Corporation will be able to pay its debts as they become due in the usual course of business; (ii) the fair value of the Corporation's total assets would not be less than the Corporation's total liabilities; and (iii) the Corporation will not have unreasonably small capital with which to engage in its business. PNC Securities' opinion was based on economic, monetary and market conditions existing at the date thereof. Furthermore, PNC Securities expressed no opinion as to the price or trading range at which the Common Shares will trade or as to the Corporation's ability to access the capital markets prior to or subsequent to the consummation of the issuance and sale of the EML Shares and the Debenture or the Acquisition.

  PNC Securities is an affiliate of PNC Bank, National Association ("PNC Bank"). PNC Bank, Bank of America National Trust and Savings Association and CoreStates Bank, N.A. have delivered a commitment letter to the Corporation under which, subject to the terms and conditions thereof, those banks have committed to lend the Corporation up to an aggregate of $285,000,000 to provide the balance of the funds necessary to effect the Acquisition and to provide the Corporation with post-Acquisition working capital. (See "Description of the Acquisition of the Industrial Distribution Business of Baxter Healthcare Corporation--Description of Other Financing of the Acquisition.")

  Pursuant to the engagement letter between the Corporation and PNC Securities relating to its financial advisory services in connection with the issuance and sale of the EML Shares and the Debenture, the Corporation paid a fee of $300,000 to PNC Securities plus certain of its expenses and agreed to indemnify PNC Securities against certain liabilities, including certain liabilities under the federal securities laws. To date PNC Securities has not received any reimbursement of out-of-pocket expenses. PNC Securities estimates that its out-of-pocket expenses, including fees and expenses of its counsel, amount to approximately $35,000.

SUMMARY OF THE SECURITIES PURCHASE AGREEMENT

  The Securities Purchase Agreement is attached as Exhibit II to this Proxy Statement and is incorporated herein by reference.

  Issuance and Sale of Purchase Shares and Debenture. Subject to the terms and conditions of the Securities Purchase Agreement, on the Closing Date (as defined in such Agreement) the Corporation will issue and sell the Purchase Shares and the Debenture to EML for an aggregate purchase price of $220,000,000. As a result of such purchase and EML's exercise of the April Warrant, EML will own approximately 46% of the issued and outstanding Common Shares.

  The Debenture. The Debenture will be in the principal amount of $135,000,000 and will mature in a single installment on the tenth anniversary of the issue date. The indebtedness evidenced by the Debenture will be subordinated to the Corporation's obligations to its primary bank lending institutions. Interest will be payable on the unpaid principal of the Debenture quarterly at 13% per annum, but until such time as EML and its affiliates own 49.89% of the aggregate number of issued and outstanding Common Shares, interest shall be payable solely in Debenture Shares at a price of $12.44 per share. Thereafter and until the second anniversary of the issuance of the Debenture, the payment of any cash interest otherwise accruing will be deferred until maturity of the Debenture.

  Beginning on the fifth anniversary of the issue date of the Debenture, the Corporation will have the right to redeem all or any portion of the Debenture, but only from internally generated cash flow.

  Closing Conditions. The obligations of the Corporation to sell, and EML to purchase, the Purchase Shares and the Debenture are subject to the requirement that the proceeds from the Purchase Shares and Debenture be used solely for the consummation of the Acquisition and are further subject to the satisfaction on or before the Closing Date of certain additional conditions, including that: (i) the issuance of the EML Shares has been approved by the Corporation's shareholders; (ii) the issuance of the EML Shares has been approved by the Nasdaq Stock Market; (iii) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or have been terminated; (iv) the parties shall have executed and delivered the Amendment (the "Standstill Amendment") to the Standstill Agreement; and (v) such other conditions to closing customary to transactions of this nature as set forth in further detail in the Securities Purchase Agreement.

  In addition, the obligation of EML to purchase the Purchase Shares and the Debenture is also subject to (i) an amendment of the EMI Distribution Agreement on terms to be mutually agreed upon; (ii) EML's not becoming an "Acquiring Person" (as defined in the Rights Agreement (the "Rights Agreement") dated May 20, 1988 between the Corporation and The First Jersey National Bank, as amended) upon the acquisition of the Purchase Shares, Debenture and Debenture Shares; and (iii) the execution and delivery of an employment agreement between the Corporation and its President and Chief Executive Officer satisfactory in form and substance to EML.

  Certain Covenants. In the Securities Purchase Agreement, the Corporation has agreed, among other things, to: (a) use all proceeds received from EML from the sale of the Purchase Shares and the Debenture for the purpose of financing the Acquisition; (b) conduct its business through the Closing Date in the ordinary course and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, to keep available the services of its present officers and employees, and to preserve its relationships with its customers, suppliers and others having business dealings with it; (c) refrain through the Closing Date from declaring, setting aside or paying any non-ordinary dividend or other distribution with respect to shares of its capital stock; (d) refrain through the Closing Date from issuing or selling any shares of its capital stock; (e) refrain through the Closing Date from amending its Articles of Incorporation or Bylaws or the Rights Agreement; and (f) call the Meeting and use its best efforts to obtain shareholder approval at the Meeting of the issuance by the Corporation of the EML Shares.

  In the Securities Purchase Agreement, EML has agreed, among other things, to: (a) refrain from acquiring any Common Shares (other than those obtained upon its exercise of the April Warrant) prior to the Closing Date without the consent of the Corporation; (b) vote the Common Shares held by it at the Meeting in favor of the issuance and sale of the EML Shares; and (c) exercise the April Warrant on or before the Closing Date.

SUMMARY OF THE STANDSTILL AGREEMENT AND THE STANDSTILL AMENDMENT

  The Standstill Agreement and the Standstill Amendment are attached as Exhibits III and IV, respectively, to this Proxy Statement and are incorporated herein by reference.

  Restrictions on the Acquisition of Additional Common Shares. The Standstill Agreement currently restricts EML and its affiliates from acquiring or holding more than the Original Percentage Limitation of the Common Shares for a four year period ending April 13, 1999 (the "Standstill Period"), subject to certain exceptions, as set forth in more detail in such Agreement.

For example, if an unaffiliated third party made a tender or exchange offer to acquire Common Shares, EML may make a tender offer for up to an equivalent number of Common Shares (subject to the right of VWR to subsequently repurchase Common Shares from EML to reduce EML's percentage Common Share ownership to the Amended Percentage Limitation). In addition, EML may purchase additional Common Shares upon the approval of two-thirds of VWR's directors who were not nominated or appointed by EML. On April 13, 1995, EMI assigned its rights and delegated its obligations under the Standstill Agreement to EML whereupon EMI and EML became jointly and severally liable for their respective performance under such Agreement. Under the Standstill Amendment, the Original Percentage Limitation would be increased to 49.89% (the "Amended Percentage Limitation") upon the issuance and sale of the Purchase Shares.

  Under the Standstill Agreement, neither EMI, EML or any affiliate of either of them could make any further acquisition of Common Shares of the Corporation following the expiration of the Standstill Period, without the consent of the Corporation, unless it was by means of a tender offer for all of the shares made to all other shareholders and the holders of at least two-thirds of the shares not owned by EML and its affiliates had accepted such offer. Under the Standstill Amendment, this restriction would be changed to provide that the terms of such tender offer first be approved by a majority of the directors of the Corporation not affiliated with or designated by EML and thereafter be accepted by the holders of at least a majority of the shares not owned by EML and its affiliates.

  Restrictions on the Transfer of Common Shares. The Standstill Agreement currently prohibits EML and its affiliates from transferring any of its Common Shares during the Standstill Period except in certain limited circumstances, including: (i) sales made pursuant to the exercise of registration rights granted by the Corporation by such Agreement; (ii) sales made pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"); (iii) private sales to third parties (including sales pursuant to tender and exchange offers and private offerings); (iv) certain transfers to affiliates; and (v) sales made in conjunction with a merger or consolidation in which the Corporation is acquired or in conjunction with a sale of all or substantially all of the Corporation's assets, provided that the Corporation's Board of Directors had approved such merger, consolidation or sale. Sales of any Common Shares made pursuant to sub-clauses (i), (ii) and (iii) above, however, are subject to the Corporation's rights of first refusal to purchase all, but not fewer than all, of such Common Shares.

  Certain Covenants. Pursuant to the Standstill Agreement, EML has made certain negative covenants to the Corporation. In particular, EML has agreed that during the Standstill Period it and its affiliates will not, without the prior consent of a majority of the Corporation's directors which are not affiliated with EML, (i) solicit proxies or become a participant in opposition to the Corporation's Board of Directors; (ii) deposit its Common Shares into a voting trust or subject EML to any voting agreement with any non-affiliate of EML; (iii) join any group for the purpose of acquiring, holding or disposing of Common Shares within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iv) induce or attempt to induce any other person to initiate a tender offer for any securities of the Corporation or to effect any change of control of the Corporation, or take any action for the purpose of convening a meeting of the Corporation's shareholders; and (v) acquire any class of equity securities of any entity which, prior to the time of acquisition of more than 1% of such class, is publicly disclosed to be the beneficial owner of more than 5% of any class of the Corporation's voting securities.

  Under the terms of the Standstill Agreement and Standstill Amendment, the Corporation has agreed not to issue any security which provides the holder(s) thereof with any extraordinary or special voting rights or any right to veto any action of the Corporation.

  EML Board Representation. The Corporation's Board of Directors is classified and currently consists of eleven members distributed among three classes. The terms of office of three directors expire in 1996 and four such terms expire in each of 1997 and 1998. In connection with the issuance of the April Shares and April Warrant, the Corporation's Board of Directors was increased from nine to its present size of eleven and two designees of EML were elected to the Board (with terms expiring in 1997 and 1998, respectively) to fill the vacancies created thereby. Pursuant to the Standstill Amendment, upon consummation of the purchase and sale of the Purchase Shares, the Corporation on EML's request will take all requisite action, including, without limitation, increasing or decreasing the size of the Board, to enable EML to maintain Board representation (rounded down to the nearest whole number) which at all times is commensurate with the actual proportion of Common Shares owned by it and its affiliates. So long as EML and its affiliates own no more than the Amended Percentage Limitation, less than half of the Corporation's Board will be comprised of members nominated by EML and its affiliates. Pursuant to the Standstill Agreement, however, there are certain circumstances under which EML and its affiliates could be entitled to nominate a majority of the Board by increasing its ownership of Common Shares above the Amended Percentage Limitation, as described above in the paragraph captioned "Summary of the Standstill Agreement and the Standstill Amendment--Restrictions on the Acquisition of Additional Common Shares."

  Registration Rights. Under the terms of the Standstill Agreement, EML is entitled to certain registration rights with respect to Common Shares beneficially owned by it, including the EML Shares. Subject to certain conditions and limitations, EML may, during any twelve month period, require the Corporation to effect one registration of any of the Common Shares held by EML and its affiliates for sale under the Securities Act. In addition, subject to certain conditions and limitations, if the Corporation proposes to register any of its Common Shares under the Securities Act, EML is entitled to notice of, and to include Common Shares which it owns in, such registration.

REGULATORY APPROVALS

  The Corporation and EML have made all requisite filings under the HSR Act and the applicable waiting period has been terminated.

GENERAL EFFECT UPON THE RIGHTS OF EXISTING SHAREHOLDERS

  Influence by EML. After the consummation of the issuance and sale of the Purchase Shares, EML will have the opportunity to exercise a material degree of influence over the Corporation's business and activities through its ability to vote the Common Shares owned by it and to nominate to the Corporation's Board pursuant to the provisions of the Standstill Agreement persons who will constitute one less than a majority of the members of the Board. EML will not, however, be involved in the day-to-day management of the Corporation's business. The shareholders owning Common Shares immediately prior to such issuance and sale will continue to own a majority of the outstanding Common Shares immediately after such issuance and sale, and will continue to be able to elect nominees to the Board of Directors who are not designees of EML and who will constitute a majority of the Board of Directors of the Corporation.

  Future Acquisition of the Corporation. Following EML's purchase of the Purchase Shares and the Debenture Shares, there will be a substantially decreased likelihood that any party other than EML and its affiliates would make an offer to acquire all of the equity interests of the Corporation. This is so in large measure because, as a practical matter, no entity could thereafter acquire the Corporation without EML's approval.

  In addition to its substantial equity investment in the Corporation, EML and its affiliates would have an advantage over others in any subsequent acquisition of the Corporation by reason of the fact that in connection with EML's purchase of the April Shares and April Warrant, the Board of Directors of the Corporation (i) approved an amendment to the Rights Agreement which has the effect of excluding the application of the Rights Agreement as to EML and its affiliates (so long as they are not in default under the Standstill Agreement) and (ii) approved EML as a "20% Shareholder" (as that term is defined in the Corporation's Articles of Incorporation) prior to its becoming such, thereby rendering inapplicable the super-majority voting provision under
Article VIII of the Corporation's Articles of Incorporation. Absent a similar approval, under Article VIII of the Corporation's Articles of Incorporation, any merger or sale of assets between the Corporation and the beneficial owner of 20% or more of the Corporation's voting securities would require the affirmative vote of (i) the holders of 80% of the voting securities, including
(ii) the holders of more than 50% of the outstanding voting securities not held by the 20% holder; however, by reason of the prior action of the Board of Directors of the Corporation, these provisions are no longer applicable to EML and its affiliates.

  Cumulative Voting. The Corporation's Articles of Incorporation provide that for as long as the Corporation has a shareholder which owns 40% or more of the issued and outstanding Common Shares (a "40% Shareholder"), all shareholders of the Corporation shall be entitled to cumulate votes in the election of directors. In addition, during any such time that the Corporation has a 40% Shareholder, one or more candidates for the Corporation's Board of Directors may be nominated by a majority of the Corporation's directors not affiliated with such 40% Shareholder or by any person who beneficially owns Common Shares having a market value of at least $250,000. Upon the issuance and sale of the Purchase Shares to EML and EML's agreed-upon exercise of the April Warrant, EML will be a 40% Shareholder. Accordingly, cumulative voting in the election of the Corporation's directors and the aforementioned nomination rights will become effective upon the issuance and sale of the Purchase Shares to EML.

CERTAIN OFFICERS' AGREEMENTS

  VWR has agreements with six of its most senior officers, including its President and Chief Executive Officer. Each agreement provides that such officer will receive compensation for up to 24 months if his employment terminates (voluntarily or involuntarily) for any reason, other than gross misconduct, death, disability, or reaching age 65, within two years following completion of the proposed transactions with EML. The compensation will be paid at a rate equal to the officer's current salary and target bonus. The compensation is subject to a minimum annual rate of not less than the officer's average compensation for the preceding three calendar years, and is subject to reduction if the aggregate present value of all payments would exceed three times the officer's "annualized includable compensation," as defined in Section 280G of the Internal Revenue Code, for the officer's most recent five taxable years. The officer will also continue to have "employee" status for the 24 month period and will be entitled to retain most employee benefits and rights during this period.

  The agreement between VWR and its President and Chief Executive Officer is to be replaced by the employment agreement referred to under "Issuance of Additional Common Shares to EML--Summary of the Securities Purchase Agreement--Closing Conditions."

  The estimated aggregate amounts currently payable if the officers (not including its President and Chief Executive Officer) were to exercise their individual rights following completion of VWR's transactions with EML (assuming each officer receives payment for the maximum 24-month period) would be approximately $2,000,000. The foregoing amount does not include the value of any employee benefits which might be payable to an officer during the 24-month period. VWR may cease payments in the event the officer breaches certain non-competition or confidentiality covenants.

LITIGATION

  Litigation relating to the issuance of the EML Shares and the Debenture has been commenced (in Delaware by a person who alleges he is a shareholder of VWR) against VWR, VWR's President and Chief Executive Officer, seven members of VWR's Board of Directors and EMI. In the complaint the plaintiff seeks to have an action certified as a class action and, on behalf of all shareholders of VWR (except those named as defendants), to enjoin VWR from consummating the transactions contemplated by the EML Agreements, an award of class rescissory and/or compensatory damages, an award of costs and disbursements (including fees of attorneys and experts) and such other further relief as the court might deem just and proper. In addition, the plaintiff, on behalf of the shareholders, seeks an order that the Director defendants take appropriate measures to maximize shareholder value, including, without limitation, creating an active auction for VWR.

  The plaintiff alleges, among other things, that the consummation of the transactions contemplated by the EML Agreements will transfer control of VWR to EMI and because EMI will own nearly 50% of VWR, no third party will make a bid for VWR. The plaintiff also alleges that the individual defendants have participated in unfair dealing towards plaintiff and the other shareholders by failing to implement procedures for maximization of shareholder value and permitting the transfer of control of VWR at a value which fails to reflect the long-term value of VWR's Common Shares, particularly in light of VWR's future prospects upon consummation of the Acquisition.

  VWR believes that this suit is without merit and VWR, EMI and the individual defendants intend to vigorously defend this action. As described in this Proxy Statement, VWR's Board of Directors believes that the Standstill Agreement and the Standstill Amendment will protect shareholder value following the consummation of the transactions contemplated by the EML Agreements.

REQUIRED VOTE

  The approval of the issuance and sale of the EML Shares requires the affirmative vote of a majority of the votes cast by all shareholders (including, without limitation, EML) present in person or by proxy and voting at the Meeting, a quorum being present. Pursuant to the Securities Purchase Agreement, EML has agreed to vote all 1,818,181 Common Shares owned by it on the record date in favor of the proposal to approve the issuance and sale of the EML Shares.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                  OF THE ISSUANCE AND SALE OF THE EML SHARES

   DESCRIPTION OF THE ACQUISITION OF THE INDUSTRIAL DISTRIBUTION BUSINESS OF
                         BAXTER HEALTHCARE CORPORATION

INTRODUCTION AND BACKGROUND

  The following information with respect to the Acquisition is being provided by VWR pursuant to the rules and requirements of the Securities and Exchange Commission. There is no requirement that the Acquisition itself be approved by VWR's shareholders, and no such approval is being sought at the Meeting. Shareholders should understand, however, that approval of VWR's issuance of additional Common Shares to EML, as described above in this Proxy Statement, will permit VWR to consummate a critical component of the financing required for the Acquisition. If the shareholders of the Corporation approve such issuance, then, subject to the satisfaction of the terms and conditions of the Securities Purchase Agreement described above and of the Asset Purchase Agreement described below, it is likely that the Acquisition will be consummated; if such issuance is not approved by the shareholders, then the Acquisition could not be consummated under its existing terms and it is unlikely it would be consummated at all.

GENERAL DESCRIPTION OF THE ACQUISITION

  The Industrial Distribution Business is engaged in the business of distributing general laboratory supplies and equipment, worldwide, to customers such as analytical research and development laboratories, educational institutions, environmental testing laboratories, clean room facilities, medical device manufacturers, electronic and semiconductor manufacturers, government research facilities and others. For more detailed information about the Industrial Distribution Business, which information has been furnished by Baxter, see "Information About the Industrial Distribution Business." The Industrial Distribution Business does not include Baxter's distribution of products, whether manufactured by it or by others, in Canada and Japan or to customers of Baxter who purchase such products for use in the care of human patients or for the diagnosis of disease or defect for the purpose of caring for human patients.

  Pursuant to the terms and conditions of the Asset Purchase Agreement, VWR has agreed to acquire substantially all of the Industrial Distribution Business. At the closing under the Asset Purchase Agreement, VWR will purchase designated assets from Baxter, including, but not limited to, a portion of the domestic trade accounts receivable of the Industrial Distribution Business, certain tangible personal property, rights and benefits under certain contracts and certain rights in specified trademarks. VWR will also assume, as and to the extent specified in the Asset Purchase Agreement, (i) certain liabilities of Baxter for accrued vacation pay; (ii) post-closing liabilities and obligations under the acquired contracts; (iii) certain liabilities and obligations to Baxter employees working solely in the Industrial Distribution Business; and (iv) all liabilities for warranty claims for products sold by the Industrial Distribution Business. The cash purchase price payable at closing under the Asset Purchase Agreement is $400,000,000, subject to a post-closing adjustment on a dollar-for-dollar basis to the extent that the amount obtained by subtracting the accrued vacation pay liabilities being assumed as of the date of closing, from the sum of trade accounts receivable plus tangible personal property being purchased, exceeds or is less than $45,000,000. The consideration to be paid by VWR for the Industrial Distribution Business was determined by negotiations between VWR and Baxter and approved by the Board of Directors of VWR. VWR is negotiating with Baxter to acquire at closing additional accounts receivable of the Industrial Distribution Business (approximately $25,000,000), expected to be paid for on a dollar-for-dollar basis over a period not to exceed two months.

  Pursuant to the terms of a Services Agreement to be entered into between VWR and Baxter (the "Services Agreement") at closing under the Asset Purchase Agreement, Baxter will, for a transition period of up to two years, provide VWR with certain administrative and distribution services for the Industrial Distribution Business from Baxter's own facilities. From time to time during such transition period VWR will move the operations of the Industrial Distribution Business from Baxter's facilities into its own distribution facilities. Each time such operations are transferred from a Baxter facility to a VWR facility, VWR will purchase certain inventories of the laboratory supplies and equipment which Baxter then holds in that facility for sale in connection with the Industrial Distribution Business.

  For Baxter's basic services under the Services Agreement, VWR will pay Baxter monthly an amount equal to 5.5% of the total sales of the Industrial Distribution Business which are serviced by Baxter, although no such amounts will be payable for the first three months of the Services Agreement. The minimum amount payable by VWR to Baxter for its basic services during the first fifteen months under the Services Agreement is $18,645,000. In addition, under the Services Agreement VWR will reimburse Baxter for customary net freight expenditures incurred by Baxter in performing such basic services and will make certain incremental payments to Baxter for any additional services provided by Baxter to VWR.

  At closing under the Asset Purchase Agreement, VWR and Baxter will also enter into a Distribution Agreement (the "Baxter Distribution Agreement") pursuant to which VWR will be granted the right to sell and distribute certain Baxter-manufactured products to customers for use in laboratories, production plants and other facilities not involved in the care of human patients or the diagnosis of disease or defect for the purpose of care of human patients. The Baxter Distribution Agreement, which will continue until September 30, 2000 (and be automatically renewed for successive one-year terms thereafter unless terminated as provided therein), imposes specified minimum purchase obligations on VWR which increase annually over its term.

  Baxter's principal executive offices are located at One Baxter Parkway, Deerfield, Illinois, 60015 and its telephone number at such offices is (708) 948-2000.

DESCRIPTION OF OTHER FINANCING OF THE ACQUISITION

  In addition to the financing to be provided by the transactions with EML described above in this Proxy Statement, the Corporation will require senior bank financing for the Acquisition and the post-Acquisition conduct of its increased business operations. Each of Bank of America National Trust and Savings Association, PNC Bank and CoreStates Bank, N.A. (collectively, the "Banks") have entered into a commitment letter (the "Commitment Letter") with the Corporation. The Commitment Letter sets forth the terms under which, subject to the negotiation and execution of a mutually satisfactory loan agreement and other conditions set forth therein, the Banks will lend the Corporation an aggregate of $285,000,000 (the "Senior Facility"). The principal terms and conditions of the Commitment Letter are described below. While BA Securities, Inc., an affiliate of Bank of America, has undertaken to syndicate, on behalf of the Banks, a portion of the principal amount of the Senior Facility to other participants, the commitment of each of the Banks is not contingent on such syndication. VWR is currently discussing with Goldman, Sachs the possible participation of Goldman, Sachs in the Senior Facility.

  The Senior Facility will consist of a five-year amortizing term loan of $135,000,000 (the "Term Loan") and a revolving credit facility of $150,000,000 (the "Revolver"). The Term Loan will require scheduled principal payments, as well as mandatory prepayments from excess cash flow (as to be defined) and from certain types of corporate transactions (e.g., asset sales, issuances of equity, etc.) should VWR elect to engage in any such transactions.

  The loans under the Senior Facility will be secured by substantially all of the tangible and intangible personal property of the Corporation and its subsidiaries and the Corporation will agree not to create any liens on its real property. The Corporation will be obligated to grant liens on its real property to secure the Senior Facility in the event the Banks should later request it to do so.

  Both the Term Loan and the Revolver will bear interest rates based, in such relative principal amounts as the Corporation shall elect, on the London Interbank Offered Rate ("LIBOR") or the prime rate announced from time to time by CoreStates Bank, N.A. ("Prime"). The Corporation will be obligated to pay amounts in excess of such floating rates (between .75% and 2.5% in the case of LIBOR elections and 0% and 1% in the case of Prime elections), which such amounts will vary depending upon the relationship between the Corporation's earnings before interest, taxes, depreciation and amortization ("EBITDA") and the then aggregate amount outstanding under the Senior Facility. The Corporation would also be required to pay a commitment fee on the unused portion of the Revolver of between .25% and .5%, also varying depending on the relationship between the Corporation's EBITDA and aggregate borrowings under the Senior Facility.

  The terms of the Revolver will provide that the Corporation must have at least $20,000,000 undrawn on the Revolver for at least thirty consecutive days in the first twelve months following the closing and at least $30,000,000 undrawn for at least thirty consecutive days during each twelve month period thereafter. Borrowings under the Revolver will be limited to 85% of eligible accounts receivable and 50% of the eligible inventory.

  The definitive documentation will include various financial covenants of the Corporation, including covenants with respect to minimum EBITDA, maximum senior leverage ratio, minimum interest coverage, minimum net worth, and minimum consolidated fixed coverage rates. The definitive documentation will also include other customary covenants in loan agreements of this type, customary representations and warranties, and customary conditions to each drawing.

VWR'S REASONS FOR THE ACQUISITION

  VWR operates in a market which demands that distribution companies operate more efficiently to remain profitable and competitive. Over the past few years VWR's management has taken several steps to operate more efficiently. The consolidation and restructuring of certain regional and corporate functions are examples of cost-saving steps VWR has undertaken since 1993. While these steps have created cost savings, VWR's current infrastructure (including, without limitation, facilities and systems) is capable of absorbing a higher level of sales and to realize substantial further efficiencies, VWR must increase the volume of products flowing through its warehouses to further absorb fixed warehousing and other selling, general and administrative costs.

  Facing similar market demands in Canada, VWR has been able to create operating efficiencies by increasing volume and sales through integration of acquired businesses into VWR's Canadian infrastructure. VWR began expanding its market share in Canada with the acquisition of John's Scientific, Inc. in 1992. In October 1994, VWR acquired the laboratory supply business of Canlab, a division of Baxter Corporation, an affiliate of Baxter.

  VWR believes that it is necessary for it to expand further its domestic and international customer and revenue base to achieve certain marketing and other efficiencies, which would allow VWR to compete more effectively and profitably. VWR's Board has concluded that the Acquisition is an attractive method of expanding its customer base and volume both currently and in the future and utilizing existing capacity in its domestic infrastructure.

  As a result of the Acquisition, VWR is expected to have approximately $1 billion in sales and will be one of the largest distributors in the approximate $7-8 billion industrial, government and education laboratory supply market. VWR expects to achieve several synergies from the combination, which VWR believes will result in improved operating performance. VWR expects to phase in the integration of the Industrial Distribution Business within approximately 18 months of the closing date of the Acquisition. Operating efficiencies and synergies are anticipated to include, among other things:

  . The expected economies that potentially can be achieved by combining the two similar businesses without a proportionate increase in overhead through the consolidation of office and distribution facilities and functions.

  . Utilization of excess capacity of VWR's current infrastructure by increasing the volume of products that flow through VWR's warehouses and thus spreading fixed costs (including selling, general and administrative expenses) over a much larger base of sales.

  . Revenue enhancement potential resulting from the cross-selling opportunities between the two businesses including sales to VWR's customers of Baxter's critical environmental products for non-patient care, and to Baxter's customers of VWR's furniture products. Under the Baxter Distribution Agreement, VWR will have immediate access to products manufactured by Baxter for VWR's sale for use in cleanrooms and critical environments. This access will give VWR a significantly broader product line and VWR believes it will make it a more attractive supplier.

  . The significant overlap of the relationships that VWR and Baxter have with customers and vendors will allow for an efficient integration of the two businesses. It will also provide purchasing economies with vendors due to increased volume.

RISKS TO VWR ASSOCIATED WITH THE ACQUISITION

  For the reasons stated above, the Corporation's Board of Directors believes that the Acquisition is in the best interests of the Corporation and its shareholders. However, shareholders should be aware of the fact that the Acquisition, and the financing required to effect the Acquisition (including the Corporation's transactions with EML discussed under "Issuance of Additional Common Shares to EML"), involve risks to VWR, including but not limited to the following:

  . Successful integration of the Industrial Distribution Business into VWR may ultimately require greater time and expense than are currently anticipated by VWR's management.

  . The expected synergies of the Acquisition may not be fully realized or their realization may be significantly delayed.

  . The successful integration of the Industrial Distribution Business into VWR will be significantly dependent upon VWR's ability to attract and retain the personnel (including those who are now Baxter employees) necessary to effectively integrate, and thereafter operate, the combined businesses. (See "Issuance of Additional Common Shares to EML--Certain Officers' Agreements.")

  . The adequacy of the Corporation's post-Acquisition revenues to service its substantially increased indebtedness and to meet expenses generally will be dependent upon the Corporation's ability to retain both its historic customer base and those customers which were formerly customers of the Industrial Distribution Business in the context of an extremely competitive distribution marketplace.

  . As a result of the Acquisition the Corporation's debt-to-equity ratio will increase from 1.95-to-1.00 at March 31, 1995 to 2.39-to-1.00 on a pro-forma basis. Also, VWR's consolidated long-term debt will increase from an actual outstanding amount of $79.1 million at March 31, 1995 to $372.7 million on a pro-forma basis. As a result, the Corporation's pro forma interest expense for the year ended December 31, 1994, including $17.5 million of interest expense related to the Debenture which will be paid with Common Shares, approximates $36.4 million compared to $5.1 million actually incurred in the year ended December 31, 1994. The extent of its indebtedness, both senior and subordinated, may make it difficult for the Corporation to borrow additional funds in its future, if needed, and may increase substantially the cost to VWR of any additional borrowings even if such funds are available.

  . During at least the first six months of the Services Agreement, most of the Industrial Distribution Business will be serviced by Baxter. Accordingly, while Baxter covenants to perform services under such Agreement in a manner consistent with past practice and with the same degree of care, skill and prudence customarily exercised by it in providing similar services to its own operating divisions prior to the date of such Agreement, the failure of Baxter to provide such services in a satisfactory manner could be expected to have a material adverse effect on VWR's results of operations and condition (financial or otherwise).

  . In each year during the term of the Baxter Distribution Agreement, VWR will be required to meet substantial minimum purchase requirements or, if such minimums are not achieved, to purchase products or pay to Baxter an amount, in each case, equal to any deficiency. Such minimum requirements increase in each successive year. The failure of VWR to meet such minimum purchase requirements because of its inability to resell the products it is required to purchase from Baxter could be expected to have a material adverse effect on VWR's results of operations and condition (financial or otherwise). The minimum purchase requirement of $63,000,000 for the first contract year under the Baxter Distribution Agreement represents an approximate 12.5% increase over the annualized unaudited sales of the Industrial Distribution Business of comparable products during the quarter ended March 31, 1995. (See "Description of the Acquisition of the Industrial Distribution Businesses of Baxter Healthcare Corporation--Other Material Contacts-- Baxter Distribution Agreement.")

OPINION OF FINANCIAL ADVISER RELATING TO THE ACQUISITION

  Goldman, Sachs delivered to the VWR Board of Directors its written opinion that, as of May 24, 1995, the consideration to be paid by VWR for the Industrial Distribution Business pursuant to the Asset Purchase Agreement is fair to VWR. Goldman, Sachs received no instructions from VWR, nor were any limitations imposed by VWR or its affiliates on the scope of the investigation made or procedures followed in connection with its fairness opinion. The full text of the opinion of Goldman, Sachs dated May 24, 1995, which sets forth assumptions made, matters considered and limits on the review undertaken, is attached as Exhibit V to this Proxy Statement. VWR SHAREHOLDERS ARE URGED TO READ THE GOLDMAN, SACHS OPINION CAREFULLY AND IN ITS ENTIRETY. In the opinion of VWR's management, since May 24, 1995, no events have occurred, and there has been no significant change in any information available to Goldman, Sachs which should alter Goldman Sachs' opinion given as of such date. The summary of the opinion of Goldman, Sachs as set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. Goldman, Sachs' opinion is with respect only to the fairness of the consideration to be paid by VWR to Baxter in connection with the Acquisition and does not constitute a recommendation to any VWR shareholder as to how to vote upon the issuance of the EML Shares to EML nor does it any way constitute an opinion regarding the fairness to VWR of the consideration paid by EML for the EML Shares and the Debenture.

  In connection with its opinion, Goldman, Sachs reviewed, among other things, the Asset Purchase Agreement (including the exhibits thereto), the Annual Reports to Shareholders and

Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of VWR and Baxter for the five years ended December 31, 1994. For the Industrial Distribution Business, Goldman, Sachs reviewed certain internal financial analyses, unaudited financial results for the three years ended December 31, 1994, and projected sales and gross profit for 1995 prepared by Baxter, and projected financial forecasts for 1995-1999 prepared by VWR as of April 20, 1995. Goldman, Sachs noted that audited financial information for the Industrial Distribution Business had not been prepared and, accordingly, had not been reviewed by it. Goldman, Sachs also held discussions with members of the senior managements of Baxter and the Industrial Distribution Business regarding their respective past and current business operations and financial condition. Goldman, Sachs also held discussions with members of the senior management of VWR, Baxter and the Industrial Distribution Business regarding future prospects of the Industrial Distribution Business. In addition, Goldman, Sachs compared certain financial information for the Industrial Distribution Business with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the distribution industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate. Goldman, Sachs expressed no opinion with respect to any transaction undertaken by VWR to finance the transactions pursuant to the Asset Purchase Agreement.

  Goldman, Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In that regard, Goldman, Sachs assumed, with VWR's consent, that the projected sales and gross profit for 1995 prepared by Baxter and the financial forecasts prepared by VWR, including, without limitation, projected cost savings and operating synergies resulting from the acquisition of the Industrial Distribution Business by VWR and other acquisition-related adjustments have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Baxter and VWR and that such forecasts will be realized in the amounts and at the times contemplated thereby. In addition, Goldman, Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Industrial Distribution Business. Goldman, Sachs has not been furnished with any such evaluation or appraisal. Goldman, Sachs also assumed that VWR will receive all necessary regulatory approvals to complete the transactions contemplated by the Asset Purchase Agreement without undue delay.

  Goldman, Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman, Sachs is familiar with VWR having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Asset Purchase Agreement and is discussing with VWR its participation in the senior bank financing to be used for the Acquisition and the post-Acquisition conduct of VWR's business. Goldman, Sachs also provided, and may provide in the future, certain investment services to Baxter unrelated to the Acquisition. Recent investment banking services provided to Baxter International Inc. by Goldman, Sachs include serving as a managing underwriter of public offerings of its debt securities and acting as agent to its commercial paper program.

  Goldman, Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of VWR and/or Baxter International Inc. for its own account and for the account of customers of Goldman, Sachs. As of May 24, 1995, Goldman, Sachs held for its own account a net short position of 21,754 of the shares of Baxter International Inc.

  Pursuant to a letter agreement dated September 8, 1994 (the "Engagement Letter"), VWR engaged Goldman, Sachs to act as its financial advisor in connection with the possible acquisition of all or a portion of the stock or assets of the Industrial Distribution Business. Pursuant to the terms of the Engagement Letter, VWR has paid Goldman, Sachs an initial fee of $150,000 (the "Initial Fee"), and has agreed to pay Goldman, Sachs an ongoing monthly retainer fee of $75,000 per month commencing after April 30, 1995 (the "Monthly Retainer Fee"). VWR has also agreed to pay Goldman, Sachs a transaction fee of $3,000,000 if, among other things, at least 50% of the assets of the Industrial Distribution Business are acquired by VWR. The Initial Fee and any Monthly Retainer Fee would be credited against any such transaction fee. VWR has agreed to reimburse Goldman, Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements plus any sales, use or similar taxes (including additions to taxes, if any) arising in connection with the engagement. To date Goldman, Sachs has not received any reimbursement of out-of-pocket expenses. Goldman, Sachs estimates that its out-of-pocket expenses, including fees and expenses of its counsel, amount to approximately $24,400. VWR has also agreed to indemnify Goldman, Sachs against certain liabilities, including certain liabilities under the federal securities laws.

REGULATORY APPROVALS

  The Corporation and Baxter have made all requisite filings under the HSR Act and the applicable waiting period has been terminated.

SUMMARY OF THE ASSET PURCHASE AGREEMENT

  The Asset Purchase Agreement is attached as Exhibit VI to this Proxy Statement and is incorporated herein by reference.

  Purchase of Industrial Distribution Business. In the Acquisition, the Corporation will purchase from Baxter certain specified assets (the "Purchased Assets") and assume certain liabilities, in each case, associated with the Industrial Distribution Business, for $400,000,000, subject to adjustment as set forth in the Asset Purchase Agreement. For a period of up to 24 months after the Closing Date, Baxter will provide, on a region-by-region basis, certain services in connection with VWR's sales to customers of the Industrial Distribution Business pursuant to the terms and conditions of the Services Agreement. In addition, Baxter will supply certain of its manufactured products to VWR for distribution to customers of the Industrial Distribution Business and other customers of VWR pursuant to the terms of the Baxter Distribution Agreement. The Services Agreement and the Baxter Distribution Agreement are described in more detail below.

  Employees of Industrial Distribution Business. VWR will offer employment to all of the employees of Baxter's Industrial Distribution Business (the "Business Employees"). As of April 26, 1995, there were approximately 570 Business Employees. Subject to certain limitations, VWR and Baxter will share equally amounts payable to those Business Employees who reject such offers of employment from VWR and are not retained by Baxter and who are eligible for severance benefits under Baxter's policies.

  Conditions to the Acquisition. The respective obligations of the Corporation and Baxter to consummate the Acquisition are subject to the satisfaction of the following conditions, any or all of which may be waived by VWR and Baxter to the extent permitted by applicable law: (a) the issuance of the EML Shares by VWR to EML shall have been duly approved by the requisite vote of VWR's shareholders in accordance with law and applicable rules, regulations and practices of the Nasdaq Stock Market, (b) the applicable waiting periods under the HSR Act or any extensions thereof with respect to the Acquisition shall have expired and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated by the Asset Purchase Agreement; (c) the parties shall have executed and delivered the Baxter Distribution Agreement and the Services Agreement; and (d) certain other customary conditions such as the accuracy of representations and warranties, performance of agreements and covenants and the lack of certain governmental proceedings.

  Non-Competition. With certain exceptions, Baxter has agreed for a three-year period following the Closing Date not to enter into any business in competition with VWR. Such exceptions include the purchase as a passive investor of up to 8% of the outstanding publicly-traded shares of any corporation, the purchase of equity interests of an entity with direct and indirect net sales of laboratory equipment and supplies (to customers which purchase products distributed by the Industrial Distribution Business) which do not exceed $100,000,000 in such entity's most recently completed fiscal year, the continued carrying on of any aspect of Baxter's medical/surgical supplies or medical/surgical diagnostics businesses for clinical uses as operated as of the Closing, and the selling and distributing of products competitive with or the same as the products of the Industrial Distribution Business to laboratories and other facilities of a clinical customer if such clinical customer conditions the sale of medical/surgical or diagnostic products upon the sale and distribution of such other products to its non-clinical laboratories and other facilities.

  Indemnification. The Asset Purchase Agreement provides each party with the right to seek indemnification for such customary matters as any (i) breach of or inaccuracy in any representation or warranty; (ii) breach or nonfulfillment of any agreement or covenant; or (iii) failure to satisfy any excluded/assumed liability. Except for matters relating to the excluded/assumed liabilities, the rights of a party to seek indemnification is limited in certain respects, including, (i) a claim for indemnification may not be made until, and then only to the extent, that the total of all losses exceeds $1,000,000; (ii) a claim may not be made after two years following the Closing; and (iii) the maximum aggregate liability of a party in respect of all claims for indemnification is limited to $300,000,000.

  Termination and Expiration; Liquidated Damages. The Asset Purchase Agreement may be terminated by either party if the Closing shall not have occurred on or before October 31, 1995 because of the failure to satisfy any condition precedent to the obligations of such party. The Asset Purchase Agreement provides that if the Closing has not occurred due to the inability of a party to fulfill certain conditions required of it prior to Closing, that party will be obligated to pay $5,000,000, and no more, to the other party as liquidated damages. In addition, if the shareholders of VWR do not approve the issuance and sale of the EML Shares, VWR will be obligated to pay $5,000,000, and no more, to Baxter as liquidated damages. No payment is due from any party if the Asset Purchase Agreement is terminated or expires due to antitrust matters.

OTHER MATERIAL CONTRACTS

  The Services Agreement and the Baxter Distribution Agreement are attached hereto as Exhibits VII and VIII, respectively, and are incorporated herein by reference.

  Services Agreement. The Services Agreement governs the provision by Baxter of certain services to VWR to enable the uninterrupted continuation of the Industrial Distribution Business after the Closing as well as an orderly transfer of the Industrial Distribution Business to VWR. Under the Services Agreement, Baxter will continue to provide the same type of services to the customers of the Industrial Distribution Business after the date of Closing as it had provided prior to such date. Such services include order entry, shipping, invoicing, credit and collection, and inventory stocking and replenishment. While the term of the Services Agreement is for two years, upon prior notice, VWR may direct Baxter to discontinue the provision of services in any particular region. No service fees are payable for services under the Services Agreement during the first three months of the term of such Agreement. VWR will make monthly payments during the remaining term of the Services Agreement to Baxter at the rate of 5.5% of the total sales of certain products sold to customers of the Industrial Distribution Business which are serviced by Baxter; provided, VWR will be obligated to pay a minimum of $18,645,000 to Baxter during the first fifteen months of such Agreement. Upon the cessation of services by Baxter at a particular facility, VWR will be required to purchase from Baxter the inventory of laboratory supplies and equipment held by Baxter at such facility for sale to customers of the Industrial Distribution Business.

  Baxter Distribution Agreement. Under the Baxter Distribution Agreement, Baxter will grant to VWR the right to sell and distribute for non-patient use (anywhere except in Canada) certain products and accessories manufactured by Baxter and its affiliates. The Baxter Distribution Agreement, which has a term ending on September 30, 2000, provides, among other things, that VWR will be obligated during each year to either purchase a minimum dollar amount of products for sale in each of the United States and internationally, or, if such minimum requirements have not been met during such year, purchase products or pay to Baxter an amount, in each case, equal to any such deficiency. The minimum aggregate domestic and international requirements for each of the five years of the Baxter Distribution Agreement are as follows:
Year 1--$63,000,000; Year 2--$74,000,000; Year 3--$82,000,000; Year 4--
$89,000,000; and Year 5--$96,000,000.

ACCOUNTING FOR THE ACQUISITION

  VWR will account for the transaction under the purchase method of accounting. The Corporation will allocate the purchase price to the estimated fair values of the assets acquired and liabilities assumed, with the excess recorded as goodwill. VWR estimates the amount of the purchase price allocable to goodwill will approximate $361,000,000 which will be amortized to operations on a straight-line basis over 40 years. The results of operations of the Industrial Distribution Business will be included in VWR's financial statements from the effective date of the Acquisition.

FEDERAL INCOME TAX CONSEQUENCES

  The Acquisition will be in the form of a purchase of assets for cash and the assumption of certain liabilities. Other than acquired accounts receivable, substantially all of the purchase price in the acquisition will be allocable to intangible assets such as goodwill and going concern value and, accordingly, will be amortizable by VWR over fifteen years for federal corporate income tax purposes. Neither VWR nor its shareholders will recognize any income or gain for federal income tax purposes by reason of the issuance of VWR shares to EML or by reason of the completion of the Acquisition.

PRIOR TRANSACTION

  On October 31, 1994, VWR (through a wholly-owned subsidiary) acquired for approximately $13,900,000 the business and certain assets of the Canlab division ("Canlab") of Baxter Corporation, an affiliate of Baxter. Canlab was engaged (solely in Canada) in the distribution of general laboratory products to industrial users (a business which was similar to that currently conducted by the Industrial Distribution Business) and biomedical users.

CORPORATE NAME CHANGE

  Upon the closing of the Acquisition, VWR is expected to change its corporate name from "VWR Corporation" to "VWR Scientific Products Corporation."

MARKET DATA

  On May 24, 1995, the last trading day prior to the joint announcement by VWR and Baxter that they had executed the Asset Purchase Agreement, the high and low per share sales price of VWR's Common Shares, as reported by the Nasdaq Stock Market, were $10.00 and $9.25, respectively.

            INFORMATION ABOUT THE INDUSTRIAL DISTRIBUTION BUSINESS

  The following information about the Industrial Distribution Business has been supplied by Baxter for inclusion in this Proxy Statement.

DESCRIPTION OF BUSINESS

  The Industrial Distribution Business is in the business of distributing general laboratory supplies and equipment to customers such as analytical research and development laboratories, educational institutions, environmental testing laboratories, cleanroom facilities, medical device manufacturers, electronic and semiconductor manufacturers, government research facilities and others. The Industrial Distribution Business is one of the largest distributors of laboratory equipment and supplies in the United States, with 1994 domestic and international sales of approximately $471,000,000. The Industrial Distribution Business does not include Baxter's distribution of products, whether manufactured by it or by others, in Japan and Canada or to customers of Baxter who purchase such products for use in the care of human patients or for the diagnosis of disease or defect for the purpose of caring for human patients.

CUSTOMERS AND SUPPLIERS

  The Industrial Distribution Business serves two customer categories: non-clinical laboratories and research facilities, and the cleanroom industry. The Industrial Distribution Business has approximately 40,000 active customers. Although many of the Fortune 100 companies are counted among the Industrial Distribution Business customers base, no one customer accounts for more than 3% of total revenues.

  The Industrial Distribution Business has supply and distribution relationships with approximately 2,000 manufacturers. Approximately 80% of the total revenues of the Industrial Distribution Business come from the sale of products from the top 25 of these suppliers, which include Baxter manufacturing units. Many suppliers assist in the marketing and sales of their products by maintaining a technical salesforce which works with Industrial Distribution Business sales representatives.

COMPETITION

  The Industrial Distribution Business competes with several national distributors and many smaller, regional distributors. In addition, there are a number of manufacturers of laboratory chemicals, supplies, and equipment that sell directly to customers and do not go through distributors.

DESCRIPTION OF PROPERTY

  The Industrial Distribution Business utilizes Baxter's distribution infrastructure of warehouses and transportation fleet, and is charged at Baxter's cost for doing so, thus there is minimal property, plant and equipment of the Industrial Distribution Business.

SELECTED FINANCIAL DATA--INDUSTRIAL DISTRIBUTION BUSINESS

  The selected financial data set forth below as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 are derived from the audited financial statements of the Industrial Distribution Business appearing elsewhere in this Proxy Statement. The selected financial data as of December 31, 1992, 1991 and 1990 and for the two years ended December 31, 1991 and 1990 and as of and for the three months ended March 31, 1995 and 1994, are derived from the unaudited financial statements of the Industrial Distribution Business prepared by its management. The unaudited financial statements as of March 31, 1995 and for the three months ended March 31, 1995 and 1994 appear elsewhere in this Proxy Statement. The information as of December 31, 1992 and for 1990, 1991 and the interim periods is unaudited; however, in the opinion of Baxter's management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information have been included. Operating results for the three months ended March 31, 1995 may not be indicative of the results that may be achieved for the year ending December 31, 1995.

  The selected financial data should be read in conjunction with the Industrial Distribution Business's financial statements and related notes thereto and Management's Discussion and Analysis of Results of Operations and Financial Condition included elsewhere in this Proxy Statement.

                              THREE MONTHS
                                  ENDED
                                MARCH 31          YEAR ENDED DECEMBER 31
                              ------------- ----------------------------------
                               1995   1994   1994   1993   1992   1991   1990
                              ------ ------ ------ ------ ------ ------ ------
                                               (IN MILLIONS)
STATEMENT OF INCOME DATA
Net sales                     $122.0 $111.7 $471.3 $450.2 $427.8 $398.7 $412.4
Income before cumulative ef-
 fect of accounting change       6.5    5.3   23.6   19.9   21.0   18.0   19.6
                                MARCH 31               DECEMBER 31
                              ------------- ----------------------------------
                               1995   1994   1994   1993   1992   1991   1990
                              ------ ------ ------ ------ ------ ------ ------
                                               (IN MILLIONS)
BALANCE SHEET DATA
Total assets                  $157.6 $146.5 $147.2 $140.9 $129.0 $133.3 $136.8

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE INDUSTRIAL DISTRIBUTION BUSINESS

  The following is a discussion of the financial condition and results of operations of the Industrial Distribution Business. The discussion should be read in conjunction with the combined financial statements and the notes thereto included elsewhere in this Proxy Statement.

OVERVIEW

  The Industrial Distribution Business distributes a wide variety of products used by industry, government, and research and educational institutions. These customers consist of laboratories, production plants and other facilities not involved in the care of human patients. Products distributed include consumable glass and plasticware, laboratory equipment, gloves and other apparel, safety supplies, and laboratory chemicals. The Industrial Distribution Business competes against several other national distributors and numerous regional and local distributors. In addition, the Industrial Distribution Business competes against various manufacturers who ship directly to end users without going through distributors.

RESULTS OF OPERATIONS

  The following table shows selected information concerning the results of operations for the three years ended December 31, 1994:

                                                   YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                    1994      1993      1992
                                                   -------   -------   -------
                                                    (DOLLARS IN MILLIONS)
   Net Sales...................................... $ 471.3   $ 450.2   $ 427.8
     % Growth.....................................     4.7%      5.2%
   Cost of Goods Sold.............................  $357.9    $338.7    $313.9
     % Growth.....................................     5.7%      7.9%
     % of Sales...................................    75.9%     75.2%     73.4%
   Gross Profit Margin............................    24.1%     24.8%     26.6%
   Marketing and Administrative................... $  72.3   $  76.5   $  72.8
     % Growth (decline)...........................    (5.5)%     5.1%
     % of Sales...................................    15.3%     17.0%     17.0%
   Income Before Income Taxes and Cumulative Ef-
    fect of Accounting Change..................... $  40.4   $  33.8   $  35.6
     % Growth (decline)...........................    19.5%     (5.0)%
     % of Sales...................................     8.6%      7.5%      8.3%

  The sales increases in 1994 and 1993 were achieved by a combination of Baxter management's actions to refocus the Industrial Distribution Business on its historical core competencies of laboratory chemicals and general laboratory products in medium and small accounts. In addition, the Industrial Distribution Business began its strategic focus on cleanroom manufacturing through its Critical Environments program by deploying a dedicated salesforce, and by the addition of new, key suppliers' product lines.

  Gross profit margins declined in 1994 and 1993 due to competitive pressures in the market, especially in the areas of general laboratory products and laboratory chemicals. These pressures have been offset to some degree by a favorable mix shift to higher-margin, proprietary product lines, and by programs and incentives to improve margins. Such programs and incentives included implementing price increases when possible and aggressively focusing on limiting supplier cost increases. Additionally, performance measures for management included targets for margin improvement.

  The 1993 increase in marketing and administrative expenses reflects the investments made in the Critical Environments sales and marketing organization. The 1994 decrease in marketing and administrative expenses reflects the efficiencies obtained through Baxter's U.S. Distribution Division's cost reduction program implemented in 1993. This cost reduction program primarily involved the consolidation of Baxter's distribution businesses. This consolidation resulted in cost savings in operations management, systems and administrative functions.

  The increase in income before income taxes and cumulative effect of accounting change for 1994 was driven by a combination of increases in revenues and focused management of expense growth, partially offset by higher costs and competitive pricing.

  The effective tax rate for 1994 was 41.6% versus 41.1% and 41.0% for 1993 and 1992. This change reflects domestic statutory rates for both federal and state taxes, combined with provisions for foreign taxes for the increasing amount of international business.

  The following table shows selected information concerning the results of operations for the three months ended March 31, 1995 and 1994 (unaudited):

                                                         THREE MONTHS ENDED
                                                             MARCH 31,
                                                      --------------------------
                                                                        %
                                                       1995    1994   GROWTH
                                                      ------  ------  ------
                                                          (DOLLARS IN
                                                           MILLIONS)
   Net Sales......................................... $122.0  $111.7    9.2%
   Marketing and Administrative                       $ 18.6  $ 17.8    4.5%
     % of Sales......................................   15.2%   15.9%
   Income Before Income Taxes........................ $ 10.9  $  9.1   19.8%
     % of Sales......................................    8.9%    8.1%
   Gross Profit Margin...............................   24.5%   24.3%


  Net sales for the quarter ended March 31, 1995 increased over the comparable period in 1994 primarily as a result of the increased focus on the Critical Environments program. As discussed previously, this focus was implemented in 1994 through the establishment of a dedicated salesforce and key suppliers' product lines.

  The gross profit margin for the three months ended March 31, 1995 improved slightly from the similar period of 1994. Margin has been maintained through management's efforts to limit cost increases from suppliers and improve the mix of higher margin product lines.

  The decrease in marketing and administrative expenses as a percentage of sales for the three months ended March 31, 1995 as compared to the same period in 1994 reflects the Industrial Distribution Business' share of savings from efficiencies gained through Baxter's U.S. Distribution Division's cost reductions implemented throughout 1993 and 1994, and the strong growth rate in revenues.

  The increase in income before income taxes for the three months ended March 31, 1995 versus the comparable period of 1994 was driven by sales growth, a slight margin improvement over the prior year and expense growth leverage.

ADOPTION OF NEW ACCOUNTING STANDARDS

  The Industrial Distribution Business adopted FASB Statement No. 109, "Accounting for Income Taxes" effective January 1, 1993. The effect on the Industrial Distribution Business' financial statements of adopting this statement was immaterial. The 1992 charge for the cumulative effect of adopting FASB Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" covering the accounting for retiree benefits other than pensions, was $.5 million (net of $.3 million of income tax benefit). Statement No. 106 was adopted during the fourth quarter of 1992, retroactive to January 1, 1992.

LIQUIDITY AND CAPITAL RESOURCES

  Cash generated by the Industrial Distribution Business is transferred to Baxter affiliates as generated. Accordingly, the balance sheets of the Industrial Distribution Business reflect no cash balances. Funds required for capital expenditures or other uses have been obtained from operating cash flow or from advances from Baxter. There is no debt associated with the Industrial

Distribution Business. Historically, the Industrial Distribution Business has been a net generator of cash to Baxter affiliates. See the Combined Statements of Cash Flows for the Industrial Distribution Business included elsewhere in this Proxy Statement.

  For the three years ended December 31, 1994, cash flow provided by operations (which includes working capital components) increased to $18.2 million for 1994 from a level of $10.4 million in 1993. This increase primarily reflects improved profitability and reduction in inventory, offset by an increase in accounts receivable. The increase in accounts receivable was primarily the result of the 1994 relocation of the Industrial Distribution Business' credit and collection function to Baxter's Shared Services Division in New Mexico, which has resulted in increased days sales outstanding during the transition period. The 1993 cash flow provided by operations of $10.4 million decreased from 1992 because of lower net earnings and an increase in inventories, as the Industrial Distribution Business focused on improved service levels to customers and built inventory levels for the Critical Environments program. The decrease in cash flow (used in) provided by operations for the three months ended March 31, 1995 as compared to the same period in 1994 was primarily the result of increases in accounts receivable due to the relocation of the Industrial Distribution Business' credit and collection function.

  The Industrial Distribution Business' current assets exceeded current liabilities by $58.5 million at December 31, 1994 and $51.8 million at December 31, 1993. Current assets included receivables of $62.5 million and inventories of $40.8 million at December 31, 1994. Current assets included receivables of $52.0 million and inventories of $43.6 million at December 31, 1993. Current assets exceeded current liabilities by $67.7 million at March 31, 1995 and included accounts receivable of $70.9 million and inventories of $42.6 million. These sources of liquidity are convertible into cash over a relatively short period of time and thus, will help the Industrial Distribution Business satisfy normal operating cash requirements.

  The Industrial Distribution Business utilizes Baxter's distribution infrastructure of warehouses and transportation fleet, and is charged at Baxter's cost for doing so, thus there is minimal property, plant and equipment on the Industrial Distribution Business' balance sheet.

                          VWR SELECTED FINANCIAL DATA

  The selected financial data set forth below as of and for each of the years in the five-year period ended December 31, 1994 are derived from the audited consolidated financial statements of VWR. The selected financial data set forth below as of, and for each of the three months ended, March 31, 1995 and 1994 are derived from the interim unaudited condensed consolidated financial statements of VWR. The information for such three month interim periods is unaudited; however, in the opinion of VWR's management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information have been included. Operating results for the three months ended March 31, 1995 may not be indicative of the results that may be achieved for the year ending December 31, 1995.

  The selected financial data should be read in conjunction with the Company's consolidated financial statements and related notes thereto and Management's Discussion and Analysis of Results of Operations and Financial Condition incorporated by reference in this Proxy Statement.

                          THREE MONTHS ENDED
                               MARCH 31                  YEAR ENDED DECEMBER 31
                          ------------------- -----------------------------------------------
                            1995      1994      1994      1993(1)    1992     1991     1990
                          --------- --------- --------    -------- -------- -------- --------
                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS
 DATA
Sales                     $ 146,376 $ 122,044 $535,179    $509,235 $490,168 $440,983 $428,568
Cost of sales               115,444    95,538  421,981     392,961  375,737  336,059  325,745
                          --------- --------- --------    -------- -------- -------- --------
Gross margin                 30,932    26,506  113,198     116,274  114,431  104,924  102,823
Operating expenses           28,527    25,088  105,040(2)  105,013   95,322   88,347   85,945
                          --------- --------- --------    -------- -------- -------- --------
Operating income              2,405     1,418    8,158      11,261   19,109   16,577   16,878
Interest expense and
 other                        1,487     1,111    5,137       4,708    4,021    4,188    5,489
                          --------- --------- --------    -------- -------- -------- --------
Income before income
 taxes and cumulative
 effect of accounting
 change                         918       307    3,021       6,553   15,088   12,389   11,389
Income taxes                    358       124      968       2,663    5,658    4,646    4,419
                          --------- --------- --------    -------- -------- -------- --------
Income before cumulative
 effect of accounting
 change                   $     560 $     183 $  2,053    $  3,890 $  9,430 $  7,743 $  6,970
                          ========= ========= ========    ======== ======== ======== ========
PER SHARE DATA(3)
Income before cumulative
 effect of accounting
 change                   $    0.05 $    0.02 $   0.18    $   0.35 $   0.85 $   0.71 $   0.66
Dividends                      0.04      0.10     0.34        0.40     0.40     0.40     0.40
Book value                     3.66      3.68     3.62        3.68     3.80     3.34     3.02
Weighted average common
 shares outstanding          11,103    11,124   11,128      11,153   11,128   10,960   10,628
                               MARCH 31                       DECEMBER 31
                          ------------------- -----------------------------------------------
                            1995      1994      1994        1993     1992     1991     1990
                          --------- --------- --------    -------- -------- -------- --------
                                                   (IN THOUSANDS)
BALANCE SHEET DATA
Working capital           $  74,525 $  67,493 $ 75,120    $ 65,197 $ 57,881 $ 52,928 $ 58,991
Total assets                190,233   162,846  173,375     148,777  136,093  126,896  132,876
Long-term debt,
 including current
 portion                     79,098    66,161   81,420      61,907   47,771   47,019   58,277
Shareholders' equity         40,667    40,987   40,168      41,057   42,257   36,832   32,847

- ---------------------
(1) The results shown are presented before the cumulative effect of change in accounting for postretirement benefits of $1.4 million (net of income tax benefit of $.9 million), and include restructuring and other charges of $3.3 million pretax ($1.9 million net of tax).
(2) Operating expenses for the year ended December 31, 1994 include $.9 million of transition costs related to the acquisition of Canlab.
(3) All share and per share data reflect a two-for-one stock split effective May 9, 1992.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The unaudited pro forma combined balance sheet as of March 31, 1995 set forth below gives effect to the: (i) issuance of 9,617,993 Common Shares to EML resulting in net proceeds of $115.1 million and borrowings of $135 million from EML under the Debenture (collectively referred to as the "EML Investment"); (ii) execution of the proposed $285 million credit agreement under the Senior Facility (the "Refinancing"); and (iii) the proposed Acquisition, as if such transactions had occurred on March 31, 1995. The pro forma financial statements give simultaneous effect to the three transactions because the impact of the Acquisition and the EML Investment may influence the shareholders' vote on the issuance of the Common Shares. The proposed Acquisition is to be accounted for under the purchase method of accounting. Pursuant to the Asset Purchase Agreement, VWR is not acquiring inventories and certain trade accounts receivables nor assuming accounts payable and certain liabilities. However, these working capital items relate to operations of the acquired business and accordingly, the pro forma balance sheet includes $28.2 million of receivables, $42.6 million of inventories and $42.8 million of accounts payable. VWR and Baxter negotiated a two-year services agreement ("Services Agreement") whereby, among other things, Baxter will continue to own and warehouse the inventory related to the Industrial Distribution Business and VWR will pay Baxter for the inventory upon shipment to customers. At various stages during the Services Agreement period, VWR will transfer certain inventories related to the Industrial Distribution Business into VWR's warehouses. Upon each transfer, VWR is committed to purchase all of the transferred Baxter inventory at cost as provided in the Services Agreement and VWR expects to fund such purchases from cash generated from operations and available borrowings under its then-current credit facility.

  The unaudited pro forma combined statements of operations for the year ended December 31, 1994 and the three months ended March 31, 1995 set forth below give effect to the EML Investment, Refinancing and Acquisition, as if such transactions had occurred as of January 1, 1994. The financial statements of the Industrial Distribution Business reflect the "carve-out" financial position and results of operations of the Industrial Distribution Business. Certain general and administrative expenses of Baxter have been allocated to the Industrial Distribution Business on various bases which, in the opinion of Baxter's management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the Industrial Distribution Business been operating as a separate independent company. Potential cost savings from combining the operations are not reflected in the pro forma combined statement of operations because the Industrial Distribution Business and VWR's business are not expected to be fully integrated until after the first anniversary date of the closing. In addition, pursuant to the Services Agreement, VWR is required to make payments to Baxter during the Services Agreement period equal to 5.5% of sales processed by Baxter. The service fee is intended to compensate Baxter for direct and indirect costs (including corporate allocations) it will incur during the service period.

  The unaudited pro forma adjustments are based upon available information and upon certain assumptions that VWR believes are reasonable. All information and financial data concerning the Industrial Distribution Business included in "Unaudited Pro Forma Financial Information" has been provided to VWR by Baxter. The unaudited pro forma financial information is provided for informational purposes only and does not purport to be indicative of VWR's results of operations that would actually have been achieved had the EML Investment, Refinancing and Acquisition been completed as of or for the periods presented, or that may be obtained in the future. The pro forma financial information should be read in conjunction with the audited and unaudited historical financial statements of VWR and related notes thereto incorporated by reference into this Proxy Statement, and of the Industrial Distribution Business and related notes thereto included elsewhere in this Proxy Statement, and "Description of the Acquisition of the Industrial Distribution Business of Baxter Healthcare Corporation" and "Information About the Industrial Distribution Business" included elsewhere in this Proxy Statement.

                       UNAUDITED PRO FORMA BALANCE SHEET

                                 MARCH 31, 1995
                                 (IN THOUSANDS)

                                                      PRO FORMA
                                                   ADJUSTMENTS FOR    AS ADJUSTED
                                       INDUSTRIAL        EML          FOR THE EML
                                      DISTRIBUTION   INVESTMENT,      INVESTMENT,
                              VWR       BUSINESS   REFINANCING AND  REFINANCING AND
                           HISTORICAL  HISTORICAL  ACQUISITION(A)     ACQUISITION
                           ---------- ------------ ---------------  ---------------
         ASSETS
Current Assets:
  Receivables--
    Trade receivables       $ 82,055    $ 70,900                       $152,955 (j)
    Other                      2,373                                      2,373
  Inventories                 46,177      42,600                         88,777 (j)
  Other                        7,493       3,000                         10,493
                            --------    --------      --------         --------
      Total Current As-
       sets                  138,098     116,500                        254,598
Property and Equipment--
 net                          37,215         400                         37,615
Goodwill                       6,993      40,300      $320,845 (b)      368,138
Other Assets                   7,927         400         4,575 (c)       12,902
                            --------    --------      --------         --------
                            $190,233    $157,600      $325,420         $673,253
                            ========    ========      ========         ========
 LIABILITIES AND SHARE-
     HOLDERS' EQUITY
Current Liabilities:
  Bank checks
   outstanding, less cash
   in bank                  $  7,517                                   $  7,517
  Accounts payable            48,125    $ 42,800                         90,925 (j)
  Accrued liabilities          5,681       6,000      $ (2,452)(d)        9,229
  Current portion of
   long-term debt              2,250                    12,750 (e)       15,000
                            --------    --------      --------         --------
      Total Current Lia-
       bilities               63,573      48,800        10,298          122,671
Long-term debt
  Credit facility:
    Revolver                  76,848                   (20,000)(f)
                                                        45,833 (e)
                                                        27,952 (g)      130,633
    Term note                                          120,000 (e)      120,000
  Subordinated note pay-
   able                                                135,000 (h)      135,000
Deferred Income Taxes and
 Other                         9,145       2,300        (2,300)           9,145
Shareholders' equity:
  Common stock                11,316                     9,618 (i)       20,934
  Additional paid-in cap-
   ital                       29,257                   105,519 (i)      134,776
  Retained earnings            5,495                                      5,495
  Treasury stock              (2,376)                                    (2,376)
  Unamortized restricted
   stock and ESOP
   contribution, and
   other                      (3,025)                                    (3,025)
  Net Assets of the In-
   dustrial Distribution
   Business                              106,500      (106,500)
                            --------    --------      --------         --------
      Total stockholders'
       equity/
       net assets             40,667     106,500         8,637          155,804
                            --------    --------      --------         --------
      Total liabilities &
       stockholders' eq-
       uity                 $190,233    $157,600      $325,420         $673,253
                            ========    ========      ========         ========

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

(a) VWR has entered into the Asset Purchase Agreement to acquire the Industrial Distribution Business for approximately $400 million in cash. The acquisition will be accounted for under the purchase method of accounting and will be funded as follows (in thousands):

     USE OF FUNDS
     Purchase price of Acquisition         $400,000
     Pay off existing credit facility        56,848
     Acquisition closing costs                4,145
     Debt issuance cost                       4,575
     Stock issuance cost                        500
                                           --------
       Total use of funds                  $466,068
                                           ========
     SOURCE OF FUNDS
     Exercise of April Warrant             $ 10,637
     Issuance of Purchase Shares to EML      85,000
     Subordinated note payable to EML       135,000
     Borrowings under the Senior Facility   235,431
                                           --------
       Total source of funds               $466,068
                                           ========

  Schedule A on page 35 sets forth the details of the individual pro forma balance sheet adjustments.

(b) Represents: i) the $361 million excess of purchase price (including estimated acquisition costs of $4.1 million and acquisition liabilities of $2.0 million) over net assets acquired, less; ii) Industrial Distribution Business's historical goodwill of $40.3 million related to the Industrial Distribution Business. The purchase price allocation is tentative and subject to change.

(c) Represents debt issuance cost which will be amortized over the related debt instrument period using the straight-line method or effective interest rate method, as applicable.

(d) Represents an adjustment of $4.5 million to exclude certain accrued liabilities of Baxter not acquired pursuant to the Asset Purchase Agreement plus $2 million of estimated acquisition liabilities.

(e) Represents borrowings under the committed $285 million Senior Facility that will be used to fund a portion of the purchase price and estimated fees related to the Acquisition and debt issuance costs. The Senior Facility includes a $150 million revolving facility which is payable on the fifth anniversary date and a $135 million term note with annual principal reductions beginning in the first year. The Senior Facility bears a fluctuating interest rate based on the prime rate or LIBOR at VWR's option plus an applicable margin between .75% and 2.5% in the case of the LIBOR election and 0% and 1% in the case of the prime rate election. VWR is required to enter into interest-rate protection arrangements for at least 25% of the facility.

(f) Represents the pay down of a portion of the existing revolving credit debt from application of proceeds from issuance of 1,818,181 Common Shares and the April Warrant to EML for approximately $20 million on April 13, 1995.

(g) Represents assumed additional borrowings related to the Industrial Distribution Business working capital which will not be incurred at closing. See note (j) below.

(h) Represents borrowings under the $135 million Debenture payable to EML used to fund a portion of the purchase price of the Acquisition. Borrowings under the Debenture are payable on the tenth anniversary date and bear interest at 13% per year payable quarterly as follows: by issuance of Common Shares in the first year in an amount that will enable EML to obtain an ownership percentage of 49.89% based on a fixed price of $12.44 per share; deferred in year two which will be paid with accumulated interest thereon at maturity of the Debenture and; in cash thereafter beginning in year three.

(i) Represents the (i) issuance of 1,818,181 Common Shares and the April Warrant to EML on April 13, 1995 resulting in proceeds of $20 million;
    (ii) exercise of the April Warrant to purchase 967,015 Common Shares at a price of $11.00 per share resulting in proceeds of $10.6 million; and
    (iii) proposed issuance of 6,832,797 Common Shares to EML for an aggregate of $85 million in connection with the Acquisition; less (iii) estimated common stock issuance cost of $.5 million.

(j) Includes certain assets not acquired ($28.2 million of accounts receivable and $42.6 million of inventory) and liabilities not assumed ($42.8 million of accounts payable) pursuant to the Asset Purchase Agreement. These assets and liabilities are related to the historical operations of the Industrial Distribution Business and accordingly such amounts are included in the pro forma balance sheet. Inventories and accounts payable of the Industrial Distribution Business are commingled with Baxter's US Distribution Division ("USD") and are allocated in the Industrial Distribution Business's financial statements based on the Company's percentage of total cost of goods sold of USD. Pursuant to the Service Agreement entered into between VWR and Baxter, Baxter will continue to own and warehouse the inventory related to the Industrial Distribution Business for a period of up to two years. At various stages during the service agreement period, VWR will transfer certain of the inventories related to the operations of Industrial Distribution Business into its warehouses. Upon each such transfer, VWR is committed to purchase such inventories at cost as provided in the Service Agreement. VWR expects to fund such purchases from cash generated from operations and available borrowings under its then current credit facility. Notwithstanding the aforementioned, VWR is negotiating with Baxter to acquire at closing additional accounts receivable of the Industrial Distribution Business (approximately $25.0 million), expected to be paid for on a dollar-for-dollar basis over a period not to exceed two months.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

SCHEDULE A--DETAILS OF THE PRO FORMA BALANCE SHEET ADJUSTMENTS

                                                                 CURRENT
                                                                PORTION OF    REVOLVING                         SUBORDINATED
                                         OTHER       ACCRUED    LONG-TERM      CREDIT               TERM            NOTE
                    CASH     GOODWILL    ASSETS    LIABILITIES     DEBT       FACILITY              NOTE          PAYABLE
                  ---------  --------    ------    -----------  ----------    ---------           ---------     ------------
Issuance of
1,818,181 Common
Shares and the
April Warrant to
EML on April 13,
1995                                                                          $  20,000
Proposed
issuance
6,832,797 Common
Shares to EML     $  85,000
Exercise of the
April Warrant to
purchase 967,615
Common Shares        10,637
Issuance of
Debentures
payable to EML      135,000                                                                                      $(135,000)
Borrowings under
the new Senior
Facility            235,431                                      $(15,000)     (100,431)          $(120,000)
                  ---------  --------    ------      ------      --------     ---------           ---------      ---------
 Total Source
 of Funds           466,068  $      0    $    0      $    0       (15,000)      (80,431)           (120,000)      (135,000)
Pay-off existing
credit facility     (56,848)                                        2,250        54,598
Purchase price
of Acquisition
including
closing cost of
$4,145             (404,145)  359,145
Accrued
acquisition
liabilities                     2,000                (2,000)
Eliminate assets
and liabilities
not acquired                  (40,300)                4,452
Working capital
assets and
liabilities not
acquired but
included on pro
forma balance
sheet                                                                           (27,952)
Debt issuance
cost                 (4,575)              4,575
Stock issuance
cost                   (500)
                  ---------  --------    ------      ------      --------     ---------           ---------      ---------
 Total Use of
 Funds             (466,068)  320,845     4,575       2,452         2,250        26,646                   0              0
                  ---------  --------    ------      ------      --------     ---------           ---------      ---------
Net pro forma
adjustment and
footnote
reference         $       0  $320,845(b) $4,575(c)   $2,452(d)   $(12,750)(e) $ (53,785)(e)(f)(g) $(120,000)(e)  $(135,000)(h)
                  =========  ========    ======      ======      ========     =========           =========      =========
                  DEFERRED                              NET ASSETS
                   INCOME               ADDITIONAL     OF INDUSTRIAL
                  TAXES AND COMMON       PAID-IN       DISTRIBUTION
                    OTHER    STOCK       CAPITAL         BUSINESS
                  --------- ----------- -------------- -------------
Issuance of
1,818,181 Common
Shares and the
April Warrant to
EML on April 13,
1995                        $(1,818)    $ (18,182)
Proposed
issuance
6,832,797 Common
Shares to EML                (6,833)      (78,167)
Exercise of the
April Warrant to
purchase 967,615
Common Shares                  (967)       (9,670)
Issuance of
Debentures
payable to EML
Borrowings under
the new Senior
Facility
                  --------- ----------- -------------- -------------
 Total Source
 of Funds          $    0    (9,618)     (106,019)       $      0
Pay-off existing
credit facility
Purchase price
of Acquisition
including
closing cost of
$4,145                                                     45,000
Accrued
acquisition
liabilities
Eliminate assets
and liabilities
not acquired        2,300                                  33,548
Working capital
assets and
liabilities not
acquired but
included on pro
forma balance
sheet                                                      27,952
Debt issuance
cost
Stock issuance
cost                                          500
                  --------- ----------- -------------- -------------
 Total Use of
 Funds              2,300         0           500         106,500
                  --------- ----------- -------------- -------------
Net pro forma
adjustment and
footnote
reference          $2,300   $(9,618)(i) $(105,519)(i)    $106,500
                  ========= =========== ============== =============

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1995

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     PRO FORMA
                                                  ADJUSTMENTS FOR    AS ADJUSTED
                                     INDUSTRIAL         EML          FOR THE EML
                                    DISTRIBUTION    INVESTMENT,      INVESTMENT,
                            VWR       BUSINESS    REFINANCING AND  REFINANCING AND
                         HISTORICAL  HISTORICAL     ACQUISITION      ACQUISITION
                         ---------- ------------  ---------------  ---------------
Sales                     $146,376    $122,000       $ (1,137)(a)    $  267,239
Cost of sales              115,444      92,200(f)                       207,644
                          --------    --------       --------        ----------
Gross margin                30,932      29,800         (1,137)           59,595
Operating expenses          28,527      18,900            803 (b)        48,230
                          --------    --------       --------        ----------
Operating income             2,405      10,900         (1,940)           11,365
Interest expense and
 other                       1,487                      8,429 (c)         9,916
                          --------    --------       --------        ----------
Income before income
 taxes                         918      10,900        (10,369)            1,449
Income taxes                   358       4,400         (4,148)(d)           610
                          --------    --------       --------        ----------
Net income                $    560    $  6,500       $ (6,221)       $      839
                          ========    ========       ========        ==========
Net income per share         $0.05                                        $0.04
                          ========                                   ==========
Weighted average number
 of common shares
 outstanding(e)             11,103                     11,029            22,132

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1994

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     PRO FORMA
                                                  ADJUSTMENTS FOR    AS ADJUSTED
                                     INDUSTRIAL         EML          FOR THE EML
                                    DISTRIBUTION    INVESTMENT,      INVESTMENT,
                            VWR       BUSINESS    REFINANCING AND  REFINANCING AND
                         HISTORICAL  HISTORICAL     ACQUISITION      ACQUISITION
                         ---------- ------------  ---------------  ---------------
Sales                     $535,179    $471,300       $ (4,977)(a)    $1,001,502
Cost of sales              421,981     357,900(f)                       779,881
                          --------    --------       --------        ----------
Gross margin               113,198     113,400         (4,977)          221,621
Operating expenses         104,124      73,000          2,783 (b)       179,907
Canlab transition ex-
 penses                        916                                          916
                          --------    --------       --------        ----------
Operating income             8,158      40,400         (7,760)           40,798
Interest expense and
 other                       5,137                     31,238 (c)        36,375
                          --------    --------       --------        ----------
Income before income
 taxes                       3,021      40,400        (38,998)            4,423
Income taxes                   968      16,800        (15,599)(d)         2,169
                          --------    --------       --------        ----------
Net income                $  2,053    $ 23,600       $(23,399)       $    2,254
                          ========    ========       ========        ==========
Net income per share         $0.18                                        $0.11
                          ========                                   ==========
Weighted average number
 of common shares
 outstanding(e)             11,128                     10,266            21,394

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(a) Represents an adjustment to reclassify Industrial Distribution Business' freight-out expense (less amounts charged to customers) from operating expenses to net sales to conform to VWR's presentation.

(b) Represents the following adjustment to operating expenses (in thousands):

                                                     THREE MONTHS
                                                        ENDED      YEAR ENDED
                                                      MARCH 31,   DECEMBER 31,
                                                         1995         1994
                                                     ------------ ------------
    Eliminate the Industrial Distribution Business's
     goodwill amortization expense                     $  (330)     $(1,318)
    Record amortization expense for the excess
     purchase price related to the Acquisition over
     net assets acquired which is being amortized
     over 40 years on a straight-line basis              2,270        9,078
    Reclassification of the Industrial Distribution
     Business's net freight-out expense discussed in
     note (a) above                                     (1,137)      (4,977)
                                                       -------      -------
                                                       $   803      $ 2,783
                                                       =======      =======

(c)Represents an adjustment to interest expense as follows (in thousands):

                                                      THREE MONTHS
                                                         ENDED      YEAR ENDED
                                                       MARCH 31,   DECEMBER 31,
                                                          1995         1994
                                                      ------------ ------------
    Eliminate interest on the existing credit
     facility with weighted average borrowings of
     $68.2 million and $77.9 million for the year
     ended December 31, 1994 and the three months
     ended March 31, 1995, respectively, and weighted
     average interest rates of 5.3% and 7.3%,
     respectively                                       $(1,415)     $(3,608)
    Record interest expense on the Senior Facility
     assuming borrowings of $256.8 million and $266.5
     million in 1994 and 1995, respectively, to fund
     the Acquisition purchase price and assumed
     additional working capital borrowings of $30
     million and assuming weighted average interest
     rates of 6.3% in 1994 and 7.8% in 1995
     (representative of historical interest rates
     using the Senior Facility margins)                   5,178       16,214
    Record interest expense on the $135 million
     Debenture at 13% per year                            4,388       17,550
    Record amortization of debt issuance costs
     related to the Senior Facility ($4.3 million
     using the effective interest rate method related
     to the term portion and the straight line method
     related to the revolving portion) and the
     Debenture ($300,000 using the effective interest
     rate method)                                           278        1,082
                                                        -------      -------
                                                        $ 8,429      $31,238
                                                        =======      =======

    The new credit facility bears a fluctuating interest rate based on the prime rate or LIBOR at the Company's option. A 1/8 of 1% increase in the pro forma weighted average interest rate would result in a $.3 million and $.1 million increase in pro forma interest expenses in 1994 and the three months ended March 31, 1995, respectively.

(d)Represents income tax effect of the pro forma adjustments.

(e) The adjusted weighted average number of outstanding shares include Common Shares of VWR issued or to be issued to EML as follows: (i) 1,818,181 Common Shares issued in April 1995; (ii) 967,015 Common Shares to be issued upon the exercise of the April Warrant; (iii) proposed issuance of 6,832,797 Common Shares discussed in this Proxy Statement and; (iii) 1,410,722 Common Shares expected to be issued to satisfy interest expense in year one on the Debenture payable to EML which are included in the calculation based on the accrual of interest during the first year.

(f) The Industrial Distribution Business's inventory is valued at the lower of cost (determined on a "first-in, first-out" basis) or market. Cost of sales have not been adjusted to give the pro forma effect to adopt VWR's accounting policy to value inventory on the "last-in, first-out" ("LIFO") method because it is not practical to calculate the pro forma adjustment. Upon transfer of the inventory to VWR, the acquired inventory will be valued using the LIFO method of accounting.

                          COMPARATIVE PER SHARE DATA

  The following table sets forth for the periods indicated selected historical book value, dividends and net income per share of VWR and the corresponding pro forma equivalent per share amounts after giving effect to the following transactions: (i) issuance of 9,617,993 Common Shares to EML resulting in net proceeds of approximately $115.1 million and borrowings of $135 million from EML under the Debenture (collectively referred as the "EML Investment"); (ii) execution of the proposed $285 million credit agreement under the Senior Facility (the "Refinancing"); and (iii) the proposed Acquisition of the Industrial Distribution Business at a purchase price of $400 million plus related acquisition costs of approximately $4.1 million and acquisition liabilities of approximately $2 million. The data presented is based upon the VWR consolidated financial statements and related notes thereto incorporated by reference in this Proxy Statement, the Industrial Distribution Business financial statements and related notes thereto included in this Proxy Statement, and the unaudited pro forma financial information and related notes thereto, also appearing in this Proxy Statement. This information should be read in conjunction with such historical consolidated financial statements and pro forma financial information and related notes thereto. Baxter's amounts are not presented as such data are not applicable or are not meaningful.

  This data does not purport to be indicative of the results of future operations of the combined business or the actual results that would have occurred if the aforementioned transactions were effective as of the respective dates indicated.

                                  THREE MONTHS ENDED        YEAR ENDED
                                    MARCH 31, 1995      DECEMBER 31, 1994
                                 --------------------  --------------------
                                 HISTORICAL PRO FORMA  HISTORICAL PRO FORMA
                                 ---------- ---------  ---------- ---------
   Book value per share, at pe-
    riod end                       $3.66      $7.51(a)   $3.62      $7.26(a)
   Cash dividends declared per
    share                            .04           (b)     .34           (b)
   Net income per share              .05        .04(c)     .18        .11(c)

- ---------------------
(a) Assumes the EML Investment, Refinancing and the Acquisition occurred as of the balance sheet date.
(b) Pro forma amounts are not presented as such amounts are not meaningful.
(c) Assumes the EML Investment, Refinancing and the Acquisition occurred as of the beginning of the period indicated.

                       OWNERSHIP OF VWR'S COMMON SHARES

                                AMOUNT AND NATURE OF
                                     BENEFICIAL
                                    OWNERSHIP OF        PERCENT OF
                                    COMMON SHARES       CLASS AS OF
DIRECTORS                       AS OF MAY 31, 1995(1) MAY 31, 1995(2)
- ---------                       --------------------- ---------------
DIRECTORS-TERM EXPIRES IN 1996
  James W. Bernard                       90,718(3)           --
  Richard E. Engebrecht                 110,641              --
  Robert S. Rogers                      158,882(4)          1.23%
DIRECTORS-TERM EXPIRES IN 1997
  Curtis P. Lindley                     221,058(5)          1.71%
  Edward A. McGrath, Jr.                  6,078              --
  N. Stewart Rogers                     336,031(6)          2.61%
  Alfred Koch                               -- (7)
DIRECTORS-TERM EXPIRES IN 1998
  Jerrold B. Harris                     223,944(8)          1.73%
  Donald P. Nielsen                      27,278              --
  James H. Wiborg                       479,543(9)          3.72%
  Walter W. Zywottek                        -- (10)
CERTAIN EXECUTIVE OFFICERS
- --------------------------
  Walter S. Sobon                        24,989(11)          --
  Joseph A. Panozzo                      16,419(12)          --
  Paul J. Nowak                          10,356(13)          --
  Richard Amstutz                        32,233(14)          --
CERTAIN BENEFICIAL OWNERS
- -------------------------
  EM Laboratories, Incorporated       2,785,196(15)        20.10%
  5 Skyline Drive
  Hawthorne, New York 10532

- ---------------------
 (1) Except as otherwise indicated, beneficial ownership represents sole voting and sole investment power with respect to $1.00 par value Common Shares, the Corporation's only outstanding class of stock.
 (2) Unless otherwise indicated, amount owned does not exceed 1% of the total number of Common Shares outstanding.
 (3) Mr. Bernard disclaims any beneficial interest in 40,500 shares (included in the amounts shown in the above table) owned by his spouse.
 (4) Mr. Robert S. Rogers disclaims any beneficial interest in 15,594 shares (included in the amounts shown in the above table) owned by his spouse.
 (5) Mr. Lindley disclaims any beneficial interest in 4,372 shares (included in the amounts shown in the above table) owned by his spouse.
 (6) Mr. N. Stewart Rogers is a trustee of a trust for grandchildren which holds 4,000 shares (included in the amounts shown in the above table).
 (7) Mr. Koch is an executive officer of EML and a nominee of EML to VWR's board of directors. Mr. Koch disclaims beneficial ownership of all Common Shares owned by EML.
 (8) Includes 52,982 shares which Mr. Harris had the right to acquire through the exercise of options. Also, includes 29,818 held under the Corporation's benefit plans for which beneficial ownership is based upon sole voting power.
 (9) Mr. Wiborg disclaims any beneficial interest in 150,000 shares (included in the amounts shown in the above table) owned by his spouse. Mr. Wiborg is also a trustee of two trusts owning 67,979 shares (included in the amounts shown in the above table). Mr. Wiborg disclaims beneficial interest in the shares owned by these trusts.

(10) Mr. Zywottek is an executive officer of EML and a nominee of EML to VWR's board of directors. Mr. Zywottek disclaims beneficial ownership of all Common Shares owned by EML.
(11) Includes 12,000 shares which Mr. Sobon has the right to acquire through the exercise of options. Also, includes 2,642 shares held under the Corporation's benefit plans for which beneficial ownership is based upon sole voting power.
(12) Includes 6,900 shares which Mr. Panozzo has the right to acquire through the exercise of options. Also includes 1,600 shares held under the Corporation's benefit plans for which beneficial ownership is based upon sole voting power.
(13) Includes 6,522 shares which Mr. Nowak has the right to acquire through the exercise of options. Also includes 3,179 shares held under the Corporation's benefit plans for which beneficial ownership is based upon sole voting power.
(14) Includes 8,748 shares which Mr. Amstutz has the right to acquire through the exercise of options. Also includes 2,578 shares held under the Corporation's benefit plans for which beneficial ownership is based upon sole voting power.
(15) Includes 967,015 shares obtainable upon exercise of the April Warrant.

  As of May 31, 1995, all directors and executive officers of VWR as a group (15 persons), beneficially owned Common Shares totaling 1,738,170 or approximately 13.39% of the Common Shares outstanding. Members of the group shared voting and/or investment power with other persons as to 71,979 of such Common Shares or .56% of the Common Shares outstanding.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  It is expected that representatives of Ernst & Young LLP will be present at the Meeting to respond to appropriate questions of shareholders and to make a statement if they so desire.

                         PROPOSALS OF SECURITY HOLDERS

  Under Securities and Exchange Commission rules and the Corporation's Articles of Incorporation and Bylaws certain shareholder proposals may be included in the Corporation's Proxy Statement. Any shareholder desiring to have such a proposal included in the Corporation's Proxy Statement for the annual meeting to be held in 1996 must submit such proposal in full compliance with Rule 14a-8 under the Exchange Act which requires, among other things, that such proposal be received by the Corporation not later than December 2, 1995.

                                OTHER BUSINESS

  The Board of Directors has no knowledge of any other business to be acted upon at this meeting. However, if any other business is presented at the meeting, proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  This Proxy Statement incorporates by reference the following documents relating to the Corporation which are not delivered herewith:

    (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

    (b) The Quarterly Report on Form 10-Q for the three-month period ended March 31, 1995; and

    (c) The Current Reports on Form 8-K dated February 23, 1995 and April 13, 1995.

  All documents and reports subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the mailing date of this Proxy Statement and prior to the Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any such subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

  This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. The Corporation will provide, without charge, to each person to whom this Proxy Statement is delivered, on written or oral request of such person a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents that have been or will be incorporated by reference herein, within one business day of the receipt of such request by first class mail or equally prompt means. Such request should be made to VWR at 1310 Goshen Parkway, West Chester, Pennsylvania 19380, attention: Secretary. Telephone number (610) 431-1700.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Baxter International Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of income, of cash flows and of equity present fairly, in all material respects, the financial position of the Industrial Distribution Business of Baxter Healthcare Corporation (the "Company") at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

Chicago, Illinois
June 27, 1995

            FINANCIAL STATEMENTS OF INDUSTRIAL DISTRIBUTION BUSINESS

                         BAXTER HEALTHCARE CORPORATION

                        INDUSTRIAL DISTRIBUTION BUSINESS

                         COMBINED STATEMENTS OF INCOME

                                                   YEAR ENDED DECEMBER
                                                           31,
                                                   ----------------------
                                                    1994    1993    1992
                                                   ------  ------  ------
                                                      (IN MILLIONS)
Net Sales                                          $471.3  $450.2  $427.8
Operating Costs and Expenses:
  Cost of goods sold                                357.9   338.7   313.9
  Marketing and administrative expenses              72.3    76.5    72.8
  Goodwill amortization                               1.3     1.3     1.3
  Other                                               (.6)    (.1)    4.2
                                                   ------  ------  ------
    Total costs and expenses                        430.9   416.4   392.2
                                                   ------  ------  ------
Income Before Income Taxes and Cumulative Effect
 of Accounting Change                                40.4    33.8    35.6
Income Tax Expense                                   16.8    13.9    14.6
                                                   ------  ------  ------
Income Before Cumulative Effect of Accounting
 Change                                              23.6    19.9    21.0
                                                   ------  ------  ------
Cumulative Effect of Change in Accounting for
 Other Postretirement Benefits (net of income tax
 benefit of $.3)                                      --      --      (.5)
                                                   ------  ------  ------
Net Income                                         $ 23.6  $ 19.9  $ 20.5
                                                   ======  ======  ======


            See accompanying notes to combined financial statements.

                         BAXTER HEALTHCARE CORPORATION

                        INDUSTRIAL DISTRIBUTION BUSINESS

                            COMBINED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                                  -------------
                                                                   1994   1993
                                                                  ------ ------
                                                                  (IN MILLIONS)
CURRENT ASSETS:
  Accounts receivable, net of allowances of $3.8 in 1994 and $2.2
   in 1993                                                        $ 62.5 $ 52.0
  Inventories                                                       40.8   43.6
  Prepaid expenses                                                   2.5    2.8
                                                                  ------ ------
    Total current assets                                           105.8   98.4
                                                                  ------ ------
MACHINERY AND EQUIPMENT:
  At cost                                                            1.0     .9
  Accumulated depreciation                                            .6     .4
                                                                  ------ ------
    Net machinery and equipment                                       .4     .5
                                                                  ------ ------
OTHER ASSETS:
  Goodwill                                                          40.6   41.9
  Other                                                               .4     .1
                                                                  ------ ------
    Total other assets                                              41.0   42.0
                                                                  ------ ------
TOTAL ASSETS                                                      $147.2 $140.9
                                                                  ====== ======
CURRENT LIABILITIES:
  Accounts payable, principally trade                             $ 36.2 $ 34.5
  Accounts payable--Baxter                                           5.4    6.1
  Accrued liabilities                                                5.7    6.0
                                                                  ------ ------
    Total current liabilities                                       47.3   46.6
                                                                  ------ ------
NON-CURRENT LIABILITIES                                              2.1    2.1
                                                                  ------ ------
TOTAL LIABILITIES                                                   49.4   48.7
                                                                  ------ ------
EQUITY:
  Investments by and advances from Baxter                           97.8   92.2
                                                                  ------ ------
TOTAL LIABILITIES AND EQUITY                                      $147.2 $140.9
                                                                  ====== ======

            See accompanying notes to combined financial statements.

                         BAXTER HEALTHCARE CORPORATION

                        INDUSTRIAL DISTRIBUTION BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                       YEAR ENDED DECEMBER
                                                               31,
                                                       ----------------------
                                                        1994    1993    1992
                                                       ------  ------  ------
                                                          (IN MILLIONS)
CASH FLOW PROVIDED BY OPERATIONS:
  Income before cumulative effect of accounting change $ 23.6  $ 19.9  $ 21.0
  Adjustments:
    Depreciation                                           .3      .1      .1
    Amortization                                          1.3     1.3     1.3
  Changes in balance sheet items:
    Accounts receivable, net                            (10.5)   (3.9)    1.3
    Inventories                                           2.8    (8.1)    1.8
    Accounts payable and accrued liabilities               .7     2.4      .7
    Other                                                 --     (1.3)    (.3)
                                                       ------  ------  ------
  Cash flow provided by operations                       18.2    10.4    25.9
                                                       ------  ------  ------
INVESTMENT TRANSACTIONS:
  Capital expenditures, net                               (.2)    (.2)    (.2)
                                                       ------  ------  ------
FINANCING TRANSACTIONS:
  Payments to Baxter, net                               (18.0)  (10.2)  (25.7)
                                                       ------  ------  ------
NET CASH FLOW                                          $  0.0  $  0.0  $  0.0
                                                       ======  ======  ======


            See accompanying notes to combined financial statements.

                         BAXTER HEALTHCARE CORPORATION

                        INDUSTRIAL DISTRIBUTION BUSINESS

                         COMBINED STATEMENTS OF EQUITY

                                         YEAR ENDED DECEMBER
                                                 31,
                                         ----------------------
                                          1994    1993    1992
                                         ------  ------  ------
                                            (IN MILLIONS)
Balance, beginning of period             $ 92.2  $ 82.5  $ 88.2
Net income                                 23.6    19.9    20.5
Payments to Baxter, net (cash)            (18.0)  (10.2)  (25.7)
Payments to Baxter (non-cash)               --      --      (.5)
                                         ------  ------  ------
Investments by and advances from Baxter  $ 97.8  $ 92.2  $ 82.5
                                         ======  ======  ======



            See accompanying notes to combined financial statements.

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

  The Industrial Distribution Business is comprised of the Industrial and Life Sciences Division of the U.S. Healthcare Business of Baxter Healthcare Corporation and certain foreign operations of Baxter World Trade Corporation, both wholly owned subsidiaries of Baxter International Inc. ("Baxter"). A significant portion of the Industrial Distribution Business was acquired through Baxter's 1985 acquisition of American Hospital Supply Corporation. Goodwill related to this acquisition has been allocated to the Industrial Distribution Business. The Industrial Distribution Business is a distributor of third party and Baxter-manufactured laboratory and cleanroom products to customers for use in laboratories, production plants and other facilities not involved in the care of human patients. On May 24, 1995, Baxter entered into a definitive agreement (the "Asset Purchase Agreement") to sell the Industrial Distribution Business to VWR. (See Note 9)

  The accompanying financial statements reflect the "carve-out" financial position, results of operations and cash flows of the Industrial Distribution Business for the periods presented. Certain marketing and administrative expenses of Baxter have been allocated to the Industrial Distribution Business (See Note 3) on various bases which, in the opinion of management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the Industrial Distribution Business been operating as a separate independent company.

  The financial information included herein does not necessarily reflect what the financial position and results of operations of the Industrial Distribution Business would have been had it operated as a stand-alone entity during the periods covered, and may not be indicative of future operations or financial position.

  Baxter will retain certain rights and obligations after the divestiture of the Industrial Distribution Business. Such rights and obligations were negotiated in connection with, or are reflected in, the Asset Purchase Agreement and related distribution and other ancillary service agreements which will be executed between Baxter and VWR. (See Note 9)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the accompanying financial statements. These policies are in conformity with generally accepted accounting principles, and have been applied consistently in all material respects.

 Inventories and Accounts Payable, Principally Trade

  Inventories consist of third party and Baxter-manufactured laboratory and cleanroom products and are stated at the lower of cost (first-in, first-out method) or market. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value. Inventories and accounts payable (principally trade payables), for the Industrial Distribution Business are commingled with Baxter's U.S. Distribution Division ("USD") and are allocated in the accompanying combined balance sheets based on the Industrial Distribution Business' percentage of total cost of goods sold of USD.

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
 Machinery and Equipment

  Machinery and equipment is stated at cost. Depreciation is provided for financial reporting purposes on the straight-line method over the estimated useful lives of the assets (ranging from 3 to 11 years depending on the nature of the asset).

 Goodwill

  Goodwill represents the excess of cost over the fair value of net assets allocated to the Industrial Distribution Business arising from Baxter's 1985 acquisition of American Hospital Supply Corporation, and is amortized on a straight-line basis over 40 years. Based upon management's assessment of the future undiscounted operating cash flows of the Industrial Distribution Business, the carrying value of goodwill at December 31, 1994 has not been impaired. Management reassesses the carrying value of goodwill on an annual basis. As of December 31, 1994 and 1993, goodwill was $40.6 million and $41.9 million, respectively, net of accumulated amortization of $16.4 million and $15.1 million, respectively.

 Income Taxes

  The operations of the Industrial Distribution Business were historically included in Baxter's consolidated U.S. federal and state income tax returns and in the tax returns of certain Baxter foreign subsidiaries. The provision for income taxes shown in the accompanying financial statements has been determined as if the Industrial Distribution Business had filed separate tax returns under its existing structure for the periods presented. Accordingly, the effective tax rate of the Industrial Distribution Business in future years could vary from its historical effective rates depending on the legal structure of and tax elections made by VWR. All income taxes, including deferred taxes, are settled with Baxter on a current basis through the "Investment by and advances from Baxter" account.

  Baxter adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", effective January 1, 1993. The effect on the financial statements of the Industrial Distribution Business of adopting SFAS No. 109 is immaterial. Prior to January 1, 1993, Baxter accounted for income taxes pursuant to Accounting Principles Board Opinion No. 11, "Accounting for Income Taxes".

3. RELATED PARTY TRANSACTIONS

  The Industrial Distribution Business participates in Baxter's centralized cash management program with respect to intercompany sales and accounts receivable, accounts payable, payroll and employee benefits. As a result, the Industrial Distribution Business does not report a cash balance. Historically, the intercompany receivables and payables have been settled in the normal course of business, usually within 30 to 60 days, and are not interest bearing. The net cumulative, interdivisional balances are included in the Combined Balance Sheets as "Investments by and advances from Baxter" and "Accounts payable--Baxter".

  Baxter has provided to the Industrial Distribution Business certain domestic legal, treasury, audit, data processing, insurance, facility, regulatory and administrative services. Charges for these services are based on allocations of Baxter's actual direct and indirect costs using varying allocation bases as appropriate (sales, payroll, headcount, managed capital, etc.) designed to

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED) estimate the actual cost incurred by Baxter to render these services to the Industrial Distribution Business. The allocation process is also consistent with the methodology used by Baxter to allocate the cost of similar services provided to its other business units. The allocated cost of these services are reflected in the combined statements of income and are summarized in the table below. No provision has been made for possible incremental expenses that would have been incurred had the Industrial Distribution Business operated as an independent stand-alone entity.

  The Industrial Distribution Business purchases products from certain current and former Baxter manufacturing divisions. Gross margins on Baxter-manufactured products approximate the experience of the Industrial Distribution Business in distributing third-party products. "Accounts payable--Baxter" is allocated based upon Baxter's average settlement terms.

  The Industrial Distribution Business utilizes certain facility space and equipment on month-to-month arrangements from Baxter. The costs allocated to the Industrial Distribution Business for such utilization approximate Baxter's cost and are included in the table below for certain services provided by Baxter.

  Although the Industrial Distribution Business has dedicated customer service and distribution representatives, certain distribution, warehousing and administrative services are provided to the Industrial Distribution Business by USD. The estimated costs of providing these services are allocated to the Industrial Distribution Business based on actual direct and indirect costs incurred by USD to provide these services. The allocation methodology is based primarily on shipments by the Industrial Distribution Business, which management believes to be a reasonable basis of allocation. Such services include:

    Customer service
    Distribution services
    Outbound transportation
    Billing and accounts receivable
    Credit and collection
    Sales administration
    Quality assurance programs

  A summary of the related party transactions described in the paragraphs above, all of which are with Baxter or Baxter affiliates is shown in the table below (in millions):

                                                          YEAR ENDED DECEMBER
                                                                  31,
                                                          --------------------
                                                           1994   1993   1992
                                                          ------ ------ ------
   Purchases of product from Baxter (cost of goods sold)  $ 43.2 $ 50.0 $ 45.9
   Certain services provided by Baxter (marketing and
    administrative expenses)                                23.8   30.4   29.1
                                                          ------ ------ ------
     Total                                                $ 67.0 $ 80.4 $ 75.0
                                                          ====== ====== ======

4. ACCRUED LIABILITIES

  Accrued liabilities consist of the following (in millions):

                                                                 DECEMBER
                                                                    31,
                                                                 ---------
                                                                 1994 1993
                                                                 ---- ----
   Salaries, wages, withholdings, commissions and other payroll
    taxes                                                        $2.5 $2.8
   Property, sales and use and other taxes                        1.8  2.6
   Other                                                          1.4   .6
                                                                 ---- ----
     Total accrued liabilities                                   $5.7 $6.0
                                                                 ==== ====

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

5. LEASE OBLIGATIONS

  The Industrial Distribution Business leases certain facilities and equipment under operating leases expiring at various dates. Most of these operating leases contain renewal options.

  Future minimum lease payments (including interest) under noncancelable operating leases at December 31, 1994 were as follows (in millions):

                  1995             $1.3
                  1996               .9
                  1997               .4
                  1998               .3
                  1999               .2
                  Thereafter        0.0
                                   ----
                  Total
                   obligations     $3.1
                                   ====

  Total expense for all operating leases was $.7 million, $.2 million and $0 million for the years ended December 31, 1994, 1993 and 1992, respectively.

6. OTHER EXPENSES

  On October 28, 1992, the board of directors of Baxter declared a dividend to common stockholders of all of the common stock of Caremark International Inc. (the "spin-off"). In connection with this transaction the industrial business of Caremark (which was not included in the spin-off) was consolidated with the Industrial Distribution Business. As a result of this consolidation, the Industrial Distribution Business incurred certain expenses, primarily asset write-offs and severance, amounting to $3.7 million. These charges are included in other expense for the year ended December 31, 1992.

7. INCOME TAXES

  Income before income tax expense and cumulative effect of accounting change is as follows (in millions):

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                              -----------------
                                                              1994  1993  1992
                                                              ----- ----- -----
   Domestic                                                   $37.4 $31.8 $32.7
   Foreign                                                      3.0   2.0   2.9
                                                              ----- ----- -----
   Income before income tax expense and cumulative effect of
    an accounting change                                      $40.4 $33.8 $35.6
                                                              ===== ===== =====

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
  Income tax expense before cumulative effect of accounting change by category and by income statement classification is as follows (in millions):

                                   YEAR ENDED
                                  DECEMBER 31,
                                ------------------
                                1994   1993  1992
                                -----  ----- -----
   Current:
     Domestic:
       Federal                  $13.0  $10.7 $10.7
       State and local            3.2    2.7   2.7
     Foreign                      1.1     .5   1.2
                                -----  ----- -----
   Current income tax expense    17.3   13.9  14.6
   Deferred:
     Domestic:
       Federal                    (.4)   --    --
       State and local            (.1)   --    --
     Foreign                      --     --    --
                                -----  ----- -----
   Deferred income tax benefit    (.5)   --    --
                                -----  ----- -----
   Income tax expense           $16.8  $13.9 $14.6
                                =====  ===== =====

  Income tax expense before cumulative effect of accounting change differs from income tax expense calculated by using the U.S. federal income tax rates in effect for the periods presented for the following reasons (in millions):

                                            YEAR ENDED
                                           DECEMBER 31,
                                         ------------------
                                         1994  1993   1992
                                         ----- -----  -----
   Income tax expense at statutory rate  $14.1 $11.8  $12.1
   Nondeductible goodwill                   .5    .5     .4
   State and local taxes                   2.0   1.6    1.8
   Foreign tax expense                      .1   (.1)    .2
   Other factors                            .1    .1     .1
                                         ----- -----  -----
   Income tax expense                    $16.8 $13.9  $14.6
                                         ===== =====  =====

8. RETIREMENT PROGRAMS

  The Industrial Distribution Business participates in a Baxter-sponsored non-contributory defined benefit pension plan covering substantially all employees in the United States. The benefits are based on years of service and the employee's compensation during five of the last ten years of employment as defined by the plan. Baxter's funding policy is to make contributions to the trust of the qualified plan which meet or exceed the minimum requirements of the Employee Retirement Income Security Act of 1974. Assets held by the trust of the plan consist primarily of equity and fixed income securities.

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Pension expense applicable to the Industrial Distribution Business includes the following components (in millions):

                                                     YEAR ENDED
                                                    DECEMBER 31,
                                                   ----------------
                                                   1994  1993  1992
                                                   ----  ----  ----
   Service cost-benefits earned during the period  $ .6  $ .6  $ .5
   Interest cost on projected benefit obligation     .4    .4    .3
   Actual return on assets                          (.3)  (.3)  (.2)
   Net amortization and deferral                     .1    .1    .1
                                                   ----  ----  ----
   Total pension expense                           $ .8  $ .8  $ .7
                                                   ====  ====  ====

  Assumptions used for the above pension expense calculations include:

                                                   1994  1993  1992
                                                  ----- ----- -----
   Discount rate applied to benefit obligation     7.5%  8.0%  8.4%
   Long-term return on assets                     10.5% 10.5% 10.5%

  The following table sets forth the funded status of amounts applicable to the Industrial Distribution Business at December 31, 1994 and 1993 (in millions):

                                                                DECEMBER
                                                                   31,
                                                               ----------
                                                               1994  1993
                                                               ----  ----
   Actuarial present value of benefit obligations:
     Vested benefits                                           $3.3  $3.9
                                                               ----  ----
     Accumulated benefits                                      $3.4  $4.1
                                                               ----  ----
     Projected benefits                                        $4.4  $5.3
   Less allocated plan assets at fair value                     3.5   3.6
                                                               ----  ----
   Projected benefit obligation in excess of plan assets         .9   1.7
   Unrecognized net gains and unrecognized prior service cost    .1   (.6)
   Unrecognized obligation, net of amortization                 (.3)  (.3)
                                                               ----  ----
   Net pension liability                                       $ .7  $ .8
                                                               ====  ====

  Assumptions used for the above funded status calculations include:

                                                                1994 1993
                                                                ---- -----
   Annual rate of increase in compensation levels               4.5%  4.5%
   Discount rate applied to benefit obligations                 9.0%  7.5%
   Return on assets                                             9.5% 10.5%

  In addition to pension benefits, the Industrial Distribution Business participates in certain Baxter-sponsored contributory healthcare and life insurance benefit plans for substantially all retired employees. Effective January 1, 1992, Baxter adopted Statement of Financial Accounting Standard No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", which requires companies to accrue costs for postretirement benefits over the service years of the employees. The Industrial Distribution Business recorded their portion of the transition obligation, $.5 million (net of $.3 million in related income tax benefit), as a cumulative effect of an accounting change.

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Net postretirement health-care and life insurance expense ("postretirement benefits") applicable to the Industrial Distribution Business for active employees was not material for the years ended December 31, 1994, 1993 and 1992. The postretirement benefits plans are not funded. The present value of the Industrial Distribution Business obligations included in the balance sheets were not material at December 31, 1994 and 1993.

  Most of the employees are eligible to participate in a Baxter-sponsored qualified 401(k) plan. Participants may contribute up to 12% of their annual compensation (limited in 1994 to $9,240 per individual) to the plan and Baxter matches the participants' contributions, up to 3% of compensation. Matching contributions related to the Industrial Distribution Business employees were $.6 million, $.6 million and $.5 million for the years ended December 31, 1994, 1993 and 1992, respectively.

9. SUBSEQUENT EVENT

  On May 24, 1995, Baxter signed a definitive agreement to sell certain assets and liabilities of the Industrial Distribution Business to VWR for $400 million in cash, subject to certain closing conditions. Terms of the Asset Purchase Agreement and the related distribution agreement and other ancillary service agreements are summarized in the following paragraphs.

 Asset Purchase Agreement

  VWR will acquire certain assets of the Industrial Distribution Business which include, but are not limited to, selected domestic accounts receivable and related reserves, certain tangible personal property, rights and benefits under certain contracts and rights in specified trademarks. Inventory will remain the property of Baxter until used by VWR to fulfill orders. Once transition from Baxter in a particular region is complete under the Services Agreement described below, VWR will purchase certain inventories maintained in such region by Baxter at cost. VWR will assume certain liabilities which principally include accrued vacation pay and all liabilities for product warranty claims. In general, Baxter will retain all other liabilities. For additional information related to the Asset Purchase Agreement, reference "Description of the Acquisition of the Industrial Distribution Business of Baxter Healthcare Corporation--General Description of the Acquisition" and the "Unaudited ProForma Balance Sheet" included elsewhere in this Proxy Statement.

 Baxter Distribution Agreement

  Baxter and VWR have agreed to enter into the Baxter Distribution Agreement beginning at closing and ending on September 30, 2000. Each contract year will begin on October 1 and end on September 30 except for the first contract year which begins at closing and ends on September 30, 1996. In connection with the agreement, Baxter grants to VWR the right to sell and distribute Baxter-manufactured products only to Industrial Distribution Business customers for use in laboratories, production plants and other facilities not involved in the care of human patients. VWR may distribute such products through sub-distributors provided the dollar volume of all products sold does not exceed 15% of the dollar volume of all products sold by VWR during the contract year in the United States.

  Minimum purchase requirements, which increase annually, exist for VWR during the first five years of the contract. If such purchase requirements are not met, VWR is required to pay Baxter the difference between the minimum purchase requirements and the actual purchase amounts.

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
  Beginning on October 1, 1995, Baxter will pay a rebate to VWR of 5.9% of the net purchase price for purchases in excess of $12 million in each of the first three quarters of any contract year providing that total purchases are in excess of $48 million for the full contract year.

 Services Agreement

  Pursuant to the Services Agreement which will become effective at closing, Baxter will provide, among other things, certain transition services such as order fulfillment, management information systems, credit, collections, cash application, shipping, replenishment and warehousing to VWR in connection with VWR's sales of products to its industrial customers. This Services Agreement will continue for a period of up to two years. The agreement stipulates that no payment for services is required in the first three months. Subsequent to the first three months of the agreement, VWR is required to make monthly payments to Baxter in an amount equal to 5.5% of the total sales of products to industrial customers. The minimum amount payable to Baxter related to performance of services outlined under the contract is $18.6 million in the first 15 months.

                         BAXTER HEALTHCARE CORPORATION

                        INDUSTRIAL DISTRIBUTION BUSINESS

                         COMBINED STATEMENTS OF INCOME

                                                           THREE MONTHS
                                                          ENDED MARCH 31,
                                                          ---------------
                                                           1995    1994
                                                          ------- -------
                                                            (UNAUDITED)
                                                           (IN MILLIONS)
Net Sales                                                 $ 122.0 $ 111.7
Cost and Expenses:
  Cost of goods sold                                         92.2    84.5
  Marketing and administrative expenses                      18.6    17.8
  Goodwill amortization                                        .3      .3
                                                          ------- -------
    Total costs and expenses                                111.1   102.6
                                                          ------- -------
Income Before Income Taxes                                   10.9     9.1
Income Tax Expense                                            4.4     3.8
                                                          ------- -------
Net Income                                                $   6.5 $   5.3
                                                          ======= =======


       See accompanying notes to unaudited combined financial statements.

                         BAXTER HEALTHCARE CORPORATION

                        INDUSTRIAL DISTRIBUTION BUSINESS

                            COMBINED BALANCE SHEETS

                                                     MARCH 31,  DECEMBER 31,
                                                       1995         1994
                                                    ----------- ------------
                                                    (UNAUDITED)
                                                         (IN MILLIONS)
CURRENT ASSETS:
  Accounts receivable, net of allowances of $4.2 in
   1995 and
   $3.8 in 1994                                       $ 70.9       $ 62.5
  Inventories                                           42.6         40.8
  Prepaid expenses                                       3.0          2.5
                                                      ------       ------
    Total current assets                               116.5        105.8
                                                      ------       ------
MACHINERY AND EQUIPMENT:
  At cost                                                1.1          1.0
  Accumulated depreciation                                .7           .6
                                                      ------       ------
    Net machinery and equipment                           .4           .4
                                                      ------       ------
OTHER ASSETS:
  Goodwill                                              40.3         40.6
  Other                                                   .4           .4
                                                      ------       ------
    Total other assets                                  40.7         41.0
                                                      ------       ------
TOTAL ASSETS                                          $157.6       $147.2
                                                      ======       ======
CURRENT LIABILITIES:
  Accounts payable, principally trade                 $ 37.0       $ 36.2
  Accounts payable--Baxter                               5.8          5.4
  Accrued liabilities                                    6.0          5.7
                                                      ------       ------
    Total current liabilities                           48.8         47.3
                                                      ------       ------
NON-CURRENT LIABILITIES                                  2.3          2.1
                                                      ------       ------
TOTAL LIABILITIES                                       51.1         49.4
EQUITY:
  Investments by and advances from Baxter              106.5         97.8
                                                      ------       ------
TOTAL LIABILITIES AND EQUITY                          $157.6       $147.2
                                                      ======       ======


       See accompanying notes to unaudited combined financial statements.

                         BAXTER HEALTHCARE CORPORATION

                        INDUSTRIAL DISTRIBUTION BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                            THREE MONTHS
                                                           ENDED MARCH 31,
                                                           ----------------
                                                            1995     1994
                                                           -------  -------
                                                             (UNAUDITED)
                                                            (IN MILLIONS)
CASH FLOW PROVIDED BY OPERATIONS:
  Income from operations                                   $   6.5  $   5.3
  Adjustments:
    Depreciation and amortization                               .4       .3
  Changes in balance sheet items:
    Accounts receivable, net                                  (8.4)    (5.7)
    Inventories                                               (1.8)      .8
    Accounts payable and other accrued liabilities             1.5      2.2
    Other                                                      (.3)     (.9)
                                                           -------  -------
  Cash flow (used in) provided by operations                  (2.1)     2.0
                                                           -------  -------
INVESTMENT TRANSACTIONS:
  Capital expenditures, net                                    --       --
                                                           -------  -------
FINANCING TRANSACTIONS:
  Advances from (payments to) Baxter, net                      2.1     (2.0)
                                                           -------  -------
NET CASH FLOW                                              $   0.0  $   0.0
                                                           =======  =======


       See accompanying notes to unaudited combined financial statements.

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BUSINESS

  The Industrial Distribution Business is comprised of the Industrial and Life Sciences Division of the U.S. Healthcare Business of Baxter Healthcare Corporation and certain foreign operations of Baxter World Trade Corporation, both wholly owned subsidiaries of Baxter International Inc. ("Baxter"). A significant portion of the Industrial Distribution Business was acquired through Baxter's 1985 acquisition of American Hospital Supply Corporation. Goodwill related to this acquisition has been allocated to the Industrial Distribution Business. The Industrial Distribution Business is a distributor of third party and Baxter-manufactured laboratory and cleanroom products to customers for use in laboratories, production plants and other facilities not involved in the care of human patients. On May 24, 1995, Baxter entered into a definitive agreement (the "Asset Purchase Agreement") to sell the Industrial Distribution Business to VWR. (See Note 3)

2. INTERIM FINANCIAL INFORMATION

  The accompanying unaudited combined financial statements as of March 31, 1995 and for the three month periods ended March 31, 1995 and 1994, reflect adjustments consisting of normal and recurring adjustments necessary for a fair presentation of such financial information. These unaudited interim combined financial statements should be read in conjunction with the audited financial statements included elsewhere in this Proxy Statement.

3. SUBSEQUENT EVENT

  On May 24, 1995, Baxter signed a definitive agreement to sell certain assets and liabilities of the Industrial Distribution Business to VWR for $400 million in cash, subject to certain closing conditions. Terms of the Asset Purchase Agreement and the related distribution agreement and other ancillary service agreements are summarized in the following paragraphs.

 Asset Purchase Agreement

  VWR will acquire certain assets of the Industrial Distribution Business which include, but are not limited to, selected domestic accounts receivable and related reserves, certain tangible personal property, rights and benefits under certain contracts and rights in specified trademarks. Inventory will remain the property of Baxter until used by VWR to fulfill orders. Once transition from Baxter in a particular region is complete under the Services Agreement described below, VWR will purchase certain inventories maintained in such region by Baxter at cost. VWR will assume certain liabilities which principally include accrued vacation pay and all liabilities for product warranty claims. In general, Baxter will retain all other liabilities. For additional information related to the Asset Purchase Agreement, reference "Description of the Acquisition of the Industrial Distribution Business of Baxter Healthcare Corporation--General Description of the Acquisition" and the "Unaudited Pro Forma Balance Sheet" included elsewhere in this Proxy Statement.

 Baxter Distribution Agreement

  Baxter and VWR have agreed to enter into the Baxter Distribution Agreement beginning at closing and ending on September 30, 2000. Each contract year will begin on October 1 and end on September 30 except for the first contract year which begins at closing and ends on September 30, 1996. In connection with the agreement, Baxter grants to VWR the right to sell and distribute Baxter-manufactured products only to Industrial Distribution Business customers for use in laboratories, production plants and other facilities not involved in the care of human patients. VWR may distribute products through sub-distributors provided the dollar volume of all products

                         BAXTER HEALTHCARE CORPORATION

                       INDUSTRIAL DISTRIBUTION BUSINESS

         NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS--(CONTINUED) sold does not exceed 15% of the dollar volume of all products sold by VWR during the contract year in the United States.

  Minimum purchase requirements, which increase annually, exist for VWR during the first five years of the contract. If such purchase requirements are not met, VWR is required to pay Baxter the difference between the minimum purchase requirements and the actual purchase amounts.

  Beginning on October 1, 1995, Baxter will pay a rebate to VWR of 5.9% of the net purchase price for purchases in excess of $12 million in each of the first three quarters of any contract year providing that total purchases are in excess of $48 million for the full contract year.

 Services Agreement

  In the Services Agreement to become effective at closing, Baxter will provide, among other things, certain transition services such as order fulfillment, management information systems, credit, collections, cash applications, shipping, replenishment and warehousing to VWR in connection with VWR's sales of products to its industrial customers. This Services Agreement will continue for a period of up to two years. The agreement stipulates that no payment for services is required in the first three months. Subsequent to the first three months of the agreement, VWR is required to make monthly payments to Baxter in an amount equal to 5.5% of the total sales of the products to its industrial customers. The minimum amount payable to Baxter related to performance of services outlined under the agreement is $18.6 million in the first 15 months.

                                 EXHIBIT INDEX

Exhibit I -- Opinion of PNC Securities Corp.

Exhibit II -- Common Share and Debenture Purchase Agreement

Exhibit III -- Standstill Agreement

Exhibit IV -- Amendment No. 1 to Standstill Agreement

Exhibit V -- Opinion of Goldman, Sachs & Co.

Exhibit VI -- Asset Purchase Agreement

Exhibit VII -- Services Agreement

Exhibit VIII -- Baxter Distribution Agreement

                                                                      EXHIBIT I

May 24, 1995

CONFIDENTIAL

The Board of Directors
VWR Corporation
1310 Goshen Parkway
West Chester, PA 19380

Gentlemen:

  You have asked us to advise the Board of Directors with respect to certain financial consequences to the Company of a private placement of subordinated debt and common stock (the "Investment") of VWR Corporation (the "Company") to EM Industries, Incorporated (the "Purchaser") under that certain Common Share and Debenture Purchase Agreement dated May 24, 1995 (the "Placement Agreement") entered into in connection with the Company's acquisition of certain assets of the Industrial Products Group of the Scientific Products Division (the "Distribution Business") of Baxter Healthcare Corporation (the "Baxter Asset Purchase"). Pursuant to the Placement Agreement, the Company will issue to the Purchaser a subordinated debenture due 2005 in the principal amount of $135 million (the "Debenture") and 6,832,797 shares of common stock of the Company at a purchase price of $12.44 per share (the "Purchased Shares"), subject to certain conditions, including the consummation of the Baxter Asset Purchase. We understand that the two directors of the Company affiliated with the Purchaser are not participating in the consideration by the Board of Directors of the Investment.

  PNC Securities Corp, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate, estate, and other purposes. We are currently acting as financial advisor to the Board of Directors of the Company and will receive a fee for such services. PNC Securities may provide investment banking and financial advisory services to the Company in the future.

  In the course of our review of the Investment, we have: (i) analyzed certain publicly available financial statements and other information of the Company, including documentation relating to the purchase of Company common stock and a warrant by the Purchaser on April 13, 1995; (ii) analyzed certain internal financial statements and other financial and operating data concerning the Company, including certain pro forma financial data giving effect to the consummation of the Baxter Asset Purchase and related financing, prepared by the management of the Company; (iii) analyzed certain financial projections prepared by the management of the Company; (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company, including the strategic and operating benefits anticipated by senior management to be derived from the Baxter Asset Purchase and the investment and commercial arrangements with the Purchaser and discussed prior efforts to place equity securities; (v) reviewed the historical stock prices and trading volume of the Company's common stock; (vi) visited the principal offices of the Company; (vii) compared the financial performance and prospects of the Company with that of certain other comparable publicly traded companies and analyzed the market valuations of such companies; (viii) compared certain financial terms of the Investment to certain financial terms of selected other transactions we deemed relevant;
(ix) reviewed the principal terms of the Baxter Asset Purchase and the opinion of Goldman Sachs & Co., the Company's financial advisor, dated May 24, 1995 with respect to the fairness to the Company of the consideration to be paid by the Company for the Distribution Business as of the date of such opinion; (x) reviewed the terms of the Placement Agreement, including the form of the Debenture, an amended standstill agreement and related agreements as agreed by the Company and the Purchaser, and (xi) performed such other analyses as we have deemed appropriate.

  Our review was based solely on the consideration received by the Company from the issuance of Company common stock and subordinated debt to the Purchaser pursuant to the Placement Agreement subject to the standstill restrictions agreed to by the Company and the Purchaser, which limit the ability of the Purchaser and affiliates to acquire majority ownership of the Company or to elect a majority of the Board of Directors, for an agreed period of time and under the conditions set forth in the amended standstill agreement. In rendering our opinion, it is our understanding, based upon discussions with senior management of the Company and our review of the related documents, that the Purchaser will not acquire control of the management and direction of the business and affairs of the Company as a result of the Investment.

  Further, with your permission and without independent investigation, we assumed that the consideration to be paid by the Company in connection with the Baxter Asset Purchase is fair to the Company and its shareholders from a financial point of view. We have considered the view of the Board of Directors and senior management of the Company that the proposed Baxter Asset Purchase represents a significant business opportunity for the Company and that significant strategic and operational benefits will be derived by consummating the Baxter Asset Purchase and the concurrent investment and commercial arrangements with the Purchaser. We also understand that the senior management of the Company is of the view that the Investment represents the best source of financing for the Baxter Asset Purchase available to the Company at this time and that the Investment will provide significant benefit to the Company by its assistance in obtaining necessary bank financing to consummate the Baxter Asset Purchase.

  In arriving at our opinion, we were not authorized to solicit, and we did not solicit, inquiries with respect to the placement of common stock or subordinated debt of the Company with institutional investors in order to finance in part the Company's Baxter Asset Purchase.

  In rendering our opinion, we have relied without independent verification on the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company or was publicly available, and this opinion is conditioned on such information being complete and accurate in all material respects. With respect to the Company's financial forecasts provided to us by management, including pro forma financial data taking into account the Baxter Asset Purchase, we are assuming for the purposes of our opinion that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the Company's management at the time of preparation as to the future financial performance of the Company. We have not made an independent evaluation or appraisal of the assets (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals. We have not made any independent evaluation of the solvency of the Company, and have assumed, with your permission, that after giving effect to the Baxter Asset Purchase and related debt and equity financing, including the Investment that: (i) the Company will be able to pay its debts as they become due in the usual course of business;
(ii) the fair value of the Company's total assets would not be less than the Company's total liabilities; and (iii) the Company will not have unreasonably small capital with which to engage in its business. Further, our opinion is based on economic, monetary and market conditions existing as of the date of this opinion.

  Based on the foregoing, we are of the opinion on the date hereof that, in light of the perceived benefits of consummating the Baxter Asset Purchase and the necessity of obtaining financing therefor, the consideration to be received by the Company from the Investment in its subordinated debt and common stock by the Purchaser pursuant to the Placement Agreement is fair, from a financial point of view, to the Company and the shareholders of the Company other than the Purchaser and affiliated corporations. In rendering our opinion, we are expressing no opinion as to the price or trading range at which the common stock of the Company will trade or the ability of the Company to access the capital markets prior to or subsequent to the consummation of the Baxter Asset Purchase and the Investment.

Very truly yours,

/s/ PNC SECURITIES CORP

PNC SECURITIES CORP

                                                                      EXHIBIT II


   -----------------------------------------------------------------------

                 COMMON SHARE AND DEBENTURE PURCHASE AGREEMENT

   -----------------------------------------------------------------------


                                 BY AND BETWEEN

                                VWR CORPORATION

                                      AND

                          EM INDUSTRIES, INCORPORATED


                                  MAY 24, 1995

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE 1.  DEFINITIONS..................................................    2
 ARTICLE 2.  SALE AND PURCHASE; CLOSING...................................    3
     2.1     Sale and Purchase of the Common Shares and Debenture.........    3
     2.2     Closing......................................................    4
 ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................    4
     3.1     Organization and Good Standing...............................    4
     3.2     Authorization................................................    4
     3.3     Baxter Asset Purchase........................................    4
     3.4     No Conflict with Law or Documents............................    5
     3.5     Capital Stock of the Company.................................    5
     3.6     Valid Issuance...............................................    5
     3.7     Consents and Approvals.......................................    5
     3.8     Private Offering.............................................    6
     3.9     Additional Securities Law Matters............................    6
     3.10    Articles of Incorporation and Bylaws.........................    6
     3.11    Subsidiaries.................................................    6
     3.12    SEC Filings..................................................    6
     3.13    Financial Statements.........................................    6
     3.14    Documents Delivered..........................................    7
     3.15    Proceedings and Litigation...................................    8
     3.16    Insurance....................................................    8
     3.17    Intellectual Property Rights.................................    8
     3.18    Prior Registration Rights....................................    8
     3.19    Environmental Matters........................................    8
 ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............    8
     4.1     Principal Place of Business..................................    8
     4.2     Purchase Without View to Distribute..........................    8
     4.3     Restrictions on Transfer.....................................    8
     4.4     Access to Information........................................    9
     4.5     Additional Representations of the Purchaser..................    9
     4.6     Legends......................................................    9
     4.7     Proceedings and Litigation...................................    9
     4.8     Authorization................................................    9
 ARTICLE 5.  CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS..........    9
     5.1     Representations and Warranties...............................    9
     5.2     Performance..................................................   10
     5.3     Opinion of Counsel...........................................   10
     5.4     HSR Act......................................................   10
     5.5     Standstill Agreement.........................................   10
     5.6     Distribution Agreement.......................................   10
     5.7     Rights Agreement.............................................   10
     5.8     Employment Contract..........................................   10
     5.9     Baxter Asset Purchase........................................   10
     5.10    No Proceeding or Litigation..................................   10
     5.11    Disclosure Letter............................................   10
     5.12    Approval by Principal Trading Market.........................   10
     5.13    Approval by Company Stockholders.............................   10

                                                                            PAGE
                                                                            ----
 ARTICLE 6.  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS...........    10
     6.1     Representations and Warranties..............................    11
     6.2     Performance.................................................    11
     6.3     No Proceeding or Litigation.................................    11
     6.4     HSR Act.....................................................    11
     6.5     Standstill Agreement........................................    11
     6.6     Opinion of Counsel..........................................    11
     6.7     Approval by Principal Trading Market........................    11
     6.8     Approval by Company Stockholders............................    11
     6.9     Baxter Asset Purchase.......................................    11
 ARTICLE 7.  HSR ACT.....................................................    11
     7.1     Filings.....................................................    11
 ARTICLE 8.  COVENANTS OF THE COMPANY AND THE PURCHASER..................    11
     8.1     Covenants of the Company....................................    11
     8.2     Covenants of the Purchaser..................................    12
 ARTICLE 9.  CERTAIN ADDITIONAL COVENANTS................................    12
     9.1     Further Assurances..........................................    12
     9.2     Certain Filings.............................................    13
     9.3     Public Announcements........................................    13
     9.4     Amendment of Standstill Agreement...........................    13
     9.5     Board Action under Rights Agreement.........................    13
     9.6     Meeting of Company Stockholders.............................    13
     9.7     Proxy Statement.............................................    13
 ARTICLE 10. COMPLIANCE WITH 1933 ACT; RESTRICTIONS ON TRANSFERABILITY OF
              PURCHASED SHARES AND DEBENTURE SHARES......................    14
    10.1     Compliance with 1933 Act....................................    14
    10.2     Restrictive Legend..........................................    14
    10.3     Restrictions on Transferability.............................    14
    10.4     Termination of Restrictions on Transferability..............    14
 ARTICLE 11. SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND
              WARRANTIES.................................................    15
 ARTICLE 12. INDEMNIFICATION.............................................    15
 ARTICLE 13. TERMINATION.................................................    16
    13.1     Termination.................................................    16
    13.2     Effect of Termination.......................................    16
 ARTICLE 14. MISCELLANEOUS...............................................    16
    14.1     Owner of Shares.............................................    16
    14.2     Broker or Finder............................................    16
    14.3     Specific Enforcement........................................    17
    14.4     Severability................................................    17
    14.5     Expenses....................................................    17
    14.6     Assignment; Successors......................................    17
    14.7     Amendments..................................................    18
    14.8     Notices.....................................................    18
    14.9     Attorneys' Fees.............................................    18
    14.10    Integration.................................................    18
    14.11    Waivers.....................................................    19

                                                                            PAGE
                                                                            ----
    14.12  Governing Law..................................................   19
    14.13  Counterparts...................................................   19
    14.14  Cooperation....................................................   19
    14.15  Section Headings and Captions..................................   19
 EXHIBIT A Form of Subordinated Debenture
 EXHIBIT B Form of Opinion of Counsel of the Company
 EXHIBIT C Form of Opinion of Counsel of the Purchaser
 EXHIBIT D Form of Amendment to the Standstill Agreement

  COMMON SHARE AND DEBENTURE PURCHASE AGREEMENT (the "Agreement") made this 24th day of May, 1995 by and between VWR CORPORATION ("the Company"), a Pennsylvania corporation, and EM INDUSTRIES, INCORPORATED ("the Purchaser"), a New York corporation.

                                  BACKGROUND

  WHEREAS, pursuant to the Common Share and Warrant Purchase Agreement, dated February 27, 1995, between the Company and the Purchaser (the "Original Purchase Agreement") the Company agreed to sell and the Purchaser agreed to buy 1,818,181 shares (the "Original Shares") of the issued and outstanding common shares, par value $1.00, of the Company ("Common Shares") representing approximately 14.1% of the Common Shares as of the date thereof;

  WHEREAS, under the Original Purchase Agreement, the Company agreed to sell and the Purchaser agreed to purchase a warrant (the "Warrant") pursuant to which the Purchaser is entitled to purchase additional Common Shares (the "Warrant Shares");

  WHEREAS, the Company and the Purchaser entered into a Standstill Agreement, dated February 27, 1995 (the "Standstill Agreement"), pursuant to which the parties agreed to regulate the acquisition and disposition by the Purchaser of the Company's Common Shares under the Original Purchase Agreement;

  WHEREAS, pursuant to an Assignment and Assumption Agreement dated April 13, 1995, the Purchaser assigned its rights and delegated its duties and obligations under each of the Original Purchase Agreement and the Standstill Agreement to EM Laboratories, Incorporated ("EM Laboratories"), a New York corporation and wholly owned subsidiary of the Purchaser, and EM Laboratories accepted such assignment and delegation; and, accordingly, all references to EMI in each of the Original Purchase Agreement and the Standstill Agreement refer to EM Laboratories as assignee as well as to the Purchaser, and the Purchaser and EM Laboratories are jointly and severally liable for the performance of the obligations of EM Laboratories under each of the Original Purchase Agreement and the Standstill Agreement;

  WHEREAS, at the closing on April 13, 1995 the Company sold and EM Laboratories purchased the Original Shares and the Warrant, under the Original Purchase Agreement;

  WHEREAS, the Company wishes to issue and sell to the Purchaser on the Closing Date an aggregate of 6,832,797 shares of the authorized but unissued Common Shares of the Company at a purchase price of $12.44 per share (the "Purchased Shares") and a subordinated debenture in the principal amount of $135,000,000 (the "Debentures") substantially in the form attached hereto as Exhibit A;

  WHEREAS, the Purchaser wishes to acquire the Purchased Shares and the Debenture on the terms and subject to the conditions as set forth in this Agreement;

  WHEREAS, after its purchase of the Original Shares, Warrant Shares and Purchased Shares the Purchaser and its Affiliates will hold an aggregate of approximately 46.5% of the Common Shares and upon the issuance of additional Common Shares in accordance with the interest payment terms contained in the Debenture (the "Debenture Shares") the Purchaser and its Affiliates will hold an aggregate of approximately 49.9% of the Common Shares;

  WHEREAS, the parties have agreed to amend the Standstill Agreement as of the Closing Date in accordance with the terms thereof;

  WHEREAS, the Company has entered into an asset purchase agreement with Baxter Healthcare Corporation ("Baxter"), a Delaware corporation, and other parties to purchase the Industrial Products Group of Baxter's Scientific Products Division (the "Baxter Asset Purchase"), and the Company has agreed to finance the Baxter Asset Purchase by means of the proceeds received as a result of the transactions contemplated under this Agreement and related financing agreements;

  WHEREAS, the Company has agreed that all proceeds received by the Company pursuant to this Agreement shall be used exclusively for the purpose of financing the Baxter Asset Purchase;

  WHEREAS, the completion of the Baxter Asset Purchase is among the conditions precedent to the Purchaser's obligations hereunder;

  WHEREAS, the Purchaser has agreed to cause EM Laboratories to exercise the Warrant in full on or before the Closing Date (as defined herein);

  WHEREAS, the Company and the Purchaser entered into a Distribution Agreement, dated February 27, 1995 (the "Distribution Agreement"), and the parties have agreed to amend the Distribution Agreement in light of the transactions contemplated herein; and

  WHEREAS, the Purchaser is entering into this Agreement with the expectation that the chief executive officer of the Company (the "Company CEO") will continue providing his services with the Company and the Company is entering into an employment contract (the "Employment Contract") with such Company CEO to assure the continuation of such services, and the Company CEO's entering into the Employment Contract is among the conditions precedent to the Purchaser's obligations hereunder;

  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                  ARTICLE 1.

                                  DEFINITIONS

  The following terms, as used herein, have the following meanings:

  "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Board of Directors" means the board of directors of the Company.

  "Debenture" means the subordinated debenture to be issued to the Purchaser pursuant to this Agreement substantially in the form attached hereto as Exhibit A.

  "Disclosure Letter" means the disclosure letter from the Company to the Purchaser, dated the date hereof, in a form reasonably acceptable to the Purchaser, that (i) discloses certain specified information as provided herein, including but not limited to information to be provided pursuant to
Article 3, and (ii) states the name of each of the Company's Subsidiaries, each Subsidiary's jurisdiction of incorporation and the percentage of its voting stock owned by the Company and each other Subsidiary, and the name of each of the Company's corporate or joint venture Affiliates (other than Subsidiaries) and the nature of the affiliation.

  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, option or right of any kind of any other Person in respect of such asset.

  "Material Adverse Change" means a materially adverse change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects of the Company and Subsidiaries taken as a whole.

  "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

  "Principal Trading Market" means the principal trading exchange or national automated stock quotation system on which the Common Shares at any given time are traded or quoted.

  "Purchased Shares" shall have the meaning set forth in the sixth Recital of this Agreement.

  "SEC" means the United States Securities and Exchange Commission.

  "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

  "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, value-added, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupancy, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges, or any other tax of any kind whatsoever, imposed by any government entity, and which includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

                                  ARTICLE 2.

                          SALE AND PURCHASE; CLOSING

  2.1 Sale and Purchase of the Common Shares and Debenture. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined) the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase and take from the Company, the Purchased Shares and the Debenture for the aggregate cash purchase price of $220,000,000 (the "Purchase Price").

  2.2 Closing.

    (a) Subject to the satisfaction or waiver of all the conditions of each party's obligation to close the transaction contemplated hereby, the closing of the purchase and sale of the Purchased Shares and Debenture (the "Closing") pursuant to this Agreement shall be held at the offices of Drinker Biddle & Reath, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107, at 10:00 A.M., local time, on such date and time as may be fixed by mutual agreement of the Company and the Purchaser as soon as practicable following satisfaction of the conditions contained in Section 5 and Section 6, but in no event later than the closing date of the Baxter Asset Purchase (such date and time being hereinafter called the "Closing Date"). Subject to Article 13, failure to consummate the Closing shall not result in the termination of this Agreement or relieve any person of any obligation hereunder.

    (b) At the Closing the Company shall deliver to the Purchaser certificates representing the Purchased Shares and a Debenture substantially in the form attached hereto as Exhibit A, duly executed by the Company, registered in such Purchaser's name, free and clear of all Liens and Taxes, and against such deliveries the Purchaser shall deliver to the Company, by wire transfer to a bank in the United States specified by the Company for the account of the Company or such other account as designated by the Company, funds in U.S. dollars in the amount of $220,000,000.

                                  ARTICLE 3.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Other than as set forth in the Disclosure Letter, the Company represents and warrants to the Purchaser as follows:

  3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, and all necessary licenses and permits, to own and lease its properties and assets and to conduct its business as now conducted. The Company and its Subsidiaries are each qualified to do business as a foreign corporation and are in good standing in all states where the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's or any Subsidiary's business, properties, assets, prospects, operations or condition (financial or otherwise).

  3.2 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

  3.3 Baxter Asset Purchase. The Company has entered into the Asset Purchase Agreement dated May 24, 1995, by and among the Company, Baxter and the Purchaser, which agreement governs the Baxter Asset Purchase, and an executed copy thereof has been provided to the Purchaser and such agreement has not been amended.

  3.4 No Conflict with Law or Documents. The execution, delivery and performance of this Agreement and the Debenture by the Company will not violate any provision of law, any rule or regulation of any governmental authority, or any judgment, decree or order of any court binding on the Company, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien, security interest, charge or encumbrance upon, any of the properties, assets or outstanding stock of the Company under its Articles of Incorporation or Bylaws, or any indenture, mortgage, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound.

  3.5 Capital Stock of the Company.

    (a) The authorized capital stock of the Company consists of: (i) 30,000,000 Common Shares, $1.00 par value per share, of which, prior to the issuance of any of the Purchased Shares pursuant to this Agreement, (A) 12,894,257 shares have been duly and validly issued (of which 12,892,271 are currently outstanding, fully paid and nonassessable and 1,986 are treasury shares), (B) 586,684 shares have been reserved for issuance upon the awarding of stock grants or the exercise of options granted or to be granted by the Company (the "Options" and "Option Shares") under the Company's 1986 Long-Term Incentive Stock Plan, as amended to date (the "Existing Stock Plan"), and (C) an adequate number of shares has been reserved for issuance upon the exercise of the Warrant and the issuance of the Debenture Shares, and (ii) 1,000,000 Preferred Shares, $1.00 par value per share, of which none is presently issued and outstanding. All outstanding Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for any rights to acquire securities of the Company pursuant to the Rights Agreement (as defined in subsection (b) below) or the Standstill Agreement, as amended and as otherwise described in this Section, there are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law or the Articles of Incorporation or Bylaws of the Company or by agreement or otherwise.

    (b) The Rights Agreement, dated as of May 20, 1988 (the "Rights Agreement") between the Company and First Interstate Bank of Washington, N.A., as Rights Agent, as amended, is in full force and effect. The Purchaser's acquisition of the Purchased Shares, the Debenture and the Debenture Shares, as contemplated herein, will not cause the Purchaser to become an "Acquiring Person," as defined in the Rights Agreement.

  3.6 Valid Issuance. The Purchased Shares when issued, sold and delivered to the Purchaser in accordance with this Agreement will be duly and validly issued, fully paid, non-assessable and free and clear of Liens and Taxes, and preemptive or similar rights except as set forth in this Agreement and the Debenture Shares, when issued and delivered to the Purchaser in accordance with the terms of the Debenture will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens and Taxes, and or preemptive or similar rights except as set forth in this Agreement or the Debenture, as the case may be.

  3.7 Consents and Approvals. Except for compliance with the notification or other requirements of the NASDAQ System and the HSR Act, and the rules and regulations promulgated thereunder and filings under Federal and applicable state securities laws, no permit, consent, approval or authorization of, or declaration to or filing with, any federal, state, local or foreign governmental or regulatory authority or other person, not made or obtained, is required in connection with the execution or delivery of this Agreement or the Debenture by the Company, the offer, issuance, sale or delivery of the Purchased Shares or the Debenture Shares, or the carrying out by the Company of the other transactions contemplated hereby.

  3.8 Private Offering. Assuming the accuracy of the Purchaser's representations and warranties contained in Article 4 herein, the offer, issuance and delivery to the Purchaser pursuant to the terms of this Agreement of the Purchased Shares, Debenture and Debenture Shares are exempt from registration under the 1933 Act. The Purchaser shall have certain rights to registration of the Purchased Shares and the Debenture Shares for resale, as provided in the Standstill Agreement, as amended.

  3.9 Additional Securities Law Matters. None of the Company or any of its Affiliates, or any Person acting on its or their behalf, has offered to sell or sold any Common Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act that would subject the issuance and sale of the Purchased Shares or the Debenture to the registration provisions of the 1933 Act.

  3.10 Articles of Incorporation and Bylaws. The copies of the Company's Articles of Incorporation and Bylaws, each as amended to date and as attached to the Disclosure Letter, are true and correct copies of such documents and are in full force and effect.

  3.11 Subsidiaries. The Disclosure Letter states the name of each of the Company's Subsidiaries. The Disclosure Letter also states each Subsidiary's jurisdiction of incorporation and the percentage of its voting stock owned by the Company and each other Subsidiary and the name of each of the Company's corporate or joint venture Affiliates (other than Subsidiaries) and the nature of the affiliation.

  3.12 SEC Filings.

    (a) The Company has delivered to the Purchaser or has made available, prior to the date hereof, true and correct copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1994, (ii) its Quarterly Reports of Form 10-Q for the quarter ended March 31, 1995, (iii) its 1994 Annual Report to Stockholders, (iv) its Current Reports on Form 8-K, if any, filed with the SEC since December 31, 1994 and (v) its Proxy Statements for its 1995 Annual Meeting of Stockholders. All documents described in this Section are hereinafter referred to as the "SEC Reports."

    (b) The SEC Reports are all of the reports the Company has been required to file with the Commission since December 31, 1994. The SEC Reports when filed complied in all material respects with the 1934 Act and all applicable legal requirements and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and as of the Closing Date no event will have occurred that should have been described in any SEC Report or an amendment or supplement thereto which has not been so described.

  3.13 Financial Statements.

    (a) (i) The audited consolidated balance sheets and related audited statements of consolidated income, cash flow and stockholders' equity of the Company and its Subsidiaries as at and for the three fiscal years of the Company ended December 31, 1994, (ii) the unaudited consolidated balance sheet and related unaudited consolidated statements of income, cash flow and stockholders' equity of the Company and its Subsidiaries, as at and for the three months ended March 31, 1995 in each case together with the notes thereto, copies of all of which have heretofore been furnished to the Purchaser or have been made available, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended, and (iii) the consolidated balance sheet (the "Balance Sheet") of the Company and its Subsidiaries at March 31, 1995 ("the Balance Sheet Date") reflected all material liabilities and obligations of the Company and of each Subsidiary, whether accrued, contingent or otherwise, as of the date thereof, in each case, to the extent required by United States generally accepted accounting principles, consistently applied ("GAAP").

    (b) Since the Balance Sheet Date there has been no Material Adverse Change or any event or development which could reasonably be expected to result in a Material Adverse Change in the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, other than such changes, events or developments resulting from general economic conditions or generally affecting the industries in which the Company and its Subsidiaries are involved.

    (c) Since the Balance Sheet Date there has been no declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company.

    (d) Since the Balance Sheet Date there has been no issuance or sale by the Company of any shares of capital stock of the Company of any class, or any options, warrants or other rights to acquire any such shares, or any securities convertible into or exchangeable for such shares or any commitments made with respect to the foregoing, other than stock option exercises, grants of stock options and grants of restricted stock awards pursuant to Company plans.

    (e) Since the Balance Sheet Date, other than the Debenture, the Company has not incurred any additional indebtedness for borrowed money and has not issued or sold any additional debt securities and has not entered into any commitments with respect to the foregoing.

    (f) Since the Balance Sheet Date there has been no forgiveness or cancellation of any debts or claims or waivers of any rights.

    (g) Since the Balance Sheet Date there has been no mortgage, pledge, lien, security interest or other charge or encumbrance on any of the properties or assets, tangible or intangible, of the Company or its Subsidiaries.

    (h) Since the Balance Sheet Date there has been no loss of officers, employees, suppliers or customers; or any strike or other labor trouble, that materially and adversely affects the business, operations or prospects of the Company and its Subsidiaries taken as a whole.

    (i) Since the Balance Sheet Date no damage, destruction or loss, whether or not covered by insurance, has occurred which materially and adversely affects the condition (financial or otherwise), properties, assets, business, operations or prospects of the Company and its Subsidiaries taken as a whole.

    (j) Since the Balance Sheet Date there has been no change in method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in or application of generally accepted accounting principles.

  3.14 Documents Delivered. No document, certification, schedule, list or other written information required to be delivered to the Purchaser by or on behalf of the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact which will make the statements herein or therein, in light of the circumstances under which they were made, misleading.

  3.15 Proceedings and Litigation. There is no pending, or to the knowledge of the Company threatened, suit, action or administrative, arbitration or other proceeding, or governmental inquiry or investigation, seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions or which may otherwise have a materially adverse effect upon the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

  3.16 Insurance. All material insurance policies carried by the Company and its Subsidiaries are in full force and effect and all premiums due thereon have been paid and the Company has complied in all material respects with the provisions of all such policies.

  3.17 Intellectual Property Rights. The Company has received no notice that the Company is infringing any intellectual property rights of any other Person, no claim is pending or, to the knowledge of the Company, has been made to such effect that has not been resolved and, to the knowledge of the Company, the Company is not infringing any intellectual property rights of any other Person.

  3.18 Prior Registration Rights. Except as provided in the Standstill Agreement, as amended, the Company is under no contractual obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

  3.19 Environmental Matters. The Company is involved in various environmental, contractual, warranty, and public liability cases and claims, which are considered routine to the Company's business. In the opinion of the Company's management the potential financial impact of these matters is not material to the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Company and its Subsidiaries.

                                  ARTICLE 4.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

  4.1 Principal Place of Business. The Purchaser represents and warrants to the Company that the address of its principal place of business is 5 Skyline Drive, Hawthorne, New York 10532.

  4.2 Purchase Without View to Distribute. The Purchaser represents and warrants to the Company that the Purchased Shares, the Debenture and, when issued, the Debenture Shares are being acquired by the Purchaser for its own account, not as a nominee or agent, and not with a view to resale or distribution within the meaning of the 1933 Act and the rules and regulations thereunder, and such Purchaser will not distribute the Purchased Shares or Debenture in violation of the 1933 Act.

  4.3 Restrictions on Transfer. The Purchaser (i) acknowledges that the Debenture is transferrable only to an Affiliate of the Purchaser and that the Purchased Shares and the Debenture Shares have not been registered under the 1933 Act and must be held indefinitely by the Purchaser unless they are subsequently registered under the 1933 Act or an exemption from registration is available, (ii) is aware that any routine sales under Rule 144 of the Securities and Exchange Commission under the 1933 Act of Purchased Shares or Debenture Shares may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (iii) is aware that Rule 144 is not presently available for use by the Purchaser for resale of any of the Purchased Shares or the Debenture Shares and (iv) is aware that, except as provided in the Standstill Agreement, as amended, the Company is not obligated to register under the 1933 Act any sale, transfer or other disposition of the Purchased Shares or the Debenture Shares.

  4.4 Access to Information. The Purchaser confirms that the Company has made available to it the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of the offering and the business and financial condition of the Company, and to acquire, and the Purchaser has received to its satisfaction, such additional information, in addition to that set forth herein, about the business and financial condition of the Company and the terms and conditions of the offering as it has requested; provided, however, that the Purchaser's confirmation set forth in this Section shall in no way prejudice or otherwise affect the Purchaser's right to rely upon and enforce the Company's covenants, agreements, representations and warranties contained in this Agreement.

  4.5 Additional Representations of the Purchaser. The Purchaser represents that (i) it is an "accredited investor" as such term is defined in Rule 501 promulgated under the 1933 Act, (ii) it has sufficient funds available to purchase the Purchased Shares and the Debenture and (iii) its knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its purchase of the Purchased Shares and the Debenture; provided, however, that the Purchaser's representation set forth in this clause (iii) shall in no way prejudice or otherwise affect the Purchaser's right to rely upon and enforce the Company's covenants, agreements, representations and warranties contained in this Agreement, and
(iv) the purchase of the Purchased Shares and the Debenture has been duly and properly authorized and this Agreement has been duly executed by it or on its behalf.

  4.6 Legends. The Purchaser understands that the certificates evidencing the Purchased Shares and, when issued, the Debenture Shares shall bear the legend set forth in Section 10.2 herein.

  4.7 Proceedings and Litigation. There is no pending, or to the knowledge of the Purchaser threatened, suit, action or administrative, arbitration or other proceeding, or governmental inquiry or investigation, seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions.

  4.8 Authorization. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Purchaser of this Agreement have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding may be brought.

                                  ARTICLE 5.

              CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

  The Purchaser's obligation to purchase and make payment for the Purchased Shares and Debenture on the Closing Date is subject, at its option, to the satisfaction of each of the following conditions:

  5.1 Representations and Warranties. On the Closing Date, the representations and warranties contained in Article 3 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date, and the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

  5.2 Performance. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Purchaser shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

  5.3 Opinion of Counsel. The Purchaser shall have received a legal opinion from counsel to the Company, substantially in the form set forth in Exhibit B.

  5.4 HSR Act. The waiting period under the HSR Act shall have expired or been terminated.

  5.5 Standstill Agreement. The Company shall have signed the amendment to the Standstill Agreement, which amendment shall be substantially in the form set forth in Exhibit D.

  5.6 Distribution Agreement. The Distribution Agreement shall have been amended as mutually agreed by the Company and the Purchaser.

  5.7 Rights Agreement. The Purchaser's acquisition of the Purchased Shares, Debenture and Debenture Shares, as contemplated herein, did not and will not cause the Purchaser to become an "Acquiring Person," as defined in the Rights Agreement.

  5.8 Employment Contract. The Company CEO and the Company shall have entered into the Employment Contract and the Employment Contract shall be satisfactory in form and substance to the Purchaser.

  5.9 Baxter Asset Purchase. The Baxter Asset Purchase shall have been completed.

  5.10 No Proceeding or Litigation. No suit, action, or other proceeding by any person (other than by the Purchaser) seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

  5.11 Disclosure Letter. The Disclosure Letter shall have been delivered to the Purchaser.

  5.12 Approval by Principal Trading Market. The issuance, sale and purchase of the Purchased Shares and Debenture Shares, as contemplated by this Agreement, shall have received all necessary approvals from the Principal Trading Market.

  5.13 Approval by Company Stockholders. The issuance, sale and purchase of the Purchased Shares and Debenture Shares, as contemplated by this Agreement, shall have received all necessary approvals by the Company's stockholders.

                                  ARTICLE 6.

               CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS

  The Company's obligation to sell the Purchased Shares and the Debenture on the Closing Date is subject, at the Company's option, to the satisfaction of each of the following conditions:

  6.1 Representations and Warranties. On the Closing Date, the representations and warranties contained in Article 4 hereof shall be true and correct in all material respects with the same effect as though made on and as of the Closing Date and the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect.

  6.2 Performance. All the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects, and the Company shall have received a certificate signed by an executive officer of the Purchaser to the foregoing effect.

  6.3 No Proceeding or Litigation. No suit, action, or other proceeding by any person (other than by the Company) seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted and be pending.

  6.4 HSR Act. The waiting period under the HSR Act shall have expired or been terminated.

  6.5 Standstill Agreement. The Purchaser shall have signed the amendment to the Standstill Agreement, which amendment shall be substantially in the form set forth in Exhibit D.

  6.6 Opinion of Counsel. The Company shall have received a legal opinion from Counsel to the Purchaser, substantially in the form set forth in Exhibit C.

  6.7 Approval by Principal Trading Market. The issuance, sale and purchase of the Purchased Shares and Debenture Shares, as contemplated by this Agreement, shall have received all necessary approvals from the Principal Trading Market.

  6.8 Approval by Company Stockholders. The issuance, sale and purchase of the Purchased Shares and Debenture Shares, as contemplated by this Agreement, shall have received all necessary approvals by the Company's stockholders.

  6.9 Baxter Asset Purchase. The Baxter Asset Purchase shall have been completed, and the related Asset Purchase Agreement shall not have been amended since the date hereof, without the prior written consent of the Purchaser.

                                  ARTICLE 7.

                                    HSR ACT

  7.1 Filings. As promptly as practicable after the date of this Agreement the Company and the Purchaser shall, and the Purchaser shall make arrangements for its "ultimate parent entity," as defined under the HSR Act, to (a) make all filings required to be made by them and provide such information as may be requested under the HSR Act in order to consummate the transactions contemplated hereby, (b) make all other required regulatory filings which may be applicable to the transactions contemplated hereby and (c) cooperate with one another in connection with all such filings.

                                  ARTICLE 8.

                  COVENANTS OF THE COMPANY AND THE PURCHASER

  8.1 Covenants of the Company. The Company covenants that:

    (a) at all such times as Rule 144 is available for use by the holders of the Purchased Shares or Debenture Shares, the Company will furnish each such holder upon request with all information within the possession of the Company required for the preparation and filing of Form 144;

    (b) subject to the provisions of the Confidentiality Agreement, dated December 13, 1994, between the parties, during the time between the signing of this Agreement and the Closing the Company will give the Purchaser reasonable access during normal business hours, upon reasonable prior notice, to the offices, properties, books and records of the Company and will furnish to the Purchaser such financial and operating data and other information relating to the Company as the Purchaser may reasonably request;

    (c) all proceeds received by the Company from the Purchaser pursuant to this Agreement will be used exclusively for the purpose of financing the Baxter Asset Purchase;

    (d) except as contemplated by this Agreement of the Existing Stock Plan, or as may be disclosed in the Disclosure Letter, from the date hereof until the Closing Date, the Company will conduct its business in the ordinary course and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, to keep available the services of its present officers and employees, and to preserve its relationships with customers, suppliers and others having business dealings with it, and will not (i) declare, set aside or pay any dividend or other distribution with respect to shares of capital stock of the Company, (ii) issue or sell any shares of capital stock of the Company of any class, or any options, warrants or other rights to acquire any such shares, or any securities convertible into or exchangeable for such shares, or make any commitments with respect to the foregoing, (iii) amend its Restated Articles of Incorporation of Bylaws or the Rights Agreement, (iv) make any change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change required by reason of a concurrent change in or application of generally accepted accounting principles, or (v) take or permit to be taken any action which would cause the representations and warranties contained in Article 3 of this Agreement to be inaccurate as of the Closing Date; and

  8.2 Covenants of the Purchaser. The Purchaser covenants that:

    (a) the Purchaser will cause EM Laboratories to exercise the Warrant in full on or before the Closing Date;

    (b) other then the acquisition of Warrant Shares by means of the exercise of the Warrant, neither the Purchaser nor its Affiliates shall between the date of execution of this Agreement and Closing, without the written consent of the Company, acquire in any way or hold record or beneficial ownership of any Common Shares or any other Company securities entitled to vote for the election of directors, or any security convertible into or exchangeable or exercisable for the purchase of Common Shares or other Company securities entitled to vote for the election of directors, except such Common Shares and other such Company securities which the Purchaser or its Affiliates hold of record or beneficially own as of the date hereof.

                                  ARTICLE 9.

                         CERTAIN ADDITIONAL COVENANTS

  9.1 Further Assurances. Subject to the terms and conditions of this Agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company and the Purchaser each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

  9.2 Certain Filings. The Company and the Purchaser will cooperate with one another (a) in obtaining all necessary regulatory approvals, (b) in determining whether any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement and (c) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

  9.3 Public Announcements. The parties agree to consult with each other before taking any action that would require the issuance of, or issuing, any press release or making any public statement with respect to this Agreement, the Debenture or the transactions contemplated hereby and thereby and, except as may be required by applicable law or any listing agreement with the Principal Trading Market or any other securities exchange, will not take any such action, issue any such press release or make any such public statement prior to such consultation.

  9.4 Amendment of Standstill Agreement. The parties agree to amend the Standstill Agreement, which amendment shall be substantially in the form set forth in Exhibit D hereto.

  9.5 Board Action under Rights Agreement. The Board of Directors will take all necessary actions, including amending the Rights Agreement, to ensure that the Purchaser's acquisition of the Purchased Shares, Debenture and Debenture Shares, as contemplated herein, will not cause the Purchaser to become an "Acquiring Person," as defined in the Rights Agreement.

  9.6 Meeting of Company Stockholders.

    (a) The Company's Board of Directors shall call a special meeting of the Company's stockholders (the "Stockholders Meeting") for the purpose of approving, as may be required by applicable law and stock exchange rules, the Company's issuance of Common Shares to the Purchaser, as provided herein. The Company shall use its reasonable best efforts to obtain such stockholder approval. The Company, acting through its Board of Directors, shall recommend such issuance to the Company's stockholders.

    (b) At the Stockholders Meeting, the Purchaser agrees to vote or cause to be voted all Common Shares held by it and its Affiliates in favor of the proposal to approve such issuance. The Stockholders Meeting shall be held as soon as practicable after the date of this Agreement in accordance with applicable law and with rules, regulations and practices of the National Association of Securities Dealers, Inc.

  9.7 Proxy Statement. The Company will promptly prepare and file with the SEC preliminary proxy solicitation materials (the "Preliminary Proxy Statement") for the Stockholders Meeting and, after review by the SEC, shall mail a definitive version of such materials (the "Proxy Statement") to all stockholders of the Company. The Proxy Statement will comply in all material respects with all applicable requirements of the laws of the Commonwealth of Pennsylvania and the 1934 Act. The Proxy Statement will not contain any statement which, at the time and in the light of the circumstances in which it is made, is false or misleading with respect to any material fact, or will not omit to state any material fact necessary in order to make the statements made therein not false or misleading; provided, however, that the Company makes no representation or warranty as to any statement or omission in the Proxy Statement made in reliance upon and in conformity with written information (a) relating to the Purchaser or its Affiliates as furnished by the Purchaser expressly for inclusion in the Preliminary Proxy Statement or the Proxy Statement, or (b) relating to Baxter or its Affiliates as furnished by Baxter expressly for inclusion in the Preliminary Proxy Statement or the Proxy Statement. The Company will amend, supplement or revise the Proxy Statement as may from time to time be necessary in order to make the immediately preceding sentence true and correct at and as of all times from the mailing of the Proxy Statement to the stockholders of the Company to and including the date of the Stockholders

Meeting. Prior to submitting the Preliminary Proxy Statement and the Proxy Statement and any such amendment, supplement or revision to the SEC or the Company's stockholders, such Preliminary Statement, Proxy Statement and amendment, supplement or revision will be submitted to the Purchaser for its review and comment.

                                  ARTICLE 10.

 COMPLIANCE WITH 1933 ACT; RESTRICTIONS ON TRANSFERABILITY OF PURCHASED SHARES
                             AND DEBENTURE SHARES

  10.1 Compliance with 1933 Act. The Purchased Shares, the Debenture and the Debenture Shares shall not be transferable, except upon the conditions specified in this Article and in the Standstill Agreement, as amended, which conditions are intended among other things to insure compliance with the provisions of the 1933 Act and applicable state securities laws in respect of any such transfer.

  10.2 Restrictive Legend. Each certificate representing the Purchased Shares or Debenture Shares shall (unless otherwise permitted by the provisions of Section 10.4 below) be stamped or otherwise imprinted with the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND ARE SUBJECT TO THE RESTRICTIONS ON DISPOSITION SET FORTH IN AND TO THE OTHER PROVISIONS OF A COMMON SHARE AND DEBENTURE PURCHASE AGREEMENT, DATED MAY 24, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED, AND A STANDSTILL AGREEMENT, DATED FEBRUARY 27, 1995, AS AMENDED ON MAY 24, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE RESPECTIVE OFFICES OF VWR CORPORATION AND EM INDUSTRIES, INCORPORATED."

  10.3 Restrictions on Transferability. The Company shall not be required to register the transfer of the Purchased Shares or the Debenture Shares on the books of the Company unless the Company shall have been provided with an opinion of counsel reasonably satisfactory to it prior to such transfer to the effect that registration under the 1933 Act or any applicable state securities law is not required in connection with the transaction resulting in such transfer; provided, however, that no such opinion of counsel shall be necessary in order to effectuate a transfer of Purchased Share or Debenture Shares in accordance with the provisions of Rule 144(k) promulgated under the 1933 Act. Each certificate for Purchased Shares or Debenture Shares issued upon any transfer as above provided shall bear the restrictive legend set forth in Section 10.2 above, except that such restrictive legend shall not be required if the opinion of counsel reasonably satisfactory to the Company referred to above is to the further effect that such legend is not required in order to establish compliance with the provisions of the 1933 Act and any applicable state securities law, or if the transfer is made in accordance with the provisions of Rule 144(k) under the 1933 Act.

  10.4 Termination of Restrictions on Transferability. The conditions precedent imposed by this Article upon the transferability of the Purchased Shares and Debenture Shares shall cease and terminate as to any of the Purchased Shares or Debenture Shares when (i) such securities shall have been registered under the 1933 Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, (ii) at such times as an opinion of counsel reasonably satisfactory to the Company shall have been rendered as required pursuant to Section 10.3 to the effect that the restrictive legend on such securities is no longer required, or (iii) when such securities are transferable in accordance with the provisions of Rule 144(k) promulgated under the 1933 Act. Whenever the conditions imposed by this Article shall terminate as hereinabove provided with respect to any of the Purchased Shares or Debenture Shares, the holder of any such securities bearing the legend set forth in this Article as to which such conditions shall have terminated shall be entitled to receive from the Company, without expense (except for the payment of any applicable transfer tax) and as expeditiously as possible, new stock certificates not bearing the portion of such legend relating to the 1933 Act.

                                  ARTICLE 11.

                      SURVIVAL OF COVENANTS, AGREEMENTS,
                        REPRESENTATIONS AND WARRANTIES

  All covenants, agreements, representations and warranties made herein shall survive until July 1, 1997; provided, however, representations and warranties made herein shall only be deemed to have been made as of the date hereof and as of the Closing Date.

                                  ARTICLE 12.

                                INDEMNIFICATION

  (a) Effective at the Closing, the Company agrees to indemnify, hold harmless and defend the Purchaser and its Affiliates, against and in respect of any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) arising out of or based upon (i) the breach of any representation or warranty made by the Company in this Agreement, the Standstill Agreement, as amended, or in any certificate or other document required to be delivered pursuant hereto, or (ii) the breach by the Company of any agreement or covenant contained in this Agreement or the Standstill Agreement, as amended.

  (b) Effective at the Closing, the Purchaser agrees to indemnify, hold harmless and defend the Company and its Affiliates against and in respect of any and all claims, demands, liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) arising out of or based upon (i) the breach of any representation or warranty made by the Purchaser in this Agreement, the Standstill Agreement, as amended, or in any certificate or other document required to be delivered pursuant hereto, or
(ii) the breach by the Purchaser of any agreement or covenant contained in this Agreement or the Standstill Agreement, as amended.

  (c) No party shall be liable for indemnification under this Article unless the total of all liabilities, costs, losses and expenses for which the indemnified party has a right to indemnification under this Article (collectively, the "Indemnifiable Damages") exceeds $500,000, in which event the indemnified party shall be entitled to Indemnifiable Damages solely in excess of such amount.

  (d) No claims for indemnification under this Article may be made later than July 1, 1997, with respect to the inaccuracy or breach of a representation or warranty, or two (2) years after such breach first occurred with respect to the breach of a covenant or agreement. No provision of this Agreement shall limit the ability of either party to obtain specific performance of the other party's obligations hereunder, including, without limitation, the obligations of the Company to register the registrable securities.

  (e) The party seeking indemnification under this Article (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under such Article. The Indemnifying Party may participate in and, at its election, control the defense of any such suit, action or proceeding at its own expense; provided that counsel selected to conduct such defense is reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable under this Article in the event prompt notice of the assertion of a claim or the commencement of a suit, action or proceeding in respect of which indemnity is sought is not given as described herein, but only to the extent the defense of such claim, suit, action or proceeding is prejudiced thereby, or for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. The Indemnifying Party may settle or compromise any claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party.

                                  ARTICLE 13.

                                  TERMINATION

  13.1 Termination. This Agreement may be terminated at any time:

    (a) by mutual consent of the Company and the Purchaser in a written instrument;

    (b) by either the Purchaser or the Company if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within thirty (30) business days following receipt by the breaching party of notice of such breach;

    (c) by either the Company or the Purchaser if the Closing shall not have occurred on or before November 1, 1995 unless the failure to close by such time is due to the breach of this Agreement by the party seeking to terminate.

  13.2 Effect of Termination. In the event of termination of this Agreement by either the Company or the Purchaser as provided in Section 13.1, this Agreement shall forthwith become void. No termination of this Agreement shall relieve any party from liability resulting from a breach by such party of any of its representations, warranties, covenants or agreements set forth herein.

                                  ARTICLE 14.

                                 MISCELLANEOUS

  14.1 Owner of Shares. The Company may deem and treat the person in whose name the Purchased Shares, Debenture or Debenture Shares are registered as the absolute owner thereof for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

  14.2 Broker or Finder. Each party to this Agreement represents and warrants that no broker or finder has acted for such party in connection with this Agreement or the transactions contemplated by this Agreement and that no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by such party. The Company shall indemnify the Purchaser against, and hold it harmless from, any liability, cost, or expense (including reasonable attorneys' fees and expenses) resulting from any agreement, arrangement, or understanding made by the Company, and the Purchaser shall indemnify the Company against, and hold the Company harmless from, any liability, cost, or expense (including reasonable attorneys fees and expenses) resulting from any agreement, arrangement, or understanding made by the Purchaser with any third party, for brokerage or finder's fees or other commissions in connection with this Agreement or any of the transactions contemplated hereby.

  14.3 Specific Enforcement. The parties hereto acknowledge and agree that each would be irreparably damaged if any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce this Agreement and the terms and provisions thereof specifically against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Chester, in the United States District Court for the Eastern District of Pennsylvania, in the courts of the State of New York, County of New York, or in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

  14.4 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  14.5 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses in connection with this Agreement.

  14.6 Assignment; Successors. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. The Company may not assign its rights and delegate its duties and obligations under this Agreement without the prior written consent of the Purchaser, and the Purchaser may not assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of the Company and, in the absence of such consent, any such purported assignment or delegation shall be void; provided, however, that the Purchaser may assign its rights and delegate its duties and obligations under this Agreement and the Debenture without such consent to an Affiliate of the Purchaser, which Affiliate (referred to herein as the "Assignee") may, following duly authorized execution and delivery of an agreement assuming the obligations of the Purchaser hereunder reasonably satisfactory to the Company, accept title to the Purchased Shares, Debenture and/or Debenture Shares. In the event that the Purchaser assigns its rights and delegates all of its obligations under this Agreement or the Debenture in accordance with this Section, all references to the Purchaser herein shall refer to the Assignee as well as to the Purchaser and the Purchaser shall be jointly and severally liable with the Assignee for the performance of its obligations hereunder.

  14.7 Amendments. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by the Company and the Purchaser which shall be authorized by all necessary corporate action of each party. Any party may waive any condition to the obligations of any other party hereunder.

  14.8 Notices. Every notice or other communication required or contemplated by this Agreement to be given by a party shall be delivered either by (a) personal delivery, (b) courier mail, or (c) facsimile mail addressed to the party for whom intended at the following address:

To the Company:          VWR Corporation
                         1310 Goshen Parkway
                         West Chester, PA 19380
                         Attention: Jerrold B. Harris
                                  President and Chief Executive Officer
                         Telecopy No.: (610) 436-1760

With a copy to:          Drinker Biddle & Reath
                         1000 Westlakes Drive, Suite 300
                         Berwyn, PA 19312
                         Attention: Thomas E. Wood, Esq.
                         Telecopy No.: (610) 993-8585

To the Purchaser:        EM Industries, Incorporated
                         5 Skyline Drive
                         Hawthorne, New York 10532
                         Attention: President & Chief Executive Officer
                         Telecopy No.: (914) 592-8775

With a copy to:          Rogers & Wells
                         200 Park Avenue
                         New York, New York 10166
                         Attention: Klaus H. Jander, Esq.
                         Telecopy No.: (212) 878-3025

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by courier mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communications required or contemplated by this Agreement delivered in person or sent by facsimile mail shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or on the date sent, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

  14.9 Attorneys' Fees. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

  14.10 Integration. This Agreement, together with the Warrant and Standstill Agreement, as amended, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein with respect to any matter.

  14.11 Waivers. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  14.12 Governing Law. This Agreement shall be exclusively governed by, construed in accordance with, and interpreted according to the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflict of laws.

  14.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  14.14 Cooperation. The parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

  14.15 Section Headings and Captions. Section headings and captions used in this Agreement are provided for convenience only and shall not affect the Agreement's meaning or interpretation.

  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first set forth above.

                                          VWR Corporation

                                                   /s/ Jerrold B. Harris
                                          By:__________________________________
                                          Name: Jerrold B. Harris
                                          Title: President & CEO

                                          EM Industries, Incorporated

                                                  /s/ Walter W. Zywottek
                                          By:__________________________________
                                          Name: Walter W. Zywottek
                                          Title: President & CEO

                                                                     EXHIBIT III


                        ------------------------------

                              STANDSTILL AGREEMENT

                        ------------------------------


                                 BY AND BETWEEN

                                VWR CORPORATION

                                      AND

                          EM INDUSTRIES, INCORPORATED


                               FEBRUARY 27, 1995

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 ARTICLE 1. DEFINITIONS.................................................     1
     1.1    Act.........................................................     1
     1.2    Affiliate...................................................     1
     1.3    Affiliated Director.........................................     1
     1.4    Assignee....................................................     2
     1.5    Board.......................................................     2
     1.6    Business Day................................................     2
     1.7    Commission..................................................     2
     1.8    Common Share and Warrant Purchase Agreement.................     2
     1.9    Common Stock................................................     2
     1.10   Common Stock Equivalents....................................     2
     1.11   Effective Date..............................................     2
     1.12   Exchange Act................................................     2
     1.13   Holder......................................................     2
     1.14   Investment Banking Firm.....................................     2
     1.15   Market Disposition Program..................................     2
     1.16   Notice of Exercise..........................................     2
     1.17   Notice of Issue.............................................     2
     1.18   Notice of Proposed Sale.....................................     2
     1.19   Percentage Limitation.......................................     2
     1.20   Permitted Percentage........................................     3
     1.21   Person......................................................     3
     1.22   Principal Trading Market....................................     3
     1.23   Private Sale................................................     3
     1.24   Purchaser...................................................     3
     1.25   Purchaser Affiliate.........................................     3
     1.26   Registrable Securities......................................     3
     1.27   Registration Expenses.......................................     3
     1.28   Restriction Termination Date................................     3
     1.29   Selling Expenses............................................     3
     1.30   Twenty Day Average..........................................     3
     1.31   Unaffiliated Director.......................................     3
     1.32   Voting Securities...........................................     3
     1.33   13D Group...................................................     3
 ARTICLE 2. RESTRICTIONS ON ACQUISITION OF ADDITIONAL SHARES BY
            PURCHASER...................................................     4
     2.1    No Purchases Before Effective Date..........................     4
     2.2    No Purchases Beyond Percentage Limitation...................     4
            Permitted Purchase Due to Increases in Common Stock
     2.3    Equivalents.................................................     4
     2.4    Procedures Concerning Purchaser's Acquisition of Shares From
            Company in Response to Increases in Common Stock
            Equivalents.................................................     4
     2.5    Limitation on Purchaser's Right to Purchase Common Stock
            Pursuant to Section 2.3 in the Event of a Business
            Acquisition by Company......................................     5
     2.6    Permitted Purchase If Company Proposes to Issue Voting
            Securities for Cash.........................................     5
     2.7    Permitted Purchase in Response To Third Party Tender Offer
            or Exchange Offer...........................................     6
     2.8    Permitted Purchase With Board Approval......................     6
     2.9    Permitted Purchase by 100% Tender Offer After Four Years....     6

                                     III-i

                                                                            PAGE
                                                                            ----
     2.10    Requirements for Tender Offers..............................     7
     2.11    Mandatory Disposal of Excess Shares.........................     7
     2.12    Monthly Report of Ownership.................................     7
     2.13    General Rule Regarding Acquisition of Voting Securities.....     7
     2.14    Requirements of Trading Exchange or Stock Quotation System..     8
 ARTICLE 3.  SALES OF SHARES BY PURCHASER AND RELATED RIGHTS AND
             OBLIGATIONS OF PURCHASER AND COMPANY........................     8
     3.1     General Restrictions on Resale or Other Disposition.........     8
     3.2     Allowed Sales Pursuant to Registration Rights...............     8
     3.3     Allowed Sales Pursuant to Rule 144..........................     8
             Allowed Private Sales to Third Parties or Pursuant to Tender
     3.4     Offer.......................................................     8
     3.5     Allowed Transfers by EMI and Purchaser Affiliates...........     8
     3.6     Allowed Transfers Upon Approved Business Disposition........     8
     3.7     Right of First Refusal......................................     8
     3.8     Procedures for Right of First Refusal.......................     9
             Purchaser's Covenants With Respect to Distribution of
     3.9     Shares......................................................    10
     3.10    Company's Undertaking to Cooperate in Rule 144 Transactions.    10
 ARTICLE 4.  LEGENDS AND STOP TRANSFER ORDERS............................    11
     4.1     Placement of Legends and Entry of Stop Transfer Orders......    11
     4.2     Removal of Legends and Stop Transfer Orders.................    11
 ARTICLE 5.  CERTAIN AGREEMENTS OF PURCHASER AND COMPANY.................    11
     5.1     Future Actions..............................................    11
     5.2     Acquisitions and Transfers in Contravention of Agreement....    12
     5.3     Company's Issuance of Securities............................    12
 ARTICLE 6.  BOARD OF DIRECTORS..........................................    12
     6.1     Size of Board...............................................    12
     6.2     Terms.......................................................    12
     6.3     Vacancies...................................................    13
     6.4     Proportional Representation.................................    13
 ARTICLE 7.  REGISTRATION RIGHTS.........................................    13
     7.1     Duration of Registration Rights.............................    13
     7.2     Demand Registration Covenant................................    14
     7.3     Participation Registration Covenant.........................    14
     7.4     Company's Obligations in Connection with Registrations......    15
             Conditions to Obligations of Company Under Registration
     7.5     Covenants...................................................    16
     7.6     Expenses....................................................    17
     7.7     Assignability of Registration Rights........................    17
     7.8     Indemnification.............................................    17
 ARTICLE 8.  TERMINATION.................................................    19
     8.1     Termination.................................................    19
     8.2     Extended Cure Period........................................    20
 ARTICLE 9.  REPRESENTATIONS AND WARRANTIES..............................    20
     9.1     Of Company..................................................    20
     9.2     Of EMI......................................................    20
 ARTICLE 10. MISCELLANEOUS...............................................    21
    10.1     Specific Enforcement........................................    21
    10.2     Severability................................................    21

                                     III-ii

                                                                            PAGE
                                                                            ----
    10.3  Expenses........................................................   21
    10.4  Assignment; Successors..........................................   21
    10.5  Amendments......................................................   22
    10.6  Notices.........................................................   22
    10.7  Attorneys' Fees.................................................   22
    10.8  Integration.....................................................   22
    10.9  Waivers.........................................................   23
    10.10 Governing Law...................................................   23
    10.11 Counterparts....................................................   23
    10.12 Cooperation.....................................................   23
    10.13 Section Headings and Captions...................................   23

                                    III-iii

                             STANDSTILL AGREEMENT

  THIS STANDSTILL AGREEMENT (the "Agreement") is made this 27th day of February, 1995, by and between VWR CORPORATION, a Pennsylvania corporation ("Company") and EM Industries, Incorporated, a New York corporation ("EMI").

                                   RECITALS

  A. Company and EMI have entered into a Common Share and Warrant Purchase Agreement pursuant to which, among other things, Company shall issue and sell to EMI Common Stock (as defined below) of Company and a common share purchase warrant (the "Warrant").

  B. The parties seek to regulate the acquisition and disposition by Purchaser (as defined below) of Company's Voting Securities, provide for EMI representation on Company's Board, and generally foster a constructive and mutually beneficial relationship.

  C. EMI and Company acknowledge that Company has made, prior to the date hereof, a careful evaluation of Purchaser's investment objectives with regard to its ownership of Voting Securities, and the compatibility of Purchaser's management and objectives with the management and objectives of Company; that such factors were critical to Company in its decision to enter into this Agreement; that, absent the provisions of Articles 2 through 4 hereof, Purchaser's ownership of Voting Securities would present an unusual opportunity for it to gain effective control of Company and Company might have reached a different decision with regard to entering into this Agreement and the Common Share and Warrant Purchase Agreement; that, therefore, the provisions of Articles 2 through 4 were a material inducement to Company to enter into this Agreement and the Common Share and Warrant Purchase Agreement; and, that the primary purposes of Articles 2 through 4 are that, so long as such provisions remain in effect and except as permitted by such provisions, the Voting Securities owned by Purchaser not come to rest in the hands of any single holder or group of holders other than Purchaser, and Purchaser's ownership of Voting Securities not be increased, other than as provided for in this Agreement or with the consent of Company. EMI acknowledges that such purposes are reasonable and that the provisions of Articles 2 through 4 are reasonable in view of such purposes.

  NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and in the Common Share and Warrant Purchase Agreement, and for other good and valuable consideration, the parties agree as follows:

                                  ARTICLE 1.

                                  DEFINITIONS

  As used in this Agreement, in addition to other terms defined elsewhere herein, the following terms have the respective meanings set forth below:

  1.1 Act. "Act" means the Securities Act of 1933, as amended.

  1.2 Affiliate. "Affiliate" means any Person directly or indirectly controlled by, controlling or under common control with another Person. For purposes of this definition, "control" means the power to direct the management or policies of the Person in question.

  1.3 Affiliated Director. "Affiliated Director" means any member of the Board who has been designated by EMI under Article 6 for nomination or appointment as a director of Company.

                                     III-1

  1.4 Assignee. See Section 10.4.

  1.5 Board. "Board" means the Board of Directors of Company as constituted from time to time.

  1.6 Business Day. "Business Day" means any Monday through Friday, inclusive, excluding any such day which is a Federal or Commonwealth of Pennsylvania holiday.

  1.7 Commission. "Commission" means the Securities and Exchange Commission of the United States.

  1.8 Common Share and Warrant Purchase Agreement. "Common Share and Warrant Purchase Agreement" means the Common Share and Warrant Purchase Agreement, dated February 27, 1995, between Company and EMI.

  1.9 Common Stock. "Common Stock" means the common shares of Company, par value $1.00 per share or such other par value as may be established from time to time.

  1.10 Common Stock Equivalents. "Common Stock Equivalents" means the sum of the following, determined at any time during the term of this Agreement: (a) the total number of shares of issued and outstanding Common Stock, plus (b) the number of shares of Common Stock reserved for issuance pursuant to stock options granted (but not yet exercised) under Company's stock option plans, and plus (c) the number of votes which may be cast for the election of directors (whether directly or by formula) as a result of ownership of any Voting Securities other than Common Stock; provided, however, the shares of Common Stock described in (b) above shall not be included in Common Stock Equivalents until the earlier of (i) the date the options are exercisable, or
(ii) the end of the fiscal year of Company during which such options were granted; provided, further, that the votes described in (c) above shall not be included in Common Stock Equivalents until the Voting Securities other than Common Stock are able to be voted for the election of directors.

  1.11 Effective Date. "Effective Date" means the date the acquisition of Common Stock by Purchaser is consummated pursuant to the terms of the Common Share and Warrant Purchase Agreement.

  1.12 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  1.13 Holder. "Holder" means Purchaser and any Person to whom the registration rights under Article 7 have been transferred in compliance with
Section 7.7.

  1.14 Investment Banking Firm. "Investment Banking Firm" means an internationally recognized investment banking firm.

  1.15 Market Disposition Program. See Section 3.8(a).

  1.16 Notice of Exercise. See Section 3.8(b)(iii).

  1.17 Notice of Issue. See Section 2.6.

  1.18 Notice of Proposed Sale. See Section 3.8(a).

  1.19 Percentage Limitation. See Section 2.2.


                                     III-2

  1.20 Permitted Percentage. "Permitted Percentage" means the Percentage Limitation or, if the percentage of Common Stock Equivalents owned by Purchaser increases as a consequence of (a) a reduction in the number of outstanding Voting Securities other than as a result of (1) the expiration of rights to acquire Common Stock under Company's stock option plans or (2) the lapse of rights to vote for the election of directors as a result of ownership of any Voting Securities other than Common Stock, (b) Purchaser's acquisitions of Voting Securities with Board approval in accordance with Section 2.8, or
(c) Purchaser's acquisitions of Voting Securities in a tender offer permitted by Section 2.7, following which Company fails to repurchase shares of Voting Securities in accordance with Section 2.7(b), such greater percentage of Common Stock Equivalents owned by Purchaser after such reduction, acquisition, or failure, respectively. The Permitted Percentage shall be reduced from time to time if, upon the issuance by Company of Common Stock Equivalents, Purchaser either does not or is not permitted by this Agreement to purchase its full Permitted Percentage of such issuance.

  1.21 Person. "Person" means any individual, partnership, association, corporation, trust, limited liability company or other entity, including without limitation employee pension, profit sharing, and other benefit plans and trusts.

  1.22 Principal Trading Market. "Principal Trading Market" means the principal trading exchange or national automated stock quotation system on which the Common Stock is traded or quoted.

  1.23 Private Sale. See Section 3.8(a).

  1.24 Purchaser. "Purchaser" means EMI and Purchaser Affiliates, jointly and severally.

  1.25 Purchaser Affiliate. "Purchaser Affiliate" means any Affiliate of EMI.

  1.26 Registrable Securities. See Section 7.1.

  1.27 Registration Expenses. See Section 7.6(a).

  1.28 Restriction Termination Date. See Section 7.1.

  1.29 Selling Expenses. See Section 7.6(a).

  1.30 Twenty Day Average. "Twenty Day Average" means the average closing sale price of Common Stock on the Principal Trading Market for the twenty (20) trading days preceding the earlier of the closing of, or public announcement date concerning, the issuance of Voting Securities by Company.

  1.31 Unaffiliated Director. "Unaffiliated Director" means a director on the Board who is not an Affiliated Director.

  1.32 Voting Securities. "Voting Securities" means Common Stock and any other Company securities entitled to vote for the election of directors, or any security (including any preferred stock of Company) convertible into or exchangeable for or exercisable for the purchase of Common Stock or other Company securities entitled to vote for the election of directors.

  1.33 13D Group. "13D Group" means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect) to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act disclosing beneficial ownership of Voting Securities representing more than 5% of any class of Voting Securities.

                                     III-3

                                  ARTICLE 2.

         RESTRICTIONS ON ACQUISITION OF ADDITIONAL SHARES BY PURCHASER

  2.1 No Purchases Before Effective Date. Except as provided in Section 2.7, Purchaser shall not, between the date of execution of this Agreement and the Effective Date, acquire in any way or hold record or beneficial ownership of any Voting Securities.

  2.2 No Purchases Beyond Percentage Limitation. Except as otherwise permitted herein, Purchaser shall not, directly or indirectly, acquire any Voting Securities beyond its "Percentage Limitation." The "Percentage Limitation" shall be 20.1% of the Common Stock Equivalents.

  2.3 Permitted Purchase Due to Increases in Common Stock Equivalents. If the Common Stock Equivalents increase at any time and, as a consequence thereof Purchaser's aggregate ownership of Common Stock Equivalents falls below the Percentage Limitation, Purchaser may acquire additional shares of Common Stock up to the Percentage Limitation, as follows:

    (a) Purchaser may at any time do so by open-market purchases, partial tender offer, or private transaction; and/or

    (b) Purchaser may, in accordance with Section 2.4, purchase unissued or treasury shares of Common Stock from Company.

  2.4 Procedures Concerning Purchaser's Acquisition of Shares From Company in Response to Increases in Common Stock Equivalents.

    (a) Within thirty (30) days after any increase in Common Stock Equivalents (other than an increase previously notified to EMI under Section 2.6), Company shall give EMI written notice setting forth the number of Common Stock Equivalents prior to the increase, the number of Common Stock Equivalents after the increase, Purchaser's Percentage Limitation, the number of shares of Common Stock Purchaser may purchase as a consequence of said increase, and the per share purchase price for such shares.

    (b) The purchase price per share of Common Stock purchased under Section 2.3(b) shall be established as follows:

      (i) if the Common Stock Equivalents increased as a result of issuance by Company of one or more Voting Securities (other than issuance of options under Company's stock option plans), the price per share shall be the lesser of the Twenty Day Average or the aggregate fair market value of all consideration received by Company for such Voting Securities determined in good faith by the Board (including attributing the consideration received with respect to each Voting Security other than Common Stock) within thirty (30) days after the issuance, divided by the number of Common Stock Equivalents issued by Company; or

      (ii) if the Common Stock Equivalents increased as a result of Company's issuance of stock options under Company's stock option plans, the purchase price shall be the exercise price of such stock options.

    (c) Purchaser shall have the right to purchase from Company a number of shares of Common Stock equal to its Percentage Limitation multiplied by the increase in the Common Stock Equivalents. Purchaser shall have sixty (60) days from receipt of Company's notice pursuant to Section 2.4.(a) above to notify Company in writing whether it elects to purchase any of such shares of Common Stock and, if it so elects, the number of shares it elects to purchase. At the time Purchaser delivers its notice to Company, there shall be a binding agreement between Purchaser and Company for the purchase and sale of the number of shares of Common Stock elected by Purchaser. Purchaser shall pay the purchase price to Company in immediately available funds, and Company shall deliver certificates representing

                                     III-4
  the shares to Purchaser, on a date specified by Purchaser in its notice, which date shall not be more than ten (10) days after Purchaser delivers its notice to Company.

  2.5 Limitation on Purchaser's Right to Purchase Common Stock Pursuant to
Section 2.3 in the Event of a Business Acquisition by Company.

    (a) Notwithstanding Section 2.3, Purchaser shall have no right to purchase additional shares of Common Stock if (i) the Common Stock Equivalents increased due to issuance by Company of Voting Securities in connection with Company's acquisition of a business entity from a third party, (ii) during the one year period following closing of such an acquisition, Company repurchases a number of shares of Voting Securities equal to or greater than the number of shares of Common Stock Equivalents issued to the third party, and (iii) Company's Plan to repurchase shares was approved by a majority of the Board and notice thereof was given to Purchaser prior to the closing of the acquisition. If Company does not within the one year period repurchase a number of shares of Voting Securities equal to the number of Common Stock Equivalents issued to the third party, Purchaser shall have all rights under Section 2.3 to purchase shares of Common Stock up to its Percentage Limitation. For purposes of
  Section 2.4, Company shall give notice to Purchaser in accordance with
  Section 2.4(a) within thirty (30) days after the end of the one year period, and the purchase price to be paid by Purchaser to purchase shares from Company shall be established in accordance with Section 2.4(b)(i) as of the date of the closing of the business acquisition. Except as modified by the preceding sentence, the provisions of Section 2.4 shall govern any such purchase.

    (b) The limitation contained in Section 2.5(a) shall only apply to increases of fifteen percent (15%) or less in the Common Stock Equivalents. If in connection with an acquisition Company issues Voting Securities which cause the Common Stock Equivalents to increase more than fifteen percent (15%), Purchaser shall have all rights under Section 2.3 to purchase Common Stock in connection with such increase over fifteen percent (15%).

  2.6 Permitted Purchase If Company Proposes to Issue Voting Securities for Cash. If Company proposes to issue Voting Securities solely for cash pursuant to a registered offering or a private placement, and as a consequence thereof Purchaser's aggregate ownership of Common Stock Equivalents would fall below its Percentage Limitation, Company shall give EMI written notice of such fact (the "Notice of Issue") at least thirty (30) days prior to the anticipated date of such issuance stating the anticipated number of Common Stock Equivalents to be issued and the anticipated price per Common Stock Equivalent. Purchaser shall have the right to purchase from Company the number of shares of Common Stock required for Purchaser to own in the aggregate the Percentage Limitation of the Common Stock Equivalents following the issuance of the shares actually issued in such registered offering or private placement. Purchaser shall have fifteen (15) days from receipt of the Notice of Issue to notify Company in writing whether it elects to purchase any of such shares of Common Stock and, if it so elects, the number of shares it elects to purchase. At the time Purchaser delivers its election to Company, there shall be a binding agreement between Purchaser and Company for the purchase and sale of the number of shares of Common Stock elected by Purchaser, subject to the consummation of such sale described in the Notice of Issue. The purchase price per share shall be the price per Common Stock Equivalent at which the Voting Securities are actually issued by Company; provided, however, that without Purchaser's consent the purchase price shall not be more than one hundred twenty percent (120%) of the anticipated price per Common Stock Equivalent set forth in the Notice of Issue. Purchaser shall pay the purchase price to Company in immediately available funds, and Company shall deliver certificates representing the shares of Common Stock to Purchaser, on the date of Company's issuance of the Voting Securities.

                                     III-5

  2.7 Permitted Purchase in Response To Third Party Tender Offer or Exchange Offer.

    (a) If a tender or exchange offer is made by any Person or 13D Group (other than Purchaser or any Person acting in concert with Purchaser) to acquire Voting Securities, Purchaser may make a tender offer for up to an equivalent number of shares of such Voting Securities as are sought to be purchased by the party making the other tender offer. If Purchaser initiates a tender offer under this Section 2.7, the tender offer may be on such terms as Purchaser shall elect and Company agrees that it shall not in any way (whether by active opposition, Board announcement or otherwise) contest said tender offer.

    (b) If, following such a tender offer by Purchaser, it owns in the aggregate more than the Percentage Limitation of the Common Stock Equivalents, Company shall have the right, exercisable at any time during the six month period following completion of Purchaser's tender offer, to demand the purchase from Purchaser a number of shares of such Voting Securities as will cause Purchaser to own in the aggregate the Percentage Limitation of the Common Stock Equivalents following such purchase; provided, however, that Purchaser shall not be obligated to sell any Common Stock Equivalents to Company pursuant to this Section 2.7 until such time as such sale would not subject Purchaser to liability under Section 16(b) of the Exchange Act or any other applicable provision of federal or state law; and, provided further, that Purchaser shall not be entitled to vote such Common Stock Equivalents between the time of Company's demand to purchase pursuant to this Section 2.7(b) and Purchaser's sale of such Common Stock Equivalents. Company shall, within said six month period, notify EMI in writing whether it elects to purchase any of such shares and, if it so elects, the number of shares it elects to purchase. At the time Company delivers its notice to EMI, there shall be a binding agreement between Purchaser and Company for the purchase and sale of the number of shares of such Voting Securities elected by Company.

    (c) The purchase price per share shall be the price per share paid by Purchaser in such tender offer to the tendering shareholders. In addition, Company shall reimburse Purchaser for Purchaser's pro-rata share of the costs and expenses incurred in conducting said tender offer. The pro-rata share of costs and expenses shall be the aggregate of all costs and expenses (including Purchaser's cost of borrowing, not to exceed the lesser of the prime interest rate plus 1% and Company's then-current cost of borrowing) actually incurred by Purchaser, divided by the number of shares of Voting Securities acquired by it in the tender offer. Company shall pay the purchase price and the costs and expenses described in this paragraph to Purchaser in immediately available funds, and Purchaser shall deliver certificates representing the shares to Company, on a date specified by Company in its notice, which date shall not be more than twenty (20) days after Company delivers its notice to EMI.

    (d) If Company's purchase is subject to or is voluntarily submitted for shareholder approval, Purchaser shall vote all its Voting Securities in favor of the purchase.

    (e) If Company does not elect to purchase shares from Purchaser, or elects to purchase only a portion of the shares under Section 2.7(b), Purchaser shall be entitled to retain the shares over the Percentage Limitation but the Percentage Limitation shall remain 20.1%.

  2.8 Permitted Purchase With Board Approval. Notwithstanding any other provision of this Agreement, Purchaser may purchase additional shares of Voting Securities at any time, if two-thirds ( 2/3) of the Unaffiliated Directors approve such purchase in advance.

  2.9 Permitted Purchase by 100% Tender Offer After Four
Years. Notwithstanding any other provision of this Agreement, commencing on the fourth anniversary of the Effective Date, Purchaser shall have the right to acquire additional shares of Common Stock by means of a tender offer in accordance with Section 2.10 below.

                                     III-6

  2.10 Requirements for Tender Offers.

    (a) Whenever Purchaser shall make a tender offer for shares of Common Stock under Section 2.9, Purchaser may not close the acquisition of the tendered shares unless all of the following requirements have been satisfied:

      (i)  Purchaser's offer shall have been made to all holders of Common
    Stock;

      (ii)  Purchaser shall offer to purchase for cash all shares tendered;
    and

      (iii) Purchaser's offer shall have been accepted by shareholders owning not less than two-thirds ( 2/3) of the outstanding Common Stock.

    (b) With respect to calculating whether Purchaser's offer has been accepted by shareholders owning two-thirds ( 2/3) of the outstanding Common Stock, Common Shares beneficially owned by Purchaser shall be excluded from the outstanding Common Stock.

  2.11 Mandatory Disposal of Excess Shares. If in violation of any provision of this Article 2 Purchaser shall at any time hold in the aggregate in excess of its then Permitted Percentage, Purchaser shall be required to dispose of such excess shares by promptly selling, subject to Company's right of first refusal under Section 3.7, sufficient Voting Securities so that after such sale Purchaser shall own in the aggregate not more than its then Permitted Percentage, provided, however, that Purchaser shall not be obligated to sell any Voting Securities to Company pursuant to this Section 2.11 until such time as such sale would not subject Purchaser to liability under Section 16(b) of the Exchange Act or any other applicable provision of federal or state law; and, provided further, that Purchaser shall not be entitled to vote such Voting Securities between the time of Company's demand that Purchaser dispose of such Voting Securities pursuant to this Section 2.11 and Purchaser's disposal of such Voting Securities. If Purchaser fails to dispose of shares of Voting Securities within one hundred eighty (180) days after receipt of notice from Company advising EMI of its obligation so to dispose of shares (it being understood that giving of notice by Company is not a precondition to Purchaser's obligation to dispose of excess shares), Company shall have the right to redeem at par value from Purchaser a number of shares of Common Stock so that after such redemption the shares of Voting Securities owned by Purchaser do not exceed Purchaser's then Permitted Percentage. Any Voting Securities held by Purchaser in contravention of this Section 2.11 may not be voted in any manner on which shareholders of Company are entitled to vote and Company shall not be required to count any such votes, if cast, in determining the result of shareholder voting on any matter.

  2.12 Monthly Report of Ownership. During the term of this Agreement, Purchaser will furnish to Company, within ten (10) days after the end of each calendar month in which Purchaser acquires or disposes of any Voting Securities, a statement showing the number of shares of Voting Securities acquired or disposed of during the just ended month and the aggregate number of shares of Voting Securities held by Purchaser at the end of such month. To the extent that any such acquisition or disposition must be reported to the Commission, Purchaser may fulfill the statement requirement in this Section
2.12 by providing to Company a copy of such report to the Commission.

  2.13 General Rule Regarding Acquisition of Voting Securities. Purchaser agrees that any and all acquisitions of Voting Securities shall be made in compliance with all applicable federal and state securities laws. EMI agrees to indemnify, defend and hold harmless Company, its officers, directors and employees from and against any and all losses, claims, liabilities, assertions and expenses incurred or suffered by any of them, including attorneys' fees and costs of litigation, as a consequence of a claim by any party other than Company or any of its Affiliates that Purchaser breached its obligations set forth in the preceding sentence.

                                     III-7

  2.14 Requirements of Trading Exchange or Stock Quotation System.

  Notwithstanding any other provision of this Agreement, if, by reason of the listing or other requirements of the principal trading exchange or national automated stock quotation system on which the Company's Common Stock is then traded or quoted, the issuance by Company of any additional Voting Securities to Purchaser pursuant to this Article 2 requires approval of Company's shareholders, then Company's obligation to issue and sell such additional Voting Securities to Purchaser shall be subject to receipt of such shareholder approval, which Company shall use its best efforts to obtain as soon as possible after the date on which Purchaser shall otherwise become entitled to purchase such additional Voting Securities from Company pursuant to this
Article 2.

                                  ARTICLE 3.

 SALES OF SHARES BY PURCHASER AND RELATED RIGHTS AND OBLIGATIONS OF PURCHASER
                                  AND COMPANY

  3.1 General Restrictions on Resale or Other Disposition. During the term of this Agreement, Purchaser shall not sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Voting Securities except in compliance with Article 3.

  3.2 Allowed Sales Pursuant to Registration Rights. Subject to Company's right of first refusal under Section 3.7, Purchaser may at any time sell Common Stock by means of an offering made pursuant to the registration rights set forth in Article 7 below.

  3.3 Allowed Sales Pursuant to Rule 144. Subject to Company's right of first refusal under Section 3.7, Purchaser may at any time sell Common Stock pursuant to Rule 144 of the General Rules and Regulations under the Act, provided that Purchaser shall notify Company at least two Business Days prior to the date of entering any sale or transfer order of Common Stock pursuant to Rule 144, and provided further that, if Company shall thereupon notify EMI of the pendency of its public offering of any Voting Securities, Purchaser shall not effect any sales under Rule 144 within 10 days prior to the commencement of or during such offering.

  3.4 Allowed Private Sales to Third Parties or Pursuant to Tender
Offer. Subject to Company's right of first refusal under Section 3.7, Purchaser may at any time make private sales of Voting Securities to a third person, including sales pursuant to a tender offer or exchange offer.

  3.5 Allowed Transfers by EMI and Purchaser Affiliates. EMI and Purchaser Affiliates may at any time transfer Voting Securities among themselves, provided that such transfer would have no clear, adverse impact of a financial character on Company, and would not adversely affect the liabilities and/or responsibilities of EMI to Company, provided that the transferee shall agree in advance in writing to be bound by the terms of this Agreement.

  3.6 Allowed Transfers Upon Approved Business Disposition. Purchaser may dispose of Voting Securities in conjunction with a merger or consolidation in which Company is acquired, or in conjunction with a sale of all or substantially all of Company's assets, provided a majority of the Board approved such merger, consolidation, or sale.

  3.7 Right of First Refusal. If during the term of this Agreement, Purchaser desires to sell all or part of its Voting Securities pursuant to Section 2.11, 3.2, 3.3 or 3.4, Company shall have a right of first refusal to purchase said Voting Securities in accordance with the procedures set forth in Section 3.8 below.

                                     III-8

  3.8 Procedures for Right of First Refusal.

    (a) If Purchaser desires to sell a third party all or part of its Voting Securities pursuant to Section 3.4 above ("Private Sale"), or if Purchaser desires to sell all or part of its Common Stock in the open market pursuant to Section 3.2 or 3.3 above ("Market Disposition Program"), Purchaser shall transmit to Company a written notice ("Notice of Proposed Sale") setting forth:

      (i) if a Private Sale, (A) as to each Person to whom such sale is proposed to be made: (1) the name, address and principal business activity of such Person; (2) the number of shares of Voting Securities proposed to be sold to such Person; (3) the manner in which the sale is proposed to be made; and (4) the price at which or other consideration for which, and the material terms upon which, such sale is proposed to be made, and (B) representing that the Private Sale is bona fide; and

      (ii) if sales pursuant to a Market Disposition Program: (A) the approximate date the sales are scheduled to commence; and (B) the amount of Common Stock sought to be disposed of.

    (b) Upon receipt of the Notice of Proposed Sale Company shall have an option to purchase, in the case of a Private Sale, all but not less than all of the Voting Securities proposed to be sold, and in the case of a Market Disposition Program, all, if the Market Disposition Program is a firm commitment public offering, or, if it is not such an offering, any part, of the Common Stock proposed to be disposed of, on the following terms and conditions;

      (i) If the option arises in connection with a Private Sale, the purchase price shall be the price specified in the Notice of Proposed Sale.

      (ii) If the option arises in connection with a Market Disposition Program, the purchase price per share of Common Stock shall be the Twenty Day Average determined as if the day Purchaser delivers the Notice of Proposed Sale to Company is the closing date of an issuance of securities by Company in the absence of any public announcement.

      (iii) If a majority of the Unaffiliated Directors determine to exercise the option, they shall direct Company to send a written notice (the "Notice of Exercise") to EMI within thirty (30) days after the Notice of Proposed Sale is received by Company specifying the number of shares Company is purchasing; provided, however, that in the case of a tender offer or exchange offer, EMI must receive the Notice of Exercise not less than forty-eight (48) hours prior to the earlier of (A) the expiration of the tender offer or exchange offer or (B) any date after which shares tendered may be treated less favorably than shares tendered prior thereto. If approval of such purchase by Company's shareholders is required by law or Company's Restated Articles of Incorporation, and if the Private Sale is in response to a tender offer, Company shall waive its right of first refusal granted under
    Section 3.7; otherwise, Company's Notice of Exercise shall be subject to receipt of such shareholder approval, which Company shall use its best efforts to obtain as soon as possible, and in any event within one hundred twenty (120) days after, the date of the Notice of Exercise. Company's failure to obtain shareholder approval within the one hundred twenty (120) day period shall give Purchaser the right to proceed with the proposed sale under Section 3.8(c). If such repurchase is subject to shareholder approval, Purchaser shall vote all its Voting Securities in favor of the purchase.

      (iv) Upon EMI's receipt of the Notice of Exercise, there shall be a binding agreement between Purchaser and Company for the purchase and sale of the number of shares contained in the Notice of Exercise. The closing of the purchase and sale shall occur on the thirtieth Business Day following EMI's receipt of the Notice of Exercise. At the closing Purchaser will deliver to Company certificates for the Voting Securities to be sold,

                                     III-9
    duly endorsed for transfer or accompanied by a duly executed stock power, and Company will deliver to Purchaser the purchase price as follows: if Company's purchase is following Purchaser's proposed Private Sale, Company shall pay Purchaser the price specified in the Notice of Proposed Sale in the same manner (and the sale shall be upon the same terms) specified therein, and if Company's purchase is following Purchaser's proposed Market Disposition Program, Company shall pay Purchaser at the closing for the shares purchased in immediately available funds; provided, however, that if Company receives a Notice of Proposed Sale on or before the third anniversary of the Effective Date, Company shall have the option to pay Purchaser by delivery at the closing of ten (10%) percent of the purchase price in immediately available funds, and the balance by delivery of a promissory note providing terms specified in the next succeeding sentence; provided, further, that notwithstanding the preceding proviso, if the Notice of Proposed Sale received by Company on or before the third anniversary describes a proposed Private Sale in response to a tender offer, Company shall pay the purchase price in the same manner (and the sale shall be upon the same terms) specified in the Notice of Proposed Sale. The promissory note shall provide for: fixed interest at a rate equal to the Company's then-current cost of borrowing; equal annual installments including interest payable on each anniversary of the closing in immediately available funds, with each installment in an amount sufficient to amortize the promissory note in ten annual payments; and for the entire unpaid balance including accrued and unpaid interest to be payable on the fifth anniversary of the closing.

      (v) Company may assign its right to purchase the Voting Securities and may designate in the Notice of Exercise one or more Persons to take title to all or any part of the Voting Securities, but this shall not relieve Company of its obligation to pay the purchase price.

    (c) If following receipt of a Notice of Proposed Sale Company fails to give EMI a Notice of Exercise within the prescribed time period, Purchaser shall be free to effect such sale on the following terms and conditions:

      (i) if a Private Sale was proposed, Purchaser may effect such sale at any time during the period ending one hundred twenty (120) days after the date Company's Notice of Exercise was required to be given, to the Person or Persons specified in the Notice of Proposed Sale for the consideration and on the terms specified in said notice; and

      (ii) if a Market Disposition Program was proposed, Purchaser may effect such sales at any time during the period ending one hundred eighty (180) days after the date Company's Notice of Exercise required to be given.

    (d) If Purchaser does not make the sales within the time periods provided above, the Voting Securities so proposed to be sold will once again become subject to this Agreement to the same extent as if such sales had not been proposed.

  3.9 Purchaser's Covenants With Respect to Distribution of Shares. In any transaction or transactions under Section 3.2 or 3.3, Purchaser shall use its reasonable best efforts, and shall cause any underwriter involved to use its reasonable best efforts, to sell the Common Stock in the United States and in a manner which will effect the broadest distribution reasonably possible, with no sales to any one person or group (as defined in the Exchange Act) in excess of 10% of the Common Stock sold in such sale.

  3.10 Company's Undertaking to Cooperate in Rule 144 Transactions. In the event of any proposed sales of Common Stock by Purchaser under Section 3.3, Company shall cooperate with Purchaser to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of Company's transfer agent, and the reasonable requirements of

                                    III-10
the broker through which the sales are proposed to be executed, and shall, upon request, furnish unlegended certificates representing Common Stock in such numbers and denominations as Purchaser shall reasonably require for delivery in connection with such sales.

                                  ARTICLE 4.

                       LEGENDS AND STOP TRANSFER ORDERS

  4.1 Placement of Legends and Entry of Stop Transfer Orders. Purchaser agrees:

    (a) that, within ten (10) Business Days after its acquisition of any certificates evidencing Voting Securities (or, in the case of Voting Securities currently owned by Purchaser, within ten (10) Business Days after the date hereof) to submit such certificates to Company for placing on the face thereof the following legends:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND ARE SUBJECT TO THE RESTRICTIONS ON DISPOSITION SET FORTH IN AND TO THE OTHER PROVISIONS OF A COMMON SHARE AND WARRANTY PURCHASE AGREEMENT, DATED FEBRUARY 27, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED, AND A STANDSTILL AGREEMENT, DATED FEBRUARY 27, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE RESPECTIVE OFFICES OF VWR CORPORATION AND EM INDUSTRIES INCORPORATED.";

  and such additional legends designed to ensure compliance with Federal and State laws as counsel for Company may reasonably request; and

    (b) to the entry of stop transfer orders with the transfer agents of any such Voting Securities, against the transfer of such legended certificates except in compliance with this Agreement.

  4.2 Removal of Legends and Stop Transfer Orders. Company agrees that it will, upon receipt of an opinion from its counsel that it is appropriate so to do and upon the presentation to its transfer agent of the certificates containing the legends provided for in Section 4.1(a), remove such legends and withdraw the stop transfer orders provided for in Section 4.1(b) with respect to such certificates, upon the earlier of the following:

    (a) any sale of the shares represented by such certificates made under
  Section 3.2, 3.3, or 3.4; or

    (b) termination of this Agreement.

                                  ARTICLE 5.

                  CERTAIN AGREEMENTS OF PURCHASER AND COMPANY

  5.1 Future Actions. Purchaser shall not, unless the prior written consent of the Board (in which a majority of the Unaffiliated Directors shall concur) has been obtained, and then only to the extent express written consent has been obtained:

    (a) at any time before the expiration of four (4) years after the Effective Date, solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation

                                    III-11

  14A under the Exchange Act) in opposition to the recommendation of the majority of the directors on the Board with respect to any matter; or

    (b) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect; provided, however, that nothing in this Section 5.1 shall preclude Purchaser from so depositing any Voting Securities if such trust, agreement or arrangement is, and continues to be during the term of this Agreement, solely by and among EMI and Purchaser Affiliates; or

    (c) join a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Voting Securities within the meaning of Section 13(d) of the Exchange Act; or

    (d) induce or attempt to induce any other Person to initiate a tender offer for any securities of Company, or to effect any change of control of Company, or take any action for the purpose of convening a stockholders' meeting of Company; or

    (e) acquire, by purchase or otherwise, more than 1% of any class of equity securities of any entity which, prior to the time Purchaser acquires more than 1% of such class, is publicly disclosed (by filing with the Commission or otherwise) to be the beneficial owner of more than 5% of any class of the Voting Securities; if Purchaser owns in the aggregate in excess of 1% of any such entity, it shall promptly divest such excess; provided, however, that Purchaser shall not be obligated to divest itself of such excess pursuant to this Section 5.1(e) until such time as such divestment would not subject Purchaser to liability under Section 16(b) of the Exchange Act or any other applicable provision of federal or state law; and, provided further, that Purchaser shall not be entitled to vote such Voting Securities until Purchaser shall divest itself of such excess; and, provided further, that upon being notified by Company in writing that an entity owns in excess of 5% of any class of the Voting Securities, Purchaser shall affirm in writing to Company that Purchaser does not own, in the aggregate, more than 1% of any class of equity securities of such Person.

  5.2 Acquisitions and Transfers in Contravention of
Agreement. Notwithstanding Company's rights to seek injunctions or other relief, any Voting Securities acquired or transferred by Purchaser in contravention of this Agreement may not be voted on any matter on which shareholders of Company are entitled to vote, any attempt to vote such Voting Securities shall be a breach of this Agreement and Company shall not be required to count any such votes, if cast, in determining the result of shareholder voting on any matter.

  5.3 Company's Issuance of Securities. During the term of this Agreement, Company shall not issue any security (including without limitation any Voting Security) which provides the holder(s) thereof with any extraordinary or special voting rights or any right to veto any action of Company, unless such issuance is approved in advance by an Affiliated Director. Further, Company shall not consider or approve any such issuance prior to the Effective Date.

                                  ARTICLE 6.

                              BOARD OF DIRECTORS

  6.1 Size of Board. On or before the Effective Date, Company shall take all requisite action to increase the size of the Board by two to eleven and to appoint, effective as of the Effective Date, individuals designated by EMI to fill the two new seats.

  6.2 Terms. EMI shall advise company on or before the Effective Date which of the Affiliated Directors shall have a term expiring at the second annual meeting of shareholders of Company next following the Effective Date, and which shall have a term expiring at the third

                                    III-12
such annual meeting. After the term of any Affiliated Director expires, his or her successor shall serve a term of three (3) years as provided in the Restated Articles of Incorporation of Company.

  6.3 Vacancies. In the event of the death, resignation, retirement, disqualification or removal from office of any Affiliated Director for any reason, EMI shall have the right to designate a replacement for such Affiliated Director, or fill such vacancy, to the extent EMI would be entitled to designate a nominee for election to the Board of Directors pursuant to
Section 6.4 hereof if directors were to be elected at an annual meeting occurring at such date.

  6.4 Proportional Representation.

    (a) Company shall annually cause representatives designated by EMI to be nominated for election to the Board so as to provide Purchaser with that percentage representation on the Board, rounded down to the nearest whole number, as shall equal the Permitted Percentage applicable at the time of each annual nomination. With respect to committees of the Board, Purchaser shall be entitled to be represented on any committee with respect to which EMI requests representation.

    (b) Purchaser shall vote its shares of Common Stock so as to elect to the Board its proportionate number of Affiliated Directors and the persons who have been designated by the Unaffiliated Directors, and in all other matters so as to provide other Company shareholders with corresponding proportionate representation. If, pursuant to the Restated Articles of Incorporation of Company, cumulative voting for the election of Company directors is required, Purchaser may initially vote its shares to ensure that its then proportionate number of Affiliated Directors are elected. Purchaser agrees that, once its proportionate number of Affiliated Directors are elected, Purchaser shall vote its shares of Common Stock so as to elect persons to the Board who have been designated by the Unaffiliated Directors.

    (c) Subject to the provisions of Section 6.3, Company may effect changes in Board representation by increase in the size of the Board or by resignations or retirements of Board members. Notwithstanding the foregoing, Purchaser's right to proportional Board representation shall not cause the number of Affiliated Directors to (i) decrease during the one year period during which Company has the right to purchase Voting Securities under Section 2.5(a), or (ii) increase during the six month period during which Company has the right to purchase Voting Securities under Section 2.7(b).

                                  ARTICLE 7.

                              REGISTRATION RIGHTS

  7.1 Duration of Registration Rights. Purchaser's rights to have Company register shares of Registrable Securities (as defined below) provided in this
Article 7 shall terminate upon the Restriction Termination Date (as defined below). Rights of a Holder other than Purchaser to have Company register shares of Registrable Securities provided in this Article 7 shall terminate upon the Restriction Termination Date. As used in this Article 7, "Registrable Securities" shall mean all Common Stock so long as certificates representing the same are required to bear the restrictive legend set forth in Section 4.1 hereof, to the extent that such legend refers to registration under the Act. As used in this Article 7, "Restriction Termination Date" shall mean, with respect to any Registrable Securities, the earliest of (i) the date that such Registrable Securities shall have been Registered and sold or otherwise disposed of in accordance with the intended method of distribution by the seller or sellers thereof set forth in the Registration Statement covering such Registrable Securities or transferred in compliance with Rule 144 under the Securities Act and (ii) the date that an opinion of counsel to Company, which opinion of counsel shall be reasonably acceptable to Purchaser, containing reasonable assumptions shall have been rendered and, based

                                    III-13
upon such opinion, the legend referred to in Section 4.1 hereof, to the extent that such legend refers to registration under the Act, shall have been removed.

  7.2 Demand Registration Covenant.

    (a) If a Holder requests in writing that Company register under the Act any Registrable Securities then owned by Holder, Company will use its best efforts to cause the offering and sale to be registered as soon as reasonably practicable. In connection therewith Company shall prepare and file a registration statement under the Act on such form as Company shall determine to be appropriate; provided, however, that Company shall not be obligated to file more than one registration statement pursuant to this
  Section 7.2 during any 12-month period. The request shall specify the amount of Registrable Securities intended to be offered and sold, shall express Holder's present intent to offer such Registrable Securities for distribution, shall describe the nature or method of the proposed offer and sale, and shall contain the undertaking of Holder to comply with all applicable requirements of this Article 7.

    (b) Upon receipt of a request for registration under Section 7.2, Company will promptly give notice to all Holders other than those initiating the request and provide a reasonable opportunity for such Holders to participate in such registration. Any such other Holder must notify Company in writing of its desire to participate, within thirty (30) days of receipt of Company's notice.

    (c) Any request for registration under Section 7.2 must be for a firm commitment public offering to be managed by one or more Investment Banking Firms selected by the Holders requesting registration, provided that such Investment Banking Firms are reasonably satisfactory to Company. If, in the written opinion of the Investment Banking Firms marketing factors require a limitation of the number of shares to be underwritten, and if the total amount of securities that all Holders (initiating and non-initiating) request pursuant to Section 7.2 to be included in such offering exceeds the amount of securities that the Investment Banking Firms reasonably believe compatible with the success of the offering, Company shall only be required to include in the offering the amount of Registrable Securities that the Investment Banking Firms believe will not jeopardize the success of the offering, and such amount shall be allocated among such Holders in proportion to the respective amounts of Registrable Securities proposed to be sold by each of the Holders. Any shares of Registrable Securities that are so excluded from the underwriting shall be excluded from the registration.

    (d) Subject to the provisions of Section 7.2(a) and 7.2(b), if within forty-five (45) days after receipt of a request under Section 7.2(a) and any requests under Section 7.2(b), Company shall have obtained (i) from Commission a "no-action" letter, in form and substance reasonably satisfactory to the counsel of the Holders requesting registration, in which the Commission has indicated that it will take no action if, without registration under the Act, Holders dispose of the Registrable Securities covered by the request(s) in the manner proposed or (ii) any opinion of its counsel (concurred in by counsel for the requesting Holder(s)) that no registration under the Act is required, Company need not comply with such request or request(s); provided, however, that receipt of such "no-action" letter or opinion shall not constitute a registration for the purpose of determining Company's obligations to Holders under Section 7.2; and provided, further, that in such event counsel for Company shall opine that, whether by reason of the "no-action" letter or otherwise, the removal of any legend from certificates representing all shares to which such "no-action" letter or opinion refers is permissible, and, if so, Company shall remove from such certificates all legends no longer required and shall rescind any stop-transfer instructions previously communicated to its transfer agent relating to such certificates.

  7.3 Participation Registration Covenant. If Company shall propose registration under the Act of an offering of Common Stock, Company shall give prompt written notice of such fact to each

                                    III-14

Holder and will use all reasonable efforts to cause the registration of such number of shares of Common Stock then owned by Holders as Holders shall request, within fifteen (15) days after receipt of such notice, to be included, upon the same terms (including the method of distribution) of any such offering; provided, however, that (a) Company shall not be required to give notice or include such Common Stock in any such registration if the proposed registration (i) is not a primary registration of securities by Company for its own account, or (ii) is primarily (A) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; (b) the offering of Common Stock by Holders shall comply with Section 3.9 above; and (c) Company may, in its sole discretion and without the consent of the Holders, withdraw such registration statement and abandon the proposed offering.

  7.4 Company's Obligations in Connection with Registrations. In connection with any registration of Registrable Securities undertaken by Company under
Article 7, Company shall:

    (a) furnish to Holders or their underwriter such copies of any prospectus (including any preliminary prospectus) Holders may reasonably request to effect the offering and sale, but only while Company is required under the provisions hereof to cause the registration statement to remain current and effective;

    (b) use its best efforts to qualify the offering under applicable Blue Sky or other state securities laws to enable Holders to offer and sell the Registrable Securities; provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified;

    (c) furnish Holders, at the expense of Company, with unlegended certificates representing ownership of the Registrable Securities being sold in such numbers and denominations as Holders shall reasonably request, meeting the requirements of the Principal Trading Market;

    (d) use its best efforts to cause the registration statement to remain current and effective for sixty (60) days following its effective date or such lesser period as the underwriters may agree; and

    (e) instruct the transfer agent(s) and the registrar(s) of Company's securities to release the stop transfer orders with respect to the Registrable Securities being sold.

    (f) Company will promptly prepare and file with the Commission such amendments and prospectus supplements, including post-effective amendments, to the Registration Statement as Company determines may be necessary or appropriate, and use its best efforts to have such post-effective amendments declared effective as promptly as practicable; cause the related prospectus to be supplemented by any prospectus supplement, and as so supplemented, to be filed with the Commission; and notify the Holders of any securities included in such Registration Statement and the underwriter thereof, if any, promptly when a prospectus, any prospectus supplement or post-effective amendment must be filed or has been filed and, with respect to any post-effective amendment, when the same has become effective, and make the same available to such Holders and any underwriter.

    (g) Company will furnish to each Holder and the underwriter thereof, if any, a signed counterpart, addressed to each Holder and underwriter, of (i) an opinion or opinions of counsel to Company and (ii) a comfort letter or comfort letters from Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as Holders or the underwriter may reasonably request.


                                    III-15

    (h) Company will make generally available to its securityholders, as soon as reasonably practicable, an earning statement covering a period of 12 months, beginning three months after the effective date of the Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

    (i) Company will use its best efforts to cause all such Registrable Securities to be listed in the Principal Trading Market, and on each securities exchange on which similar securities issued by Company are then listed.

  7.5 Conditions to Obligations of Company Under Registration
Covenants. Company's obligations to register the Registrable Securities owned by Holders under Article 7 are subject to the following conditions.

    (a) Company (upon the decision of a majority of the Unaffiliated Directors) shall be entitled to postpone for up to ninety (90) days the filing of any registration statement under Section 7.2, if at the time it receives the request for registration such Unaffiliated Directors determine, in their reasonable judgment, that such registration and offering would materially interfere with any financing, acquisition, corporate reorganization or other material transaction involving Company or any of its Affiliates. Company shall promptly give Holders written notice of such determination.

    (b) Company may require that the number of shares of Registrable Securities offered for sale by Holders pursuant to a request for registration under Section 7.3 be decreased or excluded entirely if, in the opinion of Company's Investment Banking Firm, such reduction is desirable to permit the orderly distribution and sale of the securities being offered. If Company shall require such a reduction, Holders shall have the right to withdraw from the offering.

    (c) If Holders request registration pursuant to Section 7.2, Company will enter into an underwriting agreement containing representations, warranties and agreements not materially different from those customarily included in underwriting agreements with an issuer for a secondary distribution; provided, however, that Company will not be obligated to indemnify the Investment Banking Firms on terms materially different from those set forth in Section 7.8.

    (d) Company may require, as a condition to fulfilling its obligations under the registration covenants in Sections 7.2 and 7.3, the indemnification agreements provided in Section 7.8(b) from Holders and the underwriters.

    (e) It shall be a condition precedent to the obligations of Company to take action pursuant to this Article 7 that each Holder whose Registrable Securities are being registered, and each underwriter designated by such Holder, will furnish to Company such information and materials as Company may reasonably request and as shall be required in connection with the action to be taken by Company. To the extent possible Holders shall provide Company with any information and materials required to obtain acceleration of the effective date of the registration statement.

    (f) If, in the reasonable opinion of counsel to Company it is necessary or appropriate for Company to comply with any applicable rule, regulation, or release promulgated by the Commission, each Holder whose Registrable Securities are being registered and any underwriter participating in such public offering shall execute and deliver to Company an appropriate agreement, in form satisfactory to counsel for Company, that such Holder or underwriter will comply with all prospectus delivery requirements of the Act and with all anti-stabilization, manipulation, and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the Commission, and will furnish to Company information about sales made in such public offering.

                                    III-16

    (g) Holders of Common stock included in the registration statement shall not (until further notice) effect sales thereof after receipt of written notice (which may include notice by telegraph) from Company to suspend sales, to permit Company to correct or update a registration statement or prospectus; provided, however, that the obligations of Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

    (h) At the end of the period during which Company is obligated to keep any registration statement current and effective (and any extensions thereof required by the preceding paragraph), and upon receipt of notice from Company of its intention to remove from registration the securities covered by such registration statement that remain unsold, Holders of Registrable Securities included in the registration statement shall discontinue sales of such Registrable Securities pursuant to such registration statement, and each such Holder shall notify Company of the number of shares registered belonging to such Holder that remain unsold promptly following receipt of such notice from Company.

  7.6 Expenses.

    (a) In connection with any registration pursuant to Section 7.2, all Registration Expenses (as defined below) shall be borne fifty percent (50%) by Company and fifty percent (50%) by Holders of the Registrable Securities on the basis of the number of shares registered by them, and all Selling Expenses (as defined below) shall be borne by Holders of the Registrable Securities on the basis of the number of shares registered by them. As used in this Section 7.6, "Registration Expenses" shall mean all expenses incurred by Company in complying with this Article 7, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for Company, Blue Sky fees and expenses, and the expense of any special audits incident to or required by such registration. As used in this Section 7.6, "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement and all fees and disbursements of counsel for any Holder.

    (b) In connection with any registration pursuant to Section 7.3, Company shall pay all Registration Expenses and Selling Expenses, except to the extent the aggregate of such expenses exceeds the amount which Company would have expended in conducting an offering of only the shares sold by it, and the participating Holders pro rata shall pay such excess based on the number of shares of Registrable Securities offered by each pursuant to such registration statement. Such Holders shall pay all Registration Expenses and Selling Expenses directly attributable to the inclusion in the offering of Registrable Securities being sold by the Holders, including without limitation fees and disbursements of their own counsel and accountants.

  7.7 Assignability of Registration Rights. The registration rights afforded Purchaser in this Article 7 shall be assignable to a transferee of Registrable Securities from Purchaser so long as (i) such transferee has acquired no fewer than two million (2,000,000) shares of Registrable Securities (as adjusted from time to time to reflect stock splits, stock dividends and similar changes in the capitalization of Company) from Purchaser, (ii) such transferee has agreed with Company in writing to comply with all applicable provisions of this Article 7, and (iii) Purchaser has otherwise complied with all provisions of this Agreement which affect its right to sell, transfer or otherwise dispose of shares of Registrable Securities. For a transfer of registration rights to be effective, Purchaser shall give Company written notice at the time of such transfer stating the name and address of the transferee and identifying the shares with respect to which the rights under this Article 7 are being assigned.

  7.8 Indemnification.

    (a) In the case of each registration effected by Company pursuant to
  Section 7.2 or 7.3, to the extent permitted by law, Company ("indemnifying party") agrees to indemnify and hold

                                    III-17
  harmless each Holder, its officers and directors, and each underwriter within the meaning of Section 15 of the Act, against any and all losses, claims, damages, liabilities or actions to which they or any of them may become subject under the Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of Company, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such shares, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented if Company shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which Company is required to keep the registration statement to which such prospectus relates current under Section 7.4(d) (including any extensions of such period as provided in Section 7.5(g)), or the omission or alleged omission to state therein (if so used) a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 7.8(a) shall not (x) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to Company by such Holder or underwriter for use in connection with preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any Person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the Person asserting the claim at or prior to the written confirmation of the sale of such securities to such Person and if the untrue statement or omission concerned had been corrected in such final prospectus.

    (b) In the case of each registration effected by Company pursuant to
  Section 7.2 or 7.3 above, each Holder and each underwriter of the shares to be registered (each such party and such underwriters being referred to severally as an "indemnifying party") shall agree in the same manner and to the same extent as set forth in Section 7.8(a) to indemnify and hold harmless Company, each Person (if any) who controls Company within the meaning of Section 15 of the Act, the directors of Company and those officers of Company who shall have signed any such registration statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus (as amended or supplemented, if amended or supplemented) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished to Company by such indemnifying party for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment or supplement thereto.

    (c) Each indemnified party will, promptly after receipt of written notice of the commencement of an action against such indemnified party in respect of which indemnity may be sought under this Section 7.8, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, with the approval of any

                                    III-18
  indemnified parties, which approval shall not be unreasonably withheld, and to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7.8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, an indemnified party shall have the right to employ separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless the named parties to such action or proceedings include both the indemnifying party and the indemnified party and the indemnifying party or such indemnified party shall have been advised by counsel that there are one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party, as the case may be, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for the indemnifying party and all indemnified parties, which counsel shall be designated in writing by the Holders of a majority of the Common Shares). If the indemnifying party withholds consent to a settlement or proposed settlement by the indemnified party, it shall acknowledge to the indemnified party its indemnification obligations hereunder. The indemnity agreements in this Section 7.8 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

    (d) If the indemnification provided for in this Section 7.8 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and that party's relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

                                  ARTICLE 8.

                                  TERMINATION

  8.1 Termination. This Agreement shall terminate upon the earliest to occur of the following:

    (a) Purchaser's completion of a tender offer in accordance with Section 2.10, provided, that Purchaser's offer has been accepted by shareholders owning not less than two-thirds ( 2/3) of the outstanding Common Stock, as provided in such Section; or

                                    III-19

    (b) by mutual written agreement of Company and EMI; or

    (c) if the transactions contemplated under the Common Share Purchase Agreement shall not have been consummated, on August 1, 1995; or

    (d) if elected by EMI, exercisable upon delivery of written notice thereof to Company, upon the failure of Company to comply with its obligations under this Agreement and cure of such failure does not occur within thirty (30) days after EMI has given written notice of such failure to Company; or

    (e) if elected by Company, exercisable upon delivery of written notice thereof to EMI, upon the failure of Purchaser to comply with its obligations under this Agreement and cure of such failure does not occur within thirty (30) days after Company gives written notice of such failure to EMI.

  8.2 Extended Cure Period. Notwithstanding Sections 8.1(d) and 8.1(e), the parties agree that if the nature of the failure requires that more than thirty
(30) days are necessary to cure, this Agreement shall not terminate if the failing party commences a cure within the thirty (30) day period and thereafter continuously and diligently pursues all steps necessary to cure the failure up to and including completion of the cure; provided, however, that such extended cure period shall terminate sixty (60) days after the expiration of the thirty-day period after the delivery of notice, as contemplated in Sections 8.1(d) and 8.1(e); provided, further, that this Section 8.2 shall not apply to Company's failure to sell at the time provided shares of Common Stock to Purchaser under Section 2.4 or 2.6.

                                  ARTICLE 9.

                        REPRESENTATIONS AND WARRANTIES

  9.1 Of Company. Company hereby represents and warrants to EMI as follows:

    (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power to own its properties and to conduct its business as now conducted.

    (b) The authorized capital stock of Company consists of (i) 30,000,000 shares of Common Stock, of which at the date of this Agreement, 11,066,367 shares were validly-issued and outstanding, fully paid and nonassessable and no shares were held in Company's treasury, and (ii) 1,000,000 preferred shares, par value $1.00 per share, of which, at the date of this Agreement, no shares were issued and outstanding. In addition, at the date of this Agreement, an aggregate of 597,407 shares of Common Stock (including authorized but unissued shares and treasury shares) were reserved for issuance pursuant to presently existing options and future options under currently existing stock option plans. Other than the Warrant, no other options, warrants, rights or convertible securities providing for the issuance of Company capital stock are outstanding.

    (c) Company has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board and require no other Board or stockholder action. This Agreement constitutes a valid and binding agreement of Company. Neither this Agreement nor the performance of this Agreement by Company or EMI violate Company's Restated Articles of Incorporation.

  9.2 Of EMI. EMI hereby represents and warrants to Company as follows:

    (a) EMI is a corporation duly organized, validly existing and in good standing under the laws of New York, with corporate power to own its properties and to conduct its business as now conducted.

                                    III-20

    (b) EMI has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of EMI and require no other Board of Directors or stockholder action. This Agreement constitutes a valid and binding agreement of EMI.

                                  ARTICLE 10.

                                 MISCELLANEOUS

  10.1 Specific Enforcement. The parties hereto acknowledge and agree that each would be irreparably damaged if any of the provisions of this Agreement are not performed by the other in accordance with their specific terms or are otherwise breached. It is accordingly agreed that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce this Agreement and the terms and provisions thereof specifically against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Pennsylvania, County of Chester, in the United States District Court for the Eastern District of Pennsylvania, courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

  10.2 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  10.3 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses in connection with this Agreement.

  10.4 Assignment; Successors. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto. Except as otherwise provided herein, Company may not assign its rights and delegate its duties and obligations under this Agreement without the prior written consent of EMI, and EMI may not assign its rights or delegate its duties and obligations under this Agreement without the prior written consent of Company and, in the absence of such consent, any such purported assignment or delegation shall be void; provided, however, that EMI may assign its rights and delegate its duties and obligations under this Agreement without such consent to a directly or indirectly wholly owned subsidiary of EMI, or to any corporation, partnership or other entity wholly-owned by the same person which controls EMI, which subsidiary, corporation, partnership or other entity (referred to herein as the "Assignee") may, following duly authorized execution and delivery of an agreement assuming the obligations of EMI hereunder reasonably satisfactory to Company, accept title to the Shares and/or Warrant Shares. In the event that EMI assigns its rights and delegates all of its obligations under this Agreement in accordance with this Section 10.4, all references to EMI herein shall refer to the Assignee as well as to EMI and EMI shall be jointly and severally liable with the Assignee for the performance of its obligations hereunder.

                                    III-21

  10.5 Amendments. This Agreement may not be modified, amended, altered or supplemented except by a written agreement signed by Company and EMI which shall be authorized by all necessary corporate action of each party. Any party may waive any condition to the obligations of any other party hereunder.

  10.6 Notice. Every notice or other communication required or contemplated by this Agreement to be given by a party shall be delivered either by (a) personal delivery, (b) courier mail, or (c) facsimile mail addressed to the party for whom intended at the following address:

To Company:              VWR Corporation
                         1310 Goshen Parkway
                         West Chester, PA 19380
                         Attention: Jerrold B. Harris
                         Telecopy No.: (610) 436-1760

With a copy to:          Drinker Biddle & Reath
                         1000 Westlakes Drive, Suite 300
                         Berwyn, PA 19312
                         Attention: Thomas E. Wood, Esq.
                         Telecopy No.: (610) 993-8585

To EMI:                  EM Industries, Incorporated
                         5 Skyline Drive
                         Hawthorne, New York 10532
                         Attention: President & Chief Executive Officer

                         Telecopy No.: (914) 592-8775

With a copy to:          Rogers & Wells
                         200 Park Avenue
                         New York, New York 10166
                         Attention: Klaus H. Jander, Esq.
                         Telecopy No.: (212) 878-3025

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by courier mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communications required or contemplated by this Agreement delivered in person or sent by facsimile mail shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or on the date sent, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

  10.7 Attorneys' Fees. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

  10.8 Integration. This Agreement, together with the Common Share and Warrant Purchase Agreement and the Warrant, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein with respect to any matter.


                                    III-22

  10.9 Waivers. No failure or delay on the part of either party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  10.10 Governing Law. This Agreement shall be exclusively governed by, construed in accordance with, and interpreted according to the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflict of laws.

  10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  10.12 Cooperation. The parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

  10.13 Section Headings and Captions. Section headings and captions used in this Agreement are provided for convenience only and shall not affect its meaning or interpretation.

  IN WITNESS WHEREOF, Company and EMI have caused this Agreement to be executed on the date first above written.

                                          VWR Corporation

                                          BY: /s/ Jerrold B. Harris
                                              ---------------------------------

                                          ITS: President & CEO
                                               --------------------------------

                                          EM Industries, Incorporated

                                          BY: /s/ Walter W. Zynotter
                                              ---------------------------------

                                          ITS: President & CEO
                                               --------------------------------

                                    III-23

                                                                     EXHIBIT IV

                 FORM OF AMENDMENT TO THE STANDSTILL AGREEMENT

               AMENDMENT NUMBER ONE TO THE STANDSTILL AGREEMENT

  This Amendment Number One to the Standstill Agreement (the "Amendment") made
this [  ] day of [    ], 1995 by and among VWR Corporation ("VWR"), a
Pennsylvania corporation, EM Industries, Incorporated ("EMI"), a New York corporation, and EM Laboratories, Incorporated ("EM Laboratories"), a New York corporation.

                                  WITNESSETH:

  WHEREAS, EMI and VWR entered into a Standstill Agreement dated February 27, 1995 (the "Standstill Agreement");

  WHEREAS, pursuant to an Assignment and Assumption Agreement dated April 13, 1995, and in conformity with Section 10.4 of the Standstill Agreement, EMI assigned its rights and delegated its duties and obligations under the Standstill Agreement to EM Laboratories and EM Laboratories accepted such assignment and delegation; and WHEREAS, accordingly, all references to EMI in the Standstill Agreement refer to EM Laboratories as assignee as well as to EMI, and EMI and EM Laboratories are jointly and severally liable for the performance of the obligations of EM Laboratories under the Standstill Agreement;

  WHEREAS, Section 10.5 of the Standstill Agreement provides that the Standstill Agreement may be amended by a written agreement signed by VWR and EMI; and

  WHEREAS, VWR, EMI and EM Laboratories have agreed to amend the Standstill Agreement as provided herein,

  NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the parties agree that the Standstill Agreement shall be amended as of the date hereof as follows:

SECTION 1. To the Recitals there shall be added Recital D, which shall read in its entirety as follows:

  "D. Company and EMI have entered into a Common Share and Debenture Purchase Agreement dated May 24, 1995, pursuant to which, among other things, Company shall issue and sell to EMI additional Common Stock (as defined below) of Company and a subordinated debenture (the 'Debenture')."

SECTION 2. To Article 1 there shall be added the following sentence, which shall be set forth immediately after the caption "DEFINITIONS":

  "Capitalized terms used but not defined herein shall have the meaning set forth, as the case may be, in the Common Share and Warrant Purchase Agreement (as defined below) or the Common Share and Debenture Purchase Agreement (as defined below)."

SECTION 3. To Article 1 there shall be added the following definitions, the other sections of Article 1 being renumbered accordingly, which new definitions shall read in their entirety as follows:

  "1.3 Agreement. "Agreement' means this Standstill Agreement, as it may be from time to time modified, amended, altered or supplemented by written agreement of the parties as provided in Section 10.5."

  "1.10. Common Share and Debenture Purchase Agreement. "Common Share and Debenture Purchase Agreement' means the Common Share and Debenture Purchase Agreement, dated May 24, 1995, between Company and EMI."

  "1.12 Common Stock Equivalents. "Common Stock Equivalents' means the sum of the following, determined at any time during the term of this Agreement: (a) the total number of shares of issued and outstanding Common Stock, plus (b) the number of votes which may be cast for the election of directors (whether directly or by formula) as a result of ownership of any Voting Securities other than Common Stock; provided, however, that the votes described in (b) above shall not be included in Common Stock Equivalents until the Voting Securities other than Common Stock are able to be voted for the election of directors."

  "1.31. Second Closing Date. "Second Closing Date' means the date the acquisition of the Common Stock and Debenture by Purchaser is consummated pursuant to the terms of the Common Share and Debenture Purchase Agreement."

SECTION 4. The second sentence of Section 2.2 shall be amended to read in its entirety as follows:

  "The "Percentage Limitation' shall be 49.89% of the Common Stock
Equivalents."

SECTION 5. Section 2.7(e) shall be amended to read in its entirety as follows:

    "(e) If Company does not elect to purchase shares from Purchaser, or elects to purchase only a portion of the shares under Section 2.7(b), Purchaser shall be entitled to retain the shares over the Percentage Limitation but the Percentage Limitation shall remain 49.89%."

SECTION 6. Section 2.10 shall be amended to read in its entirety as follows:

  "2.10 Requirements for Tender Offers. Whenever Purchaser shall make a tender offer for shares of Common Stock under Section 2.9:

    "(a) Purchaser shall not commence any such tender offer unless acceptance of Purchaser's offer shall have been recommended to the shareholders by a majority vote of the Unaffiliated Directors; and

    "(b) Purchaser may not close the acquisition of the tendered shares unless all of the following requirements have been satisfied:

      "(i) Purchaser's offer shall have been made to all holders of Common
    Stock;

      "(ii) Purchaser shall offer to purchase for cash all shares tendered;
    and

      "(iii) Purchaser's offer shall have been accepted by shareholders owning not less than a majority of the outstanding Common Stock.

    "(c) With respect to calculating whether Purchaser's offer has been accepted by shareholders owning a majority of the outstanding Common Stock, Common Shares beneficially owned by Purchaser shall be excluded from the outstanding Common Stock."

SECTION 7. Section 4.1(a) shall be amended so that the legend set forth therein shall read in its entirety as follows:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
     ANY APPLICABLE STATE SECURITIES LAW AND ARE SUBJECT TO THE
     RESTRICTIONS ON DISPOSITION SET FORTH

     IN AND TO THE OTHER PROVISIONS OF A COMMON SHARE AND WARRANTY PURCHASE AGREEMENT, DATED FEBRUARY 27, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED, AND A COMMON SHARE AND DEBENTURE PURCHASE AGREEMENT, DATED MAY 24, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED, AND A STANDSTILL AGREEMENT, DATED FEBRUARY 27, 1995, BETWEEN VWR CORPORATION AND EM INDUSTRIES, INCORPORATED, AS AMENDED ON [CLOSING DATE], 1995. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE RESPECTIVE OFFICES OF VWR CORPORATION AND EM INDUSTRIES, INCORPORATED."

SECTION 8. Section 6.1 shall be amended to read in its entirety as follows:

  "6.1. Size of Board; Proportionate Representation. (a) On or before the Second Closing Date, the Company shall take all requisite action, including without limitation increasing or decreasing the number of seats on the Board, to grant EMI the right, at EMI's option, to nominate such number of directors to the Board as shall ensure that EMI shall have the right to maintain Board representation at all times commensurate with the aggregate proportion of Common Shares owned by EMI and its Affiliates.

  "(b) At any time when EMI shall exercise its option to appoint directors, as described in paragraph (a) above, the Company shall take all requisite action to cause the election, effective immediately, of the individual designated by EMI to fill the number of seats on the Board that shall be proportionate to the aggregate Common Share ownership of EMI and its Affiliates."

SECTION 9. Section 6.2 shall be amended to read in its entirety as follows:

  "6.2 Terms. EMI shall advise Company as necessary, from time to time, which of the Affiliated Directors shall have a term expiring at the second annual meeting of shareholders of Company next following the Second Closing Date, and which shall have a term expiring at the third such annual meeting. After the term of any Affiliated Director expires, his or her successor shall serve a term of three (3) years as provided in the Restated Articles of Incorporation of Company."

SECTION 10. Section 8.1(a) shall be amended to read in its entirety as follows:

  "(a) Purchaser's completion of a tender offer in accordance with Section 2.10, provided, that Purchaser's offer shall have been recommended to the shareholders by a majority vote of the Unaffiliated Directors and shall have been accepted by shareholders owning not less than a majority of the outstanding Common Stock, as provided in such Section; or".

SECTION 11. The proviso set forth in the second sentence of Section 10.4 shall be amended to read in its entirety as follows:

  ". . . provided, however, that EMI may assign its rights and delegate its duties and obligations under this Agreement without such consent to an Affiliate of EMI, which Affiliate (referred to herein as the "Assignee") may, following duly authorized execution and delivery of an agreement assuming the obligations of EMI hereunder reasonably satisfactory to Company, accept title to the Shares and/or Warrant Shares."

SECTION 12. This Amendment shall be exclusively governed by, construed in accordance with, and interpreted according to the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflict of laws.

SECTION 13. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, VWR, EMI and EM Laboratories have caused this Amendment to be executed on the date first above written.


                                          VWR Corporation


                                          By: _________________________________
                                          Name:
                                          Title:

                                          EM Industries, Incorporated


                                          By: _________________________________
                                          Name:
                                          Title:

                                          EM Laboratories, Incorporated


                                          By: _________________________________
                                          Name:
                                          Title:

[LETTERHEAD OF GOLDMAN, SACHS & CO. APPEARS HERE]

                                                                       EXHIBIT V


- --------------------------------------------------------------------------------

May 24, 1995


Board of Directors
VWR Corporation
1310 Goshen Parkway
West Chester, PA 19380


Gentlemen:

You have requested our opinion as to the fairness to VWR Corporation (the "Company") of the cash consideration to be paid for the industrial distribution business of the Industrial and Life Sciences Division (the "Distribution Business") of Baxter International, Inc. ("Baxter") pursuant to the Asset Purchase Agreement (the "Agreement") dated as of May 24, 1995, by and among Baxter and the Company. Pursuant to the Agreement, the Company will pay Baxter $400,000,000 in cash (the "Consideration") for the Distribution Business, subject to adjustments under certain circumstances as more fully set forth in the Agreement.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement and are currently discussing with the Company our possible participation in the Senior Debt Facility used to finance a portion of the transactions pursuant to the Agreement. We have also provided, and may provide in the future, certain investment banking services to Baxter. Recent investment banking services provided to Baxter include serving as a managing underwriter of public offerings of Baxter's debt securities and acting as agent for Baxter's commercial paper. In the course of trading activity we have accumulated a net short position of 21,754 Baxter shares.

In connection with this opinion, we have reviewed, among other things, the Agreement, annual reports, 10-K's and interim 10-Q's of the Company and Baxter for the five years ended December 31, 1994. For the Distribution Business, we have reviewed certain internal financial analyses and unaudited financial results for the three years ended December 31, 1994, projected financial forecasts for 1995 prepared by Baxter and projected financial forecasts for 1995-1999 prepared by the Company as of April 20, 1995. We note that audited financial information for the Distribution Business has not been prepared and, accordingly, has not been reviewed by us. We have also held discussions with members of the senior managements of Baxter and the Distribution Business regarding its past and current business operations, financial condition and we have also held discussions with members of the senior management of the Company, Baxter and the Distribution Business regarding future prospects of the Distribution Business. In addition, we have compared

VWR Corporation
May 24, 1995
Page Two


certain financial information for the Distribution Business with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the distribution industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate. We are expressing no opinion with respect to any transaction undertaken by the Company to finance the transactions pursuant to the Agreement.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed with your consent, that the financial forecasts prepared by Baxter and the Company, including, without limitation, projected cost savings and operating synergies resulting from the acquisition of the Distribution Business by the Company and other acquisition related adjustments have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of Baxter and the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Distribution Business. We have not been furnished with any such evaluation or appraisal. We have also assumed that the Company will receive all necessary regulatory approvals to complete the transactions contemplated by the Agreement without undue delay.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof, the Consideration to be paid by the Company for the Distribution Business pursuant to the Agreement is fair to the Company.

Very truly yours,

/s/ Goldman, Sachs & Co.

GOLDMAN, SACHS & Co.

                                                                      EXHIBIT VI


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                VWR CORPORATION
                                    AS BUYER

                                      AND

                         BAXTER HEALTHCARE CORPORATION
                                   AS SELLER

                                      AND

                         EM LABORATORIES, INCORPORATED


                                  MAY 24, 1995

                               TABLE OF CONTENTS

                                   SECTION 1
                      PURCHASE AND SALE OF SUBJECT ASSETS

                                                                            PAGE
                                                                            ----
  1.1  Purchase and Sale of Subject Assets................................    1
  1.2  Assumption of Liabilities..........................................    4
  1.3  Excluded Liabilities...............................................    4
  1.4  Purchase Price and Payment.........................................    5
  1.5  Closing............................................................    7
  1.6  Transfer of Subject Assets.........................................    7
  1.7  Delivery of Records and Contracts..................................    7
  1.8  Non-Assignable Contracts...........................................    7
  1.9  Further Assurances.................................................    8
  1.10 Allocation of Purchase Price.......................................    8
  1.11 Sales and Transfer Taxes...........................................    8

                                   SECTION 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

  2.1  Making of Representations and Warranties...........................    9
  2.2  Organization and Qualifications of Seller..........................    9
  2.3  Authority of Seller................................................    9
  2.4  Status of Tangible Property........................................   10
  2.5  Consents...........................................................   10
  2.6  Intellectual Property..............................................   10
  2.7  Contracts..........................................................   11
  2.8  Litigation.........................................................   11
  2.9  Compliance with Laws...............................................   11
  2.10 Finder's Fee.......................................................   11
  2.11 Permits............................................................   11
  2.12 Sales and Margins..................................................   12
  2.13 Industrial Accounts Receivable.....................................   12
  2.14 Pre-Closing Statement of Assets and Liabilities....................   12
  2.15 Labor Matters......................................................   12
  2.16 Employees and Executive Compensation...............................   13
  2.17 Suppliers and Customers............................................   13
  2.18 Full Disclosure....................................................   13

                                   SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF BUYER

  3.1  Making of Representations and Warranties...........................   14
  3.2  Organization of Buyer..............................................   14
  3.3  Authority of Buyer.................................................   14
  3.4  Litigation.........................................................   14
  3.5  Consents...........................................................   15
  3.6  Finder's Fee.......................................................   15
  3.7  Financial Ability..................................................   15

                                   SECTION 4
                              COVENANTS OF SELLER

  4.1  Making of Covenants and Agreements.................................  15
  4.2  Conduct of Business................................................  15

                                                                            PAGE
                                                                            ----
 4.3  Authorization from Others...........................................  16
 4.4  Notice of Default...................................................  16
 4.5  Consummation of Agreement...........................................  16
 4.6  Co-operation of Seller..............................................  16
 4.7  No Solicitation of Other Offers.....................................  16
 4.8  Confidentiality.....................................................  16
 4.9  Access..............................................................  17
 4.10 Billing Errors......................................................  17
 4.11 Non-Competition.....................................................  17

                                   SECTION 5
                               COVENANTS OF BUYER

  5.1 Making of Covenants and Agreements..................................  18
  5.2 Confidentiality.....................................................  19
  5.3 Disclosure..........................................................  19
  5.4 Warranty............................................................  19
  5.5 Meeting of Shareholders of Buyer....................................  19
  5.6 Release of Guaranties...............................................  19
  5.7 Notice of Default...................................................  20
  5.8 Consummation of Agreement...........................................  20
  5.9 Co-operation of Buyer and EM........................................  20

                                   SECTION 6
                                MUTUAL COVENANTS

  6.1 Improvements Act....................................................  20
  6.2 Non-Solicitation....................................................  20
  6.3 Restricted Marks....................................................  21
  6.4 Proxy Statement and Financial Statements............................  22
  6.5 Supply Agreement....................................................  22

                                   SECTION 7
                                   CONDITIONS

  7.1 Conditions to the Obligations of Buyer..............................  22
  7.2 Conditions to Obligations of Seller.................................  24

                                   SECTION 8
                   CERTAIN EMPLOYEE AND EMPLOYEE PLAN MATTERS

  8.1 Offers of Employment................................................  25
  8.2 Buyer's Assumption of Employee Liability and Indemnity..............  26
  8.3 Benefit Plans and Pension Plans.....................................  26
  8.4 Buyer's Plans.......................................................  26
  8.5 Continuation Coverage...............................................  27
  8.6 WARN................................................................  27

                                   SECTION 9
                  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

  9.1 Survival............................................................   27
  9.2 Collection of Assets................................................   27
  9.3 Payment or Satisfaction of Excluded Liabilities.....................   27
  9.4 Certain Additional Agreements.......................................   28

                                                                            PAGE
                                                                            ----
                                   SECTION 10
                                INDEMNIFICATION

 10.1    Indemnification of Seller........................................   28
 10.2    Limitations on Indemnification by Seller.........................   28
 10.3    Indemnification by Buyer.........................................   29
 10.4    Limitations on Indemnification by Buyer..........................   29
 10.5    Notice: Defense of Claims........................................   30
 10.6    Exclusive Remedy.................................................   32

                                   SECTION 11
                     EXPIRATION OR TERMINATION OF AGREEMENT

 11.1    Expiration or Termination........................................   32
 11.2    Effect of Expiration or Termination..............................   32

                                   SECTION 12
                         ALTERNATIVE DISPUTE RESOLUTION

 12.1    Dispute Resolution...............................................   33
 12.2    Referral to Representatives......................................   33

                                   SECTION 13
                                  DEFINITIONS

 13.1    Certain Defined Terms............................................   34
 13.2    Cross-Reference Table............................................   35

                                   SECTION 14
                                 MISCELLANEOUS

 14.1    Consent to Jurisdiction..........................................   36
 14.2    Bulk Sales Law...................................................   36
 14.3    Risk of Loss.....................................................   37
 14.4    Fees and Expenses................................................   37
 14.5    Governing Law....................................................   37
 14.6    Notices..........................................................   37
 14.7    Entire Agreement.................................................   38
 14.8    Assignability; Binding Effect....................................   38
 14.9    No Third Party Beneficiaries.....................................   38
 14.10   Captions and Gender..............................................   38
 14.11   Execution in Counterparts........................................   39
 14.12   Amendments.......................................................   39
 14.13   Public Disclosures...............................................   39

                                LIST OF EXHIBITS

  1.6(a) Form of Bill of Sale and Assignment
  1.6(b) Form of Assumption Agreement
  7.1(d) Form of Opinion of Seller's Counsel
  7.1(i) Form of Trademark License Agreement
  7.1(j) Form of Distribution Agreement
  7.1(k) Form of Services Agreement
  7.2(d) Form of Opinion of Buyer's Counsel

                           ASSET PURCHASE AGREEMENT

  AGREEMENT entered into as of May 24, 1995 by and among VWR Corporation, a Pennsylvania corporation ("Buyer"), Baxter Healthcare Corporation, a Delaware corporation ("Seller"), and, solely with respect to paragraphs 5.5, 5.8 and 5.9, EM Laboratories, Incorporated, a New York corporation ("EM").

                                  WITNESSETH

  WHEREAS, Seller is, among other things, engaged through its Industrial and Life Sciences Division in the business of distributing worldwide to Industrial Customers (as defined in paragraph 13.1 hereof) general laboratory equipment and supplies (the "Industrial Distribution Business") (it being understood that the Industrial Distribution Business shall not be deemed to include the biomedical group of its Hospital Supply/Scientific Products U.S. Distribution Division, any business, products or assets in Canada or Japan, or any business, products or assets described herein as constituting Excluded Assets (as defined in paragraph 1.1(b) hereof)).

  WHEREAS, subject to the terms and conditions hereof, Seller desires to sell the Industrial Distribution Business and certain of the assets and properties of Seller specifically related to and used exclusively in connection with the Industrial Distribution Business; and

  WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase the Industrial Distribution Business and said properties and assets of Seller for the consideration specified herein and the assumption by Buyer of certain liabilities and obligations of Seller.

  NOW THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

                                   SECTION 1

                      PURCHASE AND SALE OF SUBJECT ASSETS

1.1 Purchase and Sale of Subject Assets

  (a) Subject to the provisions of this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, at the Closing (as defined in paragraph 1.5 hereof) for the consideration hereinafter set forth, all of Seller's right, title and interest in and to the following properties and assets of Seller used or held in connection with the operation of the Industrial Distribution Business as the same shall exist on the Closing Date (as defined in paragraph 1.5 hereof) (collectively, the "Subject Assets"):

    (i) the automobile leases relating exclusively to the Industrial Distribution Business;

    (ii) the real property leases and leasehold improvements listed or described in Schedule 1.1(a)(ii);

    (iii) the tangible personal property owned or leased by Seller and used exclusively or held for use exclusively in connection with the Industrial Distribution Business which is set forth on Schedule 1.1(a)(iii);

    (vi) subject to paragraph 1.8 hereof, all rights and benefits of Seller in, to and under all licenses, contracts, customer pricing agreements and other written understandings, agreements, commitments and purchase orders with all of the Industrial Customers and others relating exclusively to the operation of the Industrial Distribution Business or by which any of the Subject Assets are specifically bound, including, without limitation, all leases for the use of personal property relating exclusively to the operation of the Industrial Distribution Business and to which Seller is a party or by which any of the Subject Assets are specifically bound, together with the additional and agreements, if any, listed or described on Schedule 1.1(a)(iv) (collectively, the "Contracts");

    (v) all of the sales and business records relating exclusively to the Industrial Distribution Business (other than any income tax records of Seller) wherever located including, without limitation, all files (including but not limited to regulatory compliance files), invoices, correspondence, maintenance, operating records, advertising materials, customer lists, cost and pricing information, supplier lists, business plans (other than Seller's corporate strategic plans), quality control records and manuals, personnel records and credit records of customers;

    (vi) all permits, approvals, licenses, franchises, authorizations, or other rights granted by any federal, state, local or foreign governmental authority held or applied for by Seller and which are exclusively used, or intended to be exclusively used, in the Industrial Distribution Business or which relate exclusively to the Subject Assets, and all other consents, grants, and other rights that are used exclusively, required or necessary for the lawful ownership of the Subject Assets and the operation of the Industrial Distribution Business, all only to the extent legally transferable;

    (vii)  all of Seller's or any of its Affiliates' (as defined in paragraph
  13.1 hereof) rights in the trademarks, including registrations and applications for registrations thereof, set forth on Schedule 1.1(a)(vii);

    (viii) domestic trade accounts receivable of Seller arising exclusively from the sale by the Industrial Distribution Business of general laboratory equipment and supplies prior to the Closing Date in an amount reasonably estimated by Seller to result in a Closing Date Net Asset Amount (as defined in paragraph 1.4(c) hereof) of $45,000,000 (the "Industrial Accounts Receivable");

    (ix) all rights and benefits of Seller in and to all prepayments, deposits and refunds related exclusively to the Industrial Distribution Business (with the exception of withholding, unemployment, social security and payroll taxes for which Seller is responsible pursuant to paragraph 1.3(ii) hereof), all cash payments received by Seller after the Closing Date on account of the Industrial Accounts Receivable delivered pursuant to subparagraph 1.1(a)(viii), all manufacturers' warranties or guaranties related exclusively to the Subject Assets, all indemnification rights against third parties related exclusively to the Subject Assets or related exclusively to any of the Assumed Liabilities, (as defined in paragraph 1.2 hereof) and any and all manufacturers' or third party service and replacement programs related exclusively to the Subject Assets;

    (x) all brochures, sales literature, promotional materials, advertising materials and artwork relating exclusively to products of the Industrial Distribution Business, customer lists to the extent relating exclusively to the Industrial Distribution Business, and all other selling materials of Seller used exclusively by Seller in the operation of the Industrial Distribution Business or which relate exclusively to the Industrial Distribution Business and the Subject Assets; and

    (xi) all other assets, if any, reflected on the Pre-Closing Statement of Assets and Liabilities (as defined in paragraph 1.4 hereof) and those assets acquired by Seller exclusively for use in connection with the operation of the Industrial Distribution Business between the date hereof and the Closing Date, together with all goodwill and going concern value relating exclusively to the Industrial Distribution Business (including the goodwill connected with the intellectual property described in subparagraph 1.1(a)(vii) above).

  (b) Notwithstanding anything contained in this Agreement to the contrary, the Subject Assets shall not be deemed to include, and there shall be excluded from the purchase and sale hereunder, the following assets, properties and interests in assets and properties, all of which shall be retained by Seller (collectively, the "Excluded Assets"):

    (i) all assets and properties disposed of since the date of the Pre-Closing Statement of Assets and Liabilities in the ordinary course of business substantially consistent with past practice and such other assets as have been or are disposed of pursuant to this Agreement;

    (ii) all assets, properties and rights of Seller related to the biomedical group of Seller's Hospital Supply/Scientific Products U.S. Distribution Division and any other assets, properties and rights of Seller or any Affiliate of Seller relating to a business or businesses other than the Industrial Distribution Business;

    (iii) all cash, and cash equivalents of Seller, including any securities and investments of Seller held by third parties, in each case other than as may be included in subparagraph 1.1(a)(ix);

    (iv) subject to the Trademark License Agreement (as defined in paragraph 7.1(i) hereof), the names "Baxter," "Scientific Products," "SP" or "Baxter Healthcare" or any derivative thereof and all trademarks, tradenames, word marks and symbols connoting or incorporating any of the names Baxter International Inc., Baxter Healthcare Corporation, Baxter Travenol Laboratories, Inc., Scientific Products, SP or American Hospital Supply (collectively, the "Restricted Marks");

    (v) all claims, rights and interests in and to any refunds for federal, state, foreign or local franchise, income or other taxes or fees of any nature whatsoever related to the Industrial Distribution Business for periods prior to the Closing Date;

    (vi) any of Seller's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the Industrial Distribution Business arising out of transactions occurring prior to the Closing Date, to the extent that such rights, claims or causes of action relate to the (A) Excluded Assets or (B) any matter in respect of which Seller is required to indemnify Buyer in accordance with paragraph
  10.1 hereof;

    (vii) all bonds held, contracts and policies of insurance and prepaid insurance relating to the Industrial Distribution Business;

    (viii) all records or reports prepared in connection with the sale of the Industrial Distribution Business and the Subject Assets for the purpose of informing management of Seller or its Affiliates of such sale and any analyses relating to the Industrial Distribution Business or the Subject Assets;

    (ix) all records and documents containing information about the Industrial Distribution Business or the Subject Assets which is combined or consolidated with other information of Seller or its Affiliates and all records and documents relating to any assets, properties or business of Seller or its Affiliates not specifically related to the Industrial Distribution Business or the Subject Assets, including, without limitation, the corporate seal, corporate minute books, stock transfer records, employee benefit records, corporate tax returns and related documents and supporting workpapers;

    (x) any of Seller's rights in any computerized records or other computer software, including Source 2000 and other CD-ROM technology, utilized by Seller in connection with the Industrial Distribution Business;

    (xi)   employee benefit plans;

    (xii) any of Seller's rights under or pursuant to this Agreement or the other agreements with Buyer contemplated hereby;

    (xiii) the assets or properties of Seller related to the Industrial Distribution Business which are specifically set forth in Schedule 1.1(b)
  (xiii);

    (xiv) any accounts receivable from any Affiliate of Seller whether or not related to the Industrial Distribution Business;

    (xv) Seller's interest in the capital stock of Allied Clean Room Technologies, Inc., a New Mexico corporation, and the Shareholder Agreement dated May 2, 1994 related thereto;

    (xvi) any other assets of Seller not listed or described in subparagraph 1.1(a), the Schedules to this Agreement, the Pre-Closing Statement of Assets and Liabilities or the Closing Statement of Assets and Liabilities (as defined in paragraph 1.4 hereof); and

    (xvii) all the inventories of Seller, regardless of whether such inventories relate to the Industrial Distribution Business.

1.2 Assumption of Liabilities

  Subject to the conditions of paragraph 7.1 of this Agreement and paragraph
1.3 below, upon the sale and purchase of the Subject Assets, Buyer shall assume and agree to pay, perform, or discharge when due in accordance with their respective terms the following liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

    (a) all liabilities of Seller for accrued vacation and accrued equipment and automobile rentals reflected on the Closing Statement of Assets and Liabilities;

    (b) all liabilities and obligations of Seller to be performed after the Closing under the Contracts, except to the extent that such liabilities and obligations relate to a breach of a Contract by Seller prior to the Closing;

    (c) the liabilities and obligations of Seller to the Business Employees (as defined in paragraph 2.15 hereof) to the extent set forth in Section 8; and

    (d) all liabilities and obligations arising from or in connection with product warranty claims relating to recalls, refunds or returns of any products of the Industrial Distribution Business sold or distributed by Seller prior to the Closing Date.

1.3 Excluded Liabilities

  Notwithstanding anything to the contrary contained herein but except to the extent specifically set forth in paragraph 1.2 hereof, Buyer shall not have any responsibility and shall not assume or in any way be liable or responsible to Seller shall not assume or in any way be liable or responsible to Seller or any other person for, and Seller shall retain the liability in respect of, all liabilities, obligations and debts of Seller which relate to the Industrial Distribution Business or the Subject Assets arising from the conduct of the Industrial Distribution Business prior to the Closing, whenever arising and whether primary or secondary, direct or indirect, absolute or contingent, known or unknown, contractual, tortious or otherwise, except for the Assumed Liabilities (collectively, the "Excluded Liabilities"). Without limiting the foregoing, the Excluded Liabilities shall include without limitation: (i) tax liabilities or obligations of Seller with respect to any period prior to the Closing, (ii) liabilities or obligations of Seller for withholding, unemployment, social security or payroll taxes with respect to any period prior to the Closing, (iii) liabilities or obligations of Seller for salary, wages, pension and profit sharing expenses accrued with respect to any period prior to the Closing, (iv) liabilities or obligations relating in any way to any violation by Seller of (or non-compliance by Seller with) the bulk sales act of any state, (v) liabilities of Seller for all claims for health care and other welfare benefits (it being understood that this clause shall not be deemed to affect Section 8 hereof), (vi) liabilities resulting from the failure of Seller to provide health continuation coverage as required by the Internal Revenue Code of 1986, as amended, and ERISA (as defined in paragraph 2.16 hereof), (it being understood that this clause shall not be deemed to affect Section 8 hereof), (vii) liabilities of Seller arising out of a violation by Seller of any Law (as defined in paragraph 13.1 hereof), including without limitation Laws relating to health and safety, (viii) liabilities of Seller incurred for the costs and expenses of negotiating and consummating the transactions contemplated by this Agreement, (ix) tort liabilities of Seller arising in connection with products sold or actions taken by Seller prior to the Closing,
(x) claims arising under any Contract not included in the Subject Assets, (xi) claims based upon Seller's performance prior to the Closing or Seller's failure to perform any obligation required to be performed prior to the Closing, and (xii) all liabilities and obligations of Seller in respect of trade payables arising from the purchase of products and/or inventory used in or sold by the Industrial Distribution Business. The assumption of the Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller and nothing herein shall prevent any party from contesting in good faith with any third party any of said Assumed Liabilities.

1.4 Purchase Price and Payment

  (a) Amount Payable. In consideration of the sale by Seller to Buyer of the Subject Assets and the satisfaction of all of the conditions contained herein, Buyer shall at the Closing deliver to Seller $400,000,000 by wire transfer of immediately available funds (such amount being herein referred to as the "Purchase Price"). The Purchase Price shall be subject to adjustment as provided for herein.

  (b) Closing Statement of Assets and Liabilities.

    (i) as soon as practicable, but in any event within 60 days after the Closing, Seller will cause to be prepared and delivered to Buyer a statement of assets and liabilities of the Industrial Distribution Business (the "Closing Statement of Assets and Liabilities") reflecting the Subject Assets and the Assumed Liabilities as of the Closing Date.

    (ii) The Closing Statement of Assets and Liabilities shall be prepared from the books and records of Seller relating to the Industrial Distribution Business in a manner consistent with that of the statement of assets and liabilities of the Industrial Distribution Business as of March 31, 1995 attached as Schedule 1.4(b)(ii) (the "Pre-Closing Statement of Assets and Liabilities"). Buyer shall cooperate with Seller in the preparation of the Closing Statement of Assets and Liabilities to the extent reasonably requested by Seller. The items reflected on such Closing Statement of Assets and Liabilities shall be calculated in accordance with generally accepted accounting principles ("GAAP"), including an allowance for uncollectible Industrial Accounts Receivable, as applied in a manner consistent with the Pre-Closing Statement of Assets and Liabilities, except that the calculation of Industrial Accounts Receivable shall exclude any reserves for price adjustments, billing errors and returns. Buyer and Seller acknowledge that no value shall be given on such statement to any goodwill. Buyer and Seller shall have full access to the accounting records from which the Closing Statement of Assets and Liabilities will be derived and may, at the option of either of them and at their own expense, have representatives present to observe any part of the preparation of the Closing Statement of Assets and Liabilities or any other matter relating thereto.

    (iii) Subject to subparagraph 1.4(b)(iv), the Closing Statement of Assets and Liabilities delivered by Seller to Buyer shall be final, binding and conclusive on the parties hereto for all purposes of this Agreement and shall provide the basis for determining (1) the liabilities and obligations of Seller to be assumed pursuant to paragraph 1.2 and (2) the adjustments (if any) specified in subparagraph 1.4(c).

    (iv) (A) Buyer, at its own expense, may conduct an audit, review or other report of the Closing Statement of Assets and Liabilities, including causing any nationally recognized firm of independent public accountants designated by Buyer and reasonably acceptable to Seller which, for purposes hereof, shall include Ernst & Young L.L.P. ("Buyer's Accountants") to perform such audit, review or other report. Buyer may dispute the Closing Statement of Assets and Liabilities, but only on the basis that the items on the Closing Statement of Assets and Liabilities were not calculated in accordance with GAAP as applied in a manner consistent with the Pre-Closing Statement of Assets and Liabilities. Any such dispute shall be initiated by written notice delivered to Seller within 30 days of Buyer's receipt of the initial Closing Statement of Assets and Liabilities specifying each disputed item, the amount thereof and the basis on which such dispute is made.

         (B) In the event of such a dispute, Seller and Buyer shall attempt to reconcile their differences and any written resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties, and Seller shall revise the Closing Statement of Assets and Liabilities in accordance with such written resolution.

         (C) If Seller and Buyer are unable to reach a written resolution of all disputed items within 20 days after Buyer's written notice of dispute, Seller and Buyer shall submit the items remaining in dispute for resolution to a firm of independent public accountants having national standing in the United States which is not then retained by Seller, Buyer or their respective Affiliates, as mutually selected by Buyer and Seller (the "Neutral Accounting Firm"). In the event that Seller and Buyer are unable to agree on the Neutral Accounting Firm, then a nationally recognized "Big Six" accounting firm will be selected by lot after eliminating one such firm selected by Seller and one such firm selected by Buyer. The Neutral Accounting Firm shall, within 30 days after submission to it of the disputed items, determine and report in writing to the parties upon such remaining disputed items in accordance with the provisions hereof; and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Neutral Accounting Firm shall be allocated between Seller and Buyer in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Neutral Accounting Firm that is unsuccessfully disputed by each (as finally determined by the Neutral Accounting Firm) bears to the total amount of such remaining disputed items so submitted. The Neutral Accounting Firm shall make such determination in its sole discretion, subject to the terms and conditions of this Agreement; provided, however, that the amount determined by the Neutral Accounting Firm in respect of any such remaining disputed item shall not exceed the highest amount claimed by either of the parties disputing such item, or be less than the lowest amount claimed by either of the parties disputing such item. The
    Closing Statement of Assets and Liabilities as finally determined in accordance with subparagraph (b)(iii) or (iv) shall constitute the Closing Statement of Assets and Liabilities for all purposes of this Agreement.

  (c) Purchase Price Adjustment. In the event that the final determination of the Closing Statement of Assets and Liabilities indicates that the amount obtained (the "Closing Date Net Asset Amount") by subtracting (i) the Assumed Liabilities reflected on the Closing Statement of Assets and Liabilities from
(ii) the Subject Assets reflected on the Closing Statement of Assets and Liabilities is less than $45,000,000, the amount of the difference shall be an adjustment in favor of Buyer to be refunded to Buyer, as a reduction of the Purchase Price, within 10 days of the final determination of such adjustment. In the event that the final determination of the Closing Statement of Assets and Liabilities indicates that the Closing Date Net Asset Amount is greater than $45,000,000 the aggregate amount of the difference shall be an adjustment in favor of Seller to be paid to Seller, as an increase of the Purchase Price, within 10 days of the final determination of such adjustment.

1.5 Closing

  Subject to the satisfaction or waiver of all of the conditions of each party's obligation to close the transaction contemplated hereby, the Closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held at the offices of Drinker Biddle & Reath, 1345 Chestnut Street, Philadelphia, Pennsylvania at 10:00 A.M., local time, on such date and time as may be fixed by mutual agreement of Buyer and Seller as soon as practicable following satisfaction of the conditions contained in Section 7 (such date and time being hereinafter called the "Closing Date").

1.6 Transfer of Subject Assets

  At the Closing, Seller shall deliver or cause to be delivered to Buyer a bill of sale and assignment, in substantially the form of Exhibit 1.6(a), together with such additional documents and instruments as may be reasonably requested by Buyer, transferring to Buyer all of Seller's right, title and interest in, to and under the Subject Assets. At the Closing, Buyer shall deliver to Seller an assumption agreement, in substantially the form of
Exhibit 1.6(b), together with such additional documents and instruments as may be reasonably requested by Seller, evidencing Buyer's agreement to pay, perform and discharge the Assumed Liabilities.

1.7 Delivery of Records and Contracts

  At the Closing, or at such later time as Buyer may direct, subject to paragraph 1.9, Seller shall deliver or cause to be delivered to Buyer all of the Contracts; Seller shall also deliver to Buyer at the Closing, or at such later time as Buyer may direct, all of Seller's business records, books and other data relating exclusively to the Industrial Distribution Business and forming part of the Subject Assets, and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the Subject Assets and the Industrial Distribution Business. After the Closing, (i) Buyer shall afford to Seller, and its Affiliates and their accountants and attorneys, for all reasonable business purposes after the Closing, reasonable access to the books and records of Seller delivered to Buyer under this Section and shall permit Seller, at Seller's expense, to make extracts and copies therefrom and
(ii) Seller shall afford to Buyer, and its Affiliates and their accountants and attorneys, for all reasonable business purposes related to the operation of the Industrial Distribution Business after the Closing Date, reasonable access to the books and records of Seller relating to the Industrial Distribution Business which are retained by Seller pursuant to paragraph 1.1(b) and shall permit Buyer, at Buyer's expense, to make copies and extracts therefrom. The parties each covenant to take such care in keeping and storing all such books and records retained by such party as would a prudent owner thereof. Such books and records shall be retained for a period of six years after the Closing Date or, in the case of books and records required to support tax returns and tax audits, ten years after the Closing Date, and thereafter, as the case may be, shall only be destroyed after first giving notice to the other party of such intention to destroy and providing a reasonable opportunity, at such other party's expense, to segregate and remove such books and records, if any, as such other party may select.

1.8 Non-Assignable Contracts

  (a) Non-Assignability. Nothing in this Agreement will constitute a transfer or an attempted transfer of any Contract which is not capable of being transferred without the consent, approval, waiver or novation of a third person or entity, or with respect to which such transfer or attempted transfer would constitute a breach thereof or a violation of any Law, other than those for which such consents, approvals, waivers or novations have been obtained by Seller prior to the Closing Date (such nontransferable Contracts and permits being collectively referred to herein as "Unassigned Contracts").

  (b) Consents, Approvals, etc. Notwithstanding anything contained in this Agreement to the contrary, Seller shall not be obligated to transfer to Buyer any of its rights and obligations in and to any Unassigned Contract without first having obtained all consents, approvals, waivers and novations necessary for such transfer under the terms of such Unassigned Contract or applicable law, at which time such Unassigned Contract will, without further action, be deemed to be transferred to Buyer.

  (c) If Consents, Approvals, etc. Are Not Obtained. Prior to the Closing Date, Seller shall use its commercially reasonable efforts to obtain the consents, approvals, waivers and novations referred to in subparagraph 1.8(a), provided that the only consents required prior to Closing are the consents, if any, referred to in subparagraph 7.1(f). To the extent that the consents, approvals, waivers and novations referred to in subparagraph 1.8(a) are not obtained by Seller, Seller will, as to each Unassigned Contract, use its commercially reasonable efforts after the Closing Date to provide to Buyer the full benefits of such Unassigned Contracts, cooperate in any lawful arrangement designed to provide such benefits to Buyer without incurring any obligation to any third party, and enforce, at the request of Buyer, at the cost of and for the account of Buyer, any rights of Seller arising from any such Unassigned Contract (including, without limitation, the right to elect to terminate in accordance with the terms thereof upon the request of Buyer).

1.9 Further Assurances

  Seller from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver such further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer good title, subject to Permitted Encumbrances (as defined in paragraph
13.1 hereof), to each of the Subject Assets.

1.10 Allocation of Purchase Price

  The Purchase Price shall be allocated among the Subject Assets as set forth on Schedule 1.10 hereto (the "Allocation"). The Allocation shall be adjusted downward or upward, as the case may be, as appropriate to reflect any adjustments in the Purchase Price pursuant to paragraph 1.4(c). Seller and Buyer agree that they shall file Internal Revenue Service Form 8594, and all income tax returns and other documents that they may be required to file on a basis that is consistent with the Allocation. Buyer and Seller each agree to provide the other promptly with any other information required to complete Form 8594. Buyer and Seller shall give prompt notice to each other of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority which challenges the Allocation.

1.11 Sales and Transfer Taxes

  Buyer shall be liable for and shall pay at the time of Closing all federal, foreign and state sales taxes and all other sales taxes, duties, documentary stamps, transfer taxes, registration fees and charges or other like charges properly payable upon and in connection with the assignment and transfer of the Subject Assets by Seller to Buyer hereunder.

                                   SECTION 2

                   REPRESENTATIONS AND WARRANTIES OF SELLER

2.1 Making of Representations and Warranties

  As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller hereby makes to Buyer the representations and warranties contained in this Section 2. Certain information relating to the representations and warranties of Seller is set forth in a Disclosure Statement hereto (the "Disclosure Statement") prepared by Seller and delivered to Buyer pursuant to this Agreement as of the date hereof.

2.2 Organization and Qualifications of Seller

  Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct the Industrial Distribution Business in the manner and in the places where such properties are owned or leased or the Industrial Distribution Business is currently conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or leasing of assets or properties utilized by the Industrial Distribution Business or the nature of the Industrial Distribution Business requires such qualification.

2.3 Authority of Seller

  (a) Seller has the full legal right, corporate power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Seller.

  (b) This Agreement and each agreement, document and instrument to be executed and delivered by Seller pursuant to this Agreement constitute, or when executed and delivered by Seller and each of the other parties thereto will constitute, valid and legally binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Except as set forth in the Disclosure Statement, the execution, delivery and performance by Seller of this Agreement and each such agreement, document and instrument:

    (i) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Seller;

    (ii) does not and will not violate any Law applicable to Seller; and

    (iii) does not and will not result in a violation or breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of or otherwise cause a loss of benefit under (A) any Contract material to the Industrial Distribution Business, or (B) any indenture or loan or credit agreement to which Seller is a party or by which the Subject Assets are bound or affected, or (C) any other agreement, certificate, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination, arbitration award or other decision or requirement of any arbitrator, court, government or governmental authority or instrumentality to which Seller is a party or by which the Subject Assets are bound or affected, or result in the creation or imposition of any mortgage, restriction, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the Subject Assets.

  (c) Except for Buyer under this Agreement, no person has any written or oral agreement, option, understanding or commitment for the purchase from Seller of any of the Subject Assets, other than pursuant to purchase orders accepted by Seller in the ordinary course of business substantially consistent with past practice.

2.4 Status of Tangible Property

  Except as set forth in the Disclosure Statement, Seller has good title to all of the tangible personal property forming part of the Subject Assets. None of such tangible real or personal property or assets is subject to any mortgage, pledge, lien, deed of trust, conditional sale agreement, security interest, encumbrance, other charge or claim of ownership except for Permitted Encumbrances (as defined in paragraph 13.1 hereof) or as set forth in the Disclosure Statement. Except as set forth in the Disclosure Statement, the ownership and operation of all tangible personal property forming part of the Subject Assets complies with all applicable Laws except where non-compliance does not materially adversely affect the Industrial Distribution Business or impose significant administrative costs upon Buyer. Except for the representations and warranties provided for in this Agreement, all of the tangible assets included in the Subject Assets are sold to Buyer "As Is" without implied warranty of merchantability, fitness for intended use or otherwise.

2.5 Consents

  Except for the requirements of the Improvements Act (as defined in paragraph
6.1 hereof) and except as set forth in the Disclosure Statement, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required in connection with the execution, delivery and performance by Seller of this Agreement or the taking by Seller of any other action contemplated hereby to be taken by Seller.

2.6 Intellectual Property

  (a) Except as described or set forth in the Disclosure Statement: (i) Seller owns, or holds a valid license to use, Seller's interest in the intellectual property described in subparagraph 1.1(a)(vii) (the "Intellectual Property");
(ii) Seller's rights in such Intellectual Property are freely transferable and there are no claims or demands of any other person known by Seller to be pertaining to any of such Intellectual Property; (iii) to the knowledge of Seller, no proceedings have been instituted, or are pending or threatened, which challenge the rights of Seller in respect thereof; (iv) Seller has the right to use the Intellectual Property, free and clear of claims or rights of other persons.

  (b) Other than the right to promote, market and sell products of the Industrial Distribution Business, Seller does not own and is not licensed to use, in each case in respect of the Industrial Distribution Business, any patent nor does Seller have any patent applications related exclusively to, used exclusively by or to be used exclusively by Seller in the Industrial Distribution Business as presently conducted or the Subject Assets or any part thereof.

  (c) Except as set forth in the Disclosure Statement Seller has taken all reasonable steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property.

  (d) To Seller's knowledge, the present activities and products of the Industrial Distribution Business do not infringe any intellectual property of any other person. No proceeding charging Seller, in respect of the Industrial Distribution Business or the Subject Assets, with infringement of any adversely held intellectual property has been filed or, to Seller's knowledge, is threatened to be filed. To the Seller's knowledge it is not, in respect of the Industrial Distribution Business, making unauthorized use of any material confidential information or material trade secrets of any other person.

2.7 Contracts

  The Disclosure Statement sets forth (i) the Contracts with the top four Industrial Customers by dollar volume for the first six months of 1994 and
(ii) any Contracts with the top 20 suppliers to the Industrial Distribution Business by dollar volume for the year ended December 31, 1994 which obligate Seller to purchase specified levels of products on a "take or pay," "requirements" or similar basis. Except as set forth in the Disclosure Statement, each of the Contracts listed or described in said Schedule is in full force and effect and constitutes a valid and binding obligation of Seller and, to Seller's knowledge, the other party or parties thereto. Neither Seller nor, to Seller's knowledge, any other party to any such Contract has breached or improperly terminated any such Contract, or is in default under any such Contract, and, to the knowledge of Seller, there exists no condition or event which, after notice or lapse of time or both, would constitute any such breach, termination or default.

2.8 Litigation

  Except for matters described in the Disclosure Statement, there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller or any Affiliate of Seller that questions the validity of any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby. With respect to each matter set forth therein, the Disclosure Statement sets forth a brief description of the forum for the matter, the parties thereto and the type and amount of relief sought. Except as set forth in the Disclosure Statement, Seller has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby. Except for matters described in the Disclosure Statement, there is no litigation or governmental or administrative proceeding or investigation pending, or to the knowledge of Seller, threatened against Seller or any Affiliate of Seller in respect of the Industrial Distribution Business which may have a material adverse effect on the Subject Assets. There are no unsatisfied judgments, penalties or awards against or affecting the Industrial Distribution Business or any Subject Asset.

2.9 Compliance with Laws

  Except for matters described in the Disclosure Statement, the Industrial Distribution Business has, and the Subject Assets have, been operated in compliance with all applicable Laws where noncompliance with such Laws could materially adversely affect the Industrial Distribution Business or impose material obligations upon Buyer, and Seller has not received, in respect of the Industrial Distribution Business or any Subject Asset, notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

2.10 Finder's Fee

  Seller has not engaged any person in a manner that would result in Buyer being or becoming liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

2.11 Permits

  As promptly as reasonably practical after the date hereof and in any event before Closing, Seller shall deliver to Buyer a list of all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, foreign, state and local authorities in order for Seller to conduct the Industrial Distribution Business and to own or lease the Subject Assets, other than such Approvals as are: (i) generally applicable to all entities conducting business in the jurisdictions in which Seller carries on business; or (ii) the failure of which to obtain would not materially adversely affect the Industrial Distribution Business or impose significant administrative costs upon Buyer. Seller has obtained all such Approvals, which are each valid and in full force and effect, and Seller is operating in compliance therewith. Seller has not received any notice or any claim or charge that Seller is, or within the last two years has been, in violation of or in default under any such Approval. Except as set forth in the Disclosure Statement: (i) no proceeding is pending, or to the knowledge of Seller, threatened, by any person to revoke or to deny the renewal of any such approval; and (ii) Seller has not been notified that any such Approval may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby any such Approval may not be granted or renewed.

2.12 Sales and Margins

  Net sales of the Industrial Distribution Business to unaffiliated third parties, as calculated in accordance with GAAP, for the twelve months ended December 31, 1994 were in excess of $450,000,000. Net sales of the Industrial Distribution Business to unaffiliated third parties (as calculated in accordance with GAAP) for the three months ended March 31, 1995 were in excess of $115,000,000. Gross margins of the Industrial Distribution Business (as calculated in accordance with GAAP) for the twelve months ended December 31, 1994 were in excess of $108,000,000. As used herein, "gross margins" (i) means net sales less only the cost of goods sold and (ii) reflects a 20% allocated gross margin to the Industrial Distribution Business with respect to products manufactured by Seller or any of its Affiliates.

2.13 Industrial Accounts Receivable

  All Industrial Accounts Receivable included on the Pre-Closing Statement of Assets and Liabilities represented, and all Industrial Accounts Receivable of Seller to be included in Subject Assets will represent, valid obligations from sales made or services rendered in the ordinary course of business. The Disclosure Statement sets forth a correct and complete consolidated Industrial Accounts Receivable aging of the Industrial Distribution Business as of March 31, 1995 reflecting the designated and undesignated reserves for possible losses as of such date and the aggregate dollar amount of all Industrial Accounts Receivable due which have been outstanding for: 30 days or less; more than 30 but less than 61 days; more than 60 but less than 91 days; and more than 90 days.

2.14 Pre-Closing Statement of Assets and Liabilities

  The items reflected on the Pre-Closing Statement of Assets and Liabilities have been calculated in accordance with GAAP, as applied in a manner consistent with Seller's past practices.

2.15 Labor Matters

  (a) Seller is in material compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours and has not and is not knowingly engaged in any unfair labor practice with respect to the employees of Seller conducting the Industrial Distribution Business (the "Business Employees").

  (b) No unfair labor practice, complaint or grievance against the Seller is pending before any labor relations board or similar governmental entity with respect to the Industrial Distribution Business.

  (c) There is no labor strike, dispute, slowdown or stoppage actually pending or involving or, to the best of the knowledge of the Seller, threatened against the Seller with respect to the Industrial Distribution Business, and, to Seller's knowledge, during the last three years there has been no union organizational activity with respect to such employees.

  (d) No grievance which might have an adverse effect upon the Seller or the conduct of the Industrial Distribution Business exists and no claim therefor has been asserted.

  (e) Seller is not a party to any collective bargaining agreement that applies to any Business Employees, nor is any such agreement currently being negotiated by the Seller.

2.16 Employees and Executive Compensation

  (a) The Disclosure Statement sets forth a complete list of all permanent and full-time Business Employees, their salaries and wage rates, amounts payable under the Management Incentive Compensation Plan bonus arrangement, vacation pay schedule as of March 31, 1995, benefits, positions, and length of service. Set forth in the Disclosure Statement is a description of the Severance Pay Policies (as defined in paragraph 8.1 hereof) and Seller's vacation pay policy.

  (b) Except as set forth in the Disclosure Statement, no Business Employee has any agreement as to length of notice required to terminate his or her employment, other than such as results by law from the employment of an employee without agreement as to such notice or as to length of employment.

  (c) Seller does not contribute, and is not obligated to contribute, to any multiemployer plan (within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) with respect to the Business Employees.

2.17 Suppliers and Customers

  The Disclosure Statement sets forth a true and complete list of the top 20 suppliers to the Industrial Distribution Business by dollar volume for the year ended December 31, 1994. Except as set forth in the Disclosure Statement, Seller has not entered into any contracts or arrangements with any such supplier which obligates the Industrial Distribution Business to purchase specified levels of products on a "take or pay," "requirements" or similar basis. The Disclosure Statement also sets forth a true and complete list of the top 20 customers of the Industrial Distribution Business by dollar volume for the first six months of 1994 and separately identifies the expiration date of any sales agreement or pricing arrangement understanding with any of the top four customers described above. As promptly as practicable after the date hereof and in any event before Closing, Seller shall identify to Buyer the expiration date of any sales agreement or pricing arrangement understanding with any of the remaining customers described above. No such supplier or customer has terminated or materially reduced, or has given notice of intent to terminate or materially reduce, the amount of business done with the Industrial Distribution Business, and Seller is not aware of any such intention on the part of any such supplier or customer, whether or not in connection with the transactions contemplated hereunder.

2.18 Full Disclosure

  No representation or warranty of Seller contained in this Agreement contains any untrue statement of a material fact or omits to state a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF BUYER

3.1 Making of Representations and Warranties

  As a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes to Seller the representations and warranties contained in this Section 3.

3.2 Organization of Buyer

  Buyer is a corporation duly organized, validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted.

3.3 Authority of Buyer

  Buyer has the full legal right, corporate power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action on the part of Buyer, other than Shareholder Approval (as defined in paragraph 7.1(h) hereof). This Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered by Buyer and each of the other parties thereto will constitute, valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Except as set forth in Schedule 3.3, the execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

    (a) does not and will not violate any provision of the Articles of Incorporation or by-laws of Buyer;

    (b) does not and will not violate any Law applicable to Buyer; and

    (c) does not and will not result in a violation or breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of or otherwise cause a loss of benefit under (A) any indenture, loan or credit agreement to which Buyer is a party and which is material to the business and financial condition of Buyer, or (B) any other agreement, certificate, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination, arbitration award or other decision or requirement of any arbitrator, court, government or governmental authority or instrumentality to which Buyer is a party and which is material to the business and financial condition of Buyer.

3.4 Litigation

  There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer or any Affiliate of Buyer that questions the validity of any of the transactions contemplated by, or the validity of, this Agreement or any of the other agreements or instruments contemplated hereby. Except as set forth in
Schedule 3.4, Buyer has not received any request from any governmental agency or instrumentality for information with respect to the transactions contemplated hereby.

3.5 Consents

  Except for the requirements of the Improvements Act, the proxy requirements of the Securities and Exchange Commission ("SEC") and the obtaining by Buyer of Shareholder Approval (as defined in paragraph 7.1(h) hereof) and except as set forth in Schedule 3.3, no consent, approval or authorization of, or exemption by, or filing with, any governmental authority or third party is required in connection with the execution, delivery and performance by Buyer of this Agreement or the taking by Buyer of any other action contemplated hereby to be taken by Buyer.

3.6 Finder's Fee

  Buyer has not engaged any person in a manner that would result in Seller being or becoming liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

3.7 Financial Ability

  Buyer has the financial ability to consummate the transactions contemplated by the Agreement and has furnished Seller with evidence thereof.

                                   SECTION 4

                              COVENANTS OF SELLER

4.1 Making of Covenants and Agreements

  Seller hereby makes the covenants and agreements set forth in this Section
4.

4.2 Conduct of Business

  Between the date of this Agreement and the Closing Date, unless the prior written consent of Buyer is obtained, Seller shall:

    (a) conduct the Industrial Distribution Business only in the ordinary course substantially consistent with past practice and refrain from changing operations except in the ordinary course of business and consistent with prior practices;

    (b) refrain from making any purchase, sale or disposition of any asset for the Industrial Distribution Business or property of the Industrial Distribution Business other than in the ordinary course of business substantially consistent with past practice and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of the Subject Assets other than in the ordinary course of business substantially consistent with past practice or other than as set forth in the Disclosure Statement;

    (c) shall not reassign any Business Employees to other areas of Seller's business other than within the Industrial Distribution Business;

    (d) use its reasonable efforts to keep intact the business organization of the Industrial Distribution Business, to keep available the present Business Employees and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with the Industrial Distribution Business; and

    (e) have in effect and maintain at all times all insurance currently in effect with respect to the Industrial Distribution Business or equivalent insurance with any substitute insurers approved in writing by Buyer.

4.3 Authorization from Others

  Prior to the Closing Date, but subject to paragraph 1.8, Seller will use its reasonable efforts to obtain all authorizations, consents and permits of others required to permit the consummation by Seller of the transactions contemplated by this Agreement.

4.4 Notice of Default

  Promptly upon the occurrence of, or promptly upon Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Seller prior to the date hereof, of any of the representations, warranties, agreements or covenants of Seller contained in, referred to or set forth in this Agreement, the Disclosure Statement or in any Schedule or Exhibit referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its reasonable best efforts to prevent or promptly remedy the same.

4.5 Consummation of Agreement

  Seller shall use its reasonable best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that transactions contemplated by this Agreement shall be fully carried out.

4.6 Co-operation of Seller

  Seller shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby.

4.7 No Solicitation of Other Offers

  Neither Seller nor any of its Affiliates or any agents, consultants or representatives of any of the foregoing shall directly or indirectly:

    (a) solicit, initiate discussions or engage in negotiations with, any person, other than Buyer, relating to the possible acquisition of the Industrial Distribution Business or the Subject Assets (except commercial sales of Subject Assets in the ordinary course of business of Seller consistent with the terms of this Agreement);

    (b) provide, or cause any other person to provide, any information to any person, other than Buyer, relating to the possible acquisition of the Industrial Distribution Business except for such disclosure as is required by law; or

    (c) enter into a transaction with any person or persons, other than Buyer, concerning the possible acquisition of the Industrial Distribution Business.

4.8 Confidentiality

  Whether or not the Closing occurs, Seller shall, and shall cause its subsidiaries, Affiliates, agents, consultants and representatives to, treat in confidence and use solely for the purpose of evaluating the transaction contemplated by this Agreement during the course of the negotiations leading to the execution of this Agreement and thereafter, all documents, materials and other information disclosed by Buyer to them, whether during the course of the negotiations leading to the execution of this Agreement or thereafter, in their investigation of Buyer and in the preparation of agreements and other documents relating to the consummation of such transactions. In the event the transactions contemplated hereby are not consummated, Seller shall return to Buyer all originals and copies of non-public documents and materials of the type provided for in this paragraph 4.8 which have been furnished in connection with this Agreement or destroy such documents and materials pursuant to instructions previously agreed to in writing by Buyer; provided, however, that notwithstanding the return of such documents and materials, or the termination of this Agreement, Seller shall continue to hold in confidence the information described in the first sentence of this paragraph 4.8 and will not release or disclose such information to any third party. This covenant is in addition to and does not replace or modify the obligations of Seller contained in the confidentiality agreement dated September 13, 1994 between Buyer and Seller.

4.9 Access

  From the date hereof through the Closing Date and subject to the provisions of paragraph 5.2 herein, Seller shall provide Buyer and Buyer's officers, attorneys, accountants and other authorized representatives free and full access, during normal business hours, to all of the assets, properties, books, contracts, commitments, and records of Seller relating exclusively to the Industrial Distribution Business (other than those relating to the Excluded Assets which are not related to the Industrial Distribution Business) and the Subject Assets necessary in order to afford Buyer a full opportunity of review, examination and investigation as Buyer shall desire to make of the Industrial Distribution Business and the Subject Assets and as necessary in order to enable Buyer to prepare a proxy statement (the "Proxy Statement") for distribution to Buyer's shareholders in connection with the Shareholders' Meeting (as defined in paragraph 5.5); provided, that Buyer shall not be provided access to any assets, properties, books, contracts, commitments, records or other information that Seller shall be advised by anti-trust counsel would be inappropriate to provide to Buyer prior to the Closing; and provided, further, that Seller shall be entitled to have an attorney or other representative present at any meetings between Buyer and employees of Seller for the purpose of monitoring the matters described in the foregoing proviso. Buyer shall be permitted to make extracts from, or make copies of such books, records or other documentation as may be reasonably necessary for such purpose. Buyer shall provide Seller with reasonable advance notice of the date and location of any proposed review, examination or investigation of any of Seller's assets, properties, books, contracts, commitments or records and no such review, examination or investigation shall unreasonably interfere with the conduct by the Seller of its business. Any such review, examination or investigation shall not in any way affect or mitigate the representations and warranties of Seller under this Agreement.

4.10 Billing Errors

  At any time during the 60 days immediately following the Closing Date, Buyer may present to Seller one or more written requests for an adjustment with respect to (i) errors made by Seller in invoices supporting any of the Industrial Accounts Receivable transferred to Buyer pursuant to paragraph 1.1(a)(viii); (ii) returns of products sold by Seller prior to the Closing Date which are returned in accordance with Seller's return policy existing on the date hereof, provided, that all products for which a return credit is granted shall be delivered to Seller; and (iii) price adjustments approved in writing by Seller, in its sole discretion, for products sold by Seller prior to the Closing Date. Such written request shall be accompanied by such supporting documentation as may be reasonably requested by Seller. Within 30 days of the end of such 60-day period, Seller shall pay to Buyer the aggregate amount, if any, of any credits to customers due from Seller as a result of any errors in such invoices, returns of products or price adjustments and which errors, returns of products or price adjustments were described in the notice from Buyer referred to above.

4.11 Non-Competition

  (a) Except as set forth herein, neither Seller nor any of its Affiliates shall without the prior written consent of Buyer at any time within three (3) years following the Closing Date, own any equity interest, manage, carry on or be engaged in a business that is competitive to or in competition with the Business (as defined in paragraph
13.1 hereof) within the United States (as defined in paragraph 13.1 hereof).

  (b) The restrictions set forth in subsection (a) shall not prevent Seller or any of its Affiliates from:

    (i) purchasing as a passive investor up to eight percent (8%) of the outstanding publicly traded shares or other securities of any class of any issuer listed on a recognized stock exchange or quotation system, or purchasing an equity interest in any entity engaged, directly or indirectly, in a business which is competitive with the Business in the United States provided that such entity's direct and indirect net sales of laboratory equipment and supplies to Industrial Customers in the United States in its most recently completed fiscal year do not exceed $100,000,000;

    (ii) carrying on or continuing to carry on any aspect of the medical/surgical supplies or medical/surgical diagnostics businesses for clinical uses as operated as of the Closing Date or thereafter, including by selling to other than Industrial Customers in the United States products that may be competitive with or the same as products of the Business;

    (iii) selling and distributing products competitive with or the same as products of the Business to laboratories and other facilities of a clinical customer if such clinical customer conditions the sale of medical/surgical or diagnostic products upon the sale and distribution of products to its non-clinical laboratories and other facilities;

    (iv) selling Baxter Manufactured and Private-Labeled Products (as defined in paragraph 13.1 hereof) to third parties who will include such products as components of kits used to perform any test or procedure;

    (v) selling Baxter Manufactured and Private-Labeled Products to third party distributors for resale to customers including Industrial Customers, in the United States by any means by which Seller or any Affiliate of Seller distributed such Baxter Manufactured and Private-Labeled Products other than through the Industrial Distribution Business prior to the Closing Date, except to the extent prohibited by any provision to the contrary contained in the Distribution Agreement (as defined in paragraph 7.1(j) hereof);

    (vi) distributing any product to an Industrial Customer in the United States to the extent any Contract with an Industrial Customer is an Unassigned Contract; or

    (vii) distributing any product in a manner not otherwise specifically prohibited by the terms hereof or of the Distribution Agreement.

  (c) Seller or any Affiliate of Seller may permit its name or trademarks to be used in connection with any of the activities permitted by subsection (b) above.

  (d) In the event that Seller or any Affiliate of Seller shall desire to purchase any equity interest in any other entity which purchase is prohibited by the provisions of this paragraph 4.11, Buyer shall not unreasonably withhold its consent which may be necessary to permit such purchase.

                                   SECTION 5

                              COVENANTS OF BUYER

5.1 Making of Covenants and Agreements

  Buyer hereby makes the covenants and agreements set forth in this Section 5.

5.2 Confidentiality

  Whether or not the Closing occurs, Buyer shall, and shall cause its subsidiaries, Affiliates, agents, consultants and representatives to, treat in confidence and use solely for the purpose of evaluating the transaction contemplated by this Agreement during the course of the negotiations leading to the execution of this Agreement and thereafter, all documents, materials and other information disclosed by Seller to them, whether during the course of the negotiations leading to the execution of this Agreement or thereafter, in their investigation of Seller and in the preparation of agreements and other documents relating to the consummation of such transactions. In the event the transactions contemplated hereby are not consummated, Buyer shall return to Seller all originals and copies of non-public documents and materials of the type provided for in this paragraph 5.2 which have been furnished in connection with this Agreement or destroy such documents and materials pursuant to instructions previously agreed to in writing by Seller; provided, however, that notwithstanding the return of such documents and materials, or the termination of this Agreement, Buyer shall continue to hold in confidence the information described in the first sentence of this paragraph 5.2 and will not release or disclose such information to any other third party. This covenant is in addition to and does not replace or modify the obligations of Buyer contained in the Confidentiality Agreement dated September 13, 1994 between Buyer and Seller.

5.3 Disclosure

  Buyer will disclose to Seller any information that is within its knowledge or becomes known to it prior to Closing that is contrary to the representations and warranties provided by Seller.

5.4 Warranty

  Buyer shall honor at its own cost all product warranty claims relating to recalls, refunds or returns of any products of the Industrial Distribution Business sold prior to Closing in accordance with the Seller's obligations, policies and practices prior to Closing.

5.5 Meeting of Shareholders of Buyer

  Buyer's board of directors shall call a special meeting of Buyer's shareholders (the "Shareholders' Meeting") for the purpose of approving, as may be required by applicable Law and stock exchange rules, Buyer's issuance of shares of its common stock to EM. Buyer shall use its reasonable best efforts to obtain such shareholder approval. EM agrees to vote all of the common shares of Buyer held by it in favor of the proposal to approve such issuance. The Shareholders' Meeting shall be held as soon as practicable after the date of this Agreement in accordance with applicable Law and rules, regulations and practices of the National Association of Securities Dealers, Inc. (the "NASD"). Buyer, acting through its Board of Directors, shall recommend such issuance to its shareholders. Except as provided in paragraph
6.4 hereof, all costs and expenses incurred in connection with the Shareholders' Meeting, including any legal, accounting or other expenses relating to the preparation of any Proxy Statement or information statement distributed in connection with such meeting shall be the responsibility of Buyer.

5.6 Release of Guaranties.

  Buyer agrees to be substituted in all respects for Seller or any of its Affiliates, effective as of the Closing, in respect of all obligations of Seller or any of its Affiliates under each of the guaranties and letters of credit set forth in the Disclosure Statement (collectively, the "Guaranties"). If Buyer is unable to effect such a substitution with respect to any of the Guaranties, Buyer shall obtain one or more letters of credit, on terms and from financial institutions satisfactory to Seller, fully indemnifying Seller and its Affiliates with respect to the obligations covered by each of the guaranties for which Buyer does not effect such substitution.

5.7 Notice of Default

  Promptly upon the occurrence of, or promptly upon Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach of default, or would have caused or constituted a breach or default had such event occurred or been known to Buyer prior to the date hereof, of any of the representations, warranties, agreement or covenants of Buyer contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Buyer shall give detailed written notice thereof to Seller and use its reasonable best efforts to prevent or promptly remedy the same.

5.8 Consummation of Agreement

  Each of Buyer and EM shall use its reasonable best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

5.9 Co-operation of Buyer and EM

  Buyer and EM shall cooperate with all reasonable requests of Seller and Seller's counsel in connection with the consummation of the transactions contemplated hereby.

                                   SECTION 6

                               MUTUAL COVENANTS

6.1 Improvements Act

  As promptly as practicable after the date hereof, Buyer and Seller shall file (or cause their respective parent entities to file) with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Improvements Act"), or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each of Buyer and Seller covenants to file as promptly as practicable such additional information as may be requested. Each of Buyer and Seller warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the Improvements Act and any such rules and regulations. Each of Buyer and Seller agrees to make available to the other or its counsel such information as each of them may reasonably request relative to its business, assets and property (including, in the case of Seller, the Industrial Distribution Business) as may be required of each of them, to file any additional information requested by such agencies under the Improvements Act and any such rules and regulations or as may be reasonably requested to facilitate completion of the review process and expedite expiration of the applicable waiting period.

6.2 Non-Solicitation

  (a) Neither Buyer nor any Affiliate of Buyer shall, for a period of two years after the Closing Date or the termination of this Agreement, as the case may be, without the prior written approval of Seller, directly or indirectly solicit, induce or attempt to persuade any person who is (i) in the case of a termination of this Agreement, an employee of Seller or any of its Affiliates on the date hereof or any time thereafter that precedes such termination or
(ii) in the case the Closing is consummated, an employee of Seller or any of its Affiliates on the date hereof or any time thereafter that precedes the Closing (and who is not otherwise a Business Employee), to terminate his or her employment with Seller or its Affiliates.

  (b) Neither Seller nor any Affiliate of Seller shall, for a period of two years after the Closing Date or the termination of this Agreement, as the case may be, without the prior written approval of Buyer, directly or indirectly solicit, induce or attempt to persuade any person who is an employee of Buyer or any of its Affiliates on the date hereof or any time hereafter that precedes such termination or the Closing, to terminate his or her employment with Buyer or its Affiliates. Notwithstanding the foregoing, any Business Employee (a) who declines Buyer's offer of employment or (b) whose employment is terminated by Buyer shall be eligible for employment by Seller.

  (c) Notwithstanding anything contained herein to the contrary, a general advertising or solicitation by any party for employment positions and contacts initiated by an employee in response to an advertisement or by an employee otherwise seeking to change his or her employment shall not be deemed prohibited by the provision of this paragraph 6.2.

  (d) Without limiting the right of Seller, on the one hand, or Buyer, on the other hand, to pursue all other legal and equitable rights available for a violation of this paragraph 6.2 by the other or its Affiliates, Seller and Buyer each acknowledge that other remedies cannot fully compensate Seller or Buyer, as the case may be, for such a violation and that Seller or Buyer, as the case may be, shall be entitled to injunctive relief to prevent a violation or continuing violation hereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this paragraph 6.2, any term, restriction, covenant or promise in this paragraph 6.2 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

6.3 Restricted Marks

  Notwithstanding anything contained herein to the contrary, no interest in or right to use any of the Restricted Marks is being transferred to Buyer pursuant to the transactions contemplated hereby. Except as provided in the Distribution Agreement and the Services Agreement, Buyer shall remove or obliterate all references to the Restricted Marks, if any, from any signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other materials included in the Subject Assets purchased by Buyer hereunder and Buyer shall not put into use after the Closing Date any such materials not in existence on the Closing Date that bear any reference to the Restricted Marks. In addition, in designing its own packaging, labeling, logos and trademarks for use in connection with products manufactured or distributed by Buyer after the Closing, Buyer shall not use any trademarks, service marks, designs, logos or trade dress (including, without limitation, the "Baxter Blue" color as defined in the Pantone Matching System 747XR as shades numbers 285, 286, 287, 288, 289 and 290) that are confusingly similar to the Restricted Marks. Notwithstanding the foregoing, Buyer shall be entitled for a transition period not exceeding the three-month anniversary of the Closing Date to use any such materials bearing a reference to the Restricted Marks if the removal of any such reference prior to the expiration of such transition period would be impractical. Buyer agrees that neither Seller nor any Affiliate thereof shall have any responsibility for claims by third parties arising out of, or relating to, the use by Buyer or any successor thereof of any materials bearing reference to the Restricted Marks after the Closing Date.

6.4 Proxy Statement and Financial Statements

  Buyer shall prepare and file with the SEC as soon as practicable the Proxy Statement. Seller agrees to furnish Buyer all information concerning the Industrial Distribution Business that is required by the rules and regulations of the SEC and the NASD to be included in the Proxy Statement, including without limitation such audited financial statements with respect to the Industrial Distribution Business in a format suitable for inclusion in the Proxy Statement (which financial statements will differ from the Statement of Assets and Liabilities referred to in paragraph 1.4). In addition, unless Buyer shall receive confirmation from the SEC that audited financial statements with respect to the Industrial Distribution Business for the period beginning on January 1, 1995 and ending on the Closing Date in accordance with the rules and regulations of the SEC are not required to be included in Buyer's Annual Report on Form 10-K for the year ending December 31, 1995 (the "Form 10-K") Seller agrees to provide Buyer no later than January 15, 1996 with such audited financial statements in a format suitable for inclusion in the Form 10-K. Promptly after the Closing, Buyer agrees to make reasonable efforts to obtain confirmation from the SEC that the foregoing financial statements are not required for inclusion in the Form 10-K. Buyer acknowledges that the responsibility of Seller to Buyer with respect to the financial statements and information provided pursuant to this paragraph 6.4 shall be limited to ensuring that such financial statements have been prepared in accordance with GAAP and applicable regulations of the SEC relating to financial statements. Buyer agrees to pay to Seller, promptly upon the request of Seller, an amount equal to one-half of all out-of-pocket expenses incurred by Seller in connection with the preparation and audit of the financial statements described in this paragraph 6.4 but not to exceed $125,000.

6.5 Supply Agreement

  Between the date hereof and the Closing Date, Buyer and Seller shall negotiate in good faith to agree upon the form of a supply agreement (the "Supply Agreement") pursuant to which Buyer will supply to Seller and Seller's Affiliates equipment and supplies manufactured by third parties. Such agreement shall (i) apply only to Seller's facilities currently serviced by the Industrial Distribution Business, (ii) contain pricing terms that are cost neutral to Buyer and Seller and (iii) have a term the same as the Distribution Agreement. Buyer and Seller shall execute such agreement at the Closing.

                                   SECTION 7

                                  CONDITIONS

7.1 Conditions to the Obligations of Buyer

  The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

    (a) Representations; Warranties; and Covenants

    Each of the representations and warranties of Seller contained in Section 2 that is qualified by materiality shall be true and correct, and each of the representations and warranties of Seller contained in Section 2 that is not so qualified shall be true and correct in all material respects, in each case as though made on and as of the Closing Date except for changes or exceptions required to reflect the operation of the Industrial Distribution Business after the date hereof in the ordinary course substantially consistent with past practice; and Seller shall, on or before the Closing and except with respect to paragraph 6.5 hereof, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

    (b) Certificate from Officer

    Seller shall have delivered to Buyer a certificate of Seller, signed on its behalf by its President or Chief Financial Officer and dated as of the Closing to the effect that the statements set forth in subparagraph (a) above in this paragraph 7.1 are true and correct in all material respects.

    (c) Seller's Closing Deliveries

    All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Buyer and its counsel, acting reasonably, and Seller shall have delivered such other certificates, opinions, and documents in form and substance satisfactory to Buyer and its counsel, acting reasonably, as Buyer may reasonably require to evidence compliance with the terms and conditions hereof as of the Closing and the fulfillment of Seller's covenants.

    (d) Opinions of Counsel

    On the Closing Date, Buyer shall have received from Arthur F. Staubitz, Senior Vice President and General Counsel of Seller and/or Sidley & Austin, an opinion or opinions as of said date, to the effect set forth as Exhibit 7.1(d).

    (e) No Adverse Proceeding

    No action or proceeding to which the federal or a state government or a federal or state agency or instrumentality is a party shall be pending or threatened before a court or similar body or any government or governmental agency or instrumentality which would prohibit the completion of the purchase transaction contemplated hereby or the operation of the Industrial Distribution Business by Buyer; no action or proceeding to which the federal or a state government or a federal or state agency or instrumentality is not a party shall be pending before a court or similar body or any government agency or instrumentality which, in the reasonable judgment of Buyer, would prohibit the completion of the purchase transaction contemplated hereby or the operation of the Industrial Distribution Business by Buyer.

    (f) Consents

    Seller and/or Buyer shall have received consents to the assignments to Buyer of the Contracts set forth in the Disclosure Statement as constituting conditions to the Closing.

    (g) Regulatory Approvals

    Buyer and Seller each shall have filed all notices and information required under the Improvements Act and satisfied any request for additional information thereunder. The applicable waiting periods under the Improvements Act and any extensions thereof shall have expired and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby. In addition, Seller shall have made all other filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Seller on or prior to Closing in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the Industrial Distribution Business by Buyer subsequent to the Closing.

    (h) Shareholder Approval

    Buyer's issuance of shares of its common stock in connection with completing the purchase transaction contemplated herein shall have been approved by Buyer's shareholders in accordance with applicable Law and the rules, regulations and practices of the NASD ("Shareholder Approval").

    (i) Trademark License Agreement

    Seller shall have executed and delivered to Buyer the trademark license agreement (the "Trademark License Agreement") in the form of Exhibit 7.1(i) hereto.

    (j) Distribution Agreement

    Seller shall have executed and delivered to Buyer the distribution agreement (the "Distribution Agreement") in the form of Exhibit 7.1(j) hereto.

    (k) Services Agreement

    Seller shall have executed and delivered to Buyer the services agreement (the "Services Agreement") in the form of Exhibit 7.1(k) hereto.

    (l) Material Adverse Change

    There shall have not occurred any damage or destruction to a material part of the Subject Assets which could reasonably be expected to prevent Buyer from meeting at least 75% of the foreseeable commitments of customers of the Industrial Distribution Business following Closing.

7.2 Conditions to Obligations of Seller

  The obligation of Seller to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

    (a) Representations; Warranties; and Covenants

    Each of the representations and warranties of Buyer contained in Section 3 that is qualified by materiality shall be true and correct, and each of the representations and warranties of Buyer contained in Section 3 that is not so qualified shall be true and correct in all material respects, in each case as though made on and as of the Closing Date; each of Buyer and EM shall, on or before the Closing, have performed all of its respective obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to Seller a certificate of Buyer, signed on each Buyer's behalf by its President or Chief Financial Officer and dated as of the Closing, to such effect.

    (b) Buyer's Closing Deliveries

    All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Seller and its counsel, acting reasonably, and Buyer shall have delivered such other certificates, opinions and documents in form and substance satisfactory to counsel to Seller and its counsel, acting reasonably, as Seller may reasonably require to evidence compliance with the terms and conditions hereof as of the Closing and the fulfillment of Buyer's covenants.

    (c) No Adverse Proceeding

    No action or proceeding to which the federal or a state government or a federal or state agency or instrumentality is a party shall be pending or threatened before a court or similar body or any government or governmental agency or instrumentality which would prohibit the completion of the purchase transaction contemplated hereby or the operation of the Industrial Distribution Business by Buyer; no action or proceeding to which the federal or a state government or a federal or state agency or instrumentality is not a party shall be pending before a court or similar body or any government agency or instrumentality which, in the reasonable judgment of Seller, would prohibit the completion of the purchase transaction contemplated hereby or the operation of the Industrial Distribution Business by Buyer.

    (d) Opinion of Counsel

    On the Closing Date, Seller shall have received from Drinker Biddle & Reath, counsel for Buyer, an opinion as of said date, to the effect set forth in Exhibit 7.2(d).

    (e) Regulatory Approvals

    Buyer and Seller each shall have filed all notices and information required under the Improvements Act and satisfied any request for additional information thereunder. The applicable waiting periods under the Improvements Act and any extensions thereof shall have expired and no injunction or restraining order shall have been issued by any court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby. In addition, Buyer shall have made all other filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Buyer on or prior to Closing in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the Industrial Distribution Business by Buyer subsequent to the Closing.

    (f) Shareholder Approval

    Shareholder Approval shall have been obtained.

    (g) Distribution Agreement

    Buyer shall have executed and delivered to Seller the Distribution
  Agreement.

    (h) Services Agreement

    Buyer shall have executed and delivered to Seller the Services Agreement.

    (i) Trademark License Agreement

    Buyer shall have executed and delivered to Seller the Trademark License Agreement.

    (j) Supply Agreement

    Buyer shall have executed and delivered to Seller the Supply Agreement.

                                   SECTION 8

                  CERTAIN EMPLOYEE AND EMPLOYEE PLAN MATTERS

8.1 Offers of Employment

  Prior to the Closing, Buyer shall offer employment to all Business Employees, which as of April 26, 1995 is 569 Business Employees. Any Business Employee who is on a leave of absence due to disability (including but not limited to maternity leave) which terminates within the one-year period beginning on the Closing Date shall receive an offer of employment from Buyer on the date such leave of absence terminates. The terms of employment offered to such Business Employees shall be based on Buyer's existing employment practices and policies, provided that it shall be a term of such offer that each such Business Employee be entitled to receive (a) cash compensation (including bonuses) based on a pay scale which is no less generous than Seller's pay scale, (b) employee benefits which are no less generous than those provided to similarly situated employees of Buyer, and (c) severance benefits, or payments in lieu of notice in accordance with Seller's severance pay policies in effect immediately prior to the Closing as set forth on the Disclosure Statement (the "Severance Pay Policies") in the event that his or her employment is terminated by Buyer within 6 months of the Closing. Buyer shall assume any and all obligations for vacation pay earned by Business Employees who accept employment with Buyer prior to the Closing Date. Pursuant to the terms of the Baxter International Inc. and Subsidiaries Incentive Investment Plan (the "Seller's Savings Plan") and within the time limits prescribed by applicable law, Seller shall transmit to the Seller's Savings Plan all contributions withheld from the compensation earned by Business Employees prior to the Closing Date pursuant to the salary reduction elections of such employees ("401(k) contributions") and all matching contributions attributable to such 401(k) contributions.

  Seller shall assist Buyer in securing acceptances from Business Employees to whom Buyer offers employment. In the event that less than all of the Business Employees accept offers of employment from Buyer, Buyer shall pay to Seller, at the time of Closing, one-half of the aggregate amount payable by Seller pursuant to the Severance Pay Policies to those Business Employees who, as of the Closing Date, have rejected such offers, it being acknowledged and understood that, through this mechanism, Buyer shall hire and/or partially fund the cost to terminate all of the Business Employees. Seller shall use all such funds received from Buyer to partially fund the cost to terminate Business Employees pursuant to the Severance Pay Policies, provided that Seller may, in its discretion, terminate Business Employees who are offered employment by Buyer and do not accept such offer of employment. With respect to any Business Employee who is an outside sales representative and who accepts Buyer's offer of employment, but who is terminated within the 60-day period following the Closing Date, Seller shall pay to Buyer within ninety days after the Closing Date one-half of the aggregate amount payable as severance benefits to such terminated employee. Notwithstanding anything herein to the contrary, the maximum amount which Seller shall be obligated to pay for severance benefits with respect to Business Employees who are outside sales representatives who are terminated by Buyer following the Closing Date is $750,000. Buyer shall have no severance pay obligations with respect to any Business Employees who decline Buyer's offer of employment and are continued as employees of Seller.

  The provisions of this paragraph 8.1 shall not apply to the President of the Industrial Distribution Business.

8.2 Buyer's Assumption of Employee Liability and Indemnity

  Subject to paragraph 8.1, Buyer shall assume and be solely responsible for the past service liability of Seller under the Severance Pay Policies for 6 months following the Closing and as otherwise imposed by law in respect of all Business Employees who accept offers of employment from Buyer.

8.3 Benefit Plans and Pension Plans

  Buyer shall not assume any obligations arising under any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) which Seller maintains relating to any Business Employee (collectively the "Plans"). The participation of the Business Employees in the Plans shall be terminated as of the Closing Date, in each case except to the extent that any rights under the Plans shall have vested, or may vest upon fulfillment of certain conditions, in accordance with the terms contained therein; provided, however, that Business Employees who accept employment with Buyer shall be 100% vested in their account balances under the Seller's Savings Plan and in their accrued benefits under the Baxter International Inc. Pension Plan.

8.4 Buyer's Plans

  Buyer shall provide for the participation, commencing on the Closing Date by such of the Business Employees who accept offers of employment from Buyer and who participated in the Plans prior to the Closing Date, in Buyer's employee benefits plans, provided that for purposes of eligibility to participate and vesting under Buyer's plans (but not for purposes of benefit accruals), Buyer shall take any and all action necessary (including amendment of Buyer's plans) to recognize each Business Employee's service with Seller. Buyer shall recognize each Business Employee's years of service with Seller for all purposes under the Buyer's sick and disability pay plan. No Business Employee's participation in any of Buyer's employee benefit plans shall be limited or restricted due to a preexisting condition limitation in such plan.

8.5 Continuation Coverage

  Buyer acknowledges that Seller is not obligated to offer "continuation coverage" as provided by Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended and Section 4980B of the Internal Revenue Code ("COBRA") under Seller's group health plans with respect to the Business Employees who accept Buyer's offer of employment because Buyer shall be providing as of the Closing Date group health plans which provide coverage which is comparable to the coverage such Business Employees received immediately prior to the Closing Date under the Seller's group health plans. Seller shall retain liability for employees (and their qualified beneficiaries) receiving continuation coverage as of the Closing Date under Seller's group health plans. With respect to group health plans established by Buyer or its Affiliates on or after the Closing Date and for the benefit of Business Employees who accept employment with Buyer, or its Affiliates shall comply with all COBRA obligations applicable to those plans.

8.6 WARN

  Buyer shall comply with all notice and other requirements under the Workers Adjustment and Retraining Notification Act ("WARN") and any similar state, local, or foreign country statute with respect to all Business Employees who accept employment with Buyer and all other employees of Buyer. Seller shall comply with all notice and any other requirements under WARN and any similar state, local, or foreign country statute with respect to all Business Employees who either are not offered employment with Buyer or who decline offers of employment with Buyer as well as other employees of Seller.

                                   SECTION 9

                 RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

9.1 Survival

  Except as otherwise provided in paragraph 10.2 with respect to Seller and paragraph 10.4 with respect to Buyer, the representations and warranties contained in this Agreement shall terminate two years after the Closing Date.

9.2 Collection of Assets

  Subsequent to the Closing, Buyer shall have the right and authority to collect all Industrial Accounts Receivable and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items, and Seller agrees that, except as contemplated by subparagraph 1.1(b), it will promptly transfer or deliver to Buyer from time to time, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items included in the Subject Assets.

9.3 Payment or Satisfaction of Excluded Liabilities

  Seller shall pay or satisfy all of the Excluded Liabilities in the ordinary course of business as they become due, including but not limited to any obligations owed to suppliers of the Industrial Distribution Business which are included in the Excluded Liabilities.

9.4 Certain Additional Agreements

  (a) Buyer agrees to perform its pro rata portion of all distribution related obligations under agreements, contracts, commitments and other written understandings of Seller with suppliers or vendors relating to the Industrial Distribution Business that are not transferred to Buyer as contemplated hereby. Buyer's pro rata portion of such distribution related obligations shall include all such obligations that are directly allocable to the Industrial Distribution Business and the portion of such obligations that relate to the Industrial Distribution Business and other portions of Seller's business comparable to the portion of products purchased under such agreement and sold to Industrial Customers during calendar year 1994.

  (b) Notwithstanding anything to the contrary contained herein, effective as of the Closing Date, Buyer shall, as a subdistributor of Seller, assume and agree to perform all contractual obligations of Seller pursuant to the terms and conditions of the Exclusive Distribution Agreement dated as of December 19, 1994 between Dade International Inc. and Seller, including without limitation the obligation of Seller to distribute in the United States products manufactured by Dade International Inc., to the extent that such contractual obligations relate to the distribution of Dade products distributed by Seller to Industrial Customers, except to the extent that such obligations relate to the distribution of products by Seller prior to the Closing Date.

                                  SECTION 10

                                INDEMNIFICATION

10.1 Indemnification by Seller

  Seller shall indemnify and hold Buyer and its respective subsidiaries and Affiliates and persons serving as officers, directors, partners, employees, agents or representatives thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against and in respect of any and all claims, demands, suits, damages, liabilities, losses, fines, penalties, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever (whether or not arising out of a Third Party Claim (as defined in paragraph 10.5(a) below) and including all amounts paid in investigation, defense or, to the extent contemplated below, settlement of the foregoing pursuant to this
Section 10) which may be sustained or suffered by any of them arising out of or based upon any of the following matters (in each case, a "Loss"):

    (a) any breach by Seller of, or inaccuracy in, any representation or warranty of Seller contained in this Agreement, the Disclosure Statement or in any certificate, Schedule or Exhibit delivered by Seller hereunder, or by reason of any claim, action or proceeding asserted or instituted by a third party to the extent arising specifically out of any matter or thing specifically constituting a breach by Seller of, or inaccuracy in, any such representation or warranty of Seller;

    (b) any breach or nonfulfillment by Seller of any agreement or covenant of Seller contained in this Agreement, or by reason of any claim, action or proceeding asserted or instituted by a third party to the extent arising specifically out of any matter or thing specifically constituting a breach or nonfulfillment by Seller of any such agreement or covenant of Seller; and

    (c) any Excluded Liabilities.

10.2 Limitations on Indemnification by Seller

  Notwithstanding the foregoing right of Buyer Indemnified Parties to indemnification for Losses pursuant to subparagraph 10.1(a), no amounts shall be payable pursuant to subparagraph 10.1(a):

    (a) until and then only to the extent that the total of all such Losses determined pursuant to subparagraph 10.1(a) shall exceed $1,000,000;

    (b) if the claim for indemnification is a duplication of an amount previously paid by Seller to Buyer as a Purchase Price adjustment;

    (c) to the extent the Loss arises from a breach by Seller of, or inaccuracy in, a representation or warranty of Seller known to the Buyer prior to Closing; or

    (d) unless a claim for indemnification is made prior to the date which is two years after the Closing Date;

provided, however, that nothing in this Agreement shall limit the obligation of Seller to indemnify Buyer for Losses pursuant to subparagraphs 10.1(b) or 10.1(c), other than paragraph 11.2(b) hereof, and, with respect to subparagraph 10.1(b), other than as provided below in this paragraph 10.2. In addition to the foregoing, Buyer shall not be entitled to make any claim for indemnification pursuant to subparagraph 10.1(a) with respect to a particular breach by Seller of, or inaccuracy in, a representation or warranty of Seller if the Losses suffered by Buyer as a result of such particular breach or inaccuracy are less than $20,000 in the aggregate.

  Notwithstanding the foregoing right of Buyer Indemnified Parties to indemnification for Losses pursuant to subparagraphs 10.1(a) and 10.1(b), and regardless of the actual amount of Losses suffered or incurred by Buyer pursuant to subparagraphs 10.1(a) and 10.1(b), the maximum aggregate liability of Seller in respect of all such Losses shall be $300,000,000.

10.3 Indemnification by Buyer

  Buyer shall indemnify and hold Seller and its respective subsidiaries and Affiliates and persons serving as officers, directors, partners, employees, agents or representatives thereof (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against and in respect of any Loss which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

    (a) any breach by Buyer of, or inaccuracy in, any representation or warranty of Buyer contained in this Agreement or in any certificate, Schedule or Exhibit delivered by Buyer hereunder, or by reason of any claim, action or proceeding asserted or instituted by a third party to the extent arising specifically out of any matter or thing constituting specifically a breach by Buyer of, or inaccuracy in, any such representation or warranty of Buyer;

    (b) any breach or nonfulfillment by Buyer of any agreement or covenant of Buyer contained in this Agreement, or by reason of any claim, action or proceeding asserted or instituted by a third party to the extent arising specifically out of any matter or thing specifically constituting a breach or nonfulfillment by Buyer of any such agreement or covenant of Buyer; and

    (c) any Assumed Liabilities.

10.4 Limitations on Indemnification by Buyer

  Notwithstanding the foregoing right of Seller Indemnified Parties to indemnification for Losses pursuant to subparagraph 10.3(a), no amounts shall be payable pursuant to subparagraph 10.3(a):

    (a) until and then only to the extent that the total of all Losses determined pursuant to subparagraph 10.3(a) shall exceed $1,000,000;

    (b) if the claim for indemnification is a duplication of an amount previously paid by Buyer to Seller as a Purchase Price adjustment;

    (c) to the extent the Loss arises from a breach by Buyer of, or inaccuracy in a representation or warranty of Buyer known to Seller prior to Closing; or

    (d) unless a claim for indemnification is made prior to the date which is two years after the Closing Date;

provided, however, that nothing in this Agreement shall limit the obligation of Buyer to indemnify Seller for Losses pursuant to subparagraphs 10.3(b) or 10.3(c), other than paragraph 11.2(c) hereof, and, with respect to subparagraph 10.3(b), other than as provided below in this paragraph 10.4. In addition to the foregoing, Seller shall not be entitled to make any claim for indemnification pursuant to subparagraph 10.3(a) with respect to a particular breach by Seller of, or inaccuracy in, a representation or warranty of Seller if the Losses suffered by Seller as a result of such particular breach or inaccuracy are less than $20,000 in the aggregate.

  Notwithstanding the foregoing right of Seller Indemnified Parties to indemnification for Losses pursuant to subparagraphs 10.3(a) and 10.3(b), and regardless of the actual amount of Losses suffered or incurred by Seller pursuant to subparagraphs 10.3(a) and 10.3(b), the maximum aggregate liability of Buyer in respect of all such Losses shall be $300,000,000.

10.5 Notice: Defense of Claims

  (a) If any indemnified party shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any action or proceeding (a "Third Party Claim") with respect to which an indemnifying party may be obligated to provide indemnification pursuant to this Agreement, such indemnified party shall give the indemnifying party written notice thereof promptly after becoming aware of such Third Party Claim; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the indemnifiable Loss that has been or may be sustained by such indemnified party.

  (b) The indemnifying party may elect to defend or to seek to settle or compromise, at the indemnifying party's own expense and by the indemnifying party's own counsel, any Third Party Claim. Within 30 days of the receipt of notice from an indemnified party in accordance with subparagraph (a) above (or sooner, if the nature of such a Third Party Claim so requires), the indemnifying party shall notify the related indemnified party if the indemnifying party elects not to defend or not to seek to settle or compromise such Third Party Claim (which elections may be made only in the event of a good faith assertion by the indemnifying party that a claim was inappropriately tendered hereunder, as the case may be). Unless the indemnifying party elects not to assume the defense or not to seek to settle or compromise a Third Party Claim, the indemnifying party shall not be liable to such indemnified party hereunder for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, that such indemnified party shall have the right to employ one counsel to represent such indemnified party if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified party and the indemnifying party exists in respect of such claim, and in that event the reasonable fees and disbursements of such separate counsel shall be paid by the indemnifying party. If the indemnifying party elects not to defend or to seek to compromise or settle a Third Party Claim, or fails to notify an indemnified party of its election as provided herein, such indemnified party may defend or seek to compromise or settle such Third Party Claim. Notwithstanding the foregoing, neither the indemnifying party nor any indemnified party may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. The indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

  (c) If the indemnifying party chooses to defend or to seek to compromise or settle any Third Party Claim, the related indemnified party shall make available to the indemnifying party any personnel or any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense, settlement or compromise and shall otherwise cooperate in the defense, settlement or compromise of such Third Party Claims.

  (d) Notwithstanding anything else herein, if any offer of settlement or compromise is received by the indemnifying party with respect to a Third Party Claim and the indemnifying party notifies the related indemnified party in writing of the indemnifying party's willingness to settle or compromise such Third Party Claim on the basis set forth in such notice and such indemnified party declines to accept such settlement or compromise, such indemnified party may continue to contest such Third Party Claim free of any participation by the indemnifying party, at such indemnified party's sole expense. In such event, the obligation of the indemnifying party to defend or to seek to settle or compromise such Third Party Claim shall cease and the obligation of the indemnifying party to such indemnified party with respect to such Third Party Claim shall be limited to the lesser of (i) the amount of the offer of settlement or compromise which such indemnified party declined to accept plus the costs and expenses of such indemnified party prior to the date the indemnifying party notifies such indemnified party of the offer to settle or compromise and (ii) the actual out-of-pocket amount such indemnified party is obligated to pay as a result of such indemnifying party's continuing to contest such Third Party Claim. The indemnifying party shall be entitled to recover (by set-off or otherwise) from any indemnified party any additional expenses incurred by the indemnifying party as a result of such indemnified party's decision to continue to contest such Third Party Claim.

  (e) Any claim on account of any Loss which does not result from a Third Party Claim shall be asserted by written notice by the indemnified party to the indemnifying party. The indemnifying party shall have a period of 60 days after the receipt of such notice within which to respond thereto. If the indemnifying party does not respond within such 60-day period, the indemnifying party shall be deemed to have forfeited its right to contest the claimed payment and shall have no further right to contest the validity of such a claim. If the indemnifying party does not respond within such 60-day period or rejects such a claim in whole or in part, such indemnified party shall be free to pursue such remedies as may be available to such party under applicable law.

  (f) If the amount of any indemnifiable Loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the indemnified party to the indemnifying party.

  (g) In the event of payment by the indemnifying party to any indemnified party in connection with any Third Party Claim, the indemnifying party shall be subrogated to and shall stand in the place of such indemnified party as to any events or circumstances in respect of which such indemnified party may have any right or claim relating to any Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such indemnified party shall cooperate with the indemnifying party in a reasonable manner, and at the cost and expense of the indemnifying party, in prosecuting any subrogated right or claim.

10.6 Exclusive Remedy

  To the extent permitted by Law and except as set forth in paragraphs 11.2(b) and (c), respectively, the respective remedies of Buyer and Seller contained in this Section 10 shall be exclusive.

                                  SECTION 11

                    EXPIRATION OR TERMINATION OF AGREEMENT

11.1 Expiration or Termination

  If for any reason whatsoever Closing shall not have occurred on or before October 31, 1995, and neither Buyer nor Seller shall have terminated the Agreement as provided in clause (a) or (b) below, this Agreement shall nevertheless expire at the close of business on October 31, 1995 without the need for any further action by any party hereto. At any time prior to the Closing, this Agreement may be terminated as follows:

    (a) by mutual written consent of Buyer and Seller; or

    (b) by either Seller or Buyer in writing, without liability of the terminating party on account of such termination except as set forth in paragraph 11.2 (provided the terminating party is not otherwise in breach of this Agreement), if the Closing shall not have occurred on or before October 31, 1995 because of the failure to satisfy any condition precedent to the obligations of the terminating party.

11.2 Effect of Expiration or Termination

  (a) All obligations of the parties hereunder shall cease upon any expiration or termination pursuant to paragraph 11.1, provided, however, that (i) the provisions of this Section 11, paragraph 4.8, paragraph 5.2, paragraph 6.2, paragraph 14.4, and paragraph 14.13 hereof shall survive any expiration or termination of this Agreement and (ii) nothing herein shall relieve any party from any obligations pursuant to subparagraph (b) or (c) below.

  (b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Buyer pursuant to paragraph 11.1(b) above or expires, Seller shall not have any obligations or liabilities under this Agreement (except as set forth in paragraph 11.2(a) above and this subparagraph 11.2(b)); provided, however, that in the event such termination or expiration is attributable to (i) Seller's failure to satisfy any of the conditions to Closing described in subparagraphs 7.1(a), 7.1(b), 7.1(c), 7.1(d), 7.1(i), 7.1(j) or 7.1(k) or (ii) Seller's failure to close the transactions contemplated hereby for any reason other than as permitted by the terms of this Agreement, then Seller shall pay to Buyer, as liquidated damages, an amount equal to the sum of $5,000,000. Any amount payable to Buyer by Seller pursuant to the foregoing sentence shall be paid promptly after receipt by Seller of a written notice setting forth in reasonable detail the reason or reasons such amount is payable; provided, however, that in the event this Agreement expires by reason of Seller's failure to close the transactions contemplated hereby for any reason other than as permitted by the terms of this Agreement, such written notice shall be received by Seller no later than 30 days after the expiration date of this Agreement.

  (c) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Seller pursuant to paragraph 11.1(b) above or expires, Buyer shall not have any obligations or liabilities under this Agreement (except as set forth in paragraph 11.2(a) hereof and this subparagraph 11.2(c)); provided, however, that in the event such termination or expiration is attributable to (i) Buyer's failure to satisfy any of the conditions to Closing described in subparagraphs 7.2(a), 7.2(b), 7.2(d), 7.2(f), 7.2(g), 7.2(h) or 7.2(i) or (ii) Buyer's failure to close the transactions contemplated hereby for any reason other than as permitted by the terms of this Agreement, then Buyer shall pay to Seller, as liquidated damages, an amount equal to the sum of $5,000,000. Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated by Buyer pursuant to paragraph 11.1(b) above or expires, Buyer shall not have any obligations or liabilities under this Agreement (except as set forth in paragraph 11.2(a) hereof); provided however, that in the event such termination or expiration is attributable to the failure to satisfy the condition to Closing described in subparagraph 7.1(h), then Buyer shall pay to Seller, as liquidated damages, an amount equal to the sum of $5,000,000. Any amount payable to Seller by Buyer pursuant to the two preceding sentences shall be paid promptly after receipt by Buyer of a written notice setting forth in reasonable detail the reason or reasons such amount is payable; provided, however, that in the event this Agreement expires by reason of Buyer's failure to close the transactions contemplated hereby for any reason other than as permitted by the terms of this Agreement, such written notice shall be received by Buyer no later than 30 days after the expiration date of this Agreement.

  (d) The payment by Seller or Buyer, as the case may be, of $5,000,000 as provided in subparagraph (b) or (c) above shall constitute liquidated damages for expiration or termination and shall be the payee's sole remedy for expiration or termination and upon payment thereof no party hereunder shall have any liability to or recourse against the other under or on account of this Agreement, except that nothing contained herein shall affect any party's obligations as described in subparagraph (a)(i) above.

  (e) Neither Buyer nor Seller shall have any liability to or recourse against the other if this Agreement expires or is terminated because of the failure to satisfy any of the conditions to Closing described in subparagraphs 7.1(e), 7.1(f), 7.1(g) or 7.1(l), or the failure to satisfy either of the conditions to Closing described in subparagraphs 7.2(c), 7.2(e) or 7.2(j).

                                  SECTION 12

                        ALTERNATIVE DISPUTE RESOLUTION

12.1 Dispute Resolution

  Any claim, dispute, difference or controversy between or among the parties hereto arising out of, or relative to, this Agreement which cannot be settled by reference to other terms of this Agreement or by mutual understanding between the parties shall be submitted to alternative dispute resolution as described in this Section 12.

12.2 Referral to Representatives

  (a) The claim, dispute, difference or controversy arising out of or in relation to this Agreement, shall be subjected first to the procedure in this paragraph 12.2. Any party may cause a proceeding to be commenced by giving written notice to all other parties that it desires to do so (the date of such notice is hereinafter referred to as the "Notice Date"). Each party shall thereupon prepare a written statement (the "Statement") briefly describing such party's position with respect to such claim, dispute, difference or controversy. For purposes hereof, Buyer shall designate a representative and Seller shall designate a representative (collectively, the "Representatives") as the individuals who shall represent such parties for purposes of this paragraph 12.2. The Statement shall be prepared within 15 days of the Notice Date and given to all parties.

  (b) The Representatives shall, during the 15 day period commencing on the fifteenth day after the Notice Date, meet and negotiate in good faith in an attempt to resolve such claim, dispute, difference or controversy. If such attempt proves unsuccessful in the judgment of any party, such party may, subject to the terms of this Agreement, pursue any legal remedy available to such party.

                                  SECTION 13

                                  DEFINITIONS

13.1 Certain Defined Terms

  As used herein, the following terms shall have the meanings set forth below:

  "Affiliate" or "Affiliated" means, any person, controlling, controlled by or under direct or indirect common control with such person. For purposes of this definition, the term "control" means the power to direct the management or policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Baxter Manufactured and Private-Labeled Products" means products manufactured by Seller or any of its Affiliates, or manufactured for or bearing the trademark "Baxter" or any trademark of Seller or of any of its Affiliates.

  "Business" means the business of distributing general laboratory and clean room products that are not Baxter Manufactured or Private-Labeled Products to Industrial Customers, as that business is conducted by Seller and its Affiliates immediately prior to the Closing Date.

  "Business Day" means any day other than Saturday, Sunday or a statutory holiday in the State of Illinois.

  "Industrial Customers" means customers who purchase the products distributed by the Industrial Distribution Business for use in laboratories, production plants, and other facilities (in all cases not involved in the care of human patients or the diagnosis of disease or defect for the purpose of care of human patients), including, without limitation, analytical research and development laboratories, educational institutions, environmental testing laboratories, clean room facilities, biotechnology and pharmaceutical research and production facilities, medical device manufacturers, electronic and semiconductor manufacturers, and government research facilities.

  "Knowledge" where the word "knowledge" is used in this Agreement in connection with a representation and warranty of a party means that the party has made appropriate inquiries of its relevant corporate officers and of its counsel and, in the case of Seller, Kim Bush, David Bronson and David Jonas.

  "Law" or "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of the foregoing, including general principles of common and civil law and equity, of the United States or any state or other jurisdiction, or any agency or instrumentality of any of the foregoing, binding on or affecting the person referred to in the context in which such word is used.

  "Permitted Encumbrance" means (a) encumbrances for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Seller in accordance with GAAP; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like encumbrances arising in the ordinary course of the Industrial Distribution Business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Seller in accordance with GAAP; (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;
(d) deposits to secure the performance of any or all of the following: bids, trade contracts (other than for borrowed money), leases (other than financing leases), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Industrial Distribution Business; (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of the Industrial Distribution Business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Industrial Distribution Business and (f) such imperfections or irregularities of title and encumbrances, if any, as are not substantial in character, amount or extent so as to materially detract from the value or interfere with the present use of the properties affected thereby or otherwise materially impair present business operations.

  "United States" means the United States, excepting Puerto Rico and other territories and possessions of the United States.

13.2 Cross-Reference Table

  As used herein, the following terms shall have the meanings set forth in the paragraphs listed below:

TERM                                                               REFERENCE
- ----                                                            ---------------
Affiliate......................................................            13.1
Allocation.....................................................            1.10
Approvals......................................................            2.11
Assumed Liabilities............................................             1.2
Baxter Manufactured and Private-Labeled Products...............            13.1
Business.......................................................            13.1
Business Day...................................................            13.1
Business Employees.............................................         2.15(a)
Buyer..........................................................    Introduction
Buyer's Accountants............................................ 1.4(b) (iv) (A)
Buyer Indemnified Party........................................            10.1
Closing........................................................             1.5
Closing Date...................................................             1.5
Closing Date Net Asset Amount..................................          1.4(c)
Closing Statement of Assets and Liabilities....................      1.4(b) (i)
COBRA..........................................................             8.5
Contracts......................................................     1.1(a) (iv)
Disclosure Statement...........................................             2.1
Distribution Agreement.........................................          7.1(j)
EM.............................................................    Introduction
ERISA..........................................................            2.16
Excluded Assets................................................          1.1(b)
Excluded Liabilities...........................................             1.3
Form 10-K......................................................             6.4
GAAP...........................................................     1.4(b) (ii)
Guaranties.....................................................             5.6
Improvements Act...............................................             6.1
Industrial Accounts Receivable.................................   1.1(a) (viii)
Industrial Customers...........................................            13.1

TERM                                                               REFERENCE
- ----                                                            ---------------
Industrial Distribution Business...............................    Introduction
Intellectual Property..........................................          2.6(a)
Knowledge......................................................            13.1
Law............................................................            13.1
Loss...........................................................            10.1
NASD...........................................................             5.5
Non-Competition Agreement......................................          7.1(i)
Neutral Accounting Firm........................................ 1.4(b) (iv) (C)
Notice Date....................................................         12.2(a)
Permitted Encumbrances.........................................            13.1
Plans..........................................................             8.3
Pre-Closing Statement of Assets and Liabilities................     1.4(b) (ii)
Proxy Statement................................................             4.9
Purchase Price.................................................          1.4(a)
Representatives................................................         12.2(a)
Restricted Marks...............................................     1.1(b) (iv)
SEC............................................................          3.3(b)
Seller.........................................................    Introduction
Seller Indemnified Party.......................................            10.3
Seller's Savings Plan..........................................             8.1
Services Agreement.............................................          7.1(k)
Severance Pay Policies.........................................             8.1
Shareholder Approval...........................................          7.1(h)
Shareholders' Meeting..........................................             5.5
Statement......................................................         12.2(a)
Subject Assets.................................................          1.1(a)
Supply Agreement...............................................             6.5
Third Party Claim..............................................         10.5(a)
Trademark License Agreement....................................          7.1(m)
Unassigned Contracts...........................................          1.8(a)
United States..................................................            13.1
WARN...........................................................             8.6
401(k) Contributions...........................................             8.1

                                  SECTION 14

                                 MISCELLANEOUS

14.1 Consent to Jurisdiction

  Solely for the purpose of allowing a party to enforce its indemnification and other rights hereunder, each of the parties hereby consents to personal jurisdiction, service or process and venue in the United States District Court for the Northern District of Illinois or the Eastern District of Pennsylvania, any state court situated in Lake County in the State of Illinois, any Commonwealth court situated in Chester County in the Commonwealth of Pennsylvania or in the court in which any claim for which indemnification may be sought hereunder is brought against an indemnified party.

14.2 Bulk Sales Law

  Buyer waives compliance by Seller with the provisions of any applicable bulk sales legislation in connection with the transfer of the Subject Assets under this Agreement.

14.3 Risk of Loss

  From the date hereof until the completion of the Closing, the Subject Assets shall be and remain at the risk of Seller.

14.4 Fees and Expenses

  (a) Except as set forth in paragraph 11.2, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

  (b) Buyer will pay all federal, foreign and state sales and other taxes, duties, documentary stamps, transfer taxes, registration charges, or other like charges in connection with the transfer of the Subject Assets (as provided in paragraph 1.11); and all premiums, charges and costs of obtaining and providing appraisals and personal property searches for the benefit of Buyer with respect to the Subject Assets.

14.5 Governing Law

  This Agreement shall be construed under and governed by the internal laws of the State of Illinois without regard to its conflict of laws provisions.

14.6 Notices

  Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of 3 days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the address set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

To Buyer:                c/o VWR Corporation
                         Goshen Corporate Park West
                         1310 Goshen Parkway
                         West Chester, Pennsylvania 19380
                         Facsimile: (610) 436-1760

                         Attn: President

With a copy to:          Drinker Biddle & Reath
                         1000 Westlakes Drive
                         Suite 300
                         Berwyn, Pennsylvania 19312-2409
                         Facsimile: (610) 993-8585

                         Attn: Thomas E. Wood

To Seller:               Baxter Healthcare Corporation
                         One Baxter Parkway
                         Deerfield, Illinois 60015-4633
                         Facsimile: (708) 948-4266

                         Attn: General Counsel

With a copy to:          Sidley & Austin
                         One First National Plaza
                         Chicago, Illinois 60603
                         Facsimile: (312) 853-7036

                         Attn: John M. O'Hare

To EM:                   EM Laboratories, Incorporated
                         5 Skyline Drive
                         Hawthorne, New York 10532
                         Facsimile: (914) 542-8775

                         Attn: Walter W. Zywottek

With a copy to:          Rogers & Wells
                         200 Park Avenue
                         New York, New York 10166
                         Facsimile: (212) 878-8375

                         Attn: Klaus H. Jander

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representatives.

14.7 Entire Agreement

  This Agreement, including the Disclosure Statement and Schedules and Exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings; no promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein, the Disclosure Statement or in such Schedules and Exhibits or in such other writings, and all inducements to the making of this Agreement relied upon by any party hereto have been expressed herein, the Disclosure Statement or in such Schedules or Exhibits or in such other writings.

14.8 Assignability; Binding Effect

  This Agreement shall only be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to Seller. This Agreement may not be assigned by Seller without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, and permitted assigns.

14.9 No Third Party Beneficiaries

  Except as expressly provided in Section 10, the terms and provisions of this Agreement are intended solely for the benefit of Buyer and Seller and their successors or permitted assigns, and it is not the intention of the parties hereto to confer third party beneficiary rights upon any other persons.

14.10 Captions and Gender

  The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of any pronoun in reference to a party hereto shall be deemed to include the masculine, feminine or neuter pronoun, as the context may require.

14.11 Execution in Counterparts

  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

14.12 Amendments

  This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

14.13 Public Disclosures

  Except as required by Law or the rules of any applicable national securities exchange or association, no press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by a party to this Agreement without the prior knowledge and written consent of Buyer and Seller.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                          VWR Corporation

                                                   /s/ Jerrold B. Harris
                                          By: _________________________________
                                                  Name: Jerrold B. Harris
                                                  Title: President & CEO

                                          Baxter Healthcare Corporation

                                                    /s/ David N. Jonas
                                          By: _________________________________
                                                      David N. Jonas
                                                      Vice President
                                                   Strategic Initiatives

With Respect to Paragraphs
5.5, 5.8 and 5.9 only:

EM Laboratories, Incorporated

        /s/ Walter W. Zywottek
By: _________________________________
       Name: Walter W. Zywottek
        Title: President & CEO

                                                                    EXHIBIT VII

                              SERVICES AGREEMENT

  THIS SERVICES AGREEMENT ("Agreement") dated as of [     ], 1995 by and
between BAXTER HEALTHCARE CORPORATION, a Delaware corporation with its principal offices at One Baxter Parkway, Deerfield, Illinois 60015 (hereinafter "Baxter"), and VWR CORPORATION, a Pennsylvania corporation with its principal offices at 1310 Goshen Parkway, West Chester, Pennsylvania 19380 (hereinafter "VWR").

                                   RECITALS

  I. Baxter, VWR, and EM Laboratories, Incorporated, a New York corporation, have entered into an Asset Purchase Agreement dated as of May 24, 1995 pursuant to which Baxter has sold to VWR, and VWR has purchased from Baxter, certain of the assets and business of Baxter's "Industrial Distribution Business," as defined in the Asset Purchase Agreement.

  II. Baxter and VWR recognize that it is advisable for Baxter and its Affiliates to continue providing certain administrative and other services to VWR for a transitional period.

  III. This Agreement is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement.

                                   AGREEMENT

  In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions.

  1.1 "Affiliate" shall mean any person, firm or corporation controlling, controlled by or under direct or indirect common control with a party hereto. For the purpose of this definition, the term "control" means the power to direct the management or policies of a party, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  1.2 "Industrial Customers" shall mean customers who purchase the Products for use in laboratories, production plants, and other facilities in all cases not involved in the care of human patients or the diagnosis of disease or defect for the purpose of care of human patients, including, without limitation, analytical, research and development laboratories, educational institutions, environmental testing laboratories, clean room facilities, biotechnology and pharmaceutical research and production facilities, medical device manufacturers, electronic and semiconductor manufacturers, and government research facilities.

  1.3 "Products" shall mean the products distributed by the Industrial Distribution Business immediately prior to the date of this Agreement, including the following types of products:

    1.3.1 "Baxter Products" shall mean Products that are manufactured by Baxter, or manufactured for Baxter and bear the trademark "BAXTER" or any other trademark of Baxter or any of its Affiliates, and sold to VWR for resale by VWR to Industrial Customers pursuant to the VWR Distribution Agreement entered into by the parties on the date hereof. The inventories of the Baxter Products shall remain the property of Baxter until such time as a Baxter Product is used to fulfill an order from an Industrial Customer pursuant to this Agreement. Baxter shall retain title in such Baxter Product until the time of shipment from

                                     VII-1

  Baxter's shipping point (or the manufacturer's shipping point in the case of a drop shipment) to the Industrial Customer, at which time such Baxter Product shall be sold by Baxter to VWR; and

    1.3.2 "Distributed Products" shall mean Products manufactured by third parties and normally distributed by Baxter to Industrial Customers. The inventories of such Distributed Products shall remain the property of Baxter until such time as a Distributed Product is used to fulfill an order from an Industrial Customer. Baxter shall retain title in such Distributed Product until the time of shipment from Baxter's shipping point (or the manufacturer's shipping point in the case of a drop shipment) to the Industrial Customer at which time such Distributed Product shall be sold by Baxter to VWR.

  1.4 "Region" shall mean any one of the Baxter operational or sales regions listed on Exhibit A of this Agreement.

  1.5 "Territory" shall mean the United States, excluding Puerto Rico and its other territories and possessions.

2. Services.

  2.1 During the Term, as defined in Section 3 herein, Baxter shall or shall cause one or more of its Affiliates, to render in the Territory services to VWR as are described in Exhibit B hereto (the "Services") in connection with VWR's sales of Products to its Industrial Customers. In addition to the Services listed on Exhibit B, Baxter shall provide additional services that are requested by VWR and agreed to in writing by Baxter ("Additional Services").

  2.2 Except as otherwise provided for in the Asset Purchase Agreement, VWR shall not acquire any right, title or interest in any software, systems or other materials used in the provision of the Services. VWR shall pay the license fees and other third party charges necessary to enable Baxter to use any software that Baxter uses during the Term for the benefit of VWR but only to the extent such fees and charges are attributable to the provision of Services or Additional Services.

  2.3 Notwithstanding anything to the contrary contained herein, including, without limitation, Exhibit B, Baxter shall not provide legal services, research and development services or facilities, or insurance coverage or risk management services anywhere in the Territory. Baxter shall not provide treasury services (including, without limitation, cash management), audit services (including, without limitation, internal audit), human resources services (including, without limitation, BEBC administration services), tax services, personal transportation services (including, without limitation, access to Baxter's airplanes, cars or trucks), or use of Baxter facilities, in each case, except to the extent identified in Exhibit B hereto.

  2.4 For Industrial Customers that place orders for Products pursuant to
Section 2.6.1 and 2.6.2, Baxter shall make all credit determinations according to Baxter's then-current standard credit procedures ( a copy of the current procedures have been provided to VWR and updates of such procedures shall be provided to VWR within a reasonable time of the implementation of the same), unless otherwise directed by VWR. Notwithstanding anything to the contrary contained herein, VWR shall bear all risks in connection with all accounts receivable, and Baxter shall have no responsibility or liability with respect to the same, except for any non-VWR approved credit extensions in violation of such standard credit procedures.

  2.5 VWR shall: (i) be fully responsible for soliciting orders from Industrial Customers for the sale of the Products and the determination of resale prices and terms of payment, other than with respect to credit determinations as provided for in Section 2.4 herein; (ii) be fully responsible for

                                     VII-2
any Distributed Products returned or rejected by Industrial Customers for any reason; and (iii) give Baxter access to and use of all assets acquired by VWR pursuant to the Asset Purchase Agreement to the extent required to enable Baxter to provide the Services.

  2.6 The following procedures shall be implemented by Baxter and VWR in connection with the Services:

    2.6.1 Baxter shall receive orders from Industrial Customers via EDI transmission and Baxter's ASAP computer ordering system.

    2.6.2 VWR customer service representatives ("CSR's") and telesales representatives located in Baxter facilities pursuant to this Agreement shall receive telephone and facsimile orders from Industrial Customers and enter such orders into Baxter's system in the same manner as placed prior to the date of this Agreement.

    2.6.3 Baxter shall fulfill the orders with the required Products in the same manner used by Baxter to fulfill similar orders to similar Industrial Customers prior to the date of this Agreement, including shipments out of stock of various Baxter facilities and/or direct shipment from third party manufacturers.

    2.6.4 Baxter shall provide invoices to Industrial Customers, using a Baxter invoice generated by Baxter's billing system, but bearing a reference to VWR.

    2.6.5 On a daily basis after performing cash application, Baxter shall remit to VWR by wire transfer all payments received from Industrial Customers (including any sales taxes and freight charges collected by Baxter as agent for VWR) on account of accounts receivable assigned by Baxter to VWR on the date hereof and all VWR's accounts receivable based upon sales of Products made to Industrial Customers under this Agreement after the date hereof. If necessary, for the first ten days from the date hereof, Baxter shall remit to VWR by wire transfer an amount equal to an estimate of such receipts based on a percentage of the historic average daily cash collected of accounts receivable from Industrial Customers assigned by Baxter to VWR on the date hereof. If such an estimate is used, at the end of the first month of the Term, the parties shall calculate the difference between: (a) estimated payments made by Baxter to VWR during such ten day period; and (b) the actual collections received on account of the accounts receivable specified in the first sentence of this Section
  2.6.5. If such actual collections are greater than such estimated payments, Baxter shall pay to VWR such difference within ten days. If such actual collections are less than such estimated payments, VWR shall pay to Baxter such difference within ten days.

    2.6.6 Baxter shall perform cash application services, matching payments received from Industrial Customers with the appropriate invoices.

    2.6.7 Baxter shall base invoices to Industrial Customers on prices for Products determined by VWR and communicated to Baxter, provided that VWR shall provide Baxter with at least 30 days notice in writing of any change in such prices or any new contracts with Industrial Customers. Baxter shall continue to provide invoices to Industrial Customers having a contract or price agreement with Baxter (which may be in writing or may only be reflected in Baxter computer system) prior to the date of this Agreement, at the price contained in such contract or price agreement, until notified by VWR to change such price.

    2.6.8 Baxter shall provide VWR with a summary of monthly sales by state and local taxing jurisdiction which shall be classified on an exempt and non-exempt basis within seven days of month end. VWR shall be responsible for filing sales tax returns with the appropriate taxing authorities and remitting to them the sales taxes remitted by Baxter to VWR pursuant to
  Section 2.6.5. Baxter shall obtain exemption certificates relating to new Industrial Customers during the term of this Agreement. Unless otherwise directed by VWR, Baxter shall maintain all appropriate controls and administration of all sales tax compliance functions. Baxter shall from time to time make available to VWR upon its request detailed

                                     VII-3
  sales journals (which it shall maintain by state and local taxing jurisdiction) and all copies of all invoices which it has delivered to Industrial Customers. In addition, Baxter shall furnish to VWR all state tax exemption certificates in its possession relating to all Industrial Customers upon the transfer of the applicable accounts receivable information pursuant to Section 7. All sales transaction records for Industrial Customers shall, after the expiration or termination of this Agreement, be retained by Baxter, but shall be stored for audit purposes by Baxter for seven years and, from time to time, made available to VWR upon its request.

  2.7 During the first six months of the Term, Baxter shall provide to VWR, at no charge, Facilities Services consisting of access to certain Baxter facilities for VWR's sales representatives, customer service representatives and general office personnel ("VRW Representatives") to the same extent that the persons employed by Baxter in similar capacities had access to such facilities immediately prior to the date of this Agreement, and voice mail for the VWR Representatives using such facilities, the number of such VWR Representatives not to exceed 569 in the aggregate. If requested by VWR and agreed to by Baxter, Baxter shall provide to VWR Facilities Services after the first six months of the Term subject to Section 4.8 herein.

3. Term.

  Baxter shall render the Services and the Additional Services during the term of this Agreement ("Term") which shall commence on the date of this Agreement and terminate no later than two years thereafter. This Agreement shall terminate with respect to all of the Services or Additional Services on a Region by Region basis pursuant to the termination schedule which shall be provided by VWR within 30 days after the date of this Agreement. VWR may shorten the period during which Services or Additional Services are provided by Baxter in any Region by giving Baxter 120 days written notice prior to the effective date of termination of such Services or Additional Services. VWR may extend the period during which Services or Additional Services are provided to any Region beyond the applicable termination date in the termination schedule provided by VWR by giving Baxter 120 days written notice prior to the date of termination of the Services or Additional Services, provided that such notice sets forth the time period of such extension, which in no case shall extend beyond the Term, unless extended by mutual agreement, and the Services or Additional Services to be provided.

4. Consideration.

  4.1 In consideration of Baxter providing Services to VWR, VWR shall made monthly payments to Baxter for such Services ("Services Payments") as set forth herein, provided that VWR shall not be required to make any Services Payments during the first three months of this Agreement.

  4.2 The Services Payments for the 12 month period from the beginning of the fourth month through the end of the fifteenth month of the Term shall equal 5.5% of the total sales of the Products to Industrial Customers which are serviced by Baxter pursuant to the terms of this Agreement ("IC Sales") during such 12 month period, provided that in no event shall such Services Payments be less than $18,645,000 in the aggregate during such 12 month period (such $18,645,000 figure is based on $452,000,000 multiplied by 5.5% multiplied by 9/12). Payments due during such 12 month period shall be due and payable within 15 days following the end of each such month. If during any quarter during such 12 month period the difference between: (a) $4,661,250, less (b) the actual IC Sales made during such quarter multiplied by 5.5% is greater than zero, then, within 15 days after the end of each such quarter, VWR shall pay to Baxter an amount equal to such difference.

  4.3 If VWR has made payments to Baxter totalling at least $18,645,000 pursuant to Section 4.2 and the difference between: (a) the actual Services Payments made by VWR during such

                                     VII-4

12-month period (including any end-of-quarter payments) pursuant to Section
4.2 exceeds (b) 5.5% multiplied by IC Sales during such 12-month period, then VWR shall be entitled to a credit ("Credit") equal to such excess, which Credit shall be applied against Services Payments for Services provided during each month during the three month period from the beginning of the sixteenth month through the end of the eighteenth month of the Term.

  4.4 The Services Payments for each month during the period from the beginning of the sixteenth month through the end of the eighteenth month of the Term shall be actual IC Sales multiplied by 5.5%, provided that any Credit shall be applied against such Services Payments until such Credit is depleted. Such Services Payment shall be paid within 15 days of the end of each month during such period.

  4.5 The Services Payments for each month during the period from the beginning of the nineteenth month through the end of the twenty-fourth month of the Term shall be 5.5% of actual IC Sales during each such month. Such Services Payments shall be paid within 15 days of the end of each month during such period.

  4.6 Except as expressly provided herein, no other consideration or reimbursement shall be payable to Baxter for the Services unless the parties otherwise agree in writing.

  4.7 If Baxter renders any Additional Services to VWR pursuant to the terms of Section 2.1, VWR shall pay to Baxter in addition to the Services Payments an amount equal to that set forth in any written agreement providing for such Additional Services (which the parties acknowledge shall be based upon the variable cost incurred by Baxter in rendering such Additional Services). Any such payment for Additional Services shall be paid within 15 days of the end of each month in which such Additional Services have been rendered.

  4.8 If Baxter renders any Facilities Services to VWR after the first six months of the Term pursuant to the terms of Section 2.7, VWR shall, for each VWR Representative located at a Baxter facility, pay to Baxter in addition to the Services Payments $192 per each such VWR Representative per month based on full-time employment. Baxter shall invoice VWR for such Facilities Services and specify the number of VWR Representatives and their locations broken out by full-time and part-time employees. Any such payment for Facilities Services shall be paid within 15 days of the end of each month during which such Facilities Services have been rendered.

  4.9 If any payments due hereunder have not been received by Baxter within 15 days after the date on which such payments are due, such overdue amounts shall bear interest from the applicable due date until the date paid at the prime rate published by the Wall Street Journal as of such applicable due date.

  4.10 Notwithstanding anything to the contrary contained herein, if, during any year during the Term, IC Sales in any Region exceed 125% of the 1994 annual sales level for such Region specified in Exhibit A, Baxter shall not be obligated to provide any Services to any such Region in connection with any IC Sales in excess of such 125% amount if the provision of such excess Services would require Baxter to make any capital expansions.

5. Performance of Services.

  5.1 Subject to the other provisions of this Section 5, Baxter shall use reasonable efforts in providing the Services hereunder and shall perform the Services in a manner consistent with past practice and with the same degree of care, skill and prudence customarily exercised by Baxter in providing services similar to the Services to its own operating divisions prior to the date of this Agreement. Baxter shall stock inventories of the Products at service levels consistent with those service levels provided by Baxter to the Industrial Distribution Business prior to the date hereof.

                                     VII-5

  5.2 Baxter shall prepare and deliver monthly sales, cost of goods sold, accounts receivable and other reports as such reports were prepared by Baxter for the Industrial Distribution Business immediately prior to the date hereof (collectively, the "Reports"). Baxter shall from time to time upon advance notice provide VWR and/or its independent public accountants or principal financial institutions with full access to all accounting and other records which were used to produce, or in any way support, the Reports in connection with VWR's business.

  5.3 Baxter and VWR shall cooperate in planning the scope and timing of the Additional Services in order to minimize or eliminate interference with the conduct of Baxter's business activities.

  5.4 In providing the Services, neither Baxter nor its Affiliates shall be responsible for the accuracy, completeness or timeliness of any advice or Service or any return, report, filing or other document which it provides, prepares or assists in preparing, except to the extent that any inaccuracy, incompleteness or untimeliness arises from the gross negligence or willful misconduct of Baxter or its Affiliates; provided that in no event, whether as a result of a breach of this Agreement, tort liability or otherwise, shall Baxter be liable to VWR for any special, indirect, incidental or consequential damages. Baxter and its Affiliates shall provide Services with respect to such returns, reports, filings and other documents with the same timeliness and accuracy as it prepared such returns, reports, filings and other documents for the Industrial Distribution Business immediately prior to the date hereof, provided that Baxter acknowledges that the timeliness of the Reports are essential to VWR's ability to meet its financial reporting requirements (including those imposed by the federal securities laws).

6. Remittances and Settlement.

  6.1 Baxter shall invoice VWR as follows:

    6.1.1 2.6% times net IC Sales for the month just ended to cover freight from Baxter's shipping point(s) (or manufacturer's facility in the case of a drop shipment) to Industrial Customers in the United States; provided, however, that Baxter shall credit VWR for any freight collected from Industrial Customers.

    6.1.2 for Baxter Products delivered by Baxter to fulfill Industrial Customers' orders and invoiced during the month just ended. Such Baxter Products shall be deemed to have been sold to VWR at the point of shipment to the Industrial Customer. Baxter shall invoice VWR for such Baxter Products at the prices then in effect under terms of the VWR Distribution Agreement.

    6.1.3 for Distributed Products delivered by Baxter to fulfill VWR's Industrial Customer orders and invoiced during the month just ended. Such Distributed Products shall have been sold to VWR at the time of shipment to Industrial Customers. Baxter shall invoice VWR for such Distributed Products at then-current merchandise File Costs contained on Baxter's computer system (which shall include a factor for inbound freight costs) net of applicable vendor rebates.

    6.1.4 Baxter shall invoice VWR pursuant to this Section on a daily basis and VWR shall pay such invoices by wire transfer within 15 days after the date of each such invoice.

7. Termination of Services.

  7.1 Prior to the date upon which Baxter's performance of Services shall cease for any Region, Baxter and VWR shall formulate a mutually acceptable transition plan, including, without limitation, VWR's purchase of Distributed Products from Baxter as provided for herein. As part of such transition plan, VWR shall purchase from the Baxter facility that has been servicing customers in that Region, an inventory of Distributed Products at Baxter's then-current

                                     VII-6
merchandise file costs (which shall include a factor for inbound freight costs) which shall include associated excess, no-move Distributed Products (at Baxter's book value determined following Baxter's standard policies), all F.O.B. the Baxter facility. VWR shall pay Baxter the costs for such Distributed Products within 15 days after the date of termination of Services in the applicable Region. The quantity of inventory of each Distributed Product that VWR shall purchase shall be equal to that portion of the Distributed Products that Baxter has held in order to service Industrial Customers of that Region. VWR shall be liable for and shall pay at the time of the purchase of such Distributed Products all federal, foreign and state sales taxes and all other sales taxes, duties, documentary stamps, transfer taxes, registration fees and charges or other like charges properly payable upon and in connection with the assignment and transfer of such Distributed Products by Baxter to VWR hereunder. Baxter shall prepare such Distributed Products for shipment to a VWR location specified by VWR. Pursuant to the implementation of such transition plan, Baxter shall transfer such Distributed Products as follows:

    7.1.1 Baxter shall provide VWR with a magnetic tape containing the catalog numbers of such Distributed Products to be purchased;

    7.1.2 Baxter shall conduct a physical count of such Distributed Products to be shipped;

    7.1.3 Baxter shall prepare such Distributed Products for shipment to a specified VWR location pursuant to such transition plan, provided that VWR shall be solely responsible for all costs associated with such shipment; and

    7.1.4 Baxter shall deliver to VWR a detailed invoice (each a "Baxter Invoice") for such Distributed Products based upon its physical count which contains prices for each such Distributed Product, which invoice, subject to Section 7.2. below, shall be final, binding and conclusive on the parties hereto.

Any adjustments resulting from the physical count (i.e., "ADKS") shall be provided to VWR within two business days of the reconciliation. VWR shall be entitled to have its representatives (including its independent auditors) present during any such physical inventory count.

  7.2 VWR, at its own expense, may conduct an audit or review of the amount set forth on any Baxter invoice, including causing any nationally recognized firm of independent public accountants designated by VWR to perform such audit, review or other report. VWR may dispute any Baxter Invoice from Baxter, but only on the basis that VWR has been invoiced for Distributed Products at costs other than Baxter's then-current merchandise file costs (or book value for excess, no-move) or that such Distributed Products are not in new or saleable condition (except for such no-move). Any such dispute shall be initiated by written notice delivered to Baxter within 30 days of VWR's receipt of any such Products. Such notice shall specify each disputed item, the amount thereof and the basis on which such dispute is made. If Baxter and VWR are unable to reach a written resolution of all disputed items within 20 days after VWR's written notice of dispute, Baxter and VWR shall submit the items remaining in dispute for resolution to a firm of independent public accountants having national standing in the United States which is not then retained by Baxter, VWR or their respective Affiliates, as mutually selected by VWR and Baxter (the "Neutral Accounting Firm"). In the event that Baxter and VWR are unable to agree on the Neutral Accounting Firm, then a nationally recognized "Big Six" accounting firm shall be selected by lot after eliminating one such firm selected by Baxter and one such firm selected by VWR. The Neutral Accounting Firm shall, within 30 days after submission to it of the disputed items, determine and report in writing to the parties upon such remaining disputed items in accordance with the provisions hereof; and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Neutral Accounting Firm shall be allocated between Baxter and VWR in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Neutral Accounting Firm that is unsuccessfully disputed by each (as finally determined by the Neutral Accounting Firm) bears to the total amount of such remaining

                                     VII-7
disputed items so submitted. The Neutral Accounting Firm shall make such determination in its sole discretion, subject to the terms and conditions of this Agreement; provided, however, that the amount determined by the Neutral Accounting Firm in respect of any such remaining disputed item shall not exceed the highest amount claimed by either of the parties disputing such item, or be less than the lowest amount claimed by either of the parties disputing such item.

  7.3 VWR shall pay each Baxter Invoice, less any disputed amounts subject to
Section 7.2, by wire transfer within 15 days after the date of such Baxter Invoice.

  7.4 Each mutually acceptable transition plan discussed in Section 7.1 shall contain understandings regarding the delivery of all of Baxter's records, books, and other data relating exclusively to the Products previously serviced by Baxter at such Region, including all accounts receivable data.

8. Indemnity.

  8.1 VWR agrees to indemnify and hold Baxter and the Baxter Indemnified Parties (as hereinafter defined) harmless from and against, and in respect of, any and all damages, claims, losses, demands, suits, losses, fines, penalties and liabilities ("Losses") asserted against or incurred by, and all expenses (including all reasonable fees and expenses of counsel, travel costs and other out-of-pocket costs) incurred in connection with pending or threatened litigation or other proceedings ("Expenses") by, Baxter or any of the Baxter Indemnified Parties and which arise out of or relate to the provision of Services hereunder by Baxter or any of the Baxter Indemnified Parties which arise out of or relate to any claim, action or proceeding asserted by a third party to the extent arising specifically out of any matter or thing specifically constituting a breach by VWR hereunder or any wrongful or negligent act or omission by VWR (or its employees or agents) in its performance of the terms of this Agreement. The Baxter Indemnified Parties shall mean and include: (x) Baxter's Affiliates; and (y) the respective directors, officers, agents and employees of Baxter and its Affiliates. Expenses shall be reimbursed or advanced when and as incurred promptly upon submission by Baxter or any Baxter Indemnified Party of statements to VWR.

  8.2 Baxter agrees to indemnify and hold VWR and the VWR Indemnified Parties (as hereinafter defined) harmless from and against, and in respect of, any and all damages, claims, losses, demands, suits, losses, fines, penalties and liabilities ("Losses") asserted against or incurred by, and all expenses (including all reasonable fees and expenses of counsel, travel costs and other out-of-pocket costs) incurred in connection with pending or threatened litigation or other proceedings ("Expenses") by, VWR or any of the VWR Indemnified Parties and which arise out of or relate to the provision of Services hereunder by VWR or any of the VWR Indemnified Parties which arise out of or relate to any claim, action or proceeding asserted by a third party to the extent arising specifically out of any matter or thing specifically constituting a branch by Baxter hereunder or any wrongful or negligent act or omission by Baxter (or its employees or agents) in its performance of the terms of this Agreement. The VWR Indemnified Parties shall mean and include:
(x) VWR's Affiliates; and (y) the respective directors, officers, agents and employees of VWR and its Affiliates. Expenses shall be reimbursed or advanced when and as incurred promptly upon submission by VWR or any VWR Indemnified Party of statements to Baxter.

9. Third Party Claims.

  If any third party shall make any claim or commence any arbitration proceeding or suit against any one or more of the Indemnified Persons with respect to which an Indemnified Person

                                     VII-8
intends to make any claim for indemnification against VWR under Section 8.1 or against Baxter under Section 8.2, such Indemnified Persons shall promptly give written notice to VWR or Baxter, as the case may be, of such third party claim, arbitration proceeding or suit and the following provisions shall apply:

  9.1 Subject to Section 9.2, such Indemnified Persons shall have the right to conduct and control, through counsel of their choosing, the defense of any third party claim, arbitration proceeding or suit, and such Indemnified Persons may settle the same; provided that such Indemnified Persons shall give the indemnifying party advance notice of any proposed settlement. Such Indemnified Persons shall permit the indemnifying party to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the indemnifying party. Any settlement with respect to a claim for money damages effected by such Indemnified Persons after the indemnifying party has notified such Indemnified Persons in writing of the indemnifying party's disapproval of such settlement, shall discharge the indemnifying party from liability with respect to the subject matter thereof under this Agreement, and no claim for indemnification therefor shall be claimed by such Indemnified Persons under
Section 8.1 or Section 8.2, as the case may be.

  9.2 Notwithstanding Section 9.1, if the remedy sought in any claim, arbitration proceeding or suit referred to in this Section 9 is solely money damages, the indemnifying party shall have 15 business days after receipt of the notice referred to above in this Section 9 to notify such Indemnified Persons that it elects to conduct and control the defense of such claim, proceeding or suit. If the indemnifying party does not give the foregoing notice, such Indemnified Persons shall have the right to defend or settle such claim, proceeding or suit in the exercise of their exclusive discretion, and the indemnifying party shall, upon request from any of such Indemnified Persons, promptly pay to them in accordance with Section 8.1 or Section 8.2, as the case may be, the amount of any liabilities, damages, losses and expenses, including reasonable attorney's fees, resulting from such claim, proceeding or suit. If the indemnifying party gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the indemnifying party, the conduct and control of the defense and any settlement of such claim, proceeding or suit, and such Indemnified Persons shall cooperate with the indemnifying party in connection therewith; provided that:
(a) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any of such Indemnified Persons; (b) the indemnifying party shall permit such Indemnified Persons to participate in such defense or settlement through counsel chosen by such Indemnified Persons, but the fees and expenses of such counsel shall be borne by such Indemnified Persons except as provided in clause (c) below; and (c) the indemnifying party shall agree to reimburse promptly under Section 8.1 or
Section 8.2, as the case may be, such Indemnified Persons for the full amount of any liabilities, damages, losses and expenses, including reasonable attorneys' fees, resulting from such claim, proceeding or suit, except in each case for any fees and expenses of counsel for such Indemnified Persons incurred after the assumption of the conduct and control of such claim, proceeding or suit by the indemnifying party. So long as the indemnifying party is contesting any such claim, proceeding or suit in good faith, such Indemnified Persons shall not pay or settle any such claim, proceeding or suit; provided, however, that such Indemnified Persons shall have the right to pay or settle any such claim, proceeding or suit; provided, further, that in such event such Indemnified Persons shall be deemed to have waived any right to indemnity therefor by the indemnifying party under Section 8.1 or Section 8.2, as the case may be.

10. Confidentiality.

  10.1 Each of Baxter and VWR undertakes to the other, on behalf of itself and its employees, officers, directors, agents and Affiliates, that it shall keep confidential and shall not, without the

                                     VII-9
prior written consent of the party to whom the information relates, disclose to any person, nor use or exploit commercially for its own purposes, any information obtained relating to the subject matter or performance of this Agreement; provided, however, that each of Baxter and VWR may disclose such information: (a) to its Affiliates for any purposes reasonably incidental to the purposes of this Agreement; (b) to its respective advisors for use in connection with rendering advice with respect to the performance of this Agreement; and (c) as is required to be disclosed by operation of law, legal process or any stock exchange regulations or any binding judgment or order, or by any requirement of any competent, federal, provincial, state, local or foreign court, administrative agency or governmental or regulatory authority or body. In performing its obligations under this Section 10.1, each of Baxter and VWR shall use all reasonable efforts to ensure that its employees, officers, directors and agents and Affiliates observe the foregoing confidentiality obligations.

  10.2 Section 10.1 shall not apply to information:

    10.2.1 acquired from a third party with the right to divulge the same;

    10.2.2 which, prior to or after the date of this Agreement, Baxter and VWR jointly decided to disclose; or

    10.2.3 which is or becomes within the public domain (otherwise than through the fault of the recipient party).

11. Suspension/Termination.

  Baxter may suspend the provision of any Services, Additional Services or Facilities Services for which payment has not been received within 30 days following the date on which such payment is due until such payments have been received by Baxter and any such failure to pay within such 30-day period shall be considered a material default hereunder, provided that the foregoing shall not apply to any portion of any invoice that is disputed in good faith by VWR. Either party shall have the right to terminate this Agreement effective upon delivery of written notice to the other party if the other party: (a) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage of any federal, provincial or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days, or if the corporate existence of the other party is terminated by voluntary or involuntary dissolution; or (b) materially defaults in the performance of any of its convenants or obligations contained in this Agreement and such default is not remedied to the non-defaulting party's reasonable satisfaction within 30 days after written notice to the defaulting party of such default, or if such default is not capable of rectification within 30 days, if the defaulting party has not promptly commenced to rectify the default within such 30-day period, and thereafter proceeds diligently to rectify same, provided that such right of rectification shall not extend the Term as provided in Section 3.

12. Non-Exclusivity.

  Nothing in this Agreement shall preclude VWR from obtaining the Services, in whole or in part, from its own employees or from providers other than Baxter at any time; provided that VWR shall be responsible for paying to Baxter Services Payments as provided for herein. Subject to the terms and conditions of Section 4.11 of the Asset Purchase Agreement, nothing shall preclude Baxter or any of its Affiliates from providing services comparable to the Services to any other person or entity at any time.

                                    VII-10

13. Notices.

  Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of 3 days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party shall be sent to the address set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

To VWR:                  c/o VWR Corporation
                         Goshen Corporate Park West
                         1310 Goshen Parkway
                         West Chester, Pennsylvania 19380
                         Facsimile: (610) 436-1760
                         Attn: President

With a copy to:          Drinker Biddle & Reath
                         1000 Westlakes
                         Suite 300
                         Berwyn, Pennsylvania 19312-2409
                         Facsimile: (610) 993-8585
                         Attn: Thomas E. Wood

To Baxter:               Baxter Healthcare Corporation
                         One Baxter Parkway
                         Deerfield, Illinois 60015-4633
                         Facsimile: (708) 948-4266
                         Attention: General Counsel

With a copy to:          Sidley & Austin
                         One First National Plaza
                         Chicago, Illinois 60603
                         Facsimile: (312) 853-7036
                         Attention: John M. O'Hare

Any notice given hereunder may be given on behalf of any party by its counsel or other authorized representatives.

14. Miscellaneous.

  14.1 This Agreement shall constitute the entire agreement between Baxter and VWR with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

  14.2 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois and the federal laws of the United States of America applicable therein. Any lawsuit arising from or related to this Agreement shall be brought before the United States District Court for the Northern District of Illinois or the Eastern District of Pennsylvania or an Illinois state court sitting in Lake County, Illinois, or any Commonwealth Court sitting in Chester County, Pennsylvania. The parties hereby consent to the jurisdiction of such courts.

  14.3 This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

                                    VII-11

  14.4 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither party shall have the right to transfer or assign its interest in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

    14.4.1 Notwithstanding the foregoing, either party may assign its rights and obligations, in whole or in part, to any Affiliate provided that the assigning party guarantees performance by such Affiliate.

    14.4.2 Notwithstanding the foregoing provisions of this Section 14.4, Baxter may assign its rights and obligations under this Agreement to any corporation or other entity that shall acquire all or substantially all of Baxter's business and assets and who shall assume in writing all of Baxter's obligations hereunder and deliver a signed copy of such assumption instrument to VWR; provided, further, that upon VWR's receipt of such assumption instrument, Baxter shall be fully released and discharged from its obligations under this Agreement.

    14.4.3 Notwithstanding the foregoing provisions of this Section 14.4, to the extent that any corporation or other entity shall acquire all or substantially all of Baxter's business and assets relating to any of the Products, Baxter may assign a corresponding portion of its rights hereunder to such corporation or entity, provided that any such corporation or entity shall assume in writing all of Baxter's obligations hereunder which correspond to the portion of rights assigned, and shall deliver a signed copy of such assumption instrument to VWR.

  14.5 The terms and provisions of this Agreement are intended solely for the benefit of Baxter and VWR and their respective Affiliates, successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

  14.6 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions or the enforceability of this Agreement.

  14.7 The failure at any time of either party to require performance by the other party of any responsibility provided for in this Agreement shall in no way affect the right to require full performance of any such responsibility at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement by the other party constitute a waiver of any succeeding breach of the same or any other provision nor shall it constitute a waiver of the responsibility itself.

  14.8 Baxter is acting as an independent contractor in connection with providing the Services and neither party constitutes the other as its agent, partner, joint venturer, or legal representative or has express or implied authority to bind the other in any manner whatsoever. All employees and representatives of Baxter providing the Services to VWR shall be deemed for purposes of all compensation and employee benefits to be employees or representatives of Baxter and not employees or representatives of VWR. In performing the Services, such employees and representatives shall be under the direction, control and supervision of Baxter (and not of VWR) and Baxter shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

  14.9 The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by matters (not including lack of funds or other financial causes) such as strikes, supplier delays, shortages of raw materials, government orders or acts of

                                    VII-12

God, which are reasonably beyond the control of the party obligated to perform. Any delay occasioned thereby shall not constitute a default under this Agreement, and the obligations of the parties shall be suspended during the period of delay so occasioned.

  IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this Agreement as of the date first above written.


                                          Baxter Healthcare Corporation


                                          By: _________________________________
                                                   Name: David N. Jonas
                                                   Title: Vice President
                                                   Strategic Initiatives


                                          VWR Corporation


                                          By: _________________________________
                                                  Name: Jerrold B. Harris
                                                   Title: President and
                                                  Chief Executive Officer

                                     VII-13

                                                                   EXHIBIT VIII

                            DISTRIBUTION AGREEMENT

  This DISTRIBUTION AGREEMENT ("Agreement"), dated as of [August 1, 1995] by and among BAXTER HEALTHCARE CORPORATION, a Delaware corporation with its principal offices at One Baxter Parkway, Deerfield, Illinois 60015 (hereinafter called the "Supplier") and VWR CORPORATION, a Pennsylvania corporation with its principal office at 1310 Goshen Parkway, West Chester, Pennsylvania 19380 (hereinafter called "Distributor").

                                   RECITALS

  1. Distributor, Supplier, and EM Laboratories, Incorporated, a New York corporation ("EM"), have entered into an Asset Purchase Agreement dated as of May 24, 1995 pursuant to which Supplier has sold to Distributor, and Distributor has purchased from Supplier, certain of the assets and business of Supplier's "Industrial Distribution Business," as defined in the Asset Purchase Agreement.

  2. This Agreement is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement.

                                   AGREEMENT

  In consideration of the Asset Purchase Agreement and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Supplier and Distributor agree as follows:

1. Definitions.

  1.1 "Affiliate" shall mean any person, firm or corporation controlling, controlled by or under direct or indirect common control with a party hereto. For the purpose of this definition, the term "control" means the power to direct the management or policies of a party, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  1.2 "Contract Year" shall mean the period commencing on October 1 and ending on September 30 in each year during the Term, provided that there shall be a "Stub Period" beginning on the date hereof and ending on September 30, 1995.

  1.3 "Industrial Customers" shall mean customers who purchase the Products for use in laboratories, production plants, and other facilities in all cases not involved in the care of human patients or the diagnosis of disease or defect for the purpose of care of human patients, including, without limitation, analytical, research and development laboratories, educational institutions, environmental testing laboratories, clean room facilities, biotechnology and pharmaceutical research and production facilities, medical device manufacturers, electronic and semiconductor manufacturers, and government research facilities.

  1.4 "Minimum Purchase Requirement" shall mean the aggregate minimum dollar volume of the Products purchased by Distributor during each Contract Year determined in accordance with Section 4 herein, including any orders placed but not filled at least 30 days prior to the end of any such Contract Year.

  1.5 "Person" shall mean an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group or combination thereof.

                                    VIII-1

  1.6 "Products" shall mean the products and accessories listed in Exhibit A hereto together with the parts and components necessary for the repair and replacement thereof, provided that Supplier may, upon 30 days written notice to Distributor: (a) add the Products to Exhibit A which have uses or applications similar to any Products set forth in Exhibit A; or (b) delete from Exhibit A and this Agreement any Product, the manufacture and sale of which has been generally discontinued by Supplier. Exhibit A shall be deemed to be amended to reflect any such Product additions without any further act by any party hereto. Exhibit A, as amended and supplemented from time to time, is incorporated by reference herein and forms part of this Agreement.

  1.7 "Term" shall mean the period of time specified in Section 3 hereof, including any and all renewals thereof.

  1.8 "Territory" shall mean the world (excluding Canada).

2. Distribution Rights.

  2.1 During the Term, as defined herein, Supplier hereby grants to Distributor, and Distributor accepts the right to sell and distribute the Products only to Industrial Customers in the Territory for non-patient use subject to the terms and conditions stated herein. Distributor may grant to EM or its Affiliates the rights to distribute the Products outside the United States, provided that with respect to such distribution, EM shall be subject to all of Distributor's duties and obligations hereunder (except for the Minimum Purchase Requirements) and Distributor shall remain fully liable for EM's performance of such duties and obligations. During the Term, except as otherwise provided in Section 2.3, Supplier and its Affiliates shall distribute the Products to Industrial Customers in the Territory only through Distributor pursuant to this Agreement.

  2.2 Distributor hereby accepts such grant of distribution rights. Distributor represents and warrants that it shall not sell or distribute the Products other than as provided for herein. Distributor hereby agrees that during the Term:

    2.2.1 none of Distributor or its respective Affiliates, or any other Person on its or their behalf, shall sell, solicit orders for or otherwise distribute any Product, directly or indirectly through distributors, agents or otherwise, to or from any customer or any Affiliate of any customer: (a) located outside of the Territory; (b) that is not an Industrial Customer; or (c) for any use other than non-patient use;

    2.2.2 Distributor may distribute Products in the Territory through sub-distributors provided that the dollar volume of Products sold to sub-distributors in the United States in any Contract Year does not exceed 15% of the dollar volume of all Products sold by Distributor during such Contract Year in the United States; and

    2.2.3 Supplier shall not be responsible to the extent Distributor grants any warranty, service contract or similar right with respect to the Products that is different from or additional to the warranty set forth in
  Section 7.7 herein without the prior written consent of Supplier, which consent may be withheld by Supplier in its sole discretion. To the extent that Distributor or any of its Affiliates grants, or is deemed to have granted, any such warranty or right, Distributor shall be solely responsible therefor, it being understood that the purpose of this sentence is to allocate responsibility between Distributor and Supplier and not with respect to any other party.

  2.3 Distributor acknowledges and agrees that:

    2.3.1 this Agreement shall not prohibit Supplier or its Affiliates from distributing the Products to Industrial Customers within the Territory otherwise than through Distributor to the extent that Distributor shall be unable to so distribute the Products by reason of any matter referred to in
  Section 11 or if Distributor is otherwise prohibited from selling, or

                                    VIII-2
  unable to sell, the Products to any customer or class of customers, provided that such sales shall be credited against the Minimum Purchase Requirements for the applicable Contract Year or Stub Period;

    2.3.2 Supplier may continue to distribute the Products in the Territory to Industrial Customers during the Term: (a) by any means by which Supplier distributed the Products, other than through the Industrial Distribution Business, prior to the date of this Agreement; or (b) through sub-distributors used by Supplier prior to the date of this Agreement; and

    2.3.3 Supplier may: (a) continue to sell and distribute the Products in the Territory via any means to customers other than Industrial Customers;
  (b) sell and distribute the Products to any customer for non-patient use if such customer conditions any sale or distribution of the Products by Supplier for patient treatment on the sale or distribution of the Products for non-patient use, provided that any such sales shall be credited against the Minimum Purchase Requirements for the applicable Contract Year or Stub Period; (c) sell and distribute the Products to its Affiliates provided that such sale and distribution is for internal use only and not for resale, and Distributor shall assist Supplier in connection with such sales and distribution; (d) continue to sell and distribute the Products to third parties who will include such Products as components of kits used to perform any test or procedure; and (e) continue to sell and distribute any Product to any Industrial Customer in the United States to the extent necessitated by Supplier's inability to assign to Distributor any contract or agreement with an Industrial Customer pursuant to the Asset Purchase Agreement, provided that such sales shall be credited against Distributor's Minimum Purchase Requirements in the applicable Contract Year or Stub Period.

3. Term.

  The initial term ("Term") of this Agreement shall begin on the date of this Agreement and end on September 30, 2000; provided that the Term shall be automatically renewed for additional and successive periods of one year each, unless and until such initial or additional Term is terminated as provided in
Section 9 of this Agreement.

4. Minimum Purchase Requirements.

  4.1 Supplier and Distributor acknowledge and agree that the Minimum Purchase Requirements for Products for the Stub Period and the first five Contract Years are set forth in Exhibits B and C. The total Minimum Purchase Requirement for Distributor's U.S. sales for each Contract Year and the Stub Period shall be the sum of the Base amount plus the Incremental amount listed on Exhibit B for each such Contract Year or Stub Period. The total Minimum Purchase Requirement for Distributor's international sales for each Contract Year and the Stub Period is the incremental amount listed on Exhibit C.

  4.2 The Minimum Purchase Requirements for each Contract Year after the fifth Contract Year, if any, shall be reviewed and established by Distributor and Supplier on an annual basis through good faith negotiations which shall begin six months prior to the beginning of each such Contract Year and be completed at least 60 days prior to the beginning of the applicable Contract Year, provided that in no event shall any Minimum Purchase Requirement for any Contract Year be less than such Minimum Purchase Requirement for the previous Contract Year.

  4.3 In the event that the actual dollar amount of the Products purchased by Distributor in any Contract Year or the Stub Period (the "Actual Purchase Amount") is less than any Minimum Purchase Requirement for such Contract Year or Stub Period, Distributor shall, within 30 days after the end of such Contract Year or Stub Period, either: (a) pay to Supplier as liquidated damages the difference between the Minimum Purchase Requirement and the Actual Purchase

                                    VIII-3

Amount (the "Purchase Shortfall"); or (b) order and pay for Products in a dollar amount equal to such Purchase Shortfall.

  4.4 Notwithstanding anything to the contrary contained herein, the parties agree that if, at the end of the third Contract Year, Supplier determines, in its sole and absolute discretion, that there has been a significant change in manufacturing processes in clean room environments since the date of this Agreement, Supplier shall propose revised Minimum Purchase Requirements for the fourth and fifth Contract Years to address such change.

  4.5 If with respect to Distributor's international sales: (a) Distributor's actual sales during any Contract Year are greater than or less than (b) the Minimum Purchase Requirement for such Contract Year as set forth in Exhibit C, the Minimum Purchase Requirement for the following Contract Year shall be adjusted upward (in the event such sales are greater) or downward (in the event such sales are less) by the percentage of such shortfall or overage.

  4.6 During the first Contract Year and the Stub Period, the mix of Distributor's purchases of Products shall be of similar proportion to the mix of such Products sold by the Industrial Distribution Business in 1994. After the first Contract Year, the mix of Distributor's purchases of Products shall be of similar proportion to the mix of such Products purchased by Distributor during the immediately preceding Contract Year. Twice during each Contract Year, the parties shall meet to determine whether the mix of Distributor's purchases of Products varies by more than 10% of the mix from the period against which such Contract Year is measured. If Supplier's margin is adversely affected by such mix, Supplier shall have the right to revise and adjust margins in order to eliminate any detrimental effect from such mix on future sales.

  4.7 During the Stub Period and the first Contract Year, Distributor shall use good faith efforts to achieve the purchase goals specified in Exhibit D, provided, however, that Distributor shall incur no liability for its failure to achieve any such purchase goals in excess of any Minimum Purchase Requirements.

5. Prices.

  5.1 The prices for each Product sold by Supplier to Distributor under this Agreement shall be the price set forth opposite such Product in Exhibit A. Supplier may increase or decrease the price of any Product upon not less than 60 days written notice to Distributor effective on the first day of any calendar year, provided that such price increase shall be based upon the constant volume "standard to standard" cost change for Supplier's manufacturing units producing the Pharmaseal and Convertors Products. Any such notice shall contain the specific price change for each Product affected by the notice. Upon the first day of the calendar year immediately following the expiration of such 60 day period, Exhibit A shall be deemed to be amended to reflect the price increases and/or decreases contained in such notice without any further act by any party hereto. Supplier shall honor Distributor's purchase orders received by Supplier prior to Distributor's receipt of any such notice at the prices in effect when such orders were received. Distributor agrees that the dollar volume of its Product purchases during the 60 days prior to the effective date of a price change shall not exceed 20% of the dollar volume of Distributor's Product purchases during the preceding 10 months, except that such 20% limit shall not apply to purchases made by Distributor for the sole purpose of achieving any Minimum Purchase Requirement.

    5.1.1 If Distributor exceeds the Minimum Purchase Requirement for the Stub Period listed on Exhibit B, Supplier shall pay Distributor a rebate of 5.9% times the net purchase price of all Products purchased during such Stub Period in excess of such Minimum Purchase Requirement.


                                    VIII-4

    5.1.2 Beginning on October 1, 1995, if at any time during any of the first three calendar quarters of any Contract Year, Distributor purchases from Supplier more than $12,000,000 of Products, Supplier shall pay Distributor a rebate of 5.9% times the net purchase price of all Products purchased during such quarter in excess of $12,000,000 subject to Section 5.1.3.

    5.1.3 After the end of each Contract Year Supplier shall calculate Distributor's total net purchases of Products and Distributor shall be entitled to a rebate of 5.9% times the net purchase price of all Products purchased during such Contract Year in excess of $48,000,000. If the rebates due Distributor for such Contract Year exceed the rebates paid to Distributor during the Contract Year, pursuant to Section 5.1.2 Supplier shall pay Distributor such remaining rebate due Distributor. To the extent rebates paid for the Contract Year pursuant to Section 5.1.2 exceed the total due to Distributor for such Contract Year, Distributor shall repay to Supplier the rebate overpayment. If Distributor's total net purchases of Products during such Contract Year totalled less than $48,000,000, Distributor shall repay all rebates paid by Supplier for the Contract Year pursuant to Section 5.1.2.

    5.1.4 All rebates due Distributor shall be paid within fifteen (15) days after the end of the applicable quarter. All rebate repayments due to Supplier shall be paid within fifteen (15) days after the date of Supplier's invoice for any repayments due.

  5.2 Distributor shall have the exclusive right to establish and control prices on the Products sold to its customers.

  5.3 The prices for the Products sold by Supplier to Distributor shall not include any transportation expenses, customs duties, sales tax, goods and services tax or any other sales, use, inventory, delivery, value added or like taxes of any federal, state or local government in the Territory or anywhere else, however imposed. Distributor shall be responsible for all such expenses, duties and taxes and shall pay Supplier any and all taxes which Supplier is required to collect or pay with respect to the sale to Distributor, of the Products pursuant to this Agreement.

6. Distributor's Duties

  During the Term, Distributor shall maintain the facilities and personnel necessary to distribute the Products as provided for hereunder, including without limitation the facilities and personnel necessary to:

  6.1 continue to supply the Products to existing customers of the Industrial Distribution Business in the Territory pursuant to all contracts, commitments, and other arrangements between Supplier and Industrial Customers in effect as of the date of execution of this Agreement.

  6.2 submit its orders for the Products on its standard purchase order form, provided that notwithstanding any terms or provisions of such purchase order, the terms and conditions of this Agreement shall apply to each such purchase order;

  6.3 pay for such orders on Supplier's terms of payment net 30 days from the date of invoice;

  6.4 actively advertise, promote and distribute the Products by methods which in Distributor's reasonable judgment are best suited for the sale of such Products, including, without limitation, the following:

    6.4.1 promptly respond to customer requests for Product information and samples and promptly deliver demonstration equipment to customers' facilities and redeliver such equipment to Supplier in accordance with Supplier's reasonable instructions;

    6.4.2 provide instruction to customers in the use and routine handling of the Products;


                                    VIII-5

    6.4.3 promptly replace any Products whose expiration date has expired, in each case at Distributor's cost and expense unless the replacement was necessary because of a breach by Supplier of any of Supplier's duties hereunder;

    6.4.4 promptly and courteously resolve billing disputes;

    6.4.5 highlight the Products in Distributor's catalogues and other promotional materials;

    6.4.6 display the Products at trade shows and at Distributor's national and regional sales meetings;

    6.4.7 promptly share with Supplier all information in Distributor's possession about the Products and their ability to compete and customer's needs; and

    6.4.8 provide sales, marketing and promotional support with respect to the Products that is no less extensive than the support provided by Distributor with respect to any other similar product line.

  6.5 use trademarks and trade names connoting Supplier only in connection with the Products sold in the Territory and subject to all terms of this Agreement, including but not limited to Section 8 hereof;

  6.6 provide appropriate training with respect to the Products for Distributor's sales representatives;

  6.7 after the expiration of the Services Agreement between the parties dated as of the date hereof with respect to any Region, as defined therein, stock inventories of the Products in quantities which are sufficient to achieve a fulfillment rate acceptable to customers in the Territory;

  6.8 deliver Products that have an expiration date to customers with a minimum shelf life acceptable to customers;

  6.9 store Products only in a manner consistent with applicable manufacturer's specifications in order to prevent damage to or deterioration of the Products;

  6.10 give Supplier 30 days written notice of any and all proposed returns of Products and Distributor shall not return any Products without Supplier's prior written approval, provided that during any Contract Year, Distributor may exchange with Supplier up to $100,000 of Products (provided that if any such Product has an expiration date such return shall be made at least 60 days prior to such expiration date) for $100,000 of alternate Products;

  6.11 offer to its sales representatives incentives with respect to the Products that are no less favorable to such personnel than the incentives offered to such personnel with respect to any other similar product line;

  6.12 obtain and maintain during the Term and for one year after the expiration or termination of this Agreement product liability insurance (containing either a vendor's endorsement or contractual liability coverage referencing the indemnification provisions contained in Section 6.15 hereof) on all Products with insurers reasonably satisfactory to Supplier with minimum limits of $1,000,000/$3,000,000 for bodily injury and $300,000 for property damage and immediately furnish to Supplier a certificate of insurance issued by the insurance carrier evidencing the foregoing endorsements, coverages and limits and that such insurance shall not be cancellable without at least 30 days prior written notice to Supplier;

  6.13 comply (or cause compliance) with all existing and future federal, state and other laws and regulations in the Territory applicable to the conduct of Distributor's business or the

                                    VIII-6
possession, use and sale to its customers of Products pursuant to this Agreement, including, without limitation, the following:

    6.13.1 give prompt written notice to Supplier if Distributor should become aware of any defect or condition (actual or alleged) which may alter the quality of the Products in any material respect or may render any of the Products in violation of any applicable law or regulation of the Territory, including, without limitation, any violation which could require any alteration of the specifications of any Product, affect the sale of any Product, cause revocation of any regulatory approval with respect to any Product or its sale hereunder, or give rise to a claim against Supplier by any person, and Distributor shall promptly notify Supplier upon becoming aware of any changes in any laws or regulations in the Territory applicable to the manufacture, sale, packaging, labelling, possession or use of the Products;

    6.13.2 keep appropriate records of all lot coded and serial numbered Products sold to customers, including without limitation particle testing data and sterility information;

    6.13.3 make prompt return of any and all Products affected by holds or recalls, if so requested by Supplier;

    6.13.4 not alter, remove or otherwise modify the packaging, labelling or product insert sheets furnished by Supplier for the Products; and

    6.13.5 grant to Supplier the right to audit Distributor's customer sales information to verify that Products have not been sold to any customers other than Industrial Customers;

  6.14 not repackage or relabel any Products;

  6.15 shall indemnify and hold harmless Supplier, its Affiliates and: (a) their respective directors, officers, employees, agents and counsel; and (b) the successors, assigns, heirs and personal representatives of any of the foregoing (all of the foregoing being collectively referred to in Section 13 as "Indemnified Persons") with respect to all claims, liabilities, damages, and expenses, including reasonable attorneys' fees and expenses, arising out of claims by third parties caused by any wrongful or negligent act or omission by Distributor (or its employees or other agents) in its performance of the terms of this Agreement; provided that Section 13 shall apply to any claim, arbitration proceeding or suit made or brought by any third party as to which any Indemnified Person intends to claim indemnification under this Section 6.15; and

  6.16. provide Supplier with a rolling six month forecast of Distributor's planned purchases of Products, provided that the forecast for the first four months of the forecast period shall constitute firm orders for the Products forecasted for purchase in such months.

7. Supplier's Duties.

  Supplier:

  7.1 shall ship all Products from sources determined by Supplier in its sole discretion on the following basis:

    7.1.1 all Products shipped to Distributor by Supplier shall be shipped F.O.B. Origin Baxter Replenishment Center, Prepaid and Add, to
  Distributor's facility in the Territory as designated pursuant to the relevant Purchase Order; and

    7.1.2 in cases of emergency or at Distributor's request, Products may be shipped directly to Distributor's customers ("drop shipments"), in which event such Products shall be shipped F.O.B. Destination, Prepaid and Add, with Supplier adding the actual freight charges incurred for such shipments to the relevant invoices to Distributor.


                                    VIII-7

Title and risk of loss of all Products shall pass to Distributor or, in emergency situations or at Distributor's request as indicated above, to its customers, as the case may be, upon Supplier's delivery of such Products to the carrier;

  7.2 shall adequately package and deliver the Products to the carrier;

  7.3 shall, subject to Section 2.3, promptly refer to all Product inquiries from Industrial Customers in the Territory to Distributor;

  7.4 shall obtain and maintain during the Term and for one year after the expiration or termination of this Agreement product liability insurance (containing either a vendor's endorsement or contractual liability coverage referencing the indemnification provisions contained in Section 7.8 hereof) on all Products with insurers reasonably satisfactory to Distributor with minimum limits of $1,000,000/$3,000,000 for bodily injury and $300,000 for property damage and immediately furnish to Distributor a certificate of insurance issued by the insurance carrier evidencing the foregoing endorsement, coverages and limits and that such insurance shall not be cancellable without at least 30 days prior written notice to Distributor; provided, however, that Supplier may satisfy its obligations under this Section 7.4 through its self-insurance program;

  7.5 shall furnish Distributor, at no cost to Distributor, reasonable quantities of the following materials that Supplier has prepared for the Products and considers appropriate for release to Distributor and its customers (as determined by Supplier in its sole discretion): sales literature, product insert sheets and customer instruction manuals for each Product or versions or summaries thereof and, upon Distributor's written request, photographs or copies thereof and camera-ready artwork included in such materials;

  7.6 shall comply (or cause compliance) with all existing and future laws and regulations in the Territory applicable to the conduct of Supplier's business or the manufacture, packaging, labelling and sale to Distributor of Products pursuant to this Agreement, including, without limitation, the following:

    7.6.1 give prompt written notice to Distributor if Supplier should become aware of any defect or condition (actual or alleged) which may alter the quality of the Products in any material respect or may render any of the Products in violation of any applicable law or regulation of the Territory, including, without limitation, any violation which could require any alteration of the specifications of any Product, affect the sale of any Product, cause revocation of any federal, state or other regulatory approval with respect to any Product or its sale hereunder or give rise to a claim against Distributor by any person; and

    7.6.2 give prompt written notice to Distributor of any and all Products affected by holds or recalls and, if Supplier requests Distributor to return any of such Products to Supplier, promptly reimburse Distributor for the price of such returned Products paid by Distributor under this Agreement and the direct cost of returning such Products to Supplier;

  7.7 warrants to Distributor that: (a) all Products sold to Distributor or its customers pursuant to this Agreement shall not be adulterated or misbranded and the packaging or labelling thereof shall not be misleading within the meaning of applicable legislation relating thereto in the Territory; (b) each of such Products shall conform to the descriptions and uses set forth in the labelling and product insert sheets for such Product approved by Supplier; and (c) Supplier shall have good and marketable title to all such Products free and clear of all liens or encumbrances

                                    VIII-8

(other than any created by Distributor or its customers). The foregoing warranty shall commence on the date of delivery of each Product to Distributor or a customer, as the case may be, and expire 6 months thereafter (the "Warranty Period"), except that the Warranty Period for each Product the use of which is subject to an expiration date shall expire on the applicable expiration date. The foregoing warranty does not apply to any Product which has been modified, improved or refurbished other than by Supplier and does not cover any defect, malfunction or damage due to: (i) accident, neglect or willful mistreatment of any Product; (ii) failure to properly store or handle any Product; (iii) failure to use, operate, service or maintain any Product in accordance with Supplier's applicable operating and service manuals; or (iv) failure to use or apply proper reagents or chemicals in or to any Product. Any Product which proves not to be in conformity with the foregoing warranty during the applicable Warranty Period shall be repaired or replaced at the option and expense of Supplier. At Supplier's option, Supplier shall pay the transportation and other costs incurred by Distributor with respect to any Products returned to Supplier for repair or replacement under these warranties, or reimburse Distributor for any such costs.

    7.7.1 THE FOREGOING WARRANTY CONTAINS THE SOLE REMEDY FOR ANY DEFECT IN THE PRODUCTS. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, WRITTEN, ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL SUPPLIER BE LIABLE TO DISTRIBUTOR FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; and

    7.7.2 ANY LIABILITY OF SUPPLIER TO DISTRIBUTOR UNDER THE WARRANTY CONTAINED IN SECTION 7.7 SHALL BE LIMITED TO THE TOTAL PRICE PAID BY DISTRIBUTOR FOR THE PRODUCTS WHICH ARE THE SUBJECT OF SUCH LIABILITY PLUS ALL COSTS FOR TRANSPORTATION AND OTHER DIRECT EXPENSES INCURRED BY DISTRIBUTOR WITH RESPECT TO SUCH PRODUCTS.

  7.8 shall indemnify and hold harmless Distributor, its Affiliates and: (a) their respective directors, officers, employees, agents and counsel; and (b) the successors, assigns, heirs and personal representatives of any of the foregoing (all of the foregoing being collectively referred to in Section 13 as "Indemnified Persons") with respect to all claims, liabilities, damages, and expenses, including reasonable attorney's fees and expenses, arising out of claims by third parties caused by:

    7.8.1 any actual or alleged patent, copyright or trademark infringement, or violation of any other proprietary right, arising out of the purchase, sale or use of the Products pursuant to this Agreement;

    7.8.2 any actual breach of Section 7.7 (subject to the limitations in Section 7.7); and

    7.8.3 any wrongful or negligent act or omission by Supplier (or its employees or agents) in its performance of the terms of this Agreement;

provided that Section 13 shall apply to any claim, arbitration proceeding or suit made or brought by any third party as to which any Indemnified Person intends to claim indemnification under this Section 7.8; and

  7.9 represents to Distributor that: (a) for the first calendar quarter of 1995 domestic net sales of the Products to unaffiliated third parties by the Industrial Distribution Business were at least $12,000,000; and (b) for the first calendar quarter of 1995 International net sales (excluding sales in the United States and Japan) of Products to unaffiliated third parties by the Industrial Distribution Business were at least $2,000,000.

                                    VIII-9

8. Trademarks.

  8.1 Supplier acknowledges that Distributor is the owner or licensee of the trademarks and trade names connoting Distributor which Supplier may elect to use in the promotion and sale of the Products and that Supplier has no right or interest in such trademarks and trade names. Before commencing any use of the trademarks or trade names connoting Distributor in connection with any catalog, promotional, packaging, or other material, which use has not been previously approved in writing by Distributor, Supplier agrees to provide Distributor with proposed specimens of use of such trademarks or trade names and to obtain Distributor's written approval of such proposed use.

  8.2 Distributor acknowledges that Supplier is the owner or licensee of the trademarks and trade names connoting Supplier which Distributor may elect to use in the promotion and sale of the Products hereunder, and the Distributor has no right or interest in such trademarks or trade names. Before commencing any use of the trademarks or trade names connoting Supplier in connection with any catalog, promotional, packaging, or other materials, which use has not been previously approved in writing by Supplier, Distributor agrees to provide Supplier with proposed specimens of use of such trademarks or trade names and to obtain Supplier's written approval of such proposed use.

  8.3 Supplier and Distributor shall each notify the other party promptly of any and all infringements or improper use by any third party of the trademarks and trade names connoting such other party, should such Supplier or Distributor discover reasonable cause for believing that such infringement or improper use is taking place, and provide to such other party all information which Supplier or Distributor has available thereon. Supplier and Distributor shall each have sole discretion and control with regard to any proceedings relating to infringement or improper use of its trademarks and trade names. Either party may choose to be represented by its own counsel in any such proceedings but such representation shall be at such other party's sole expense.

  8.4 Supplier and Distributor each acknowledge that the other party would not have any adequate remedy at law for the breach by the other party of any one or more of the covenants contained in this Section 8 and agrees that, in the event of such breach, the other party may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin the breaching party from any further breach of any of the terms of this Section 8.

9. Termination.

  9.1 Supplier and Distributor shall each have the right to terminate this Agreement effective upon delivery of written notice to the other party if the other party: (a) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days, or if the corporate existence of the other party is terminated by voluntary or involuntary dissolution; or (b) defaults in the performance of any of its covenants or obligations contained in this Agreement and such default is not remedied to the non-defaulting party's reasonable satisfaction within 30 days after written notice to the defaulting party of such default, or if such default is not capable of rectification within 30 days, if the defaulting party has not promptly commenced to rectify the default within such 30 day period, and thereafter proceeds diligently to rectify same. Notwithstanding the foregoing provisions of this Section 9, Supplier may suspend its performance under this Agreement if Distributor has not made any uncontested payment due under Section 6.3 within 30 days following the date on which such payment is due until such payments have

                                    VIII-10
been received by Supplier and any such failure to pay within such 30 day period shall be considered a default under this Agreement.

  9.2 In the event that Distributor fails to achieve the Minimum Purchase Requirements for any two successive Contract Years, Supplier shall have the option, upon written notice to Distributor, to terminate this Agreement 90 days after the end of the second such Contract Year.

  9.3 In the event that Distributor does not pay any Purchase Shortfall in accordance with Section 4.3, Supplier shall have the option to either: (a) terminate this Agreement in its entirety within 90 days after the end of the Contract Year for which such Purchase Shortfall was due; or (b) continue to perform pursuant to the terms of this Agreement provided that notwithstanding anything to the contrary contained herein, Supplier may, directly or indirectly, distribute the Products in the Territory to any Industrial Customers without limitation beginning on the day after the Purchase Shortfall is due to Supplier. Notwithstanding the foregoing, Distributor shall remain liable to Supplier for any Purchase Shortfall.

  9.4 In the event that after good faith negotiations pursuant to Section 4.2, the parties cannot agree on any Minimum Purchase Requirement for any Contract Year after the fifth Contract Year, this Agreement shall automatically terminate at the end of the fifth Contract Year.

  9.5 In the event that this Agreement is terminated pursuant to this Section 9, Supplier and Distributor shall comply fully with this Agreement and use their best efforts to adequately service existing customers of the Products until such termination becomes effective.

10. Procedures on Expiration or Termination.

  10.1 On the expiration or termination of this Agreement for any reason: (a) Supplier shall continue to honor Distributor's orders for Products placed up to the effective date of termination and for a period of 60 days thereafter and Distributor shall pay for such Products on the terms and conditions set forth in this Agreement; and (b) if a pro rata amount of the Minimum Purchase Requirements for the Contract Year during which such expiration or termination occurs has not been purchased by the time such expiration or termination occurs, Distributor shall pay to Supplier a pro rata amount of the Purchase Shortfall that would have been due at the end of such Contract Year pursuant to the terms of Section 4.3.

  10.2 Within 30 days after termination of this Agreement by Supplier, upon written request from Distributor, Supplier shall have the option to repurchase for cash Distributor's inventory of the Products for which Distributor has good and marketable title free of all liens and encumbrances and that are in good, resalable condition in their original packaging and are not obsolete. The purchase price of such inventory shall be equal to the purchase price thereof paid by Distributor to Supplier, less any reserves for over-stocked or slow-moving inventory maintained by Distributor in the ordinary course of business and a restocking fee equal to 10% of Distributor's purchase price thereof, provided that Supplier may deduct from any amount owed by Supplier for inventory repurchase any amount owed by Distributor to Supplier for any Volume Difference. Notwithstanding the foregoing provisions on this Section 10.2, if, on the date of expiration or termination of this Agreement, Distributor shall be in default in the performance of any of its covenants or obligations contained in this Agreement, or if this Agreement shall be terminated by Supplier in accordance with Section 9 hereof, Supplier shall have no obligation to purchase any of Distributor's inventory of Products under this Section 10.2, but Supplier shall have the option, exercisable by written request to Distributor, to repurchase such inventory on the terms and conditions specified herein.

  10.3 Notwithstanding any provision of this Agreement or any other agreement between Supplier, Distributor and/or their respective Affiliates, Supplier and its Affiliates and successors

                                    VIII-11
shall have the unrestricted right to sell or otherwise dispose of the Products within the Territory from and after the effective date of the expiration or termination of this Agreement.

11. Force Majeure.

  The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by matters (not including lack of funds or other financial causes) such as strikes, supplier delays, shortages of raw materials, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform. Any delay occasioned thereby shall not constitute a default under this Agreement, and the obligations of the parties shall be suspended during the period of delay so occasioned.

12. Confidentiality.

  12.1 Supplier agrees that, pursuant to this Agreement, valuable marketing information of a confidential nature pertaining to the marketplace in the Territory may be disclosed by Distributor to Supplier; that such information shall be retained by Supplier in confidence; and that Supplier shall not, either during the term of this Agreement or thereafter, publish or disclose or cause anyone else to publish or disclose any marketing information supplied to Supplier by Distributor. Notwithstanding the foregoing provisions of this
Section 12, the above restrictions on disclosure and use shall not apply to any information which Supplier can show by written evidence was known to it at the time of receipt thereof from Distributor or which may subsequently be obtained from sources other than Distributor who are not bound by a confidentiality agreement with Distributor.

  12.2 Distributor agrees that, pursuant to this Agreement, valuable marketing, sales or technical information of a confidential nature may be disclosed by Supplier to Distributor; that such information shall be retained by Distributor and its respective Affiliates in confidence; that the transmittal of such technical information by Supplier to Distributor is upon the express condition that it is to be used solely for the purpose of effectuating this Agreement; and that Distributor and its respective Affiliates shall not, either during the term of this Agreement or thereafter, publish or disclose or cause anyone else to publish or disclose any marketing or sales information supplied to Distributor by Supplier, or publish, disclose or use or cause anyone else to publish, disclose or use, any technical information supplied to Distributor by Supplier. Notwithstanding the foregoing provisions of this Section 12.2, the above restrictions on disclosure and use shall not apply to any information which Distributor can show by written evidence was known to it at the time of receipt thereof from Supplier or which may subsequently be obtained from sources other than Supplier who are not bound by a confidentiality agreement with Supplier.

  12.3 Each party acknowledges that the other party would not have any adequate remedy at law for the breach by either party of any one or more of the covenants contained in this Section 12 and agrees that, in the event of such breach, the other party may, in addition to the other remedies which may be available to it, file a suit in equity to enjoin the breaching party from any further breach of any of the terms of this Section 12.

13. Third Party Claims.

  If any third party shall make any claim or commence any arbitration proceeding or suit against any one or more of the Indemnified Persons with respect to which an Indemnified Person intends to make any claim for indemnification against Distributor under Section 6.15 or against Supplier under Section 7.8, such Indemnified Persons shall promptly give written notice to Distributor or Supplier, as the case may be, of such third party claim, arbitration proceeding or suit and the following provisions shall apply:


                                    VIII-12

  13.1 Subject to Section 13.2, such Indemnified Persons shall have the right to conduct and control, through counsel of their choosing, the defense of any third party claim, arbitration proceeding or suit, and such Indemnified Persons may settle the same; provided that such Indemnified Persons shall give the indemnifying party advance notice of any proposed settlement. Such Indemnified Persons shall permit the indemnifying party to participate in the defense of any such action or suit through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the indemnifying party. Any settlement with respect to a claim for money damages effected by such Indemnified Persons after the indemnifying party has notified such Indemnified Persons in writing of the indemnifying party's disapproval of such settlement, shall discharge the indemnifying party from liability with respect to the subject matter thereof under this Agreement, and no claim for indemnification therefor shall be claimed by such Indemnified Persons under
Section 6.15 or Section 7.8, as the case may be.

  13.2 Notwithstanding Section 13.1, if the remedy sought in any claim, arbitration proceeding or suit referred to in this Section 13 is solely money damages, the indemnifying party shall have 15 business days after receipt of the notice referred to above in this Section 13 to notify such Indemnified Persons that it elects to conduct and control the defense of such claim, proceeding or suit. If the indemnifying party does not give the foregoing notice, such Indemnified Persons shall have the right to defend or settle such claim, proceeding or suit in the exercise of their exclusive discretion, and the indemnifying party shall, upon request from any of such Indemnified Persons, promptly pay to them in accordance with Section 6.15 or Section 7.8, as the case may be, the amount of any liabilities, damages, losses and expenses, including reasonable attorney's fees, resulting from such claim, proceeding or suit. If the indemnifying party gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the indemnifying party, the conduct and control of the defense and any settlement of such claim, proceeding or suit, and such Indemnified Persons shall cooperate with the indemnifying party in connection therewith; provided that:
(a) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any of such Indemnified Persons; (b) the indemnifying party shall permit such Indemnified Persons to participate in such defense or settlement through counsel chosen by such Indemnified Persons, but the fees and expenses of such counsel shall be borne by such Indemnified Persons except as provided in clause (c) below; and (c) the indemnifying party shall agree to reimburse promptly under Section 6.15 or
Section 7.8, as the case may be, such Indemnified Persons for the full amount of any liabilities, damages, losses and expenses, including reasonable attorneys' fees, resulting from such claim, proceeding or suit, except in each case for any fees and expenses of counsel for such Indemnified Persons incurred after the assumption of the conduct and control of such claim, proceeding or suit by the indemnifying party. So long as the indemnifying party is contesting any such claim, proceeding or suit in good faith, such Indemnified Persons shall not pay or settle any such claim, proceeding or suit; provided, however, that such Indemnified Persons shall have the right to pay or settle any such claim, proceeding or suit; provided, further, that in such event such Indemnified Persons shall be deemed to have waived any right to indemnity therefor by the indemnifying party under Section 6.15 or Section 7.8, as the case may be.

14. Miscellaneous Provisions.

  14.1 All notices and other communication required under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, or sent by courier or facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand or sent by courier within 2 days of transmission), addressed:

                                    VIII-13
  if to Supplier to:

    Baxter Healthcare Corporation
    One Baxter Parkway
    Deerfield, Illinois 60015
    Attention: General Counsel
    (facsimile number: (708) 689-4266)

  with copies to:

    William L. Feather, Esq.
    Assistant General Counsel
    MPN-02
    U.S. Healthcare/Law
    Baxter Healthcare Corporation
    1450 Waukegan Road
    McGaw Park, Illinois 60085
    (facsimile number: (708) 689-6452)

  and

    Sidley & Austin
    One First National Plaza
    Chicago, Illinois 60603
    Attention: John M. O'Hare
    (facsimile number: (312) 853-7036)

  if to Distributor to:

    VWR Corporation
    1310 Goshen Parkway
    West Chester, Pennsylvania 19380
    Attention: President
    (facsimile number: (610) 436-1760)

  with a copy to:

    Drinker Biddle & Reath
    1000 Westlakes, Suite 300
    Berwyn, Pennsylvania 19312-2409
    Attn: Thomas E. Wood
    (facsimile number: (610) 993-8585)

until notice of a change is given as provided in this Section 14.1. All notices given in accordance with this Section 14.1 shall be effective, if delivered by hand or by courier, at the time of delivery, and, if communicated by facsimile transmission, at the time of transmission.

  14.2 This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein or therein.

  14.3 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois and the federal laws of the United States of America applicable therein. Any lawsuit arising from or related to this Agreement shall be brought before the United

                                    VIII-14

States District Court for the Northern District of Illinois or the Eastern District of Pennsylvania or an Illinois state court sitting in Lake County, Illinois, or any Commonwealth Court sitting in Chester County, Pennsylvania. The parties hereby consent to the jurisdiction of such courts.

  14.4 No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound. The waiver by either party of any particular default by the other party shall not affect or impair the rights of the party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by either party to exercise any right arising from any default by the other affect or impair any rights which the non-defaulting party may have with respect to the same or any future default.

  14.5 Each party represents and warrants that the terms of this Agreement do not violate any existing obligations or contracts of, or any law, rule, regulation, judgment or order binding on, such party. Each party shall indemnify and hold harmless the other party from and against any and all liabilities, damages, losses and expenses (including reasonable attorney's fees) resulting from any third party claim, arbitration proceeding or suit which is hereafter made or brought against the other party and which alleges any such violation, all as provided in Section 13 herein with respect to the indemnification provided in Section 6.15 and Section 7.8.

  14.6 Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions or the enforceability of this Agreement.

  14.7 By virtue of this Agreement, neither party constitutes the other as its agent, partner, joint venturer, or legal representative and neither party has express or implied authority to bind the other in any manner whatsoever.

15. Assignment.

  15.1 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that neither party shall have the right to transfer or assign its interest in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

  15.2 Notwithstanding the foregoing provisions of this Section 15, Supplier may assign its rights and obligations under this Agreement to any corporation or other entity that shall acquire all or substantially all of Supplier's business and assets and who shall assume in writing all of Supplier's obligations hereunder and deliver a signed copy of such assumption instrument to Distributor; provided, further, that upon Distributor's receipt of such assumption instrument, Supplier shall be fully released and discharged from its obligations under this Agreement.

  15.3 Notwithstanding the foregoing provisions of this Section 15, to the extent that any corporation or other entity shall acquire all or substantially all of Supplier's business and assets relating to any of the Products, Supplier may assign a corresponding portion of its rights hereunder to such corporation or entity, provided that any such corporation or entity shall assume in writing all of Supplier's obligations hereunder which correspond to the portion of rights assigned, and shall deliver a signed copy of such assumption instrument to Distributor; provided further that upon Distributor's receipt of such assumption instrument, Supplier shall be fully released and discharged from all of the obligations under this Agreement that are assumed by such a corporation or entity. Notwithstanding anything to the contrary set forth in this Section 15.3, if any such assignee of Supplier does not, in any material respect, produce Products of the

                                    VIII-15
same quality as produced by Supplier, Distributor shall have the right, upon 60 days prior notice, to unilaterally terminate its obligations under Section 4 of this Agreement.

16. Counterparts.

  For convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

  IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this Agreement as of the date first above written.

SUPPLIER:

                                          DISTRIBUTOR:



Baxter Healthcare Corporation             VWR Corporation



By: _________________________________     By: _________________________________
  Name:  David N. Jonas                     Name:  Jerrold B. Harris
  Title: Vice President                     Title: President and Chief
         Strategic Initiatives                     Executive Officer

                                    VIII-16